                                                    Filed Pursuant to Rule 424B5
                                                Registration File No.:333-131465

            Prospectus supplement to prospectus dated April 5, 2006

                                  $869,914,000
                                 (APPROXIMATE)

                           DLJ MORTGAGE CAPITAL, INC.
                               Sponsor and Seller

                      ASSET BACKED SECURITIES CORPORATION
                                   Depositor

                        OPTION ONE MORTGAGE CORPORATION
                            Originator and Servicer

                      ASSET BACKED SECURITIES CORPORATION
                  HOME EQUITY LOAN TRUST, SERIES OOMC 2006-HE5
                                 Issuing Entity

          ASSET BACKED PASS-THROUGH CERTIFICATES, SERIES OOMC 2006-HE5

THE TRUST
The trust will consist primarily of a pool of subprime, fully amortizing and balloon, interest-only, fixed-rate and adjustable-rate mortgage loans secured by first and second liens on residential properties.

OFFERED CERTIFICATES

The following classes of certificates are offered pursuant to this prospectus supplement:

      o 5 classes of Class A Certificates and

      o 9 classes of Offered Mezzanine Certificates.

The certificates will represent interests in the trust fund only and will not represent the interest in or obligations of any other entity. The offered certificates are listed, together with their initial class principal amounts and interest rates, in the table under "The Certificates" on pages S-7 and S-8 of this prospectus supplement. Principal and interest, as applicable, on the offered certificates will be paid monthly. The first distribution date is
August 25, 2006.

CREDIT ENHANCEMENT

Credit enhancement for all of these certificates will be provided by excess interest, overcollateralization, subordination and a swap agreement.

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 YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-16 IN THIS
 PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND
 SELL THE CERTIFICATES OFFERED HEREBY ONLY IF ACCOMPANIED BY THE PROSPECTUS.
-------------------------------------------------------------------------------

Credit Suisse Securities (USA) LLC, as underwriter, will buy the Class A and
Offered Mezzanine Certificates from the depositor at a price equal to approximately 99.85% of the aggregate certificate principal balance of the offered certificates, before deducting expenses estimated to be approximately
$675,000. The underwriter will sell the offered certificates from time to time in negotiated transactions at varying prices to be determined at the time of sale.

Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking societe anonyme Luxembourg and the Euroclear System on or about July 18, 2006.

                                 CREDIT SUISSE
July 17, 2006

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT
ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS
DOCUMENT.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o    the accompanying prospectus which provides general information, some of which may not apply to this series of certificates; and

o    this prospectus supplement, which describes the specific terms of this series of certificates.

This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents provides pages on which these captions are located. You can find an index of defined terms beginning on page S-164 of this prospectus supplement.

This document constitutes a "prospectus supplement" within the meaning of Rule
405 under the Securities Act of 1933, as amended.

                             EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
     (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                      S-2

                                 UNITED KINGDOM

     The underwriter has represented and agreed that:

(a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
     Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                     BELGIUM

     The information contained in this prospectus supplement and accompanying prospectus may not be disclosed to the public in Belgium. The securities may only be offered, directly or indirectly, in Belgium (a) for a minimum of
(euro)50,000 (or its foreign currency) per investor only; or (b) to professional or institutional investors as defined in Article 2.1(e)(i) to (iii) of Directive
2003/71/EC or as referred to in Article 3, 2(degree) of the Belgian Royal Decree of 7 July 1999 on the public character of financial operations, each acting on their own account.

     This prospectus supplement has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission
bancaire, financiere et des assurances/Commissie voor the Bank-, Financie- en
Assurantiewezen) and accordingly may not be used in connection with any offering or sale of securities in Belgium except as may otherwise be permitted by law.

                                HONG KONG WARNING

     The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This prospectus supplement and accompanying prospectus have not been authorized by the Securities and Futures
Commission and therefore the securities may not be offered or sold in Hong Kong by means of this prospectus supplement or any other document other than: (a) to
"professional investors" as such term is defined in the Securities and Futures
Ordinance, Cap. 571 of the laws of Hong Kong ("SFO"); or (b) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the SFO. Offers of the securities will not be and may not be made to any person in Hong Kong other than a person to whom this prospectus supplement and accompanying prospectus have been issued by, or on behalf of, the issuer and who meets the criteria described in (a) or (b) above. No person to whom this prospectus supplement and accompanying prospectus is given may issue, circulate or distribute it in Hong Kong or make or give a copy of this prospectus supplement and accompanying prospectus to any person.

                                      S-3

                              PROSPECTUS SUPPLEMENT

                                                                          Page
                                                                          ----

                                      S-4

                                     SUMMARY

o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES
     NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR
     INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERING OF THE
     CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
     PROSPECTUS.

o    THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW
     PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED
     BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND
     OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
     PROSPECTUS. SOME OF THE INFORMATION CONSISTS OF FORWARD-LOOKING STATEMENTS
     RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL
     ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND
     UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED
     RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL
     ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE
     WITH GOVERNMENTAL REGULATIONS, AND VARIOUS OTHER MATTERS, ALL OF WHICH ARE
     BEYOND OUR CONTROL. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY
     DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

Issuer...............................................        Asset Backed Securities Corporation Home Equity
                                                             Loan Trust, Series OOMC 2006-HE5.

Securities...........................................        Asset Backed Pass-Through Certificates, Series
                                                             OOMC 2006-HE5.

Depositor............................................        Asset Backed Securities Corporation.

Issuing Entity.......................................        Asset  Backed  Securities  Corporation  Home Equity Loan
                                                             Trust,  Series OOMC 2006-HE5,  a common law trust formed
                                                             under the laws of the state of New York,  referred to in
                                                             this prospectus supplement as the trust.

Sponsor and Seller...................................        DLJ Mortgage Capital, Inc.

Servicer.............................................        Option One Mortgage Corporation.

Originator...........................................        Option One Mortgage Corporation.

Trustee..............................................        U.S. Bank National Association.

Custodian............................................        Wells Fargo Bank, N.A.

Swap Counterparty....................................        Credit Suisse International.

Loan Performance Advisor.............................        OfficeTiger Global Real Estate Services Inc., formerly
                                                             known as MortgageRamp, Inc.

Mortgage Pool........................................        On the closing date the trust will acquire
                                                             approximately 4,765 fixed-rate and adjustable-rate
                                                             mortgage loans (which are referred to in this
                                                             prospectus supplement as the mortgage loans) with an
                                                             aggregate principal balance of approximately

                                      S-5

                                                             $914,255,803 as of the cut-off date, secured by first
                                                             and second liens on residential properties.

Cut-off Date.........................................        July 1, 2006.

Closing Date.........................................        On or about July 18, 2006.

Distribution Date....................................        Beginning on August 25, 2006, and thereafter on the 25
                                                             th day of each month, or if the 25 th day is not a
                                                             business day, on the next succeeding business day.

Determination Date...................................        The 15th day of the calendar month in which a
                                                             distribution date occurs or, if such 15th day is not a
                                                             business day, the business day immediately preceding
                                                             such 15th day.

Servicer Remittance Date.............................        The 21st day of each month or, if such 21st day is not
                                                             a business day, on the next succeeding business day.

Assumed Final Distribution Date......................        July 25, 2036.  The actual final distribution date
                                                             could be substantially earlier.

Form of Offered Certificates.........................        Book-entry.

Minimum Denominations................................        With respect to all classes of offered certificates
                                                             $25,000 and integral multiples of $1 in excess thereof.

                                      S-6

                                THE CERTIFICATES

                                                   INITIAL RATING
                INITIAL PRINCIPAL   PASS-THROUGH   (S&P/MOODY'S/         ASSUMED FINAL          EXPECTED FINAL
      CLASS         BALANCE(1)          RATE         FITCH) (2)      DISTRIBUTION DATE(3)    DISTRIBUTION DATE(4)    DESIGNATION

OFFERED
CERTIFICATES:

       A1         $296,485,000      Floating(5)     AAA/Aaa/AAA          July 25, 2036          June 25, 2012           Senior
       A2         $186,973,000      Floating(5)     AAA/Aaa/AAA          July 25, 2036          April 25, 2008          Senior
       A3          $65,347,000      Floating(5)     AAA/Aaa/AAA          July 25, 2036        September 25, 2008        Senior
       A4          $92,202,000      Floating(5)     AAA/Aaa/AAA          July 25, 2036          June 25, 2012           Senior
       A5          $15,429,000      Floating(5)     AAA/Aaa/AAA          July 25, 2036          June 25, 2012           Senior
       M1          $55,770,000      Floating(5)     AA+/Aa1/AA+          July 25, 2036          June 25, 2012         Mezzanine
       M2          $48,913,000      Floating(5)      AA/Aa2/AA           July 25, 2036          June 25, 2012         Mezzanine
       M3          $17,828,000      Floating(5)     AA-/Aa3/AA-          July 25, 2036          June 25, 2012         Mezzanine
       M4          $22,856,000      Floating(5)       A+/A1/A+           July 25, 2036          June 25, 2012         Mezzanine
       M5          $18,285,000      Floating(5)        A/A2/A            July 25, 2036          June 25, 2012         Mezzanine
       M6          $13,257,000      Floating(5)       A-/A3/A-           July 25, 2036          June 25, 2012         Mezzanine
       M7          $15,999,000      Floating(5)    BBB+/Baa1/BBB+        July 25, 2036          June 25, 2012         Mezzanine
       M8           $8,685,000      Floating(5)     BBB/Baa2/BBB         July 25, 2036          June 25, 2012         Mezzanine
       M9          $11,885,000      Floating(5)    BBB-/Baa3/BBB-        July 25, 2036          June 25, 2012         Mezzanine
Total Offered
Certificates:     $869,914,000

NON-OFFERED
CERTIFICATES:
        M10        $15,085,000      Floating(5)     BB+/Ba1/BB+          July 25, 2036          June 25, 2012         Mezzanine
        M11        $10,971,000      Floating(5)      BB/Ba2/BB           July 25, 2036          June 25, 2012         Mezzanine
        X               N/A(6)          N/A          Not Rated           July 25, 2036          July 25, 2036        Subordinate
                                                                                                                  Prepayment Premium
        P                 $100         N/A(7)        Not Rated           July 25, 2036          July 25, 2036            Only
        R               N/A(8)          N/A          Not Rated           July 25, 2036          July 25, 2036          Residual
                   ------------
Total
Non-Offered
Certificates:       $26,056,100

TOTAL
CERTIFICATES:      $895,970,100

----------

                                      S-7

(1)  The certificates are subject to a variance of no more than 5% prior to their issuance.

(2)  See "Ratings" in this prospectus supplement.

(3)  The Assumed Final Distribution Date will be calculated as described in this prospectus supplement under "Description of Certificates-- Assumed Final
     Distribution Date."

(4)  The Expected Final Distribution Date will be calculated as described in this prospectus supplement under "Description of Certificates-- Expected
     Final Distribution Date."

(5)  The pass-through rate on this class of certificates may change from distribution date to distribution date based on LIBOR (the London Interbank
     Offered Rate, as described in "Description of Certificates--Calculation of the Certificate Index"), is subject to a cap and will increase on the first distribution date after the holder of a majority interest in the Class X
     Certificates is first permitted to direct the servicer to exercise the optional termination of the trust. See "Payments on the Offered
     Certificates--Interest Payments" and "Description of the
     Certificates--Pass-Through Rates" in this prospectus supplement.

(6)  These certificates will not have a certificate principal balance.

(7)  The Class P Certificates will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

(8)  The Class R Certificates will not have a certificate principal balance and are the class of certificates representing the residual interests in the trust.

                                      S-8

     TRANSACTION PARTICIPANTS

     On the closing date, the mortgage loans that support the certificates will be sold by DLJ Mortgage Capital, Inc., the sponsor and seller of the securitization transaction, to Asset Backed Securities Corporation, the depositor. On the closing date, the depositor will sell the mortgage loans and related assets to the trust. In exchange for the mortgage loans and related assets, the trust will issue the certificates pursuant to the order of the depositor.

     The sponsor purchased the mortgage loans directly from the originator who either originated the mortgage loans or purchased the mortgage loans through correspondent or broker channels.

     DESIGNATIONS

     Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

o    Offered Certificates

Class A Certificates and Offered Mezzanine Certificates.

o    Class A Certificates

Class A1 Certificates, Class A2 Certificates, Class A3 Certificates, Class A4
Certificates and Class A5 Certificates.

o    Senior Certificates

Class A Certificates.

o    Mezzanine Certificates

Class M1 Certificates, Class M2 Certificates, Class M3 Certificates, Class M4
Certificates, Class M5 Certificates, Class M6 Certificates, Class M7
Certificates, Class M8 Certificates, Class M9 Certificates, Class M10
Certificates and Class M11 Certificates.

o    Offered Mezzanine Certificates

Mezzanine Certificates, other than the Class M10 Certificates and the Class M11
Certificates.

o    LIBOR Certificates

Class A Certificates and Mezzanine Certificates.

o    Subordinate Certificates

Mezzanine Certificates, Class X Certificates and Class R Certificates.

o    Residual Certificates

Class R Certificates.

o    Book-Entry Certificates

Class A Certificates and Mezzanine Certificates.

o    Physical Certificates

Class X Certificates, Class P Certificates and Class R Certificates.

MORTGAGE LOANS

     On the closing date the trust will acquire a mortgage pool that generally consists of first and second lien, fully amortizing and balloon, interest-only, fixed-rate and adjustable-rate mortgage loans, referred to in this prospectus supplement as the mortgage loans.

     The mortgage loans will be divided into two subgroups: subgroup 1, which will consist of 2,058 mortgage loans that have original principal balances that conform to Fannie Mae or Freddie Mac guidelines and an aggregate cut-off date principal balance of $412,932,113 and subgroup 2, which will consist of 2,707 mortgage loans that have original principal balances that may or may not conform to Fannie Mae or Freddie Mac guidelines and an aggregate cut-off date principal balance of $501,323,690.

     The mortgage loans in the aggregate have the following characteristics
(with all figures being approximate):

                                      S-9

Total Number of Mortgage Loans                    4,765
Aggregate Cut-off Date Principal
Balance of the Mortgage Loans              $914,255,803
Mortgage Loans with Prepayment
Premiums
(by principal balance):                          72.49%
Range of Original Term                       120 months
to Stated Maturity:                                  to
                                             360 months
Weighted Average Remaining
Term to Stated Maturity:                     358 months
Range of Original                               $20,000
Principal Balances:                                  to
                                             $1,481,250
Average Original
Principal Balance:                             $192,039
Range of Outstanding                            $19,582
Principal Balances:                                  to
                                             $1,480,195
Average Outstanding
Principal Balance:                             $191,869
Current Range of                                 5.750%
Loan Rates:                                          to
                                                14.450%
Current Weighted Average
Loan Rate:                                       8.449%
Current Weighted Average
Net Loan Rate:                                   8.149%
Weighted Average Gross
Margin of the
Adjustable-Rate Mortgage
Loans:                                           6.177%
Weighted Average
Maximum Loan Rate
of the Adjustable-Rate
Mortgage Loans:                                 14.244%
Weighted Average Initial
Periodic Rate Adjustment Cap
of the Adjustable-Rate
Mortgage Loans:                                  2.997%
Weighted Average Time
Until Next Adjustment Date
of the Adjustable-Rate
Mortgage Loans:                               24 months
First Lien Mortgage Loans:                       94.70%
Geographic Concentrations
in Excess of 5%:
California                                       23.29%
Florida                                          11.62%
New York                                          8.42%
Massachusetts                                     7.67%

Fixed-rate Mortgage                               5.28%
Loans:

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

     The originator of the mortgage loans has made certain representations and warranties concerning the mortgage loans. The seller's rights to the benefit of these representations and warranties will be assigned to the depositor under an assignment and assumption agreement and, in turn, will be assigned by the depositor to the trustee for the benefit of certificateholders under the pooling and servicing agreement. In addition, the seller will represent that none of the mortgage loans in the trust will be "high cost" loans under applicable federal, state or local antipredatory or anti-abusive lending laws, and for certain of the mortgage loans, will make additional representations and warranties.

     Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the mortgage loan, or receipt of notice of that breach, the originator or the seller, as applicable, will be required either to (1) cure that breach, (2) repurchase the affected mortgage loan from the trust or (3) in certain circumstances, substitute another mortgage loan.

     In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust because of a breach of a representation or warranty,
(a) substitution must take place within two years from the closing

                                      S-10

date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" in this prospectus supplement.

PAYMENTS ON THE OFFERED CERTIFICATES

     Interest Payments

     The initial pass-through rates for the LIBOR Certificates will be calculated at the per annum rate of one-month LIBOR plus the related margin indicated below, subject to the limitations described in this prospectus supplement.

     In addition, if the holder of a majority interest in the Class X
Certificates (if such certificateholder is not an affiliate of the depositor or the seller and the Class X Certificates have not been pledged to secure payments on notes) fails to exercise the option to terminate the trust on the earliest permitted date as described below under "--Optional Termination," the pass-through rates on the LIBOR Certificates will then increase to the per annum rate of one-month LIBOR plus the related "post-call" margin indicated below, subject to the limitations described in this prospectus supplement.

                           Initial       Post-Call
Class of Certificates      Margin         Margin
---------------------      ------         ------

Class A1                   0.1250%       0.2500%
Class A2                   0.0600%       0.1200%
Class A3                   0.1000%       0.2000%
Class A4                   0.1400%       0.2800%
Class A5                   0.2400%       0.4800%
Class M1                   0.2800%       0.4200%
Class M2                   0.3000%       0.4500%
Class M3                   0.3300%       0.4950%
Class M4                   0.3800%       0.5700%
Class M5                   0.4000%       0.6000%
Class M6                   0.4700%       0.7050%
Class M7                   0.9000%       1.3500%
Class M8                   1.0000%       1.5000%
Class M9                   1.8500%       2.7750%
Class M10                  2.5000%       3.7500%
Class M11                  2.5000%       3.7500%

We refer you to "Description of the Certificates --Pass-Through Rates" in this prospectus supplement for additional information.

     Interest payable on the certificates accrues during an accrual period. The accrual period for the LIBOR Certificates for any distribution date is the period from the previous distribution date or, in the case of the first accrual period, from the closing date, to the day prior to the current distribution date. Interest will be calculated for the LIBOR Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

     On each distribution date, the certificateholders will be entitled to (i)
interest at the applicable pass-through rate on the outstanding certificate principal balance immediately prior to that distribution date and (ii) any interest due on a prior distribution date that was not paid plus interest on such amount of unpaid interest.

     Swap Agreement

     The trustee, on behalf of the supplemental interest trust, will enter into a swap agreement with the swap counterparty as described in this prospectus supplement on the closing date. Under the swap agreement, on the swap payment date beginning in August 2006 and until the swap payment date in July 2011, (i)
the supplemental interest trust will be obligated to make a payment to the swap counterparty at a rate equal to 5.5748% per annum and (ii) the

                                      S-11

swap counterparty will be obligated to make payments to the supplemental interest trust, for the benefit of the holders of the LIBOR Certificates, at a rate equal to one-month LIBOR (as determined in accordance with the swap agreement), in each case on the product of the swap notional amount, the factor for the related period and the applicable day count fraction. Payments under the swap agreement will be made on a net basis.

We refer you to "Description of the Certificates-- The Swap Agreement" in this prospectus supplement for additional information.

     Principal Payments

     Principal will be distributed to holders of the LIBOR Certificates on each distribution date in the amounts described in this prospectus supplement under
"Description of the Certificates--Allocation of Available Funds."

     The amount of principal distributable on the LIBOR Certificates on any distribution date will be determined by:

o    funds actually received or advanced on the mortgage loans that are available to make principal distributions on the certificates; and

o    the amount of excess interest available to pay principal on the LIBOR
     Certificates as described below.

o    amounts available under the swap agreement to cover certain realized losses on the mortgage loans.

     Payments of principal on the Class A1 Certificates will generally come from the payments of principal on the subgroup 1 mortgage loans. Payments of principal on the Class A2, Class A3, Class A4 and Class A5 Certificates will generally come from the payments of principal on the subgroup 2 mortgage loans.
Payments of principal on the Mezzanine Certificates will come from payments of principal on all the mortgage loans.

     The manner of distributing principal among the classes of LIBOR
Certificates will differ, as described in this prospectus supplement, depending generally upon whether a distribution date occurs before the distribution date in August 2009 or on or after that date, and depending upon the loss and delinquency performance of the mortgage loans.

We refer you to "Description of the Certificates" in this prospectus supplement for additional information.

ADVANCES

     The servicer will make cash advances to cover delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances are recoverable from future payments on those mortgage loans. In the event that a balloon loan is not paid in full on its maturity date, the servicer will be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless the servicer determines that the advance would not be recoverable. In no event will the servicer be obligated to advance the balloon payment due on any balloon loan.
Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

We refer you to "The Pooling Agreement--Advances" in this prospectus supplement for additional information.

OPTIONAL TERMINATION

     The holder of a majority interest in the Class X Certificates (if such certificateholder is not an affiliate of the depositor or the seller and the
Class X Certficates have not been pledged to secure payments on notes) at its option, may direct the servicer to purchase on behalf of such Class X certificateholder all of the mortgage loans, together with any real estate properties in respect of such mortgage loans acquired by the

                                      S-12

trust, and retire the certificates on any distribution date when the current principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

     If such Class X certificateholder does not exercise its option to direct the servicer to purchase the mortgage loans on such distribution date as described above, the servicer will be entitled to exercise the option, as described in the pooling and servicing agreement. If no entity exercises this option on the first such distribution date, the margins of the LIBOR
Certificates will be increased as described in this prospectus supplement.

We refer you to "The Pooling Agreement--Optional Termination" and "Description
of the Certificates--Pass-Through Rates" in this prospectus supplement for additional information.

CREDIT ENHANCEMENT

     Subordination

     The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

     In addition, the rights of the holders of the Mezzanine Certificates with a lower payment priority will be subordinated to the rights of holders of the
Mezzanine Certificates with a higher payment priority, in each case, to the extent described in this prospectus supplement.

     Subordination is intended to enhance the likelihood of regular distributions of interest and principal on the more senior certificates and to afford those certificates protection against realized losses on the mortgage loans.

We refer you to "Description of the Certificates--Credit Enhancement" in this prospectus supplement for additional information.

     Overcollateralization

     As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate principal balance of the
LIBOR Certificates and the Class P Certificates in an amount equal to approximately 2.00% of the aggregate principal balance of the mortgage loans as of the cut-off date. This feature is referred to as overcollateralization. The mortgage loans owned by the trust bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the LIBOR Certificates and to pay the fees and expenses of the trust. This excess interest will be applied, if necessary, to pay principal on the LIBOR
Certificates in order to maintain the required level of overcollateralization.
The required level of overcollateralization may decrease over time. We cannot assure that sufficient excess interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

We refer you to "Description of the Certificates--Overcollateralization
Provisions" in this prospectus supplement for additional information.

     Excess Interest

     The mortgage loans owned by the trust bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the LIBOR Certificates and to pay the fees and expenses of the trust. The excess interest from the mortgage loans each month will be available to maintain overcollateralization at required levels and to absorb realized losses on the mortgage loans as described in the pooling and servicing agreement.

We refer you to "Description of the Certificates--Allocation of Available Funds"
and "--Overcollateralization Provisions" in this prospectus supplement for additional information.

                                      S-13

     Allocation of Losses

     If on any distribution date there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans as described under "Description of the Certificates--Overcollateralization
Provisions" in this prospectus supplement, then realized losses on the mortgage loans will be allocated to the Mezzanine Certificates. If realized losses on the mortgage loans are allocated to the Mezzanine Certificates, they will be allocated first to the class of Mezzanine Certificates with the highest numerical designation until the certificate principal balance thereof has been reduced to zero and then to the class of Mezzanine Certificates with the next highest numerical designation. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class A1,
Class A2, Class A3, Class A4, Class A5 or Class P Certificates; however, investors in Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates
should realize that under certain loss scenarios there will not be enough principal and interest on the mortgage loans on a distribution date to pay the
Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates all interest and principal amounts to which those certificates are then entitled.

     Any realized losses allocated to a class of Mezzanine Certificates will generally cause a permanent reduction to its certificate principal balance.
However, the amount of any realized losses allocated to any or all of the
Mezzanine Certificates may be reimbursed to the holders of these certificates according to the priorities set forth under "Description of the
Certificates--Overcollateralization Provisions" in this prospectus supplement.

We refer you to "Description of the Certificates --Allocation of Losses;
Subordination" in this prospectus supplement for additional information.

     Swap Agreement

     In certain circumstances, payments made to the supplemental interest trust under the swap agreement may be available to cover certain realized losses on the mortgage loans.

We refer you to "Description of the Certificates-- Swap Agreement" in this prospectus supplement for additional information.

FEES AND EXPENSES

     Before distributions are made on the certificates, the servicer will be paid a monthly fee calculated at a per annum rate equal to 0.30% from August
2006 through May 2007, 0.40% from June 2007 through January 2009 and 0.65%
thereafter on the total principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement), collected from interest collections on the mortgage loans, plus all servicing-related fees collected from mortgagors. The loan performance advisor will receive as compensation a monthly fee calculated at 0.0175% per annum on the total principal balance of the mortgage loans.

See "Fees and Expenses of the Trust Fund" in this prospectus supplement.

TAX STATUS

     For federal income tax purposes, a specified portion of the trust will be treated as multiple real estate mortgage investment conduits (REMICs). The LIBOR
Certificates will represent ownership of regular interests in the master REMIC, along with certain contractual rights and obligations. The REMIC regular interests will generally be treated as representing ownership of debt for federal income tax purposes. Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting. The LIBOR Certificates may be treated as having an ownership interest in the Net WAC Reserve Fund, the swap agreement and the

                                      S-14

supplemental interest trust. For federal income tax purposes, the Class R
Certificates will represent ownership of residual interests in the REMICs.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus for additional information.

ERISA CONSIDERATIONS

     Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975
of the Internal Revenue Code of 1986. However, offered certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA Considerations."

We refer you to "ERISA Considerations" in this prospectus supplement and "ERISA
Considerations" in the prospectus for additional information.

LEGAL INVESTMENT

     The offered certificates will NOT constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus for additional information.

RATINGS

     When issued, the offered certificates will receive ratings that are not lower than those listed in the table beginning on page S-7 of this prospectus supplement. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions from the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different from the rate originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

                                      S-15

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES
CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE
CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER
"RISK FACTORS" IN THE PROSPECTUS.

THE UNDERWRITING STANDARDS OF THE ORIGINATOR ARE NOT AS STRINGENT AS THOSE OF
FANNIE MAE AND FREDDIE MAC, WHICH MAY RESULT IN LOSSES

     The originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of that property as collateral for the mortgage loan and the applicant's credit standing and ability to repay. The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While the primary consideration in underwriting a mortgage loan is the value and adequacy of the mortgaged property as collateral, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originator's underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination.

     The mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.

     As a result of these underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

     Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

THE BALLOON LOANS IN THE MORTGAGE POOL HAVE A GREATER DEGREE OF RISK OF DEFAULT

     Approximately 42.89% of the subgroup 1 mortgage loans and 40.78% of the subgroup 2 mortgage loans (in each case, by aggregate principal balance of the related subgroup as of the cut-off date) will not fully amortize over their terms to maturity and, thus, will require principal payments at their stated
maturity, which may be substantially greater than the monthly payments otherwise due on such mortgage loans (i.e., balloon payments). Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend on the mortgagor's ability either to timely refinance the mortgage loan or to timely sell the mortgaged property.
The ability of a mortgagor to refinance the mortgage loan or sell the related mortgaged property will be affected by a number of factors, including:

     o    the level of available mortgage interest rates at the time of refinancing or sale;

     o    the mortgagor's equity in the related mortgaged property;

     o    prevailing general economic conditions; and

                                      S-16

     o    the availability of credit for residential properties generally.

UNPREDICTABILITY OF PREPAYMENTS MAY ADVERSELY AFFECT YOUR YIELD

     Borrowers may prepay their mortgage loans in whole or in part at any time.
We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan will result in accelerated payments of principal on the certificates.

     o    If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

     o    If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     o    The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on the mortgage loans may decrease.

     o    Approximately 69.86% of the subgroup 1 mortgage loans and
          approximately 74.65% of the subgroup 2 mortgage loans (in each case, by aggregate principal balance of the related subgroup as of the cut-off date) require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated
          period, which may be from inception to 36 months from the date of origination of that mortgage loan. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

     o    The originator or the seller, as applicable, may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the servicer or the majority holder of the Class X
          Certificates, as applicable, has the option to purchase mortgage loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement and the pooling and servicing agreement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

     o    If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

     o    The overcollateralization provisions may result in an accelerated rate of principal distributions to holders of the more senior classes of offered certificates.

See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES MAY BE INADEQUATE

     The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular payments of interest and principal, as applicable. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will

                                      S-17

advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

     If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

EXCESS INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN
OVERCOLLATERALIZATION

     We expect the mortgage loans to generate more interest than is needed to pay interest owed on the Class A Certificates and Mezzanine Certificates and to
pay certain fees and expenses of the trust. Any excess interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used, if necessary, to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate.

     o    Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     o    Every time a mortgage loan is liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

     o    If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to make required distributions on the certificates.

     o    All of the subgroup 1 mortgage loans and approximately 90.37% of the subgroup 2 mortgage loans (by aggregate principal balance of the mortgage loans in subgroup 2 as of the cut-off date) are
          adjustable-rate mortgage loans. The first adjustment of the loan rates for approximately 91.60%, 3.64%, 4.69% and 0.06% of the subgroup 1 mortgage loans and approximately 82.13%, 2.66%, 5.56% and 0.03% of the subgroup 2 mortgage loans (in each case, by aggregate principal balance of the mortgage loans of the related subgroup as of the cut-off date) will not occur for two years, three years, five years or fifteen years, respectively, after the date of origination. As a result, the pass-through rates on the LIBOR Certificates may increase relative to the interest rates on the mortgage loans, or may remain constant as the interest rates on the mortgage loans decline. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR
          Certificates.

     o    Until the swap payment date in July 2011, if one-month LIBOR (as determined in accordance with the swap agreement) does not exceed
          5.5748% per annum, the trust swap payment may exceed the counterparty payment, and such excess will be distributed to the swap counterparty under the swap agreement and will not be available for distribution to the certificateholders and will reduce the amount of excess interest available, if any.

MORTGAGE LOAN RATES MAY ADVERSELY AFFECT THE YIELD ON THE LIBOR CERTIFICATES

     The LIBOR Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates on such

                                      S-18

LIBOR Certificates, in general, is based on the weighted average of the interest rates on the related mortgage loans net of certain fees and expenses of the trust, as adjusted for net trust swap payments. The loan rates on the mortgage loans are either fixed-rate or adjust based on a six-month LIBOR index after an initial fixed-rate period. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their interest rates. As a result, the LIBOR Certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

     A variety of factors could limit the pass-through rates on the LIBOR
Certificates and may adversely affect the yields to maturity on such LIBOR
Certificates. Some of these factors are described below.

     o    The pass-through rates for the LIBOR Certificates adjust monthly while the loan rates on the mortgage loans either do not adjust or adjust less frequently. Consequently, the rate cap on the LIBOR Certificates may limit increases in the pass-through rates for extended periods in a rising interest rate environment.

     o    Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that the six-month
          LIBOR rate applicable to the adjustable-rate mortgage loans may decline while the one-month LIBOR rate applicable to the LIBOR
          Certificates is stable or rising, increasing the likelihood that the pass-through rate applicable to one or more classes of LIBOR
          Certificates is the cap rate. It is also possible that the six-month
          LIBOR rate applicable to the adjustable-rate mortgage loans and the one-month LIBOR rate applicable to the LIBOR Certificates may decline or increase during the same period, but one-month LIBOR may decline more slowly or increase more rapidly.

     If the pass-through rates on the LIBOR Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these classes of certificates on such distribution date or on future distribution dates to the extent that there is sufficient cashflow available under the swap agreement and if there are available funds remaining after distributions on the LIBOR Certificates, net trust payments to the swap counterparty, if any, and the payment of certain fees and expenses of the trust.
No assurances can be given that such additional funds will be available.

CERTIFICATEHOLDERS ARE SUBJECT TO THE CREDIT RISK OF THE SWAP COUNTERPARTY

     Payments required to be made to the supplemental interest trust by the swap counterparty under the swap agreement are subject to the credit risk of the swap counterparty. Although there is a mechanism in place to facilitate the replacement of the swap counterparty upon the default or credit impairment of the swap counterparty, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement swap agreement.

THE MEZZANINE CERTIFICATES INVOLVE ADDITIONAL RISKS

     The weighted average lives of, and the yields to maturity on, the Class M1,
Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9,
Class M10 and Class M11 Certificates will be progressively more sensitive in that order to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of those certificates may be lower than the yield anticipated by such investor. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses

                                      S-19

on the mortgage loans, to the extent they exceed the amount of excess interest and the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class of Mezzanine Certificates then outstanding with the lowest payment priority for interest distributions. As a result of these reductions, less interest will accrue on that class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine
Certificate, no amounts will generally be distributable with respect to the written down amount, except as described herein. However, the amount of any realized losses allocated to the Mezzanine Certificates may be paid to the holders of the Mezzanine Certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and
"--The Swap Agreement" in this prospectus supplement. Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least August 2009 or a later date as provided in this prospectus supplement or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of those certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of such certificates, the holders of those certificates have a greater risk of suffering a loss on their investments.

YIELDS ON THE MEZZANINE CERTIFICATES ARE SENSITIVE TO PREPAYMENTS AND LOSSES

     The multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes.
The yield to maturity on those certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent the losses are not covered by excess interest, net counterparty payments made by the swap counterparty under the swap agreement, overcollateralization or a class of Mezzanine Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates are subsequently reimbursed for such losses.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS MAY REDUCE YOUR YIELD

     When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments on the mortgage loans, but only up to the amount of the servicer's servicing fee for the related calendar month.

     In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or comparable state or local laws (together, the "Relief Act") may occur (the "Relief Act Interest
Shortfalls"). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. These borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer, and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the Relief Act imposes certain limitations that would impair the servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

                                      S-20

     In response to the terrorist attacks in the United States on September 11,
2001 and the current situation in Iraq, the United States has initiated military operations and has placed a substantial number of military reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. These operations will increase the likelihood that Relief Act Interest Shortfalls may occur.

     On any distribution date, any Relief Act Interest Shortfalls and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the excess interest, and thereafter, to the interest otherwise due with respect to the LIBOR
Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for the distribution date. If Relief Act Interest
Shortfalls or prepayment interest shortfalls are allocated to the offered certificates, the amount of interest paid on those certificates will be reduced, adversely affecting the yield on these certificates.

CASH FLOW CONSIDERATIONS AND RISKS COULD CAUSE PAYMENT DELAYS AND LOSSES

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, reimbursement of advances made on a mortgage loan and liquidation expenses such as legal fees, real estate taxes, hazard insurance, inspection fees and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to you.

     In the event that:

     o    a mortgaged property fails to provide adequate security for the mortgage loan,

     o    any overcollateralization and excess interest is insufficient to cover such shortfalls, and

     o    the subordination of certain classes are insufficient to cover such shortfalls,

you may incur a loss on your investment in the certificates.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

     Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios. Approximately 41.33%
of the mortgage loans, based on the aggregate scheduled principal balance of the mortgage loans as of the cut-off date, had loan-to-value ratios at origination
(original loan-to-value ratios for first lien mortgage loans and combined loan-to-value ratios for second lien mortgage loans) in excess of 80.00%, but not more than 100.00%. Additionally, the originator's determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the mortgage loans may differ from the actual value of such mortgaged properties. None of the mortgage loans in the mortgage pool were covered by a primary mortgage insurance policy at origination.

THERE ARE RISKS RELATING TO MORTGAGE LOANS SECURED BY SECOND LIENS

     None of the subgroup 1 mortgage loans and approximately 9.66% of the subgroup 2 mortgage loans (by aggregate principal balance of the mortgage loans in subgroup 2 as of the cut-off date) are secured by a second lien that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property. The weighted average combined loan-to-value ratio of the subgroup 2

                                      S-21

mortgage loans secured by a second lien is approximately 99.78%. The proceeds from any liquidation, insurance or condemnation proceeding will be available to satisfy the outstanding principal balance of such subordinate mortgage loans only to the extent that the claims of the senior mortgage loans have been satisfied in full, including any foreclosure costs. In certain circumstances where the servicer determines that it would be uneconomical to foreclose on the mortgaged property, the servicer may modify or waive any term of the mortgage loan, including accepting a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charge-off the entire outstanding principal balance of the related mortgage loan. The foregoing consideration will be particularly applicable to subordinate mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on second lien mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

INTEREST ONLY MORTGAGE LOANS HAVE A GREATER DEGREE OF RISK OF DEFAULT

     Approximately 7.67% of the subgroup 1 mortgage loans and approximately
12.37% of the subgroup 2 mortgage loans (in each case, by aggregate principal balance of the mortgage loans of the related subgroup as of the cut-off date), do not provide for any payments of principal for up to five years after origination. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that commences amortizing on its first payment date.

A DECREASE IN THE VALUE OF MORTGAGED PROPERTY MAY INCREASE THE RISK OF LOSS

     There are several factors that could adversely affect the value of a mortgaged property and cause the outstanding balance of the related mortgage loan, together with any senior financing, to equal or exceed the value of that mortgaged property. Some factors that could adversely affect the value of mortgaged properties are:

     o    an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

     o    a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; or

     o    natural disasters that are not necessarily covered by insurance, including earthquakes, mudslides, hurricanes, wildfires, floods and eruptions.

     If a decline in the value of the mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

GEOGRAPHIC CONCENTRATION MAY INCREASE THE RISK OF LOSS

     The following chart lists the states with the highest concentrations of mortgage loans in excess of 5% of the mortgage pool, based on the aggregate principal balance of the mortgage loans in the mortgage pool as of the cut-off date:

            California...............................  23.29%
            Florida..................................  11.62%
            New York.................................  8.42%
            Massachusetts............................  7.67%

                                      S-22

     Properties in California and Florida may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters.

     In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

     o    Economic conditions in the states listed above which may or may not affect real property values may affect the ability of borrowers to repay their loans on time.

     o    Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

     o    Any increase in the market value of properties located in the states listed above would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayments of the mortgage loans.

     Hurricanes, which have struck the southeast portion of the United States during the months of August, September and October 2005, may have adversely affected any mortgaged properties located in that area. Additional hurricanes are expected to occur in 2006. The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. We do not know how many mortgaged properties have been or may be affected by the hurricanes. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty.

     Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity's ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE
MORTGAGE LOANS

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators.
In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

     o    the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

                                      S-23

     o    the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
          Credit Protection Act in the extension of credit; and

     o    the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these local, state and federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the originator's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust and other assignees of the mortgage loans to monetary penalties, and result in the obligors' rescinding of the mortgage loans against the trust.

     The seller will represent in the pooling and servicing agreement that any and all requirements of any federal, state or local law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan have been complied with. In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement.

     Given that the mortgage lending and servicing business involves compliance with numerous local, state and federal lending laws, lenders and servicers, including the originator from which the seller purchased the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business. It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto.
If any finding were to have a material adverse effect on the financial condition or results of the originator or on the validity of the mortgage loans, losses on the certificates could result.

THE SELLER AND THE ORIGINATOR MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE
LOANS

     The seller and the originator have each made various representations and warranties related to the mortgage loans. Those representations are summarized in "The Pooling Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

     If the seller or the originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller or the originator would be required to repurchase or substitute the defective mortgage loan. It is possible that the seller or the originator may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the seller or the originator to repurchase or substitute defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY

     The certificates will not represent an interest in or obligation of the depositor, the servicer, the originator, the sponsor, the trustee, the underwriter, the loan performance advisor, the counterparty to the swap agreement or any of their respective affiliates. Neither the offered certificates nor the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the originator, the sponsor, the trustee, the underwriter, the loan performance advisor, the counterparty to the swap agreement or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to

                                      S-24

any entity in the event that those proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

LACK OF LIQUIDITY

     The underwriter intends to make a secondary market in the offered certificates, but has no obligation to do so. There is no assurance that a secondary market will develop or, if it develops, that it will continue.
Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

THE LACK OF PHYSICAL CERTIFICATES MAY CAUSE DELAYS IN PAYMENTS AND CAUSE
DIFFICULTY IN PLEDGING OR SELLING THE OFFERED CERTIFICATES

     The offered certificates will not be issued in physical form.
Certificateholders will be able to transfer certificates only through DTC, participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the lack of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trustee will not send distributions directly to them.
Instead, the trustee will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SERVICER
BECOMES INSOLVENT

     In the event of a bankruptcy or insolvency of Option One Mortgage
Corporation, as servicer, the bankruptcy trustee or receiver may have the power to prevent the certificateholders from appointing a successor servicer.
Regardless of whether a successor servicer is appointed, any termination of
Option One Mortgage Corporation, as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

                                THE MORTGAGE POOL

         Certain information with respect to the mortgage loans is set forth in this prospectus supplement. Prior to the closing date, mortgage loans may be substituted therefor. Certain of the mortgage loans may prepay in full, or may be determined not to meet the eligibility requirements for the final pool of the mortgage loans acquired by the trust on the closing date. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans may vary.

                                      S-25

GENERAL

     Asset Backed Securities Corporation Home Equity Loan Trust, Series OOMC
2006-HE5 (the "Trust") will generally consist of a pool (the "Mortgage Pool") of closed-end, first and second lien, fully amortizing and balloon, interest-only, fixed-rate and adjustable-rate mortgage loans (the "Mortgage Loans"). The
Mortgage Loans will be divided into two subgroups: subgroup 1 which will consist of Mortgage Loans with original principal balances that conform to the guidelines of Fannie Mae or Freddie Mac ("Subgroup 1") and subgroup 2 which will consist of Mortgage Loans with original principal balances that may or may not conform to the guidelines of Fannie Mae or Freddie Mac ("Subgroup 2"). The
Mortgage Loans have original terms to maturity of not greater than 30 years and an aggregate principal balance as of July 1, 2006 (the "Cut-off Date") of approximately $914,255,803.

     All mortgage loan statistics set forth in this prospectus supplement are based on Cut-off Date Principal Balances, interest rates, terms to stated
maturity, mortgage loan counts and similar statistics as of the close of business on the Cut-off Date of the mortgage loans expected to be deposited into the Trust on July 18, 2006 (the "Closing Date"). The "Principal Balance" of a
Mortgage Loan as of any date is equal to the principal balance of the Mortgage
Loan at its origination, less the sum of scheduled and unscheduled payments received or advanced in respect of principal made on the Mortgage Loan. All weighted averages specified in this prospectus supplement are based on the
Principal Balances of the Mortgage Loans as of the Cut-off Date, as adjusted for the scheduled principal payments due on or before that date, whether or not received, but only giving effect to prepayments received on or prior to July 7,
2006 (the "Cut-off Date Principal Balance"). References to percentages of the
Mortgage Loans mean percentages based on the Cut-off Date Pool Principal
Balance, unless otherwise specified. The "Cut-off Date Pool Principal Balance"
is equal to the aggregate Cut-off Date Principal Balance of the Mortgage Loans,
plus or minus a permitted variance of five percent. The "Pool Balance" is equal to the aggregate Principal Balances of the Mortgage Loans as of any date of determination. Percentages in the Mortgage Pool tables that follow may not add to 100.00% due to rounding.

     The Mortgage Loans are subject to the "due-on-sale" provisions included therein which, among other things, may provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property (as defined herein).

     Substantially all of the Mortgage Loans in the Mortgage Pool have scheduled monthly payments due on the first day of the month (with respect to each
Mortgage Loan, a "Due Date").

     The Mortgage Loans were originated or acquired by Option One Mortgage
Corporation ("Option One" and in such capacity, the "Originator") in the ordinary course of business.

     The Mortgage Loans were previously acquired by the Seller directly from the
Originator pursuant to one or more mortgage loan purchase and interim servicing agreements among Option One, affiliates of Option One and the Seller
(collectively, the "Mortgage Loan Purchase Agreement"). The Seller will assign the Mortgage Loans and all of its rights under the Mortgage Loan Purchase
Agreement to the Depositor pursuant to one or more assignment and assumption agreements. Pursuant to a pooling and servicing agreement, dated as of July 1,
2006, among the Seller, the Depositor, the Servicer, the Loan Performance
Advisor and the Trustee (the "Pooling Agreement"), the Depositor will cause the
Mortgage Loans to be assigned to the Trust for the benefit of the certificateholders. Under a reconstitution agreement, dated as of the Closing
Date, among the Originator, the Seller and the Depositor (the "Reconstitution
Agreement"), the Originator will make, as of the Closing Date, certain representations and warranties to the Trust relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and the
Reconstitution Agreement and certain characteristics of the Mortgage Loans. In addition, the Seller will represent and warrant in the Reconstitution Agreement that as of the Closing Date, no Mortgage Loan has been delinquent for more than
30 days in the 12 months

                                      S-26

prior to the Closing Date. Subject to certain limitations set forth in the
Reconstitution Agreement, Option One will be obligated to repurchase, or substitute a similar mortgage loan for, any related Mortgage Loan as to which
(i) there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the interests of the certificateholders in such related Mortgage Loan and (ii) the related mortgagor fails to make its July 2006 scheduled monthly payment within 45 days of its due date. Subject to certain limitations set forth in the Pooling Agreement, the
Seller will be obligated to repurchase, or substitute a similar loan for, any
Mortgage Loan as to which there exists an uncured breach of certain representations and warranties made by the Seller in the Pooling Agreement, as described in "The Pooling Agreement--Assignment of Mortgage Loans" in this prospectus supplement. The Seller is selling the Mortgage Loans to the Depositor without recourse and will have no obligation with respect to the certificates in its capacity as Seller other than the repurchase or substitution obligations described in this prospectus supplement. The Depositor is also selling the
Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as Depositor. Option One will have no obligation with respect to the certificates other than its repurchase or substitution obligations, as described in this prospectus supplement.

MORTGAGE POOL STATISTICS

     The Mortgage Loans consist of adjustable-rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of approximately $865,980,283 and fixed-rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of approximately $48,275,520.

     Approximately 72.49% of the Mortgage Loans provide for payment by the borrower of a prepayment charge in limited circumstances on certain prepayments.
Each such Mortgage Loan provides for the payment of a prepayment premium on certain partial prepayments and prepayments in full made during a stated period, which may be from inception to 36 months from the date of origination of that
Mortgage Loan. The amount of the prepayment premium is provided in the related mortgage note and is generally equal to up to six months' interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Mortgage Loan in any 12-month period but varies by state. The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment premium. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

     The Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments (each, a "Mortgage") creating first and/or second liens on residential properties consisting of attached or detached, one- to four-family dwelling units, individual condominium units and manufactured housing (each, a "Mortgaged Property").

     Approximately 94.70% of the Mortgage Loans are secured by first liens on the related Mortgaged Property. Approximately 5.30% of the Mortgage Loans are
secured by a mortgage that is subordinate to a senior mortgage loan on the related Mortgaged Property.

     The adjustable-rate Mortgage Loans provide for semi-annual adjustment to the loan rate (the "Loan Rate") thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"). The first Adjustment
Date for approximately 91.60%, 3.64%, 4.69% and 0.06% of the Subgroup 1 Mortgage

                                      S-27

Loans and approximately 82.13%, 2.66%, 5.56% and 0.03% of the Subgroup 2
Mortgage Loans will not occur until two years, three years, five years or fifteen years, respectively, after the date of origination, in each case by aggregate Principal Balance of the related subgroup as of the Cut-off Date. On each Adjustment Date for each adjustable-rate Mortgage Loan, the Loan Rate thereon generally will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of six-month LIBOR and a fixed percentage amount (the "Gross Margin"). The Loan Rate on each adjustable-rate Mortgage Loan will not increase or decrease on the first related Adjustment Date by more than a stated percentage specified in the related mortgage note (the "Initial
Periodic Rate Cap") and will not increase or decrease by more than a stated
percentage specified in the related mortgage note on any Adjustment Date thereafter (the "Periodic Rate Cap"). The adjustable-rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.997% per annum and a weighted average Periodic Rate Cap of approximately 1.001% per annum. The Loan
Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum
Loan Rate over the life of such Mortgage Loan (the "Maximum Loan Rate") or decrease to less than a specified minimum Loan Rate over the life of such
Mortgage Loan (the "Minimum Loan Rate"). Except for the Interest Only Mortgage
Loans described below, effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and to pay interest at the Loan Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Loan Rates, the Loan Rate
on each such adjustable-rate Mortgage Loan, as adjusted on any related
Adjustment Date, may be less than the sum of the Index and the related Gross
Margin, rounded as described in this prospectus supplement. None of the Mortgage
Loans permit the related mortgagor to convert the adjustable Loan Rate thereon to a fixed Loan Rate. See "--The Index" in this prospectus supplement.

     Approximately 7.67% of the Subgroup 1 Mortgage Loans and approximately
12.37% of the Subgroup 2 Mortgage Loans, in each case by aggregate Principal
Balance of the related subgroup as of the Cut-off Date, do not provide for any payments of principal for up to five years after origination (the "Interest Only
Mortgage Loans"). Generally, after the interest-only period for any Interest
Only Mortgage Loan, the monthly payment due after each Adjustment Date will be adjusted to an amount that will fully amortize the outstanding Principal Balance over the related remaining term.

     The weighted average remaining term to stated maturity of the Mortgage
Loans is approximately 358 months as of the Cut-off Date. None of the Mortgage
Loans had a first Due Date prior to December 1, 2005 or after July 1, 2006 or will have a remaining term to stated maturity of less than 119 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Mortgage
Loan is June 1, 2036.

     Approximately 41.33% of the Mortgage Loans had a loan-to-value ratio
("LTV") at origination (original LTVs for first lien Mortgage Loans and combined
LTVs for second lien Mortgage Loans) in excess of 80.00%. No Mortgage Loan had an LTV at origination in excess of 100.00%, and the weighted average LTV of the first lien Mortgage Loans at origination, based on the Cut-off Date Principal
Balance, was approximately 79.87%. The weighted average combined LTV of the second lien Mortgage Loans at origination, based on the Cut-off Date Principal
Balance, was approximately 99.78%. None of the Mortgage Loans in the Mortgage
Pool will be covered by a primary mortgage insurance policy.

     The LTV of a first lien mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is (a)
in the case of a purchase money mortgage loan, the lesser of the sales price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan or (b)
in the case of a refinancing mortgage loan, the appraised value of the mortgaged property at the time of such refinance. The LTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage of (i) the sum of (a)
the principal

                                      S-28

balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan over (ii)(a) in the case of a purchase money mortgage loan, the lesser of the sales price of the related Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan or (b) in the case of a refinancing mortgage loan, the appraised value of the Mortgaged Property at the time of such refinance.

     As of the Cut-off Date, no Mortgage Loan has been 30 days or more delinquent since origination.

     No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date at origination. If residential real estate values overall or in a particular geographic area decline, the LTVs might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage
Loans.

                                      S-29

                                THE MORTGAGE POOL

               ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS*

                                                                                           % OF AGGREGATE ORIGINAL
                ORIGINAL                       NUMBER OF              ORIGINAL               PRINCIPAL BALANCE OF
          PRINCIPAL BALANCE ($)             MORTGAGE LOANS        PRINCIPAL BALANCE             MORTGAGE LOANS
--------------------------------------     ----------------      ------------------        -----------------------

      1 -  25,000.....................             161             $  3,647,226.60                   0.40%
 25,001 -  50,000.....................             576               20,497,630.45                   2.24
 50,001 -  75,000.....................             418               26,008,482.09                   2.84
 75,001 - 100,000.....................             402               35,536,566.80                   3.88
100,001 - 125,000.....................             421               47,405,473.00                   5.18
125,001 - 150,000.....................             395               54,291,674.50                   5.93
150,001 - 175,000.....................             344               55,562,196.95                   6.07
175,001 - 200,000.....................             328               61,721,275.50                   6.74
200,001 - 250,000.....................             420               94,603,698.80                  10.34
250,001 - 300,000.....................             380              104,022,007.93                  11.37
300,001 - 400,000.....................             476              164,979,935.90                  18.03
400,001 - 500,000.....................             224               99,510,183.00                  10.87
500,001 - 600,000.....................             109               59,712,196.00                   6.53
600,001 - 700,000.....................              50               32,413,026.00                   3.54
700,001 or greater....................              61               55,156,510.00                   6.03
                                           ----------------      ------------------        -----------------------
TOTAL:................................           4,765             $915,068,083.52                 100.00%
                                           ================      ==================        =======================

--------------------
*    The average Principal Balance of the Mortgage Loans at origination was approximately $192,039.

             CUT-OFF DATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS*

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
              CUT-OFF DATE                     NUMBER OF            CUT-OFF DATE                 OUTSTANDING
          PRINCIPAL BALANCE ($)             MORTGAGE LOANS        PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      ------------------       -------------------------

      1 -  25,000.....................             161             $  3,643,741.02                   0.40%
 25,001 -  50,000.....................             577               20,503,386.81                   2.24
 50,001 -  75,000.....................             417               25,937,289.25                   2.84
 75,001 - 100,000.....................             404               35,704,421.96                   3.91
100,001 - 125,000.....................             422               47,533,660.86                   5.20
125,001 - 150,000.....................             394               54,163,653.81                   5.92
150,001 - 175,000.....................             342               55,215,501.83                   6.04
175,001 - 200,000.....................             328               61,668,472.67                   6.75
200,001 - 250,000.....................             422               95,015,369.63                  10.39
250,001 - 300,000.....................             380              104,036,151.35                  11.38
300,001 - 400,000.....................             475              164,634,822.69                  18.01
400,001 - 500,000.....................             223               99,027,621.60                  10.83
500,001 - 600,000.....................             109               59,668,584.29                   6.53
600,001 - 700,000.....................              50               32,389,924.39                   3.54
700,001 or greater....................              61               55,113,200.91                   6.03
                                           ----------------      ------------------       -------------------------
TOTAL:................................           4,765             $914,255,803.07                 100.00%
                                           ================      ==================       =========================

--------------------
*    The average Cut-off Date Principal Balance of the Mortgage Loans was
     approximately $191,869.

                                      S-30

                       FICO SCORES FOR THE MORTGAGE LOANS*

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
                                               NUMBER OF             CUT-OFF DATE                OUTSTANDING
               FICO SCORE                    MORTGAGE LOANS       PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      -------------------      -------------------------

Not Available.........................              30              $  3,556,044.79                  0.39%
500...................................               9                 1,768,790.70                  0.19
501 - 525.............................             254                51,420,183.57                  5.62
526 - 550.............................             292                61,064,209.88                  6.68
551 - 575.............................             494               100,362,374.62                 10.98
576 - 600.............................           1,199               194,973,395.67                 21.33
601 - 625.............................           1,011               193,886,584.84                 21.21
626 - 650.............................             801               157,947,606.63                 17.28
651 - 675.............................             487               104,065,514.21                 11.38
676 - 700.............................             125                26,849,578.83                  2.94
701 - 725.............................              36                10,830,290.17                  1.18
726 - 750.............................              18                 5,039,984.84                  0.55
751 - 775.............................               5                 1,375,262.13                  0.15
776 - 800.............................               2                   758,869.97                  0.08
801 - 825.............................               2                   357,112.22                  0.04
                                           ----------------      -------------------      -------------------------
TOTAL:................................           4,765              $914,255,803.07                100.00%
                                           ================      ===================      =========================

--------------------
*    The non-zero weighted average FICO score of the Mortgagors of the Mortgage
     Loans as of the Cut-off Date was approximately 606.

            ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                           BALANCE OF MORTGAGE LOANS
                                               NUMBER OF             CUT-OFF DATE                OUTSTANDING
         ORIGINAL TERM (MONTHS)              MORTGAGE LOANS       PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      ------------------        -------------------------

120 or less...........................               1              $     37,814.39                    0.00%
121 - 180.............................               5                   406,120.20                    0.04
181 - 240.............................               5                   245,488.04                    0.03
301 - 360.............................           4,754               913,566,380.44                   99.92
                                           ----------------      ------------------        -------------------------
TOTAL:................................           4,765              $914,255,803.07                  100.00%
                                           ================      ==================        =========================

--------------------
*    The weighted average original term of the Mortgage Loans was approximately
     360 months.

            REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                           BALANCE OF MORTGAGE LOANS
                                               NUMBER OF             CUT-OFF DATE                OUTSTANDING
         REMAINING TERM (MONTHS)             MORTGAGE LOANS       PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      ------------------        -------------------------

180 or less...........................               6              $    443,934.59                    0.05%
181 - 348.............................               5                   245,488.04                    0.03
349 - 360.............................           4,754               913,566,380.44                   99.92
                                           ----------------      ------------------        -------------------------
TOTAL:................................           4,765              $914,255,803.07                  100.00%
                                           ================      ==================        =========================

--------------------
*    The weighted average remaining term of the Mortgage Loans was approximately
     358 months.

                                      S-31

                      PROPERTY TYPES OF THE MORTGAGE LOANS

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                           BALANCE OF MORTGAGE LOANS
                                               NUMBER OF              CUT-OFF DATE                OUTSTANDING
              PROPERTY TYPE                  MORTGAGE LOANS        PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      -------------------       -------------------------

Single Family.........................           3,821              $694,131,358.61                   75.92%
PUD*..................................             417               101,031,615.64                   11.05
2-4 Family............................             269                75,298,572.65                    8.24
Condominium 1-4 Stories...............             232                39,292,196.63                    4.30
Condominium 5+ Stories................              20                 3,649,802.67                    0.40
Condominium Conversion................               6                   852,256.87                    0.09
TOTAL:................................           4,765              $914,255,803.07                  100.00%
                                           ================      ===================       =========================

--------------------
*    PUD refers to a home or "unit" in a Planned Unit Development.

                     OCCUPANCY STATUS OF THE MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                           BALANCE OF MORTGAGE LOANS
                                               NUMBER OF              CUT-OFF DATE                OUTSTANDING
            OCCUPANCY STATUS                 MORTGAGE LOANS        PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      -------------------       -------------------------

Primary Residence.....................           4,479              $856,302,159.25                   93.66%
Investment Property...................             240                45,488,937.92                    4.98
Second Home...........................              46                12,464,705.90                    1.36
                                           ----------------      -------------------       -------------------------
TOTAL:................................           4,765              $914,255,803.07                  100.00%
                                           ================      ===================       =========================

--------------------
*    Occupancy as represented by the Mortgagor at the time of origination.

                          PURPOSE OF THE MORTGAGE LOANS

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                           BALANCE OF MORTGAGE LOANS
                                               NUMBER OF              CUT-OFF DATE                OUTSTANDING
                 PURPOSE                     MORTGAGE LOANS        PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      -------------------       -------------------------

Refinance - Cash Out..................           2,127              $538,696,195.58                   58.92%
Purchase..............................           2,320               309,364,952.44                   33.84
Refinance - Rate and Term.............             318                66,194,655.05                    7.24
                                           ----------------      -------------------       -------------------------
TOTAL:................................           4,765              $914,255,803.07                  100.00%
                                           ================      ===================       =========================

              ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                           BALANCE OF MORTGAGE LOANS
         ORIGINAL LOAN-TO-VALUE                NUMBER OF              CUT-OFF DATE                OUTSTANDING
               RATIO** (%)                   MORTGAGE LOANS        PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      -------------------       -------------------------

50.00 or less.........................             117             $  20,041,034.91                    2.19%
50.01 - 60.00.........................             158                36,478,983.84                    3.99
60.01 - 70.00.........................             403               104,187,383.07                   11.40
70.01 - 80.00.........................           1,713               375,710,694.88                   41.09
80.01 - 90.00.........................             834               220,070,739.39                   24.07
90.01 - 100.00........................           1,540               157,766,966.98                   17.26
                                           ----------------      -------------------       -------------------------
TOTAL:................................           4,765              $914,255,803.07                  100.00%
                                           ================      ===================       =========================

--------------------

*    The weighted average original loan-to-value ratio of the first lien
     Mortgage Loans as of the Cut-off Date was approximately 79.87%. The weighted average combined loan-to-value ratio of the second lien Mortgage
     Loans as of the Cut-off Date was approximately 99.78%.

                                      S-32

**   Original loan-to-value ratio for first lien Mortgage Loans and combined loan-to-value ratio for second lien Mortgage Loans.

              GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                           BALANCE OF MORTGAGE LOANS
                                               NUMBER OF              CUT-OFF DATE                OUTSTANDING
                LOCATION                    MORTGAGE LOANS         PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      -------------------       -------------------------

Alabama...............................              37              $  3,613,113.75                    0.40%
Alaska................................               2                   292,655.66                    0.03
Arizona...............................             106                21,331,629.64                    2.33
Arkansas..............................              11                 1,320,309.45                    0.14
California............................             635               212,950,609.87                   23.29
Colorado..............................             113                17,492,343.26                    1.91
Connecticut...........................              69                11,207,915.45                    1.23
Delaware..............................               6                   929,211.83                    0.10
District of Columbia..................               8                 2,045,811.92                    0.22
Florida...............................             593               106,277,510.51                   11.62
Georgia...............................             126                16,083,782.45                    1.76
Hawaii................................              41                14,079,305.79                    1.54
Idaho.................................              28                 3,433,924.03                    0.38
Illinois..............................             145                24,545,033.38                    2.68
Indiana...............................              53                 5,260,227.29                    0.58
Iowa..................................              15                 1,494,208.09                    0.16
Kansas................................              25                 2,566,952.03                    0.28
Kentucky..............................              35                 3,340,347.35                    0.37
Louisiana.............................              31                 2,970,351.35                    0.32
Maine.................................              51                 6,991,915.00                    0.76
Maryland..............................             108                26,354,522.10                    2.88
Massachusetts.........................             287                70,151,644.26                    7.67
Michigan..............................             187                19,768,693.66                    2.16
Minnesota.............................              46                 6,366,019.39                    0.70
Mississippi...........................               8                   644,465.87                    0.07
Missouri..............................              64                 7,847,799.62                    0.86
Montana...............................               5                   467,608.49                    0.05
Nevada................................              65                15,429,501.31                    1.69
New Hampshire.........................              43                 7,284,546.49                    0.80
New Jersey............................             166                43,127,845.67                    4.72
New York..............................             246                76,945,474.73                    8.42
North Carolina........................              99                10,399,345.32                    1.14
North Dakota..........................               1                   148,381.46                    0.02
Ohio..................................             137                13,261,647.02                    1.45
Oklahoma..............................              25                 2,250,648.02                    0.25
Oregon................................              37                 7,490,982.69                    0.82
Pennsylvania..........................             116                16,244,206.07                    1.78
Rhode Island..........................              48                 9,172,234.42                    1.00
South Carolina........................              47                 7,378,819.21                    0.81
South Dakota..........................               5                   401,849.35                    0.04
Tennessee.............................              70                 6,423,274.74                    0.70
Texas.................................             424                41,353,567.18                    4.52
Utah..................................              51                 5,969,485.81                    0.65
Vermont...............................              13                 1,547,182.57                    0.17
Virginia..............................             165                31,940,099.23                    3.49
Washington............................              95                18,784,555.05                    2.05
Wisconsin.............................              65                 7,720,001.79                    0.84
Wyoming...............................              12                 1,154,243.45                    0.13
                                           ----------------      -------------------       -------------------------
TOTAL:................................           4,765              $914,255,803.07                  100.00%
                                           ================      ===================       =========================

--------------------
*    The greatest ZIP Code geographic concentration of Mortgage Loans, by
     Cut-off Date Principal Balance, was approximately 0.31% in the 10469 ZIP
     Code.

                                      S-33

                   DOCUMENTATION LEVEL OF THE MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                           BALANCE OF MORTGAGE LOANS
                                              NUMBER OF              CUT-OFF DATE                 OUTSTANDING
           DOCUMENTATION LEVEL              MORTGAGE LOANS         PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      -------------------       -------------------------

Full Documentation....................           3,448             $563,832,379.86                    61.67%
Stated Documentation..................           1,289              343,301,357.78                    37.55
Lite Documentation....................              20                5,186,137.36                     0.57
No Documentation......................               8                1,935,928.07                     0.21
                                           ----------------      -------------------       -------------------------
TOTAL:................................           4,765             $914,255,803.07                   100.00%
                                           ================      ===================       =========================

--------------------
*    For a description of each documentation level, see "The Originator--Option
     One Mortgage Corporation" in this prospectus supplement.

                    CURRENT LOAN RATES OF THE MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                           BALANCE OF MORTGAGE LOANS
                                               NUMBER OF              CUT-OFF DATE                OUTSTANDING
          CURRENT LOAN RATE (%)             MORTGAGE LOANS         PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      -------------------       -------------------------

 5.501 -  6.000.......................              41             $  14,645,343.37                    1.60%
 6.001 -  6.500.......................             106                40,290,955.66                    4.41
 6.501 -  7.000.......................             292                91,044,923.10                    9.96
 7.001 -  7.500.......................             333               103,974,434.04                   11.37
 7.501 -  8.000.......................             582               162,307,625.70                   17.75
 8.001 -  8.500.......................             539               131,597,194.60                   14.39
 8.501 -  9.000.......................             571               118,052,423.74                   12.91
 9.001 -  9.500.......................             357                66,160,965.14                    7.24
 9.501 - 10.000.......................             423                66,809,057.05                    7.31
10.001 - 10.500.......................             249                33,049,326.46                    3.61
10.501 - 11.000.......................             194                24,266,913.07                    2.65
11.001 - 11.500.......................             214                17,719,002.39                    1.94
11.501 - 12.000.......................             235                15,787,005.36                    1.73
12.001 - 12.500.......................             251                12,915,641.94                    1.41
12.501 - 13.000.......................             253                10,777,145.55                    1.18
13.001 - 13.500.......................              58                 2,256,741.71                    0.25
13.501 - 14.000.......................              61                 2,387,827.32                    0.26
14.001 - 14.500.......................               6                   213,276.87                    0.02
                                           ----------------      -------------------       -------------------------
TOTAL:................................           4,765              $914,255,803.07                  100.00%
                                           ================      ===================       =========================

--------------------
*    The weighted average Loan Rate of the Mortgage Loans as of the Cut-off Date
     was approximately 8.449% per annum.

                                      S-34

                    MAXIMUM LOAN RATES OF THE MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                           BALANCE OF MORTGAGE LOANS
                                               NUMBER OF              CUT-OFF DATE                OUTSTANDING
          MAXIMUM LOAN RATE (%)             MORTGAGE LOANS         PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      -------------------       --------------------------

Not Applicable........................           1,042              $ 48,275,519.76                    5.28%
 9.001 -  9.500.......................               2                   353,490.20                    0.04
 9.501 - 10.000.......................               3                   414,467.73                    0.05
10.001 - 10.500.......................               1                   107,904.48                    0.01
10.501 - 11.000.......................               3                   557,709.30                    0.06
11.001 - 11.500.......................               4                   567,717.80                    0.06
11.501 - 12.000.......................              46                15,593,288.58                    1.71
12.001 - 12.500.......................             105                39,755,906.75                    4.35
12.501 - 13.000.......................             290                90,624,228.55                    9.91
13.001 - 13.500.......................             336               104,822,863.76                   11.47
13.501 - 14.000.......................             576               160,645,712.72                   17.57
14.001 - 14.500.......................             533               130,865,482.17                   14.31
14.501 - 15.000.......................             536               116,258,384.77                   12.72
15.001 - 15.500.......................             357                66,484,877.83                    7.27
15.501 - 16.000.......................             374                65,033,012.90                    7.11
16.001 - 16.500.......................             194                29,981,643.71                    3.28
16.501 - 17.000.......................             175                22,909,586.28                    2.51
17.001 - 17.500.......................              88                10,348,171.02                    1.13
17.501 - 18.000.......................              78                 8,562,174.63                    0.94
18.001 - 18.500.......................              19                 1,970,596.97                    0.22
18.501 - 19.000.......................               2                    77,873.15                    0.01
19.001 - 19.500.......................               1                    45,190.01                    0.00
                                           ----------------      -------------------       -------------------------
TOTAL:................................           4,765              $914,255,803.07                  100.00%
                                           ================      ===================       =========================

--------------------
*    The weighted average Maximum Loan Rate of the Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately
     14.244% per annum.

                      GROSS MARGINS OF THE MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                           BALANCE OF MORTGAGE LOANS
                                               NUMBER OF              CUT-OFF DATE                OUTSTANDING
            GROSS MARGINS (%)               MORTGAGE LOANS         PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      -------------------       -------------------------

Not Applicable........................           1,042              $ 48,275,519.76                    5.28%
3.501 - 4.000.........................               2                   260,379.11                    0.03
4.001 - 4.500.........................               4                 1,393,506.96                    0.15
4.501 - 5.000.........................              25                 6,441,719.82                    0.70
5.001 - 5.500.........................              64                15,662,321.62                    1.71
5.501 - 6.000.........................             121                36,941,165.49                    4.04
6.001 - 6.500.........................           3,182               736,080,880.50                   80.51
6.501 - 7.000.........................             239                51,264,426.91                    5.61
7.001 - 7.500.........................              74                15,806,928.04                    1.73
7.501 - 8.000.........................              11                 1,889,166.50                    0.21
8.001 - 8.500.........................               1                   239,788.36                    0.03
                                           ----------------      -------------------       -------------------------
TOTAL:................................           4,765              $914,255,803.07                  100.00%
                                           ================      ===================       =========================

--------------------
*    The weighted average Gross Margin of the Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately
     6.177% per annum.

                                      S-35

                NEXT RATE ADJUSTMENT DATE FOR THE MORTGAGE LOANS

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                           BALANCE OF MORTGAGE LOANS
                                               NUMBER OF              CUT-OFF DATE                OUTSTANDING
        NEXT RATE ADJUSTMENT DATE           MORTGAGE LOANS         PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      -------------------       -------------------------

Not Applicable........................           1,042             $  48,275,519.76                    5.28%
November 2007.........................               7                 1,827,814.61                    0.20
December 2007.........................              37                10,423,485.36                    1.14
January 2008..........................              44                14,396,095.94                    1.57
February 2008.........................              22                 7,736,288.26                    0.85
May 2008..............................           2,808               636,959,126.08                   69.67
June 2008.............................             518               118,657,392.51                   12.98
November 2008.........................               1                   214,141.94                    0.02
December 2008.........................               2                   881,046.78                    0.10
January 2009..........................               2                   383,830.86                    0.04
February 2009.........................               1                   114,853.46                    0.01
May 2009..............................              98                22,732,557.97                    2.49
June 2009.............................              17                 4,057,979.03                    0.44
November 2010.........................               2                   473,370.36                    0.05
December 2010.........................               4                 2,086,637.26                    0.23
January 2011..........................               3                   928,034.51                    0.10
February 2011.........................               1                   236,380.62                    0.03
May 2011..............................             126                36,582,680.64                    4.00
June 2011.............................              24                 6,893,352.94                    0.75
May 2021..............................               4                   304,835.11                    0.03
June 2021.............................               2                    90,379.07                    0.01
                                           ----------------      -------------------       -------------------------
TOTAL:................................           4,765              $914,255,803.07                  100.00%
                                           ================      ===================       =========================

                       PRODUCT TYPE OF THE MORTGAGE LOANS

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
                                              NUMBER OF             CUT-OFF DATE                 OUTSTANDING
              PRODUCT TYPE                 MORTGAGE LOANS        PRINCIPAL BALANCE            AS OF CUT-OFF DATE
--------------------------------------     ----------------      ------------------        -------------------------

Fixed - 10 Year.......................               1            $     37,814.39                    0.00%
Fixed - 15 Year.......................               3                 187,263.24                    0.02
Fixed - 20 Year.......................               5                 245,488.04                    0.03
Fixed - 30 Year.......................           1,033              47,804,954.09                    5.23
15/15 ARM(1)..........................               6                 395,214.18                    0.04
2/13 ARM(2)...........................               1                 119,413.21                    0.01
2/28 ARM(3)...........................           1,993             371,374,740.83                   40.62
2/28 ARM - 5 Yr IO(4).................             256              84,147,174.20                    9.20
2/28 ARM - 40 Yr Amortization(5)......           1,186             334,358,874.52                   36.57
3/12 ARM(6)...........................               1                  99,443.75                    0.01
3/27 ARM(7)...........................              68              14,222,074.54                    1.56
3/27 ARM - 5 Yr IO(8).................               5               1,570,584.01                    0.17
3/27 ARM - 40 Yr Amortization(9)......              47              12,492,307.74                    1.37
5/25 ARM(10)..........................              25               4,519,146.03                    0.49
5/25 ARM - 5 Yr IO(11)................              21               7,988,519.12                    0.87
5/25 ARM - 40 Yr Amortization(12).....             114              34,692,791.18                    3.79
                                           ----------------      ------------------        -------------------------
TOTAL:................................           4,765            $914,255,803.07                  100.00%
                                           ================      ==================        =========================

                                      S-36

--------------------
(1)      15/15 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for fifteen years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(2)      2/13 ARM refers to a 15 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(3)      2/28 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(4)      2/28 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter. The Loan Rate on that Mortgage
         Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(5)      2/28 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(6)      3/12 ARM refers to a 15 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(7)      3/27 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(8)      3/27 - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter. The Loan Rate on that Mortgage
         Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(9)      3/27 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(10)     5/25 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for five years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(11)     5/25 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter. The Loan Rate on that Mortgage
         Loan is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

(12)     5/25 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

                ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                           BALANCE OF MORTGAGE LOANS
     ORIGINAL NUMBER OF MONTHS TO             NUMBER OF              CUT-OFF DATE                OUTSTANDING
            EXPIRATION                      MORTGAGE LOANS         PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      -------------------       -------------------------

Not Applicable........................           1,645              $251,556,582.81                   27.51%
 7 - 12...............................             258                86,745,765.25                    9.49
13 - 24...............................           2,636               526,983,971.84                   57.64
25 - 36...............................             226                48,969,483.17                    5.36
                                           ----------------      -------------------       -------------------------
TOTAL:................................           4,765              $914,255,803.07                  100.00%
                                           ================      ===================       =========================

                                      S-37

                       CREDIT GRADE OF THE MORTGAGE LOANS*

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                           BALANCE OF MORTGAGE LOANS
                                              NUMBER OF              CUT-OFF DATE                 OUTSTANDING
              CREDIT GRADE                  MORTGAGE LOANS        PRINCIPAL BALANCE           AS OF CUT-OFF DATE
--------------------------------------     ----------------      ------------------        -------------------------

AA+...................................           3,629             $670,312,537.43                   73.32%
AA....................................             594              124,145,658.59                   13.58
A ....................................             246               60,947,159.34                    6.67
B ....................................             181               38,909,785.91                    4.26
C ....................................              83               14,839,680.04                    1.62
CC....................................              32                5,100,981.76                    0.56
                                           ----------------      ------------------        -------------------------
TOTAL:................................           4,765             $914,255,803.07                  100.00%
                                           ================      ==================        =========================

--------------------
*    For a description of each credit grade, see "The Originator--Option One
     Mortgage Corporation" in this prospectus supplement.

                       LIEN POSITION OF THE MORTGAGE LOANS

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                           BALANCE OF MORTGAGE LOANS
                                                NUMBER OF             CUT-OFF DATE                OUTSTANDING
              LIEN POSITION                   MORTGAGE LOANS        PRINCIPAL BALANCE         AS OF CUT-OFF DATE
--------------------------------------     ----------------      --------------------      -------------------------

First Lien............................           3,719                $865,829,835.73                94.70%
Second Lien...........................           1,046                  48,425,967.34                 5.30
                                           ----------------      --------------------      -------------------------
TOTAL:................................           4,765                $914,255,803.07               100.00%
                                           ================      ====================      =========================

                                      S-38

                            SUBGROUP 1 MORTGAGE LOANS

          ORIGINAL PRINCIPAL BALANCES OF THE SUBGROUP 1 MORTGAGE LOANS*

                                               NUMBER OF              ORIGINAL             % OF AGGREGATE ORIGINAL
                ORIGINAL                      SUBGROUP 1        PRINCIPAL BALANCE OF         PRINCIPAL BALANCE OF
          PRINCIPAL BALANCE ($)             MORTGAGE LOANS    SUBGROUP 1 MORTGAGE LOANS   SUBGROUP 1 MORTGAGE LOANS
--------------------------------------     ----------------   -------------------------   -------------------------

 25,001 -  50,000.....................               5             $    250,000.00                   0.06%
 50,001 -  75,000.....................             136                8,610,596.00                   2.08
 75,001 - 100,000.....................             206               18,333,237.00                   4.44
100,001 - 125,000.....................             221               24,966,593.00                   6.04
125,001 - 150,000.....................             234               32,204,705.00                   7.79
150,001 - 175,000.....................             199               32,057,482.00                   7.76
175,001 - 200,000.....................             202               38,109,137.00                   9.22
200,001 - 250,000.....................             233               52,377,348.00                  12.67
250,001 - 300,000.....................             225               61,535,343.00                  14.89
300,001 - 400,000.....................             325              113,225,780.00                  27.39
400,001 - 500,000.....................              67               28,689,400.00                   6.94
500,001 - 600,000.....................               3                1,591,200.00                   0.38
600,001 - 700,000.....................               1                  624,000.00                   0.15
700,001 or greater....................               1                  750,000.00                   0.18
                                           ----------------   -------------------------   -------------------------
TOTAL:................................           2,058             $413,324,821.00                 100.00%
                                           ================   =========================   =========================

--------------------
*    The average Principal Balance of the Subgroup 1 Mortgage Loans at
     origination was approximately $200,838.

        CUT-OFF DATE PRINCIPAL BALANCES OF THE SUBGROUP 1 MORTGAGE LOANS*

                                                                                           % OF AGGREGATE PRINCIPAL
                                               NUMBER OF            CUT-OFF DATE            BALANCE OF SUBGROUP 1
              CUT-OFF DATE                    SUBGROUP 1        PRINCIPAL BALANCE OF      MORTGAGE LOANS OUTSTANDING
          PRINCIPAL BALANCE ($)             MORTGAGE LOANS    SUBGROUP 1 MORTGAGE LOANS       AS OF CUT-OFF DATE
--------------------------------------     ----------------   -------------------------   -------------------------

 25,001 -  50,000.....................               6             $    279,784.50                   0.07%
 50,001 -  75,000.....................             135                8,551,579.27                   2.07
 75,001 - 100,000.....................             208               18,516,130.32                   4.48
100,001 - 125,000.....................             221               24,991,922.84                   6.05
125,001 - 150,000.....................             234               32,225,135.14                   7.80
150,001 - 175,000.....................             197               31,729,647.35                   7.68
175,001 - 200,000.....................             202               38,076,691.30                   9.22
200,001 - 250,000.....................             233               52,327,914.81                  12.67
250,001 - 300,000.....................             227               62,084,837.94                  15.04
300,001 - 400,000.....................             324              112,922,437.45                  27.35
400,001 - 500,000.....................              66               28,263,434.97                   6.84
500,001 - 600,000.....................               3                1,589,967.27                   0.39
600,001 - 700,000.....................               1                  623,608.97                   0.15
700,001 or greater....................               1                  749,020.47                   0.18
                                           ----------------   -------------------------   -------------------------
TOTAL:................................           2,058             $412,932,112.60                 100.00%
                                           ================   =========================   =========================

--------------------
*    The average Cut-off Date Principal Balance of the Subgroup 1 Mortgage Loans
     was approximately $200,647.

                                      S-39

                 FICO SCORES FOR THE SUBGROUP 1 MORTGAGE LOANS*

                                                                     CUT-OFF DATE          % OF AGGREGATE PRINCIPAL
                                               NUMBER OF         PRINCIPAL BALANCE OF       BALANCE OF SUBGROUP 1
                                               SUBGROUP 1        SUBGROUP 1 MORTGAGE      MORTGAGE LOANS OUTSTANDING
               FICO SCORE                    MORTGAGE LOANS             LOANS                 AS OF CUT-OFF DATE
--------------------------------------     ----------------      --------------------     --------------------------

Not Available.........................              21              $  2,333,244.06                  0.57%
500...................................               7                 1,449,029.19                  0.35
501 - 525.............................             161                30,086,117.20                  7.29
526 - 550.............................             185                36,527,721.12                  8.85
551 - 575.............................             264                54,363,974.19                 13.17
576 - 600.............................             492                91,640,894.11                 22.19
601 - 625.............................             397                83,371,353.46                 20.19
626 - 650.............................             308                65,351,407.72                 15.83
651 - 675.............................             162                33,380,857.12                  8.08
676 - 700.............................              38                 8,424,956.91                  2.04
701 - 725.............................              12                 3,436,804.23                  0.83
726 - 750.............................               6                 1,394,208.32                  0.34
751 - 775.............................               3                   634,969.70                  0.15
776 - 800.............................               1                   299,490.59                  0.07
801 - 825.............................               1                   237,084.68                  0.06
                                           ----------------      --------------------     --------------------------
TOTAL:................................           2,058              $412,932,112.60                100.00%
                                           ================      ====================     ==========================

--------------------
*    The non-zero weighted average FICO score of the Mortgagors of the Subgroup
     1 Mortgage Loans as of the Cut-off Date was approximately 598.

       ORIGINAL TERMS TO STATED MATURITY OF THE SUBGROUP 1 MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                             BALANCE OF SUBGROUP 1
                                               NUMBER OF              CUT-OFF DATE               MORTGAGE LOANS
                                               SUBGROUP 1         PRINCIPAL BALANCE OF            OUTSTANDING
         ORIGINAL TERM (MONTHS)              MORTGAGE LOANS    SUBGROUP 1 MORTGAGE LOANS       AS OF CUT-OFF DATE
--------------------------------------     ----------------   --------------------------  -------------------------

121 - 180.............................               2              $    218,856.96                    0.05%
301 - 360.............................           2,056               412,713,255.64                   99.95
                                           ----------------   --------------------------  -------------------------
TOTAL:................................           2,058              $412,932,112.60                  100.00%
                                           ================   ==========================  =========================

--------------------
*    The weighted average original term of the Subgroup 1 Mortgage Loans was approximately 360 months.

      REMAINING TERMS TO STATED MATURITY OF THE SUBGROUP 1 MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                             BALANCE OF SUBGROUP 1
                                               NUMBER OF              CUT-OFF DATE               MORTGAGE LOANS
                                               SUBGROUP 1         PRINCIPAL BALANCE OF            OUTSTANDING
         REMAINING TERM (MONTHS)             MORTGAGE LOANS    SUBGROUP 1 MORTGAGE LOANS       AS OF CUT-OFF DATE
--------------------------------------     ----------------   --------------------------   -------------------------

180 or less...........................               2              $    218,856.96                    0.05%
349 - 360.............................           2,056               412,713,255.64                   99.95
                                           ----------------      -----------------------   -------------------------
TOTAL:................................           2,058              $412,932,112.60                  100.00%
                                           ================      =======================   =========================

--------------------
*    The weighted average remaining term of the Subgroup 1 Mortgage Loans was approximately 358 months.

                                      S-40

                 PROPERTY TYPES OF THE SUBGROUP 1 MORTGAGE LOANS

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                             BALANCE OF SUBGROUP 1
                                               NUMBER OF              CUT-OFF DATE               MORTGAGE LOANS
                                               SUBGROUP 1         PRINCIPAL BALANCE OF            OUTSTANDING
              PROPERTY TYPE                  MORTGAGE LOANS    SUBGROUP 1 MORTGAGE LOANS       AS OF CUT-OFF DATE
--------------------------------------     ----------------   --------------------------   -------------------------

Single Family.........................           1,659              $316,530,800.27                   76.65%
2-4 Family............................             139                42,148,474.28                   10.21
PUD*..................................             156                36,158,449.79                    8.76
Condominium 1-4 Stories...............              93                15,843,285.22                    3.84
Condominium 5+ Stories................               9                 1,735,075.91                    0.42
Condominium Conversion................               2                   516,027.13                    0.12
                                           ----------------   --------------------------   -------------------------
TOTAL:................................           2,058              $412,932,112.60                  100.00%
                                           ================   ==========================   =========================

--------------------
*    PUD refers to a home or "unit" in a Planned Unit Development.

               OCCUPANCY STATUS OF THE SUBGROUP 1 MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                             BALANCE OF SUBGROUP 1
                                               NUMBER OF              CUT-OFF DATE               MORTGAGE LOANS
                                               SUBGROUP 1         PRINCIPAL BALANCE OF            OUTSTANDING
            OCCUPANCY STATUS                 MORTGAGE LOANS    SUBGROUP 1 MORTGAGE LOANS       AS OF CUT-OFF DATE
--------------------------------------     ----------------   --------------------------   -------------------------

Primary Residence.....................           1,911              $385,683,808.45                   93.40%
Investment Property...................             115                20,629,294.89                    5.00
Second Home...........................              32                 6,619,009.26                    1.60
                                           ----------------   --------------------------   -------------------------
TOTAL:................................           2,058              $412,932,112.60                  100.00%
                                           ================   ==========================   =========================

--------------------
*    Occupancy as represented by the Mortgagor at the time of origination.

                    PURPOSE OF THE SUBGROUP 1 MORTGAGE LOANS

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                             BALANCE OF SUBGROUP 1
                                               NUMBER OF              CUT-OFF DATE               MORTGAGE LOANS
                                               SUBGROUP 1         PRINCIPAL BALANCE OF            OUTSTANDING
                 PURPOSE                     MORTGAGE LOANS    SUBGROUP 1 MORTGAGE LOANS       AS OF CUT-OFF DATE
--------------------------------------     ----------------   --------------------------   -------------------------

Refinance - Cash Out..................           1,358              $307,639,715.42                   74.50%
Purchase..............................             516                68,036,781.16                   16.48
Refinance - Rate and Term.............             184                37,255,616.02                    9.02
                                           ----------------   --------------------------   -------------------------
TOTAL:................................           2,058              $412,932,112.60                  100.00%
                                           ================   ==========================   =========================

                                      S-41

         ORIGINAL LOAN-TO-VALUE RATIOS OF THE SUBGROUP 1 MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                             BALANCE OF SUBGROUP 1
                                               NUMBER OF              CUT-OFF DATE               MORTGAGE LOANS
         ORIGINAL LOAN-TO-VALUE                SUBGROUP 1         PRINCIPAL BALANCE OF            OUTSTANDING
                RATIO (%)                    MORTGAGE LOANS    SUBGROUP 1 MORTGAGE LOANS       AS OF CUT-OFF DATE
--------------------------------------     ----------------   --------------------------   -------------------------

50.00 or less.........................              76             $  12,865,932.74                    3.12%
50.01 -  60.00........................              98                19,419,739.54                    4.70
60.01 -  70.00........................             232                51,749,079.72                   12.53
70.01 -  80.00........................             859               163,921,287.54                   39.70
80.01 -  90.00........................             515               112,949,036.70                   27.35
90.01 - 100.00........................             278                52,027,036.36                   12.60
                                           ----------------   --------------------------   -------------------------
TOTAL:................................           2,058              $412,932,112.60                  100.00%
                                           ================   ==========================   =========================

--------------------
*    The weighted average original loan-to-value ratio of the first lien
     Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 79.44%.
     There are no second lien Subgroup 1 Mortgage Loans.

                                      S-42

         GEOGRAPHIC DISTRIBUTION OF THE SUBGROUP 1 MORTGAGED PROPERTIES*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                             BALANCE OF SUBGROUP 1
                                               NUMBER OF              CUT-OFF DATE               MORTGAGE LOANS
                                               SUBGROUP 1         PRINCIPAL BALANCE OF            OUTSTANDING
                LOCATION                     MORTGAGE LOANS    SUBGROUP 1 MORTGAGE LOANS       AS OF CUT-OFF DATE
--------------------------------------     ----------------   --------------------------   -------------------------

Alabama...............................              13            $    1,499,926.87                    0.36%
Alaska................................               2                   292,655.66                    0.07
Arizona...............................              46                10,046,559.55                    2.43
Arkansas..............................               8                 1,076,965.75                    0.26
California............................             248                72,514,680.40                   17.56
Colorado..............................              41                 8,080,181.04                    1.96
Connecticut...........................              36                 6,074,436.86                    1.47
Delaware..............................               3                   633,508.73                    0.15
District of Columbia..................               6                 1,313,061.30                    0.32
Florida...............................             259                50,156,356.56                   12.15
Georgia...............................              57                 8,642,861.79                    2.09
Hawaii................................              12                 3,952,096.89                    0.96
Idaho.................................              16                 2,312,792.30                    0.56
Illinois..............................              63                10,796,238.11                    2.61
Indiana...............................              26                 2,620,597.00                    0.63
Iowa..................................               8                   765,663.07                    0.19
Kansas................................              14                 1,652,130.05                    0.40
Kentucky..............................              14                 1,608,306.93                    0.39
Louisiana.............................               9                 1,054,786.19                    0.26
Maine.................................              25                 3,810,640.11                    0.92
Maryland..............................              59                12,476,444.14                    3.02
Massachusetts.........................             144                38,224,507.93                    9.26
Michigan..............................              90                12,334,405.87                    2.99
Minnesota.............................              18                 3,206,145.86                    0.78
Mississippi...........................               3                   224,760.21                    0.05
Missouri..............................              31                 4,029,378.14                    0.98
Montana...............................               2                   358,029.05                    0.09
Nevada................................              26                 6,255,011.44                    1.51
New Hampshire.........................              26                 4,810,672.49                    1.17
New Jersey............................             103                24,568,699.96                    5.95
New York..............................             126                37,316,673.91                    9.04
North Carolina........................              45                 5,245,129.86                    1.27
North Dakota..........................               1                   148,381.46                    0.04
Ohio..................................              57                 6,843,755.39                    1.66
Oklahoma..............................               9                   956,750.98                    0.23
Oregon................................              19                 3,974,073.32                    0.96
Pennsylvania..........................              56                 8,105,376.02                    1.96
Rhode Island..........................              19                 4,236,645.72                    1.03
South Carolina........................              20                 2,684,532.87                    0.65
South Dakota..........................               2                   143,242.45                    0.03
Tennessee.............................              18                 2,185,809.27                    0.53
Texas.................................             112                13,847,849.26                    3.35
Utah..................................              14                 1,835,722.71                    0.44
Vermont...............................               6                   946,919.31                    0.23
Virginia..............................              62                12,828,249.61                    3.11
Washington............................              46                10,619,040.85                    2.57
Wisconsin.............................              35                 5,134,139.94                    1.24
Wyoming...............................               3                   487,319.42                    0.12
                                           ----------------   --------------------------   -------------------------
TOTAL:................................           2,058              $412,932,112.60                  100.00%
                                           ================   ==========================   =========================

--------------------
*    The greatest ZIP Code geographic concentration of Subgroup 1 Mortgage
     Loans, by Subgroup 1 Cut-off Date Principal Balance, was approximately
     0.40% in the 11434 ZIP Code.

                                      S-43

              DOCUMENTATION LEVEL OF THE SUBGROUP 1 MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                             BALANCE OF SUBGROUP 1
                                               NUMBER OF             CUT-OFF DATE                MORTGAGE LOANS
                                              SUBGROUP 1         PRINCIPAL BALANCE OF             OUTSTANDING
           DOCUMENTATION LEVEL              MORTGAGE LOANS     SUBGROUP 1 MORTGAGE LOANS       AS OF CUT-OFF DATE
--------------------------------------     ----------------   --------------------------   -------------------------

Full Documentation....................           1,394             $252,181,114.08                    61.07%
Stated Documentation..................             650              156,974,697.78                    38.01
Lite Documentation....................              11                3,177,356.68                     0.77
No Documentation......................               3                  598,944.06                     0.15
                                           ----------------   --------------------------   -------------------------
TOTAL: ...............................           2,058             $413,932,112.60                   100.00%
                                           ================   ==========================   =========================

--------------------
*    For a description of each documentation level, see "The Originator--Option
     One Mortgage Corporation" in this prospectus supplement.

              CURRENT LOAN RATES OF THE SUBGROUP 1 MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                             BALANCE OF SUBGROUP 1
                                               NUMBER OF              CUT-OFF DATE               MORTGAGE LOANS
                                               SUBGROUP 1         PRINCIPAL BALANCE OF            OUTSTANDING
          CURRENT LOAN RATE (%)              MORTGAGE LOANS    SUBGROUP 1 MORTGAGE LOANS       AS OF CUT-OFF DATE
--------------------------------------     ----------------   --------------------------   -------------------------

 5.501 -  6.000.......................              22            $    6,611,023.14                    1.60%
 6.001 -  6.500.......................              54                14,278,178.03                    3.46
 6.501 -  7.000.......................             150                38,572,355.95                    9.34
 7.001 -  7.500.......................             169                44,401,546.61                   10.75
 7.501 -  8.000.......................             298                72,969,056.15                   17.67
 8.001 -  8.500.......................             287                62,200,650.49                   15.06
 8.501 -  9.000.......................             302                57,765,296.69                   13.99
 9.001 -  9.500.......................             204                36,266,359.34                    8.78
 9.501 - 10.000.......................             235                37,681,836.67                    9.13
10.001 - 10.500.......................             110                16,617,276.93                    4.02
10.501 - 11.000.......................             116                13,581,170.36                    3.29
11.001 - 11.500.......................              58                 6,847,310.66                    1.66
11.501 - 12.000.......................              46                 4,582,039.05                    1.11
12.001 - 12.500.......................               7                   558,012.53                    0.14
                                           ----------------   --------------------------   -------------------------
TOTAL:................................           2,058              $412,932,112.60                  100.00%
                                           ================   ==========================   =========================

--------------------
*    The weighted average Loan Rate of the Subgroup 1 Mortgage Loans as of the
     Cut-off Date was approximately 8.396% per annum.

                                      S-44

              MAXIMUM LOAN RATES OF THE SUBGROUP 1 MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                             BALANCE OF SUBGROUP 1
                                               NUMBER OF              CUT-OFF DATE               MORTGAGE LOANS
                                               SUBGROUP 1         PRINCIPAL BALANCE OF            OUTSTANDING
          MAXIMUM LOAN RATE (%)              MORTGAGE LOANS    SUBGROUP 1 MORTGAGE LOANS       AS OF CUT-OFF DATE
--------------------------------------     ----------------   --------------------------   -------------------------

 9.001 -  9.500.......................               2              $    353,490.20                    0.09%
 9.501 - 10.000.......................               3                   414,467.73                    0.10
10.501 - 11.000.......................               2                   415,396.26                    0.10
11.001 - 11.500.......................               2                   251,961.62                    0.06
11.501 - 12.000.......................              24                 7,084,835.54                    1.72
12.001 - 12.500.......................              51                13,493,702.05                    3.27
12.501 - 13.000.......................             148                38,372,030.16                    9.29
13.001 - 13.500.......................             171                44,893,675.07                   10.87
13.501 - 14.000.......................             294                71,576,667.95                   17.33
14.001 - 14.500.......................             286                62,330,219.77                   15.09
14.501 - 15.000.......................             300                57,649,980.18                   13.96
15.001 - 15.500.......................             204                36,275,317.77                    8.78
15.501 - 16.000.......................             236                37,829,596.62                    9.16
16.001 - 16.500.......................             109                16,494,185.22                    3.99
16.501 - 17.000.......................             115                13,509,224.22                    3.27
17.001 - 17.500.......................              58                 6,847,310.66                    1.66
17.501 - 18.000.......................              46                 4,582,039.05                    1.11
18.001 - 18.500.......................               7                   558,012.53                    0.14
                                           ----------------   --------------------------   -------------------------
TOTAL:................................           2,058              $412,932,112.60                  100.00%
                                           ================   ==========================   =========================

--------------------
*    The weighted average Maximum Loan Rate of the Subgroup 1 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 14.384% per annum.

                 GROSS MARGINS OF THE SUBGROUP 1 MORTGAGE LOANS*

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                             BALANCE OF SUBGROUP 1
                                               NUMBER OF              CUT-OFF DATE               MORTGAGE LOANS
                                               SUBGROUP 1         PRINCIPAL BALANCE OF            OUTSTANDING
            GROSS MARGINS (%)                MORTGAGE LOANS    SUBGROUP 1 MORTGAGE LOANS       AS OF CUT-OFF DATE
--------------------------------------     ----------------   --------------------------   -------------------------

3.501 - 4.000.........................               1              $    148,511.16                    0.04%
4.001 - 4.500.........................               1                   255,146.21                    0.06
4.501 - 5.000.........................              17                 3,486,841.87                    0.84
5.001 - 5.500.........................              41                 8,738,469.84                    2.12
5.501 - 6.000.........................              71                18,165,197.29                    4.40
6.001 - 6.500.........................           1,728               341,491,620.97                   82.70
6.501 - 7.000.........................             153                31,308,347.11                    7.58
7.001 - 7.500.........................              42                 8,677,323.36                    2.10
7.501 - 8.000.........................               4                   660,654.79                    0.16
                                           ----------------   --------------------------   -------------------------
TOTAL:................................           2,058              $412,932,112.60                  100.00%
                                           ================   ==========================   =========================

--------------------
*    The weighted average Gross Margin of the Subgroup 1 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately
     6.196% per annum.

                                      S-45

           NEXT RATE ADJUSTMENT DATE FOR THE SUBGROUP 1 MORTGAGE LOANS

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                             BALANCE OF SUBGROUP 1
                                               NUMBER OF              CUT-OFF DATE               MORTGAGE LOANS
                                               SUBGROUP 1         PRINCIPAL BALANCE OF            OUTSTANDING
        NEXT RATE ADJUSTMENT DATE            MORTGAGE LOANS    SUBGROUP 1 MORTGAGE LOANS       AS OF CUT-OFF DATE
--------------------------------------     ----------------   --------------------------   -------------------------

November 2007.........................               3              $    961,043.71                    0.23%
December 2007.........................              23                 5,566,261.05                    1.35
January 2008..........................              25                 7,154,236.51                    1.73
February 2008.........................              12                 4,026,226.81                    0.98
May 2008..............................           1,520               297,639,436.19                   72.08
June 2008.............................             314                62,892,735.92                   15.23
November 2008.........................               1                   214,141.94                    0.05
January 2009..........................               2                   383,830.86                    0.09
February 2009.........................               1                   114,853.46                    0.03
May 2009..............................              60                12,008,967.50                    2.91
June 2009.............................              11                 2,334,218.12                    0.57
November 2010.........................               1                   194,303.78                    0.05
December 2010.........................               2                   679,340.92                    0.16
January 2011..........................               3                   928,034.51                    0.22
February 2011.........................               1                   236,380.62                    0.06
May 2011..............................              66                15,065,071.53                    3.65
June 2011.............................              11                 2,288,262.57                    0.55
May 2021..............................               2                   244,766.60                    0.06
                                           ----------------   --------------------------   -------------------------
TOTAL:................................           2,058              $412,932,112.60                  100.00%
                                           ================   ==========================   =========================

                  PRODUCT TYPE OF THE SUBGROUP 1 MORTGAGE LOANS

                                                                                           % OF AGGREGATE PRINCIPAL
                                              NUMBER OF             CUT-OFF DATE            BALANCE OF SUBGROUP 1
                                              SUBGROUP 1        PRINCIPAL BALANCE OF      MORTGAGE LOANS OUTSTANDING
              PRODUCT TYPE                  MORTGAGE LOANS   SUBGROUP 1 MORTGAGE LOANS        AS OF CUT-OFF DATE
--------------------------------------     ----------------   --------------------------   -------------------------

15/15 ARM(1).........................               2            $    244,766.60                    0.06%
2/13 ARM(2)..........................               1                 119,413.21                    0.03
2/28 ARM(3)..........................           1,129             194,084,511.92                   47.00
2/28 ARM - 5 Yr IO(4)................             117              29,197,670.60                    7.07
2/28 ARM - 40 Yr Amortization((5)....             650             154,838,344.46                   37.50
3/12 ARM(6)..........................               1                  99,443.75                    0.02
3/27 ARM(7)..........................              38               7,535,222.44                    1.82
3/27 ARM - 5 Yr IO(8)................               3                 829,036.00                    0.20
3/27 ARM - 40 Yr Amortization(9).....              33               6,592,309.69                    1.60
5/25 ARM(10).........................              12               2,083,890.32                    0.50
5/25 ARM - 5 Yr IO(11)...............               7               1,645,500.00                    0.40
5/25 ARM - 40 Yr Amortization(12)....              65              15,662,003.61                    3.79
                                           ----------------   --------------------------   -------------------------
TOTAL:................................           2,058            $412,932,112.60                  100.00%
                                           ================   ==========================   =========================

                                      S-46

--------------------
(1)      15/15 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for fifteen years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(2)      2/13 ARM refers to a 15 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(3)      2/28 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(4)      2/28 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter. The Loan Rate on that Mortgage
         Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(5)      2/28 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(6)      3/12 ARM refers to a 15 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(7)      3/27 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(8)      3/27 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter. The Loan Rate on that Mortgage
         Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(9)      3/27 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(10)     5/25 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for five years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(11)     5/25 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter. The Loan Rate on that Mortgage
         Loan is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

(12)     5/25 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

          ORIGINAL TERM TO EXPIRATION OF SUBGROUP 1 PREPAYMENT PENALTY

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                             BALANCE OF SUBGROUP 1
                                               NUMBER OF              CUT-OFF DATE               MORTGAGE LOANS
      ORIGINAL NUMBER OF MONTHS TO             SUBGROUP 1         PRINCIPAL BALANCE OF            OUTSTANDING
              EXPIRATION                     MORTGAGE LOANS    SUBGROUP 1 MORTGAGE LOANS       AS OF CUT-OFF DATE
--------------------------------------     ----------------   --------------------------   -------------------------

Not Applicable........................             631              $124,446,016.31                   30.14%
7 - 12................................             129                40,234,449.83                    9.74
13 - 24...............................           1,198               228,604,042.30                   55.36
25 - 36...............................             100                19,647,604.16                    4.76
                                           ----------------   --------------------------   -------------------------
TOTAL:................................           2,058              $412,932,112.60                  100.00%
                                           ================   ==========================   =========================

                                      S-47

                 CREDIT GRADE OF THE SUBGROUP 1 MORTGAGE LOANS*

                                                                                           % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             CUT-OFF DATE            BALANCE OF SUBGROUP 1
                                              SUBGROUP 1         PRINCIPAL BALANCE OF     MORTGAGE LOANS OUTSTANDING
              CREDIT GRADE                  MORTGAGE LOANS    SUBGROUP 1 MORTGAGE LOANS       AS OF CUT-OFF DATE
--------------------------------------     ----------------   --------------------------   -------------------------

AA+...................................           1,361             $270,893,464.35                   65.60%
AA....................................             348               70,585,858.35                   17.09
A ....................................             162               36,051,877.66                    8.73
B ....................................             120               23,877,879.07                    5.78
C ....................................              52                9,121,298.59                    2.21
CC....................................              15                2,401,734.58                    0.58
                                           ----------------   --------------------------   -------------------------
TOTAL:................................           2,058             $412,932,112.60                  100.00%
                                           ================   ==========================   =========================

--------------------
*    For a description of each credit grade, see "The Originator--Option One
     Mortgage Corporation" in this prospectus supplement.

                 LIEN POSITION OF THE SUBGROUP 1 MORTGAGE LOANS

                                                                      CUT-OFF DATE         % OF AGGREGATE PRINCIPAL
                                                NUMBER OF         PRINCIPAL BALANCE OF       BALANCE OF SUBGROUP 1
                                           SUBGROUP 1 MORTGAGE     SUBGROUP 1 MORTGAGE    MORTGAGE LOANS OUTSTANDING
              LIEN POSITION                       LOANS                   LOANS               AS OF CUT-OFF DATE
--------------------------------------     ----------------       --------------------    --------------------------

First Lien............................           2,058                $412,932,112.60               100.00%
                                           ----------------       --------------------    --------------------------
TOTAL:................................           2,058                $412,932,112.60               100.00%
                                           ================       ====================    ==========================

                                      S-48

                            SUBGROUP 2 MORTGAGE LOANS

          ORIGINAL PRINCIPAL BALANCES OF THE SUBGROUP 2 MORTGAGE LOANS*

                                               NUMBER OF           ORIGINAL PRINCIPAL       % OF AGGREGATE ORIGINAL
                ORIGINAL                      SUBGROUP 2         BALANCE OF SUBGROUP 2        PRINCIPAL BALANCE OF
          PRINCIPAL BALANCE ($)             MORTGAGE LOANS           MORTGAGE LOANS        SUBGROUP 2 MORTGAGE LOANS
--------------------------------------     ----------------      ---------------------     --------------------------

      1 -  25,000.....................             161              $  3,647,226.60                    0.73%
 25,001 -  50,000.....................             571                20,247,630.45                    4.04
 50,001 -  75,000.....................             282                17,397,886.09                    3.47
 75,001 - 100,000.....................             196                17,203,329.80                    3.43
100,001 - 125,000.....................             200                22,438,880.00                    4.47
125,001 - 150,000.....................             161                22,086,969.50                    4.40
150,001 - 175,000.....................             145                23,504,714.95                    4.68
175,001 - 200,000.....................             126                23,612,138.50                    4.71
200,001 - 250,000.....................             187                42,226,350.80                    8.42
250,001 - 300,000.....................             155                42,486,664.93                    8.47
300,001 - 400,000.....................             151                51,754,155.90                   10.31
400,001 - 500,000.....................             157                70,820,783.00                   14.11
500,001 - 600,000.....................             106                58,120,996.00                   11.58
600,001 - 700,000.....................              49                31,789,026.00                    6.34
700,001 or greater....................              60                54,406,510.00                   10.84
                                           ----------------      ---------------------     --------------------------
TOTAL:................................           2,707              $501,743,262.52                  100.00%
                                           ================      =====================     ==========================

--------------------
*    The average Principal Balance of the Subgroup 2 Mortgage Loans at
     origination was approximately $185,350.

        CUT-OFF DATE PRINCIPAL BALANCES OF THE SUBGROUP 2 MORTGAGE LOANS*

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                               NUMBER OF        CUT-OFF DATE PRINCIPAL     SUBGROUP 2 MORTGAGE LOANS
              CUT-OFF DATE                    SUBGROUP 2         BALANCE OF SUBGROUP 2            OUTSTANDING
          PRINCIPAL BALANCE ($)             MORTGAGE LOANS          MORTGAGE LOANS            AS OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

      1 -  25,000.....................             161              $  3,643,741.02                   0.73%
 25,001 -  50,000.....................             571                20,223,602.31                   4.03
 50,001 -  75,000.....................             282                17,385,709.98                   3.47
 75,001 - 100,000.....................             196                17,188,291.64                   3.43
100,001 - 125,000.....................             201                22,541,738.02                   4.50
125,001 - 150,000.....................             160                21,938,518.67                   4.38
150,001 - 175,000.....................             145                23,485,854.48                   4.68
175,001 - 200,000.....................             126                23,591,781.37                   4.71
200,001 - 250,000.....................             189                42,687,454.82                   8.51
250,001 - 300,000.....................             153                41,951,313.41                   8.37
300,001 - 400,000.....................             151                51,712,385.24                  10.32
400,001 - 500,000.....................             157                70,764,186.63                  14.12
500,001 - 600,000.....................             106                58,078,617.02                  11.59
600,001 - 700,000.....................              49                31,766,315.42                   6.34
700,001 or greater....................              60                54,364,180.44                  10.84
                                           ----------------      ---------------------     --------------------------
TOTAL:................................           2,707              $501,323,690.47                 100.00%
                                           ================      =====================     ==========================

--------------------
*    The average Cut-off Date Principal Balance of the Subgroup 2 Mortgage Loans
     was approximately $185,195.

                                      S-49

                 FICO SCORES FOR THE SUBGROUP 2 MORTGAGE LOANS*

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                               NUMBER OF         CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                              SUBGROUP 2         BALANCE OF SUBGROUP 2            OUTSTANDING
               FICO SCORE                   MORTGAGE LOANS           MORTGAGE LOANS            AS OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

Not Available.........................               9              $  1,222,800.73                    0.24%
500...................................               2                   319,761.51                    0.06
501 - 525.............................              93                21,334,066.37                    4.26
526 - 550.............................             107                24,536,488.76                    4.89
551 - 575.............................             230                45,998,400.43                    9.18
576 - 600.............................             707               103,332,501.56                   20.61
601 - 625.............................             614               110,515,231.38                   22.04
626 - 650.............................             493                92,596,198.91                   18.47
651 - 675.............................             325                70,684,657.09                   14.10
676 - 700.............................              87                18,424,621.92                    3.68
701 - 725.............................              24                 7,393,485.94                    1.47
726 - 750.............................              12                 3,645,776.52                    0.73
751 - 775.............................               2                   740,292.43                    0.15
776 - 800.............................               1                   459,379.38                    0.09
801 - 825.............................               1                   120,027.54                    0.02
                                           ----------------      ---------------------     --------------------------
TOTAL:................................           2,707              $501,323,690.47                  100.00%
                                           ================      =====================     ==========================

--------------------
*    The non-zero weighted average FICO score of the Mortgagors of the Subgroup
     2 Mortgage Loans as of the Cut-off Date was approximately 613.

       ORIGINAL TERMS TO STATED MATURITY OF THE SUBGROUP 2 MORTGAGE LOANS*

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                               NUMBER OF         CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                              SUBGROUP 2         BALANCE OF SUBGROUP 2            OUTSTANDING
         ORIGINAL TERM (MONTHS)             MORTGAGE LOANS           MORTGAGE LOANS            AS OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

120 or less...........................               1              $     37,814.39                    0.00%
121 - 180.............................               3                   187,263.24                    0.04
181 - 240.............................               5                   245,488.04                    0.05
301 - 360.............................           2,698               500,853,124.80                   99.91
                                           ----------------      ---------------------     --------------------------
TOTAL:................................           2,707              $501,323,690.47                  100.00%
                                           ================      =====================     ==========================

--------------------
*    The weighted average original term of the Subgroup 2 Mortgage Loans was approximately 360 months.

      REMAINING TERMS TO STATED MATURITY OF THE SUBGROUP 2 MORTGAGE LOANS*

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                               NUMBER OF         CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                              SUBGROUP 2         BALANCE OF SUBGROUP 2            OUTSTANDING
         REMAINING TERM (MONTHS)            MORTGAGE LOANS           MORTGAGE LOANS            AS OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

180 or less...........................               4              $    225,077.63                    0.04%
181 - 348.............................               5                   245,488.04                    0.05
349 - 360.............................           2,698               500,853,124.80                   99.91
                                           ----------------      ---------------------     --------------------------
TOTAL:................................           2,707              $501,323,690.47                  100.00%
                                           ================      =====================     ==========================

--------------------
*    The weighted average remaining term of the Subgroup 2 Mortgage Loans was approximately 358 months.

                                      S-50

                 PROPERTY TYPES OF THE SUBGROUP 2 MORTGAGE LOANS

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                               NUMBER OF         CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                              SUBGROUP 2         BALANCE OF SUBGROUP 2            OUTSTANDING
              PROPERTY TYPE                 MORTGAGE LOANS           MORTGAGE LOANS            AS OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

Single Family.........................           2,162              $377,600,558.34                   75.32%
PUD*..................................             261                64,873,165.85                   12.94
2-4 Family............................             130                33,150,098.37                    6.61
Condominium 1-4 Stories...............             139                23,448,911.41                    4.68
Condominium 5+ Stories................              11                 1,914,726.76                    0.38
Condominium Conversion................               4                   336,229.74                    0.07
                                           ----------------      ---------------------     --------------------------
TOTAL:................................           2,707              $501,323,690.47                  100.00%
                                           ================      =====================     ==========================

--------------------
*    PUD refers to a home or "unit" in a Planned Unit Development.

               OCCUPANCY STATUS OF THE SUBGROUP 2 MORTGAGE LOANS*

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                               NUMBER OF         CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                               SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
            OCCUPANCY STATUS                 MORTGAGE LOANS          MORTGAGE LOANS            AS OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

Primary Residence.....................           2,568              $470,618,350.80                   93.88%
Investment Property...................             125                24,859,643.03                    4.96
Second Home...........................              14                 5,845,696.64                    1.17
                                           ----------------      ---------------------     --------------------------
TOTAL:................................           2,707              $501,323,690.47                  100.00%
                                           ================      =====================     ==========================

--------------------
*    Occupancy as represented by the Mortgagor at the time of origination.

                    PURPOSE OF THE SUBGROUP 2 MORTGAGE LOANS

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                               NUMBER OF         CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                              SUBGROUP 2         BALANCE OF SUBGROUP 2            OUTSTANDING
                 PURPOSE                    MORTGAGE LOANS           MORTGAGE LOANS            AS OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

Purchase..............................           1,804              $241,328,171.28                   48.14%
Refinance - Cash Out..................             769               231,056,480.16                   46.09
Refinance - Rate and Term.............             134                28,939,039.03                    5.77
                                           ----------------      ---------------------     --------------------------
TOTAL:................................           2,707              $501,323,690.47                  100.00%
                                           ================      =====================     ==========================

                                      S-51

        ORIGINAL LOAN-TO-VALUE RATIOS OF THE SUBGROUP 2 MORTGAGE LOANS *

                                                                                            % OF AGGREGATE PRINCIPAL
                                                                                             BALANCE OF SUBGROUP 2
                                               NUMBER OF         CUT-OFF DATE PRINCIPAL          MORTGAGE LOANS
         ORIGINAL LOAN-TO-VALUE                SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
               RATIO** (%)                   MORTGAGE LOANS          MORTGAGE LOANS            AS OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

50.00 or less.........................              41            $    7,175,102.17                    1.43%
50.01 -  60.00........................              60                17,059,244.30                    3.40
60.01 -  70.00........................             171                52,438,303.35                   10.46
70.01 -  80.00........................             854               211,789,407.34                   42.25
80.01 -  90.00........................             319               107,121,702.69                   21.37
90.01 - 100.00........................           1,262               105,739,930.62                   21.09
                                           ----------------      ---------------------     --------------------------
TOTAL:................................           2,707              $501,323,690.47                  100.00%
                                           ================      =====================     ==========================

--------------------
*    The weighted average original loan-to-value ratio of the first lien
     Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 80.26%.
     The weighted average combined loan-to-value ratio of the second lien
     Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 99.78%.
**   Original loan-to-value ratio for first lien Mortgage Loans and combined loan-to-value ratio for second lien Mortgage Loans.

                                      S-52

         GEOGRAPHIC DISTRIBUTION OF THE SUBGROUP 2 MORTGAGED PROPERTIES*

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                              NUMBER OF         CUT-OFF DATE PRINCIPAL     SUBGROUP 2 MORTGAGE LOANS
                                              SUBGROUP 2         BALANCE OF SUBGROUP 2            OUTSTANDING
                LOCATION                    MORTGAGE LOANS          MORTGAGE LOANS             AS OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

Alabama...............................              24           $    2,113,186.88                     0.42%
Arizona...............................              60               11,285,070.09                     2.25
Arkansas..............................               3                  243,343.70                     0.05
California............................             387              140,435,929.47                    28.01
Colorado..............................              72                9,412,162.22                     1.88
Connecticut...........................              33                5,133,478.59                     1.02
Delaware..............................               3                  295,703.10                     0.06
District of Columbia..................               2                  732,750.62                     0.15
Florida...............................             334               56,121,153.95                    11.19
Georgia...............................              69                7,440,920.66                     1.48
Hawaii................................              29               10,127,208.90                     2.02
Idaho.................................              12                1,121,131.73                     0.22
Illinois..............................              82               13,748,795.27                     2.74
Indiana...............................              27                2,639,630.29                     0.53
Iowa..................................               7                  728,545.02                     0.15
Kansas................................              11                  914,821.98                     0.18
Kentucky..............................              21                1,732,040.42                     0.35
Louisiana.............................              22                1,915,565.16                     0.38
Maine.................................              26                3,181,274.89                     0.63
Maryland..............................              49               13,878,077.96                     2.77
Massachusetts.........................             143               31,927,136.33                     6.37
Michigan..............................              97                7,434,287.79                     1.48
Minnesota.............................              28                3,159,873.53                     0.63
Mississippi...........................               5                  419,705.66                     0.08
Missouri..............................              33                3,818,421.48                     0.76
Montana...............................               3                  109,579.44                     0.02
Nevada................................              39                9,174,489.87                     1.83
New Hampshire.........................              17                2,473,874.00                     0.49
New Jersey............................              63               18,559,145.71                     3.70
New York..............................             120               39,628,800.82                     7.90
North Carolina........................              54                5,154,215.46                     1.03
Ohio..................................              80                6,417,891.63                     1.28
Oklahoma..............................              16                1,293,897.04                     0.26
Oregon................................              18                3,516,909.37                     0.70
Pennsylvania..........................              60                8,138,830.05                     1.62
Rhode Island..........................              29                4,935,588.70                     0.98
South Carolina........................              27                4,694,286.34                     0.94
South Dakota..........................               3                  258,606.90                     0.05
Tennessee.............................              52                4,237,465.47                     0.85
Texas.................................             312               27,505,717.92                     5.49
Utah..................................              37                4,133,763.10                     0.82
Vermont...............................               7                  600,263.26                     0.12
Virginia..............................             103               19,111,849.62                     3.81
Washington............................              49                8,165,514.20                     1.63
Wisconsin.............................              30                2,585,861.85                     0.52
Wyoming...............................               9                  666,924.03                     0.13
                                           ----------------      ---------------------     --------------------------
TOTAL:................................           2,707             $501,323,690.47                   100.00%
                                           ================      =====================     ==========================

--------------------
*    The greatest ZIP Code geographic concentration of Subgroup 2 Mortgage
     Loans, by Subgroup 2 Cut-off Date Principal Balance, was approximately
     0.44% in the 91344 ZIP Code.

                                      S-53

              DOCUMENTATION LEVEL OF THE SUBGROUP 2 MORTGAGE LOANS*

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                                                  CUT-OFF DATE PRINCIPAL       SUBGROUP 2 MORTGAGE
                                           NUMBER OF SUBGROUP      BALANCE OF SUBGROUP 2        LOANS OUTSTANDING
           DOCUMENTATION LEVEL              2 MORTGAGE LOANS          MORTGAGE LOANS           AS OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

Full Documentation....................           2,054                $311,651,265.78                  62.17%
Stated Documentation..................             639                 186,326,660.00                  37.17
Lite Documentation....................               9                   2,008,780.68                   0.40
No Documentation......................               5                   1,336,984.01                   0.27
                                           ----------------      ---------------------     --------------------------
TOTAL:................................           2,707                $501,323,690.47                 100.00%
                                           ================      =====================     ==========================

--------------------
*    For a description of each documentation level, see "The Originator--Option
     One Mortgage Corporation" in this prospectus supplement.

              CURRENT LOAN RATES OF THE SUBGROUP 2 MORTGAGE LOANS*

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                               NUMBER OF         CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                              SUBGROUP 2         BALANCE OF SUBGROUP 2            OUTSTANDING
          CURRENT LOAN RATE (%)             MORTGAGE LOANS           MORTGAGE LOANS            AS OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

 5.501 -  6.000.......................              19              $  8,034,320.23                    1.60%
 6.001 -  6.500.......................              52                26,012,777.63                    5.19
 6.501 -  7.000.......................             142                52,472,567.15                   10.47
 7.001 -  7.500.......................             164                59,572,887.43                   11.88
 7.501 -  8.000.......................             284                89,338,569.55                   17.82
 8.001 -  8.500.......................             252                69,396,544.11                   13.84
 8.501 -  9.000.......................             269                60,287,127.05                   12.03
 9.001 -  9.500.......................             153                29,894,605.80                    5.96
 9.501 - 10.000.......................             188                29,127,220.38                    5.81
10.001 - 10.500.......................             139                16,432,049.53                    3.28
10.501 - 11.000.......................              78                10,685,742.71                    2.13
11.001 - 11.500.......................             156                10,871,691.73                    2.17
11.501 - 12.000.......................             189                11,204,966.31                    2.24
12.001 - 12.500.......................             244                12,357,629.41                    2.47
12.501 - 13.000.......................             253                10,777,145.55                    2.15
13.001 - 13.500.......................              58                 2,256,741.71                    0.45
13.501 - 14.000.......................              61                 2,387,827.32                    0.48
14.001 - 14.500.......................               6                   213,276.87                    0.04
                                           ----------------      ---------------------     --------------------------
TOTAL:................................           2,707              $501,323,690.47                  100.00%
                                           ================      =====================     ==========================

--------------------
*    The weighted average Loan Rate of the Subgroup 2 Mortgage Loans as of the
     Cut-off Date was approximately 8.492% per annum.

                                      S-54

              MAXIMUM LOAN RATES OF THE SUBGROUP 2 MORTGAGE LOANS*

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                              NUMBER OF          CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                              SUBGROUP 2         BALANCE OF SUBGROUP 2            OUTSTANDING
         MAXIMUM LOAN RATE (%)              MORTGAGE LOANS           MORTGAGE LOANS            AS OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

Not Applicable........................          1,042              $  48,275,519.76                    9.63%
10.001 - 10.500.......................              1                    107,904.48                    0.02
10.501 - 11.000.......................              1                    142,313.04                    0.03
11.001 - 11.500.......................              2                    315,756.18                    0.06
11.501 - 12.000.......................             22                  8,508,453.04                    1.70
12.001 - 12.500.......................             54                 26,262,204.70                    5.24
12.501 - 13.000.......................            142                 52,252,198.39                   10.42
13.001 - 13.500.......................            165                 59,929,188.69                   11.95
13.501 - 14.000.......................            282                 89,069,044.77                   17.77
14.001 - 14.500.......................            247                 68,535,262.40                   13.67
14.501 - 15.000.......................            236                 58,608,404.59                   11.69
15.001 - 15.500.......................            153                 30,209,560.06                    6.03
15.501 - 16.000.......................            138                 27,203,416.28                    5.43
16.001 - 16.500.......................             85                 13,487,458.49                    2.69
16.501 - 17.000.......................             60                  9,400,362.06                    1.88
17.001 - 17.500.......................             30                  3,500,860.36                    0.70
17.501 - 18.000.......................             32                  3,980,135.58                    0.79
18.001 - 18.500.......................             12                  1,412,584.44                    0.28
18.501 - 19.000.......................              2                     77,873.15                    0.02
19.001 - 19.500.......................              1                     45,190.01                    0.01
                                           ----------------      ---------------------     --------------------------
TOTAL:................................          2,707               $501,323,690.47                  100.00%
                                           ================      =====================     ==========================

--------------------
*    The weighted average Maximum Loan Rate of the Subgroup 2 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 14.116% per annum.

                 GROSS MARGINS OF THE SUBGROUP 2 MORTGAGE LOANS*

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                              NUMBER OF          CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                              SUBGROUP 2         BALANCE OF SUBGROUP 2           OUTSTANDING AS
           GROSS MARGINS (%)                MORTGAGE LOANS           MORTGAGE LOANS             OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

Not Applicable........................          1,042              $  48,275,519.76                    9.63%
3.501 - 4.000.........................              1                    111,867.95                    0.02
4.001 - 4.500.........................              3                  1,138,360.75                    0.23
4.501 - 5.000.........................              8                  2,954,877.95                    0.59
5.001 - 5.500.........................             23                  6,923,851.78                    1.38
5.501 - 6.000.........................             50                 18,775,968.20                    3.75
6.001 - 6.500.........................          1,454                394,589,259.53                   78.71
6.501 - 7.000.........................             86                 19,956,079.80                    3.98
7.001 - 7.500.........................             32                  7,129,604.68                    1.42
7.501 - 8.000.........................              7                  1,228,511.71                    0.25
8.001 - 8.500.........................              1                    239,788.36                    0.05
                                           ----------------      ---------------------     --------------------------
TOTAL:................................          2,707               $501,323,690.47                  100.00%
                                           ================      =====================     ==========================

--------------------
*    The weighted average Gross Margin of the Subgroup 2 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately
     6.160% per annum.

                                      S-55

           NEXT RATE ADJUSTMENT DATE FOR THE SUBGROUP 2 MORTGAGE LOANS

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                              NUMBER OF         CUT-OFF DATE PRINCIPAL     SUBGROUP 2 MORTGAGE LOANS
                                             SUBGROUP 2          BALANCE OF SUBGROUP 2            OUTSTANDING
       NEXT RATE ADJUSTMENT DATE           MORTGAGE LOANS           MORTGAGE LOANS             AS OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

Not Applicable........................          1,042             $  48,275,519.76                     9.63%
November 2007.........................              4                   866,770.90                     0.17
December 2007.........................             14                 4,857,224.31                     0.97
January 2008..........................             19                 7,241,859.43                     1.44
February 2008.........................             10                 3,710,061.45                     0.74
May 2008..............................          1,288               339,319,689.89                    67.68
June 2008.............................            204                55,764,656.59                    11.12
December 2008.........................              2                   881,046.78                     0.18
May 2009..............................             38                10,723,590.47                     2.14
June 2009.............................              6                 1,723,760.91                     0.34
November 2010.........................              1                   279,066.58                     0.06
December 2010.........................              2                 1,407,296.34                     0.28
May 2011..............................             60                21,517,609.11                     4.29
June 2011.............................             13                 4,605,090.37                     0.92
May 2021..............................              2                    60,068.51                     0.01
June 2021.............................              2                    90,379.07                     0.02
                                           ----------------      ---------------------     --------------------------
TOTAL:................................          2,707              $501,323,690.47                   100.00%
                                           ================      =====================     ==========================

                                      S-56

                  PRODUCT TYPE OF THE SUBGROUP 2 MORTGAGE LOANS

                                                                                               % OF AGGREGATE
                                                                                            PRINCIPAL BALANCE OF
                                             NUMBER OF        CUT-OFF DATE PRINCIPAL     SUBGROUP 2 MORTGAGE LOANS
                                            SUBGROUP 2        BALANCE OF SUBGROUP 2             OUTSTANDING
              PRODUCT TYPE                MORTGAGE LOANS          MORTGAGE LOANS             AS OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

Fixed - 10 Year.......................              1         $        37,814.39                    0.01%
Fixed - 15 Year.......................              3                 187,263.24                    0.04
Fixed - 20 Year.......................              5                 245,488.04                    0.05
Fixed - 30 Year.......................          1,033              47,804,954.09                    9.54
15/15 ARM(1)..........................              4                 150,447.58                    0.03
2/28 ARM(2)...........................            864             177,290,228.91                   35.36
2/28 ARM - 5 Yr IO(3).................            139              54,949,503.60                   10.96
2/28 ARM - 40 Yr Amortization(4)......            536             179,520,530.06                   35.81
3/27 ARM(5)...........................             30               6,686,852.10                    1.33
3/27 - 5 Yr IO(6).....................              2                 741,548.01                    0.15
3/27 ARM - 40 Yr Amortization(7)......             14               5,899,998.05                    1.18
5/25 ARM(8)...........................             13               2,435,255.71                    0.49
5/25 ARM - 5 Yr IO(9).................             14               6,343,019.12                    1.27
5/25 ARM - 40 Yr Amortization(10).....             49              19,030,787.57                    3.80
                                           ----------------   ----------------------       --------------------------
TOTAL:................................          2,707            $501,323,690.47                  100.00%
                                           ================   ======================       ==========================

--------------------
(1)      15/15 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for fifteen years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(2)      2/28 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(3)      2/28 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter. The Loan Rate on that Mortgage
         Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(4)      2/28 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(5)      3/27 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(6)      3/27 - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter. The Loan Rate on that Mortgage
         Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(7)      3/27 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(8)      5/25 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for five years after the origination of that Mortgage Loan.
         Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(9)      5/25 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter. The Loan Rate on that Mortgage
         Loan is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

(10)     5/25 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

                                      S-57

                ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY
                        OF THE SUBGROUP 2 MORTGAGE LOANS

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                              NUMBER OF          CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                              SUBGROUP 2         BALANCE OF SUBGROUP 2            OUTSTANDING
ORIGINAL NUMBER OF MONTHS TO EXPIRATION     MORTGAGE LOANS           MORTGAGE LOANS            AS OF CUT-OFF DATE
--------------------------------------     ----------------      ---------------------     --------------------------

Not Applicable........................          1,014               $127,110,566.50                   25.35%
 7 - 12...............................            129                 46,511,315.42                    9.28
13 - 24...............................          1,438                298,379,929.54                   59.52
25 - 36...............................            126                 29,321,879.01                    5.85
                                           ----------------      ---------------------     --------------------------
TOTAL:................................          2,707               $501,323,690.47                  100.00%
                                           ================      =====================     ==========================

                 CREDIT GRADE OF THE SUBGROUP 2 MORTGAGE LOANS*

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                                                  CUT-OFF DATE PRINCIPAL       SUBGROUP 2 MORTGAGE
                                          NUMBER OF SUBGROUP 2     BALANCE OF SUBGROUP 2        LOANS OUTSTANDING
              CREDIT GRADE                   MORTGAGE LOANS           MORTGAGE LOANS           AS OF CUT-OFF DATE
--------------------------------------     ----------------       ----------------------   --------------------------

AA+...................................          2,268                 $399,419,073.08                  79.67%
AA....................................            246                   53,559,800.24                  10.68
A ....................................             84                   24,895,281.68                   4.97
B ....................................             61                   15,031,906.84                   3.00
C ....................................             31                    5,718,381.45                   1.14
CC....................................             17                    2,699,247.18                   0.54
                                           ----------------       ----------------------   --------------------------
TOTAL:................................          2,707                 $501,323,690.47                 100.00%
                                           ================       ======================   ==========================

--------------------
*    For a description of each credit grade, see "The Originator--Option One
     Mortgage Corporation" in this prospectus supplement.

                 LIEN POSITION OF THE SUBGROUP 2 MORTGAGE LOANS

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                                NUMBER OF              CUT-OFF DATE            SUBGROUP 2 MORTGAGE
                                           SUBGROUP 2 MORTGAGE     PRINCIPAL BALANCE OF         LOANS OUTSTANDING
             LIEN POSITION                        LOANS          SUBGROUP 2 MORTGAGE LOANS     AS OF CUT-OFF DATE
--------------------------------------     ----------------      ------------------------- --------------------------

First Lien............................          1,661                 $452,897,723.13                  90.34%
Second Lien...........................          1,046                   48,425,967.34                   9.66
                                           ----------------      -----------------------   --------------------------
TOTAL:................................          2,707                 $501,323,690.47                 100.00%
                                           ================      =======================   ==========================

                                      S-58

THE INDEX

     The index with respect to the adjustable-rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by The Wall Street Journal (the
"Index"). If the Index becomes unpublished or is otherwise unavailable, the
Servicer will select an alternative index that is based upon comparable information.

     Listed below are historical values of certain average yields, which are related to the Index. The monthly averages shown are intended only to provide an historical summary of the movements in the Index and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to the Index as published by a different source for the same period.

                                                SIX-MONTH LIBOR INDEX
----------------------------------------------------------------------------------------------------------------
MONTH                              2006           2005          2004          2003          2002           2001
-----                            --------       -------       -------       -------       -------        -------

January......................... 4.73260%       2.89119%      1.18801%      1.37293%      1.93418%       5.53091%
February........................ 4.92275%       3.04672       1.18575       1.34338       2.03559        5.20247
March........................... 5.05275%       3.28152       1.15853       1.26429       2.23531        4.80858
April........................... 5.20470%       3.38366       1.28028       1.27931       2.20696        4.47553
May............................. 5.28870%       3.48591       1.52145       1.23334       2.10051        4.08448
June............................ 5.49495%       3.61307       1.81122       1.08146       2.00177        3.83006
July............................                3.83330       1.89381       1.12332       1.90524        3.79111
August..........................                4.02300       1.94065       1.19525       1.76385        3.57105
September.......................                4.04510       2.08716       1.18557       1.77994        3.00113
October.........................                4.35300       2.22685       1.20399       1.73677        2.34255
November........................                4.55490       2.50011       1.24331       1.46164        2.10651
December........................                4.66620       2.71039       1.23503       1.42222        1.98829

                                      S-59

                           THE SPONSOR AND THE SELLER

         DLJ Mortgage Capital, Inc., a Delaware corporation ("DLJMC"), is referred to in this prospectus supplement as the "Sponsor." Its executive offices are located at 11 Madison Avenue, New York, New York 10010. The Sponsor
is an affiliate of the Depositor, Credit Suisse Securities (USA) LLC and Credit
Suisse International.

         The Sponsor, together with its affiliates, is involved in
mortgage-backed securitizations and other structured financing arrangements. The
Sponsor has been engaged in the securitization of assets since its inception in
1988. In connection with these activities, the Sponsor uses special purpose entities, such as the Depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

         During fiscal year 2005, the Sponsor and its affiliates securitized approximately $44.4 billion of residential mortgages.

         In the normal course of its securitization program, the Sponsor acquires mortgage loans from third party originators and through its affiliates.
The Sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the Depositor and the Depositor issues the certificates supported by the cash flows generated by the mortgage loans and secured by the mortgage loans. The Sponsor will make certain representations and warranties to the Depositor and the Trustee regarding the mortgage loans and if such representations and warranties are breached, the Sponsor may have an obligation to repurchase or substitute such mortgage loans from the Depositor
(or directly from the Trustee). To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the
Sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

                             STATIC POOL INFORMATION

         The Depositor will make available any of the Sponsor's material static pool information as required under the SEC's rules and regulations on a website on the world wide web. The static pool information material to this offering of certificates is located in the hyperlink labeled ABSC OOMC 2006-HE5 at
http://www.credit-suisse.ABSC.static-pool.com. Access to this web address is unrestricted and free of charge. The static pool information includes (i)
information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

         The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

         There can be no assurances that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the Issuing Entity.

                                  THE DEPOSITOR

         The Depositor is Asset Backed Securities Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Credit Suisse (USA), Inc. The
Depositor is an affiliate of the Sponsor, the Seller,

                                      S-60

Credit Suisse Securities (USA) LLC and Credit Suisse International. The
Depositor will not have any business operations other than securitizing mortgage assets and related activities and does not have, nor is it expected in the future to have, any significant assets.

         The principal executive offices of the Depositor are located at 11
Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.
After issuance of the Certificates, the Depositor will have no material duties or responsibilities with respect to the Mortgage Loans or the Certificates.

         The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling trust assets to those trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the certificates of any series. Trust assets will be acquired by the Depositor directly or through one or more affiliates.

                               THE ISSUING ENTITY

         On the Closing Date, and until the termination of the trust pursuant to the Pooling Agreement, Asset Backed Securities Corporation Home Equity Loan
Trust, Series OOMC 2006-HE5 will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling
Agreement by the Depositor and its assets will consist of the trust fund. The
Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

         The Issuing Entity will not have any employees, officers or directors.
The Trustee, the Depositor and the Servicer will act on behalf of the Issuing
Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling Agreement.

         The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically set forth in the Pooling Agreement. After its formation, the Issuing Entity's only activities will be: acquiring and holding the assets of the Trust and the proceeds thereof; issuing the Certificates, distributing payments on the Certificates; and other activities related to or connected with the foregoing. Under the Pooling Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Fund, borrow money on behalf of the Trust
Fund or make loans from the assets of the Trust Fund to any person or entity.

         The Pooling Agreement provides that the Depositor assign to the Trustee for the benefit of the certificateholders without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans. Furthermore, the
Pooling Agreement states that, although it is intended that the conveyance by the Depositor to the Trustee of the Mortgage Loans be construed as a sale, the conveyance of the Mortgage Loans shall also be deemed to be a grant by the
Depositor to the Trustee of a security interest in the Mortgage Loans.

         If the assets of the Trust are insufficient to pay the
certificateholders all principal and interest owed, holders of Certificates may not receive all of their expected payments of interest and principal and may suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Seller, the Depositor or the Originator, it is not anticipated that the
Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

                                      S-61

                                 THE ORIGINATOR

         The information set forth in the following paragraphs has been provided by Option One Mortgage Corporation ("Option One").

GENERAL

         Option One, a California corporation headquartered in Irvine,
California, is the originator of the Mortgage Loans (the "Originator").

         Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans. Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. ("H&R Block"). Borrowers who qualify under the Originator's underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Originator originates mortgage loans based on its underwriting guidelines and does not determine whether such mortgage loans would be acceptable for purchase by Fannie
Mae or Freddie Mac.

         The following table details the Originator's wholesale and retail originations for the years ended April 30, 2003, 2004, 2005 and 2006:

                                                YEARS ENDED APRIL 30,
                             2003                 2004              2005              2006
                      ----------------------------------------------------------------------------
                                               (DOLLARS IN THOUSANDS)
                      ----------------------------------------------------------------------------

Wholesale                $13,659,243           $20,150,992       $26,977,810         $36,028,794
Retail                   $2,918,378            $ 3,105,021       $ 4,023,914         $4,750,969
                         ----------            -----------       -----------         ----------
     Total               $16,577,621           $23,256,013       $31,001,724         $40,779,763
                         ===========           ===========       ===========         ===========

         Information regarding the Originator's non-prime originations is as follows:

                                             YEARS ENDED APRIL 30,
                                ------------------------------------------------
                                  2003        2004        2005         2006
                                ------------------------------------------------
Mortgage Loan type:                         (DOLLARS IN THOUSANDS)
                                ------------------------------------------------
   2-year ARM                     70.3%       63.4%       61.6%       54.5%
   3-year ARM                     5.1%        5.2%        4.0%         4.9%
   Fixed 1st                      23.9%       28.7%       17.7%       14.2%
   Fixed 2nd                      0.7%        1.6%        3.8%         2.4%
   Interest only                  0.0%        0.7%        12.6%       21.1%
   Other                          0.0%        0.4%        0.3%         3.0%
Loan purpose:
   Cash-out refinance             64.9%       67.1%       63.5%       58.8%
   Purchase                       26.9%       26.0%       30.8%       35.0%
   Rate or term refinance         8.2%        6.9%        5.7%         6.3%
Loan characteristics:
   Average loan size              $ 144       $ 151       $160         $217
   Weighted-average
   loan-to-value                  78.7%       78.1%       78.9%       80.6%
   Weighted-average FICO score     604         608         614         622

                                      S-62

UNDERWRITING STANDARDS

         The Mortgage Loans will have been originated generally in accordance with Option One's Guidelines (the "Option One Underwriting Guidelines"). The
Option One Underwriting Guidelines are primarily intended to assess the value of the mortgaged property, to evaluate the adequacy of such property as collateral for the mortgage loan and to assess the applicant's ability to repay the mortgage loan. The Mortgage Loans were also generally underwritten with a view toward resale in the secondary market. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with customary Fannie Mae and Freddie Mac standards.

         On a case-by-case basis, exceptions to the Option One Underwriting
Guidelines are made where compensating factors exist. Except as specifically stated herein, the Option One Underwriting Guidelines are the same for first lien mortgage loans and second lien mortgage loans.

         Each mortgage loan applicant completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Option One Underwriting
Guidelines require a credit report and, if available, a credit score on each applicant from a credit-reporting agency. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. A credit score is a statistical ranking of likely future credit performance developed by Fair, Isaac and Co.,
Inc. and made available through the three national credit data repositories--Equifax, TransUnion and Experian.

           Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

         The Option One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and require Option One's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal, supports the loan balance. The maximum loan amount for mortgage loans originated under the origination programs varies by state and may be originated up to $1,400,000. Option One recognizes that an appraised value is an opinion and thus, allows for variances to the appraisal based on a review of such appraisal, the loan-to-value ratio ("LTV") and other risk factors. The maximum variance between the appraisal and a review of the appraisal is limited to (i)
10% for LTVs that are less than or equal to 85%, (ii) 5% for LTVs between 85.01%
and 95%, and (iii) 3% for LTVs over 95%. References to LTV's in this section are based on loan balance (including the principal balance of the senior lien when referring to a second lien mortgage loan) relative to (a) in the case of a purchase money mortgage loan, the lesser of the appraised value or the sales price of the related mortgaged property and (b) in the case of a refinance mortgage loan, the appraised value. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review.
Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

         Option One Underwriting Guidelines require a reasonable determination of an applicant's ability to repay the loan. Such determination is based on a review of the applicant's source of income, calculation of a debt service-to-income ratio based on the amount of income from sources indicated on the loan application or similar documentation, a review of the applicant's credit history and the type and intended use of the property being financed.

                                      S-63

         Except with respect to the No Documentation program that is described below, the Option One Underwriting Guidelines require verification or evaluation of the income of each applicant and, for purchase transactions, verification of the seasoning or source of funds (in excess of $2,500) required to be deposited by the applicant into escrow. The income verification required under Option
One's various mortgage loan programs is as follows:

         Full Documentation, the highest level of income documentation, generally requires applicants to submit one written form of verification from the employer of stable income for at least 12 months. A wage-earner may document income by a current pay stub reflecting year to date income and applicant's most recent W-2 or IRS Form 1040. A self-employed applicant may document income with either the most recent federal tax returns or personal bank statements.

         Lite Documentation is for applicants who otherwise cannot meet the requirements of the full documentation program and requires applicants to submit
3 months' bank statements or a paystub as verification of income.

         Stated Income Documentation applicants are qualified based upon monthly income as stated on the mortgage loan application.

         No Documentation, which is only available under the AA+ credit grade, does not require any statement or proof of income, employment or assets. The credit decision is based on the borrower's credit score and credit trade lines.

         For wage earning borrowers, all documentation types require a verbal verification of employment to be conducted within 48 hours prior to funding.

         Latitude Advantage Program. The majority of Option One's loan originations are underwritten using its "Latitude Advantage" program guidelines.
Under the Latitude Advantage program, the maximum LTV is based on an applicant's credit score, risk grade, income documentation and use and type of property.
Maximum LTV for Full Documentation loans are generally higher than the maximum
LTV for corresponding Lite Documentation or Stated Income loans. The maximum LTV for loans secured by owner-occupied properties are generally higher than for loans secured by properties that are not owner-occupied. The credit report of the applicant whose credit score is being used for qualifying purposes must reflect three or more tradelines. A minimum credit score of 500 is required, although a credit score greater than 580 is often required to qualify for the maximum LTV (100%) under the program. The debt-to-income ratio is generally less than 55%. Latitude Advantage guidelines require bankruptcies be discharged, dismissed or paid off at or prior to funding. Collections and judgments which are less than 12 months old and greater than $5,000 must be paid down or paid off at or prior to closing. Collections and judgments which are 12 or more months old are disregarded. Under the Latitude Advantage program, Option One has established six risk grades, "AA+" to "CC", based on the applicant's previous mortgage payment history. Under the AA+ risk category, the applicant must have no 30-day late mortgage payments within the last 12 months. Under the AA risk category, the applicant must have no more than one 30 day late mortgage payment within the past 12 months or no prior mortgage payment history. Under the A risk grade, the applicant must have no more than two 30-day late mortgage payments within the past 12 months. Under the B risk grade, the applicant must have no more than four 30-day late mortgage payments or two 30-day and one 60-day late mortgage payment within the past 12 months. Under the C risk grade, the applicant must have no more than six 30-day late mortgage payments, one 60-day late mortgage payment and one 90-day late mortgage payment within the past 12 months, or six 30-day late mortgage payments, two 60-day late mortgage payments and no 90-day late payments within the last 12 months. CC risk mortgage delinquencies are considered on a case-by-case basis.

                                      S-64

         Within the Latitude Advantage program, the Score Advantage feature allows the use of the co-applicant's credit score for qualifying purposes;
provided, however, to the extent the co-applicant's credit score exceeds the primary applicant's credit score by more than 100 points, then the qualifying credit score will be the primary applicant's credit score plus 100 points. Score
Advantage mortgage loans must be owner occupied, Full Documentation, and have a maximum LTV of 95%. Score Advantage requires the co-applicant's contribution to qualifying income to be equal to or greater than 30% of the total qualifying income. The maximum debt-to-income ratio for this program is 5% less than the maximum debt-to-income ratio allowed under the corresponding non-Score Advantage program.

         Legacy Program. In addition to its credit score based origination program, Latitude Advantage, Option One offers the "Legacy" program. Under the
Legacy program, LTV limitations are determined based on the applicant's risk grade, income documentation and use and type of property. In general, the maximum LTV increases with credit quality and are typically higher for Full
Documentation loans and owner-occupied properties. The maximum debt-to-income ratio is generally less than 55% for AA, A, and B risk grades, and less than 60%
for C and CC risk grades. If a credit score is available, the minimum credit score required is 500.

         Option One has established five credit grades under the Legacy program,
"AA" to "CC", and considers an applicant's prior mortgage payment history, if applicable, consumer credit payment history, bankruptcy and foreclosure history, and debt-to-income ratios when determining a loan's risk grade. The Legacy risk grades correspond directly with the Latitude Advantage risk grades with respect to previous mortgage payment history requirements. In addition, under the Legacy program no foreclosures may have occurred during the preceding three years for
AA credit grade, two years for A grade and B grade with a LTV greater than
80%,18 months for B grade with a LTV less than or equal to 80%, or one year for
C grade applicants. Chapter 7 and Chapter 11 bankruptcies may have occurred during the preceding two years for AA and A credit grades and B grade with a LTV greater than 80%, 18 months for B grade with a LTV less than or equal to 80%, and one year for C grade. CC risk bankruptcies are permitted if paid in full, discharged or dismissed at or prior to closing. If an applicant's Chapter 13 bankruptcy has been discharged and the applicant has a credit history otherwise complying with the credit parameters of a credit grade and the mortgage loan LTV is equal to or less than 80%, then the applicant may qualify for such credit grade.

         Exceptions. As described above, the foregoing risk categories and criteria are Underwriting Guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt-to-income ratio exception, a pricing exception, a loan-to-value exception, a credit score exception or an exception from certain requirements of a particular risk category. An upgrade will be granted if the application reflects certain compensating factors, among others: a relatively lower LTV; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment; a fixed source of income that is greater than 50% of all income; ownership of current residence of four or more years; or cash reserves equal to or in excess of three monthly payments of principal, interest, taxes and insurance. An upgrade or exception may also be allowed if the applicant places a down payment through escrow of at least 10% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate mortgage payment by 20% or more.
Accordingly, certain mortgagors may qualify for a more favorable risk category or for a higher maximum LTV that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category or maximum
LTV.

                                      S-65

                                  THE SERVICER

SERVICING BACKGROUND AND PORTFOLIO

         Option One began servicing mortgage loans in February 1993, originally operating as a wholly owned subsidiary of Plaza Home Mortgage Corp. The company was acquired by Fleet Financial Group and began full servicing operations in May
1995. Block Financial subsequently purchased Option One in June 1997.

         Option One services primarily sub-prime first-lien residential mortgage loans. Over 70% of the mortgage loans serviced by Option One were originated by
Option One and over 65% of the mortgage loans serviced by Option One are in private residential mortgage asset-backed securities.

         Option One has experienced substantial growth in its servicing portfolio in the past few years, both as a result of its growth in origination and third-party servicing. The following table summarizes Option One's servicing portfolio by origin at April 30, 2003, 2004, 2005 and 2006:

                                   AT APRIL 30, 2003    AT APRIL 30, 2004   AT APRIL 30, 2005     AT APRIL 30, 2006
                                   -----------------    -----------------   -----------------     -----------------
                                                      PORTFOLIO BALANCE (DOLLARS IN THOUSANDS)
                                   --------------------------------------------------------------------------------

Option One Serviced..........        $  27,669,446        $36,485,328         $47,554,510          $  62,910,568
Sub-Serviced.................        $   3,664,365        $ 8,782,775         $20,439,954          $  10,471,509
                                     -------------        -----------         -----------          -------------
  Total Portfolio............        $  31,333,812        $45,268,103         $67,994,464          $  73,382,077
                                     =============        ===========         ===========          =============

                                                                     LOAN COUNT
                                   --------------------------------------------------------------------------------
Option One Serviced..........              221,402            274,045             332,652                388,976
Sub-Serviced.................               25,061             50,319             102,638                 53,005
                                     -------------        -----------         -----------          -------------
  Total Portfolio............              246,463            324,364             435,290                441,981
                                     =============        ===========         ===========          =============

OPTION ONE LOAN SERVICING PORTFOLIO--ADVANCES

         Option One has complied with and fulfilled its obligation to advance principal and interest for mortgage loans serviced by Option One in connection with securitizations serviced by Option One for the past three fiscal years where its advancing obligations are substantially identical to those obligations for this transaction.

BUSINESS STRATEGY AND ORGANIZATIONAL STRUCTURE

         Option One's business strategy includes incremental growth of its servicing portfolio through origination volume, leveraging and expanding selective third-party servicing strategic partnerships for both interim and long-term sub-servicing.

         Option One has a scalable technology platform and expansion capacity to support its business strategy. Option One's loan administration functions are performed in U.S. servicing sites in Irvine, California and Jacksonville,
Florida, as well as offshore outsource provider's sites in Noida, Gurgaon, and
Bangalore, India and Guadalajara, Mexico. The two U.S. offices operate in parallel, handling many of the same processes for loans across the entire portfolio. The use of an offshore outsource provider has increased Option One's ability to perform customer service, welcome calls, new loan audits, early stage collections, and other loan administration functions. By allocating staff to multiple sites, Option One has the ability to extend its service hours and improve customer satisfaction.

         Option One's organizational structure is aligned to best serve its customers, maximize loan performance and minimize risk exposure. Management continually refines and improves its technology

                                      S-66

to enhance automated workflow processes and boost productivity throughout the operation. Option One utilizes the Fidelity Mortgage Servicing Package (MSP) as its main servicing system, along with a number of ancillary vendor and proprietary systems. Option One has also developed its own data warehouse and
REO and loss mitigation management system.

         In order to improve servicing efficiency and effectiveness, Option One outsources certain servicing tasks to a variety of third-party vendors. Such servicing tasks may include: property tax processing and tracking, hazard insurance tracking and related forced placed insurance coverage tasks, certain field services, foreclosure, bankruptcy and loss mitigation and real estate owned related tasks, lien release services and customer service functions. Three material components of Option One's outsourcing model include redundancy, oversight and audit. In some instances, more than one outsource vendor is used to perform the same function on different segments of the servicing portfolio which encourages competitive pricing and performance and provides additional back-up capabilities. Option One's outsource vendor agreements provide that each vendor strictly comply with Option One's guidelines, policies and procedures and that any significant or material decisions are not made by the outsource vendor but are elevated to Option One associates. Option One maintains quality control and review processes to assure that the outsource vendors are performing their functions in accordance with investor requirements and are in compliance with applicable federal and state law. Option One also retains the right to perform audits of outsource vendor's operations at Option One's sole discretion.

         Option One's mortgage loan document custodial responsibilities are performed by an independent custodian, or if applicable, a trustee in accordance with the related servicing agreement.

DEFAULT MANAGEMENT

         Option One defines and measures delinquencies in accordance with applicable investor guidelines and agreements. The company employs a proactive approach to resolving delinquencies with an emphasis on expedient timeline management. Option One pursues a dual track loss mitigation and foreclosure policy. Initial contact is based on the borrower's previous payment patterns in tandem with the application of Freddie Mac's EarlyIndicator (EI) scoring model, which seeks to identify those accounts posing a greater risk of default.
Collectors work extensive evening and weekend shifts to effectively manage the nationwide portfolio and are trained to identify loss mitigation opportunities and solicit workout opportunities during the collection process. Workout specialists maintain contact with borrowers while an account is in foreclosure in an attempt to arrange an alternate resolution to the delinquency and mitigate future losses. Option One's borrower assistance department offers borrowers alternatives, all within specific investor guidelines, to foreclosure that may include reinstatement, repayment and forbearance plans, modifications, short-sales, and deed in lieu of foreclosure. A loan will remain in the borrower assistance area until a resolution has been reached or until a foreclosure has been completed. Option One's proprietary system, DARES, is a real estate and loss mitigation web-based database that provides the borrower assistance team with an automated decision tree and gain/loss analysis, centralization of the repayment plan process, efficient autodialer utilization by outbound solicitation, and web-based applications designed to provide customers with optimal contact avenues. Through DARES, loss mitigation specialists complete an on-line rules-based net present value analysis form, which documents the presumed loss exposure on the property and compares it to different alternatives. DARES is also used for monitoring, tracking, maintaining and communicating all REO department needs. When properties become REO, Option One obtains property valuations and analyzes each property individually to determine what sales decisions will result in the highest net return while limiting the marketing time. Option One's REO assets are marketed and listed with local real estate agents and published on local multiple listing services. Option One uses the internet for additional listing exposure.

                                      S-67

         The following tables set forth, at or for the years ended December 31,
2003, 2004 and 2005, and at or for the quarter ended March 31, 2006, certain information relating to the delinquency experience (including foreclosures) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under the Option One Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis (based on the OTS method).
No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.

                                      S-68

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                       AT DECEMBER 31, 2003                          AT DECEMBER 31, 2004
                          ---------------------------------------------  --------------------------------------------
                                                  PERCENT    PERCENT BY                          PERCENT   PERCENT BY
                           BY NO.     BY DOLLAR    BY NO.      DOLLAR     BY NO.     BY DOLLAR    BY NO.     DOLLAR
                          OF LOANS     AMOUNT     OF LOANS     AMOUNT    OF LOANS     AMOUNT     OF LOANS    AMOUNT
                          --------    ---------   --------   ----------  --------    ----------  --------  ----------

Total Portfolio..........  301,778   $41,364,855     N/A        N/A       386,770   $59,156,057      N/A        N/A
Period of Delinquency
30-59 days...............    5,207   $   604,945     1.73%      1.46%       6,495   $   819,245      1.68%      1.38%
60-89 days...............    2,564   $   293,412     0.85%      0.71%       2,989   $   359,917      0.77%      0.61%
90 days or more..........   15,387   $ 1,597,177     5.10%      3.86%      15,940   $ 1,722,996      4.12%      2.91%
                            ------   -----------     -----      -----    -------- -------------  --------- ----------
Total Delinquent Loans...   23,158   $ 2,495,534     7.68%      6.03%      25,424   $ 2,902,158      6.57%      4.91%
Loans in Foreclosure(1)..   10,764   $ 1,161,361     3.57%      2.81%       9,361   $ 1,044,624      2.42%      1.77%

                                      AT DECEMBER 31, 2005                            AT MARCH 31, 2006
                          ---------------------------------------------  --------------------------------------------
                                                  PERCENT    PERCENT BY                          PERCENT   PERCENT BY
                           BY NO.     BY DOLLAR    BY NO.      DOLLAR     BY NO.     BY DOLLAR    BY NO.     DOLLAR
                          OF LOANS     AMOUNT     OF LOANS     AMOUNT    OF LOANS     AMOUNT     OF LOANS    AMOUNT
                          --------    ---------   --------   ----------  --------    ----------  --------  ----------
Total Portfolio.......... 479,216    $79,494,367      N/A       N/A     445,972     $73,893,941      N/A       N/A
Period of Delinquency
30-59 days...............   10,875   $ 1,537,798      2.27%     1.93%      8,726    $ 1,299,820      1.96%     1.76%
60-89 days...............    5,103   $   679,858      1.06%     0.86%      4,480    $   651,438      1.00%     0.88%
90 days or more..........   22,544   $ 1,838,816      4.70%     2.31%     24,341    $ 2,887,138      5.46%     3.91%
                          -------- -------------  --------- ---------   --------  -------------  --------- ---------
Total Delinquent Loans...   38,522   $ 4,056,472      8.04%     5.10%     37,547    $ 4,838,395      8.42%     6.55%
Loans in Foreclosure((1))    9,916   $ 1,157,550      2.07%     1.46%     11,749    $ 1,485,700      2.63%     2.01%

-------------------
(1) Loans in foreclosure are also included under the heading "Total Delinquent
Loans."

                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                          AT DECEMBER 31, 2003   AT DECEMBER 31, 2004   AT DECEMBER 31, 2005    AT MARCH 31, 2006
                          --------------------  ---------------------- ---------------------- --------------------
                          BY NO.OF  BY DOLLAR    BY NO. OF   BY DOLLAR   BY NO.    BY DOLLAR    BY NO.    BY DOLLAR
                            LOANS    AMOUNT        LOANS      AMOUNT    OF LOANS    AMOUNT     OF LOANS    AMOUNT
                          --------  ---------    --------   ----------  --------   ----------  --------  ----------

Total Portfolio........    301,778  $41,364,855  386,770   $59,156,057  479,216  $79,494,367  445,972   $73,893,941
Foreclosed Loans(1)....      3,361  $   293,629    2,536   $   225,362    3,382  $   316,665    3,494   $   340,961
Foreclosure Ratio(2)...      1.11%        0.71%    0.66%         0.38%    0.71%        0.40%    0.78%         0.46%

-------------------
(1)  For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.
(2)  The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

   LOAN LOSS EXPERIENCE ON OPTION ONE'S SERVICING PORTFOLIO OF MORTGAGE LOANS
                             (DOLLARS IN THOUSANDS)

                                                     AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                     --------------------------------------
                                                                                                    AT OR FOR THE
                                                                                                    QUARTER ENDED
                                                     2003              2004            2005         MARCH 31, 2006
                                                     ----              ----            ----         --------------

Net Losses(1)(2)..........................        $  238,678      $ 239,092         $   190,347     $    65,499

-------------------
(1)  "Net Losses" means "Gross Losses" minus "Recoveries." "Gross Losses" are actual losses incurred on liquidated properties for each respective period.
     Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation.
     "Recoveries" are recoveries from liquidation proceeds, deficiency judgments and MI proceeds.
(2)  "Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects loan liquidations through March 2006 and claims, refunds or the collection of MI proceeds related to such liquidations through May 2006.

         It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Option One's mortgage portfolio set forth in the foregoing tables. The

                                      S-69

statistics shown above represent the delinquency experience for Option One's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool. In particular, investors should note that newly originated mortgage loans will not be added to the
Mortgage Pool, and the Mortgage Pool will therefore consist of a static pool of
Mortgage Loans, whereas new mortgage loans are continually being originated and added to the pool for which such statistics above are compiled. Accordingly, the actual loss and delinquency percentages with respect to the Mortgage Pool are likely to be substantially higher than those indicated in the tables above. In addition, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One. Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

TRAINING, INTERNAL CONTROLS AND COMPLIANCE

         Option One has a training program established for its servicing associates, offering a wide range of core job specific and non-job-specific training (corporate, soft skills, and mortgage fundamentals). Training curriculums are tailored for both new and seasoned associates. Seasoned employees receive job-specific training annually. The training program includes new hire orientation, process improvement methodology, computer-based training, system usage techniques, leadership development, and soft skills, all conducted by dedicated business unit trainers. The training is structured to ensure that new representatives are sufficiently knowledgeable of the subject matter and applicable regulations. Training can take the form of classroom instruction, a simulated work environment exercise, and side-by-side monitoring and mentoring.
Option One also has ongoing leadership development, mentoring programs, and policy and procedure manuals citing applicable statutes that are widely available to employees.

         Option One has controls in place which are intended to protect the company and its investors against risk of loss. An internal audit program is utilized to evaluate the company's internal controls and safeguard against risk of loss due to noncompliance with regulatory, investor, company, and prudent servicing practices. In addition to oversight from the audit function, Option
One also has dedicated compliance and legal teams for servicing-related issues, regulations, and laws. A quality assurance team performs call monitoring and helps to ensure Federal Debt Collections Practice Act (FDCPA) and Real Estate
Settlement Procedures Act (RESPA) compliance. A quality control team benchmarks and measures adherence to best practices, identifies risk areas in servicing operations, centralizes communication for regulatory, investor, and industry updates, and ensures that associates are being properly trained on topics related to best practices and servicing risk. Risk management policies in place that assist in ensuring prompt, accurate reporting to its investor base include automated reporting and remitting processes, segregation of duties among reporting, remitting, and reconciling tasks, web portal access for investors to view and download securitization data, online access to bank statements, and an account liquidation database to more closely track historical losses on the portfolio and assist in trend analysis. Option One uses its own proprietary lock-box, which provides increased cash management controls resulting from direct oversight over the payment posting process. Option One maintains separate bank accounts for each investor relationship in accordance with the related servicing agreement requirements. These custodial accounts are maintained with
Mellon Bank, N.A. and are not commingled.

         Option One is not aware and has not received notice that any default, early amortization or other performance-triggered event has occurred as to any other securitization due to any servicing act or servicing failure to act. There have been no previous disclosures of material noncompliance by Option One with servicing criteria relating to any other portfolio serviced by Option One.

                                      S-70

LITIGATION CONCERNING OPTION ONE MORTGAGE CORPORATION

         In July 2004, Option One Mortgage Corporation was named as defendant and served with a class action complaint filed by Larry and Brandi Freitag, as plaintiffs, in the Third Judicial Circuit Court in Madison County, Illinois. The
complaint alleges breach of contract, or in the alternative unjust enrichment, and violation of the Illinois Consumer Fraud and Deceptive Business Practices
Act. Specifically, the plaintiffs allege that Option One Mortgage Corporation improperly retained an extra day of per diem interest on residential mortgage loans by charging per diem interest up to and including the date of payoff. The class is defined as all persons in the United States who paid interest on or after the day of payoff and who did not receive a refund from Option One
Mortgage Corporation of the interest charged on or after the day of payoff. This action is one of several actions filed earlier against other lenders by the same attorneys on a similar basis in the same court. In one such action, the court granted the defendant's motion to dismiss the plaintiff's claims of defendant's violation of the Illinois Consumer Fraud and Deceptive Business Practices Act.
Plaintiffs have agreed to settle their individual claims; plaintiffs' counsel has a motion pending to continue prosecution of the class action. Plaintiff's counsel filed a motion to substitute Larry and Pamela Smith as plaintiffs, which was granted. Option One Mortgage Corporation filed a motion to compel arbitration. In a similar action before the same judge in the Third Judicial
Circuit Court in Madison County, Illinois, the Court ruled in favor of the defendants on the underlying per diem interest claim.

         On January 31, 2006, the Circuit Court of Cook County, Illinois County
Department, Chancery Division, certified a nationwide class action against
Option One Mortgage Corporation on a complaint brought by Erin and Earl Austria, in which the Austrias allege that Option One Mortgage Corporation impermissibly assessed them a reconveyance fee and authorized the assessment of a title indemnity fee on certain mortgage loans that have been paid-in-full. The Court has granted Option One Mortgage Corporation's motion for an interlocutory appeal of the order of class certification.

         On February 28, 2006, Option One Mortgage Corporation was named as a defendant and served with a class action complaint filed by Jeffrey Wright, et
al., as plaintiffs, in the United States District Court for the Central District
of California, Southern Division. The complaint alleges that Option One Mortgage
Corporation's affiliate H&R Block Mortgage Corporation failed to pay overtime wages to its loan officers in accordance with the Fair Labor Standards Act and that such alleged failure constitutes an unfair business practice under
California's Business and Professions Code. Option One Mortgage Corporation is
named as a defendant under the theory that it and H&R Block Mortgage operate as a single employer. On May 1, 2006, the Court granted Option One Mortgage
Corporation and H&R Block Mortgage's motion to transfer the action to the
District Court in Boston, Massachusetts. Option One Mortgage Corporation and H&R
Block Mortgage intend to file a motion to compel arbitration after the case has been formally transferred to the Massachusetts District Court.

                          THE LOAN PERFORMANCE ADVISOR

         OfficeTiger Global Real Estate Services Inc., formerly known as
MortgageRamp, Inc. (the "Loan Performance Advisor"), a Delaware corporation, will monitor the performance of and make recommendations to the Servicer with respect to the Mortgage Loans. The Loan Performance Advisor shall rely upon the mortgage loan data provided to it by the Servicer in performing its monitoring and advisory functions. The Loan Performance Advisor shall be entitled to receive a fee until the termination of the Trust or until the removal of the
Loan Performance Advisor.

                              THE SWAP COUNTERPARTY

         Credit Suisse International ("CSi"), (formerly known as Credit Suisse
First Boston International), was incorporated in England and Wales under the
Companies Act 1985 on May 9, 1990 with registered

                                      S-71

no. 2500199 and was re-registered as unlimited under the name "Credit Suisse
Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services
Authority ("FSA") under the Financial Services and Markets Act 2000. The FSA has
issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse
Financial Products was renamed "Credit Suisse First Boston International" and, effective as of January 16, 2006, was renamed "Credit Suisse International."
These changes were renamings only.

         CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International)
Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on
July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

         CSi has been assigned a senior unsecured debt rating of "AA- (stable outlook)" by Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc., a senior debt rating of "Aa3 (stable outlook)" by Moody's
Investors Service Inc. and a long-term rating of "AA- (stable outlook)" by Fitch
Ratings.

         CSi is an affiliate of the Depositor, the Sponsor, the Seller and
Credit Suisse Securities (USA) LLC.

         Except for this section "The Swap Counterparty," CSi has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement.

                                      S-72

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Asset Backed Pass-Through Certificates, Series OOMC 2006-HE5 will be issued pursuant to the Pooling Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the
Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The Trust will issue

         o        the Class A1 Certificates,
         o        the Class A2 Certificates,
         o        the Class A3 Certificates,
         o        the Class A4 Certificates,
         o        the Class A5 Certificates,
         o        the Class M1 Certificates,
         o        the Class M2 Certificates,
         o        the Class M3 Certificates,
         o        the Class M4 Certificates,
         o        the Class M5 Certificates,
         o        the Class M6 Certificates,
         o        the Class M7 Certificates,
         o        the Class M8 Certificates,
         o        the Class M9 Certificates,
         o        the Class M10 Certificates,
         o        the Class M11 Certificates,
         o        the Class X Certificates,
         o        the Class P Certificates, and
         o        the Class R Certificates.

         The Class A1 Certificates, Class A2 Certificates, Class A3
Certificates, Class A4 Certificates and Class A5 Certificates are referred to as the "Class A Certificates" or the "Senior Certificates." The Class M1
Certificates, Class M2 Certificates, Class M3 Certificates, Class M4
Certificates, Class M5 Certificates, Class M6 Certificates, Class M7
Certificates, Class M8 Certificates, Class M9 Certificates, Class M10
Certificates and Class M11 Certificates are referred to as the "Mezzanine
Certificates." The Mezzanine Certificates, other than the Class M10 Certificates and Class M11 Certificates, are referred to as the "Offered Mezzanine
Certificates." The Class R Certificates are referred to as the "Residual
Certificates." The Class X Certificates, Class P Certificates and Residual
Certificates are referred to as the "Physical Certificates." The Mezzanine
Certificates and the Physical Certificates, other than the Class P Certificates, are referred to as the "Subordinate Certificates." The Class A Certificates and
the Mezzanine Certificates are referred to as the "LIBOR Certificates." Only the
Senior Certificates and the Offered Mezzanine Certificates are offered hereby
(the "Offered Certificates").

                                      S-73

         The LIBOR Certificates will have the initial Certificate Principal
Balances specified in the table beginning on page S-7, subject to a permitted variance of plus or minus five percent. The Class P Certificates will have an initial Certificate Principal Balance of $100 and will not bear interest. The
Class P Certificates will be entitled to all prepayment premiums received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the Offered Certificates. The Class R
Certificates will not have an initial Certificate Principal Balance and will not bear interest. The initial owner of the Residual Certificates and the Class X
Certificates will be Credit Suisse Securities (USA) LLC, an affiliate of the
Sponsor, the Depositor and the Trust.

         The Offered Certificates will be issued in book-entry form as described below. All classes of Offered Certificates will be issued in minimum denominations of $25,000 original principal amount and integral multiples of $1 in excess thereof.

         Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in August 2006 (each, a "Distribution
Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for any certificate issued in book-entry form is the business day immediately preceding such
Distribution Date and the "Record Date" for any Physical Certificate or any
Book-Entry Certificate that becomes a Definitive Certificate (as defined herein), will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

BOOK-ENTRY CERTIFICATES

         The Class A Certificates and the Mezzanine Certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate
Owner") will hold such certificates through The Depository Trust Company ("DTC")
in the United States, or Clearstream Banking societe anonyme ("Clearstream") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and
Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries'
names on the books of DTC. Generally, Citibank, N.A. will act as depositary for
Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the
"European Depositaries"). Investors may hold such beneficial interests in the
Book-Entry Certificates in the minimum denominations described above under
"--General." Except as described below, no person acquiring a Book-Entry
Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Offered Certificates will be Cede & Co., as nominee of
DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded

                                      S-74

on the records of DTC, if the beneficial owner's Financial Intermediary is not a
DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.
Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the
Book-Entry Certificates, the Rules provide a mechanism by which Certificate
Owners will receive distributions and will be able to transfer their interest.

         Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry
Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not
Participants may transfer ownership of Book-Entry Certificates only through
Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry
Certificates, which account is maintained with their respective Participants.
Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.
Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

         Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant
Euroclear or Clearstream Participants on such business day. Cash received in
Clearstream or Euroclear as a result of sales of securities by or through a
Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal

                                      S-75

procedures for same day funds settlement applicable to DTC. Clearstream
Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry
Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream, 42 Avenue J.F. Kennedy, L-2967 Luxembourg, is a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg.
Clearstream is a subsidiary of Clearstream International societe anonyme
("Clearstream International"), which was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, a subsidiary of
Deutsche Boerse AG. In July 2002 Deutsche Boerse AG acquired Cedel International and its 50 percent interest in Clearstream International stock.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Banque central du Luxembourg, Luxembourg Central
Bank, and the Commission de Surveillance de Secteur Financier, the Luxembourg
Commission for the Supervision of the Financial Sector.

         Clearstream holds securities for its customers ("Clearstream
Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts.
Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships.
Clearstream has established an electronic bridge with the Euroclear Operator in
Brussels to facilitate settlement of trades between systems.

         Clearstream's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has over 2,500 customers located in approximately 94 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants
("Euroclear Participants") and to clear and settle transactions between
Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in multiple currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the
"Euroclear Operator"), under contract with Euroclear Clearance System plc, a
United Kingdom corporation (the "Euroclear Clearance System"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

                                      S-76

         The Euroclear Operator is registered as a bank in Belgium, and as such is subject to the supervision of the National Bank of Belgium and the Belgian
Banking and Finance Commission.

         Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the
Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry
Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in
accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.
Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive
Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the
Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry
Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the
Pooling Agreement on behalf of a Clearstream Participant or Euroclear
Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

                                      S-77

         Definitive Certificates will be issued to beneficial owners of the
Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book Entry Certificates and the Trustee is unable to locate a qualified successor, (b) the Depositor, with the consent of the applicable DTC participants, elects to terminate a book entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage
Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC
(or a successor thereto) is no longer in the best interests of beneficial owners and the DTC participants consent to the termination of the book-entry system through DTC.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as certificateholders under the Pooling Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Annex I" to this prospectus supplement.

         None of the Depositor, the Underwriter, the Sponsor, the Trustee, the
Servicer, the Loan Performance Advisor or the Originator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

EXPECTED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of Offered
Certificates is set forth in the table on page S-7. The actual final
Distribution Date of any class of Offered Certificates may be earlier or later, and could be substantially earlier, than such class's Expected Final
Distribution Date (calculated as the Distribution Date on which the Certificate
Principal Balance of the related Class of Certificates is reduced to zero assuming (1) the Structuring Assumptions, (2) the Mortgage Loans prepay at the rates indicated under Scenario IV of the Prepayment Scenarios and that (3) the
Optional Termination Date is exercised on the first possible Distribution Date).

ASSUMED FINAL DISTRIBUTION DATE

         The Assumed Final Distribution Date for the Offered Certificates is the
Distribution Date in July 2036, which is the Distribution Date one month after the latest maturing Mortgage Loan in any subgroup. As to each class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than such class's Assumed Final Distribution Date.

GLOSSARY

         The "Accrual Period" for the LIBOR Certificates for any Distribution
Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

                                      S-78

         An "Allocated Realized Loss Amount" with respect to any class of
Mezzanine Certificates, and any Distribution Date, is an amount equal to the sum of (i) any Realized Loss allocated to that class of certificates on that
Distribution Date and (ii) any Allocated Realized Loss Amount for that class of certificates from the previous Distribution Date that has not been reimbursed less any increases to the Certificate Principal Balance of that class as a result of Recoveries.

         The "Basic Principal Distribution Amount" means with respect to any
Distribution Date the amounts in clauses (b)(i) - (iv) of the definition of
Principal Distribution Amount.

         The "Certificate Principal Balance" of any LIBOR Certificate
immediately prior to any Distribution Date will be equal to the Certificate
Principal Balance thereof on the Closing Date (the "Original Certificate
Principal Balance") reduced by the sum of (a) all amounts actually distributed in respect of principal of such class and (b) with respect to the Mezzanine
Certificates, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior
Distribution Dates; provided, however, that the Certificate Principal Balance of each class of certificates to which Realized Losses have been allocated
(including any such class of certificates for which the Certificate Principal
Balance has been reduced to zero) will be increased in an aggregate amount equal to the Recoveries received in respect of any Distribution Date in order of seniority up to the amount of the Allocated Realized Loss Amount owed to that class.

         The "Class A Principal Distribution Amount," means, for any
Distribution Date (a) prior to the Stepdown Date, (b) that is the Stepdown Date, if the Stepdown Date occurs as a result of clause (1) of the definition thereof or (c) on which a Trigger Event is in effect, an amount equal to the Principal
Distribution Amount for such Distribution Date. For any Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, an amount equal to the excess, if any, of (x) the aggregate Certificate Principal
Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 43.60% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Due Period over
$4,571,279.

         The "Class M1 Principal Distribution Amount " is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1)
the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the Certificate Principal Balance of the Class
M1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 55.80% and (2) the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Due Period and
(B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,571,279.

         The "Class M2 Principal Distribution Amount " is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1)
the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1
Certificates (after taking into account the payment of the Class M1 Principal
Distribution Amount on such Distribution Date) and (3) the Certificate Principal
Balance of the Class M2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 66.50% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Due Period over
$4,571,279.

                                      S-79

         The "Class M3 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1)
the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1
Certificates (after taking into account the payment of the Class M1 Principal
Distribution Amount on such Distribution Date), (3) the Certificate Principal
Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date) and (4)
the Certificate Principal Balance of the Class M3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1)
approximately 70.40% and (2) the aggregate Principal Balance of the Mortgage
Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,571,279.

         The "Class M4 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1)
the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1
Certificates (after taking into account the payment of the Class M1 Principal
Distribution Amount on such Distribution Date), (3) the Certificate Principal
Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the
Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such
Distribution Date) and (5) the Certificate Principal Balance of the Class M4
Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (1) approximately 75.40% and (2) the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Due Period and
(B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,571,279.

         The "Class M5 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1)
the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1
Certificates (after taking into account the payment of the Class M1 Principal
Distribution Amount on such Distribution Date), (3) the Certificate Principal
Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the
Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such
Distribution Date), (5) the Certificate Principal Balance of the Class M4
Certificates (after taking into account the payment of the Class M4 Principal
Distribution Amount on such Distribution Date) and (6) the Certificate Principal
Balances of the Class M5 Certificates immediately prior to such Distribution
Date over (y) the lesser of (A) the product of (1) approximately 79.40% and (2)
the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Due Period over
$4,571,279.

         The "Class M6 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1)
the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1
Certificates (after taking into account the payment of the Class M1 Principal
Distribution Amount on such Distribution Date), (3) the Certificate Principal
Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the
Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such
Distribution Date), (5) the Certificate Principal Balance

                                      S-80

of the Class M4 Certificates (after taking into account the payment of the Class
M4 Principal Distribution Amount on such Distribution Date), (6) the Certificate
Principal Balances of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date)
and (7) the Certificate Principal Balance of the Class M6 Certificates
immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 82.30% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,571,279.

         The "Class M7 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1)
the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1
Certificates (after taking into account the payment of the Class M1 Principal
Distribution Amount on such Distribution Date), (3) the Certificate Principal
Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the
Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such
Distribution Date), (5) the Certificate Principal Balance of the Class M4
Certificates (after taking into account the payment of the Class M4 Principal
Distribution Amount on such Distribution Date), (6) the Certificate Principal
Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (7) the
Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such
Distribution Date) and (8) the Certificate Principal Balance of the Class M7
Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (1) approximately 85.80% and (2) the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Due Period and
(B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,571,279.

         The "Class M8 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1)
the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1
Certificates (after taking into account the payment of the Class M1 Principal
Distribution Amount on such Distribution Date), (3) the Certificate Principal
Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the
Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such
Distribution Date), (5) the Certificate Principal Balance of the Class M4
Certificates (after taking into account the payment of the Class M4 Principal
Distribution Amount on such Distribution Date), (6) the Certificate Principal
Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (7) the
Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such
Distribution Date), (8) the Certificate Principal Balance of the Class M7
Certificates (after taking into account the payment of the Class M7 Principal
Distribution Amount on such Distribution Date) and (9) the Certificate Principal
Balance of the Class M8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 87.70% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Due Period over
$4,571,279.

         The "Class M9 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1)
the aggregate Certificate Principal Balance of

                                      S-81

the Class A Certificates (after taking into account the payment of the Class A
Principal Distribution Amount on such Distribution Date), (2) the Certificate
Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution
Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3
Certificates (after taking into account the payment of the Class M3 Principal
Distribution Amount on such Distribution Date), (5) the Certificate Principal
Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (6) the
Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such
Distribution Date), (7) the Certificate Principal Balance of the Class M6
Certificates (after taking into account the payment of the Class M6 Principal
Distribution Amount on such Distribution Date), (8) the Certificate Principal
Balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such Distribution Date), (9) the
Certificate Principal Balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such
Distribution Date) and (10) the Certificate Principal Balance of the Class M9
Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (1) approximately 90.30% and (2) the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Due Period and
(B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,571,279.

         The "Class M10 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1)
the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1
Certificates (after taking into account the payment of the Class M1 Principal
Distribution Amount on such Distribution Date), (3) the Certificate Principal
Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the
Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such
Distribution Date), (5) the Certificate Principal Balance of the Class M4
Certificates (after taking into account the payment of the Class M4 Principal
Distribution Amount on such Distribution Date), (6) the Certificate Principal
Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (7) the
Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such
Distribution Date), (8) the Certificate Principal Balance of the Class M7
Certificates (after taking into account the payment of the Class M7 Principal
Distribution Amount on such Distribution Date), (9) the Certificate Principal
Balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such Distribution Date), (10) the
Certificate Principal Balance of the Class M9 Certificates (after taking into account the payment of the Class M9 Principal Distribution Amount on such
Distribution Date) and (11) the Certificate Principal Balance of the Class M10
Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (1) approximately 93.60% and (2) the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Due Period and
(B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,571,279.

         The "Class M11 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1)
the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1
Certificates (after taking into account the payment of the Class M1 Principal
Distribution Amount on such Distribution Date), (3) the Certificate Principal
Balance of the Class M2 Certificates (after taking into

                                      S-82

account the payment of the Class M2 Principal Distribution Amount on such
Distribution Date), (4) the Certificate Principal Balance of the Class M3
Certificates (after taking into account the payment of the Class M3 Principal
Distribution Amount on such Distribution Date), (5) the Certificate Principal
Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (6) the
Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such
Distribution Date), (7) the Certificate Principal Balance of the Class M6
Certificates (after taking into account the payment of the Class M6 Principal
Distribution Amount on such Distribution Date), (8) the Certificate Principal
Balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such Distribution Date), (9) the
Certificate Principal Balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such
Distribution Date), (10) the Certificate Principal Balance of the Class M9
Certificates (after taking into account the payment of the Class M9 Principal
Distribution Amount on such Distribution Date), (11) the Certificate Principal
Balance of the Class M10 Certificates (after taking into account the payment of the Class M10 Principal Distribution Amount on such Distribution Date) and (12)
the Certificate Principal Balance of the Class M11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1)
approximately 96.00% and (2) the aggregate Principal Balance of the Mortgage
Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,571,279.

         The "Credit Enhancement Percentage" for any Distribution Date is the
percentage obtained by dividing (x) the sum of (i) the aggregate Certificate
Principal Balance of the Mezzanine Certificates (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) and
(ii) the Overcollateralization Amount which for the purposes of this definition will not be less than zero (after giving effect to the distribution of the
Principal Distribution Amount on such Distribution Date) by (y) the aggregate
Principal Balance of the Mortgage Loans as of the last day of the related Due
Period.

         A Mortgage Loan is "Delinquent" if any monthly payment due on a Due
Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent" and "90 days Delinquent" etc.

         A "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         The "Interest Remittance Amount" with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans and
Compensating Interest paid by the Servicer with respect to the Mortgage Loans.

         The "Monthly Interest Distributable Amount" for any Distribution Date
and each class of LIBOR Certificates will equal the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the
Certificate Principal Balance immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act
Interest Shortfalls allocated to such class (allocated to each class based on its respective entitlements to interest irrespective of any Net Prepayment
Interest Shortfalls or Relief Act Interest Shortfalls for such Distribution
Date).

                                      S-83

         The "Net Monthly Excess Cashflow" for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of
(x) the Available Funds for such Distribution Date over (y) the sum for such
Distribution Date of (A) the Monthly Interest Distributable Amounts for the
LIBOR Certificates, (B) the Net Trust Swap Payment, (C) any Unpaid Interest
Shortfall Amounts for the Class A Certificates, (D) the Principal Remittance
Amount and (E) any Swap Termination Payment required to be paid by the
Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting
Party or Sole Affected Party (as defined in the ISDA Master Agreement)).

         The "Overcollateralization Amount" for any Distribution Date is the
amount, if any, by which (x) the aggregate Principal Balance of the Mortgage
Loans as of the last day of the related Due Period exceeds (y) the aggregate
Certificate Principal Balance of the LIBOR Certificates and the Class P
Certificates as of such Distribution Date (after giving effect to the distribution of the Basic Principal Distribution Amount on such Distribution
Date).

         An "Overcollateralization Deficiency Amount" with respect to any
Distribution Date equals the amount, if any, by which the Overcollateralization
Target Amount exceeds the Overcollateralization Amount (assuming that 100% of the Basic Principal Distribution Amount is applied as a principal payment on such Distribution Date) on such Distribution Date.

         The "Overcollateralization Increase Amount" for any Distribution Date
is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

         The "Overcollateralization Release Amount" means, with respect to any
Distribution Date, the lesser of (x) the Basic Principal Distribution Amount for such Distribution Date and (y) the excess, if any, of (1) the
Overcollateralization Amount for such Distribution Date (assuming that 100% of the Basic Principal Distribution Amount is applied as a principal payment on such Distribution Date) over (2) the Overcollateralization Target Amount for such Distribution Date.

         The "Overcollateralization Target Amount" means with respect to any
Distribution Date (1) prior to the Stepdown Date, approximately 2.00% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, (2) on
or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) approximately 4.00% of the aggregate Principal Balance of the
Mortgage Loans as of the last day of the related Due Period and (y) $4,571,279, and (3) on or after the Stepdown Date if a Trigger Event is in effect, the
Overcollateralization Target Amount for the immediately preceding Distribution
Date.

         The "Percentage Interest" means, as to any certificate, either the percentage set forth on the face thereof or the percentage obtained by dividing the initial Certificate Principal Balance represented by such certificate by the aggregate initial Certificate Principal Balance of all of the certificates of such class.

         The "Prepayment Period" for any Distribution Date is, with respect to principal prepayments, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date and ending on the fifteenth day of the month of such Distribution Date, except with respect to the first
Distribution Date, when the Prepayment Period for all prepayments will commence on July 8, 2006.

         The "Principal Distribution Amount" for any Distribution Date is the
lesser of:

                  (1) Available Funds after distribution of interest on the
                  Class A and Mezzanine Certificates, including, with respect to the Class A Certificates, any Unpaid Interest Shortfall
                  Amounts, any Net Trust Swap Payment and any Swap Termination
                  Payment required to be paid by the Supplemental Interest Trust
                  (unless the Swap Counterparty is

                                      S-84

                    the Defaulting Party or Sole Affected Party (as defined in the ISDA Master Agreement)) plus amounts available to be
                    withdrawn from the Supplemental Interest Trust on the
                    Distribution Date pursuant to clause (v) in the section
                    titled "--The Swap Agreement"; and

                (2) the sum of:

                    (i)  the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due
                         Period, whether or not received on or prior to the
                         related Determination Date;

                    (ii) the principal portion of all proceeds received in
                         respect of the repurchase of a Mortgage Loan (or, in
                         the case of a substitution, certain amounts
                         representing a principal adjustment) as required by the
                         Pooling Agreement during the calendar month preceding
                         the month of such Distribution Date;

                    (iii) the principal portion of all unscheduled collections in respect of insurance proceeds, condemnation
                         proceeds, liquidation proceeds and Recoveries received
                         during the calendar month preceding the month of such
                         Distribution Date, to the extent applied as recoveries
                         of principal on the Mortgage Loans;

                    (iv) the principal portion of all unscheduled collections in respect of full and partial principal prepayments
                         received during the related Prepayment Period; and

                    (v)  the amount of any Overcollateralization Increase Amount for such Distribution Date;

                         minus

                    (vi) the amount of any Overcollateralization Release Amount for such Distribution Date.

         In no event will the Principal Distribution Amount with respect to any
Distribution Date be (x) less than zero or (y) greater than the outstanding
Certificate Principal Balance of the LIBOR Certificates.

         The "Principal Remittance Amount" means with respect to any
Distribution Date, that portion of Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, condemnation proceeds, insurance proceeds, including Recoveries received during the calendar month preceding the month of such Distribution Date, (iv) that portion of the
Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during the calendar month preceding the month of such Distribution Date, (v) the principal portion of any related
Substitution Adjustments deposited in the Collection Account during the calendar month preceding the month of such Distribution Date and (vi) on the Distribution
Date on which the Trust is to be terminated in accordance with the Pooling
Agreement, that portion of the Termination Price, in respect of principal.

         A "Realized Loss" means, with respect to any defaulted Mortgage Loan that is finally liquidated or charged off (a "Liquidated Mortgage Loan"), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to the Servicer for related Advances, Servicing Advances, Servicing Fees and liquidation expenses (such amount, the "Net Liquidation Proceeds") in respect of such Mortgage Loan.

                                      S-85

         A "Recovery" means, with respect to any Distribution Date and any
Mortgage Loan that was determined to be a Liquidated Mortgage Loan in any month prior to the month preceding that Distribution Date, an amount received in respect of such Liquidated Mortgage Loan during the calendar month prior to that
Distribution Date, net of reimbursable expenses.

         The "Stepdown Date" means the earlier to occur of (1) the Distribution
Date on which the aggregate Certificate Principal Balance of the Class A
Certificates has been reduced to zero (assuming that 100% of the Basic Principal
Distribution Amount and any Net Monthly Excess Cashflow required to maintain the
Overcollateralization Target Amount is applied as a principal payment on such
Distribution Date (assuming for this purpose prior to the Stepdown Date)) and
(2) the later to occur of (x) the Distribution Date occurring in August 2009 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 56.40% (for the purpose of this definition only, Credit
Enhancement Percentage shall be calculated prior to the distribution of
Principal Distribution Amounts on the Mezzanine Certificates).

         The "Subgroup 1 Interest Remittance Amount" with respect to any
Distribution Date is that portion of the Available Funds for such Distribution
Date attributable to interest received or advanced with respect to the Subgroup
1 Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Subgroup 1 Mortgage Loans.

         The "Subgroup 1 Net Counterparty Payment" is an amount equal to, with respect to any Distribution Date, the Net Counterparty Payment, if any,
multiplied by a fraction the numerator of which is the aggregate Principal
Balance of the Subgroup 1 Mortgage Loans, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that
Distribution Date).

         The "Subgroup 1 Net Trust Swap Payment" is an amount equal to, with respect to any Distribution Date, the Net Trust Swap Payment, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the
Subgroup 1 Mortgage Loans, and the denominator of which is the aggregate
Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution
Date).

         The "Subgroup 1 Percentage" with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Subgroup
1 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

         The "Subgroup 1 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the product of (i) the Subgroup 1
Percentage for such Distribution Date and (ii) the Class A Principal
Distribution Amount for such Distribution Date.

         The "Subgroup 1 Principal Remittance Amount" means, with respect to any
Distribution Date, the portion of the Available Funds representing the Principal
Remittance Amount for such Distribution Date derived from the Subgroup 1
Mortgage Loans.

         The "Subgroup 2 Interest Remittance Amount" with respect to any
Distribution Date is that portion of the Available Funds for such Distribution
Date attributable to interest received or advanced with respect to the Subgroup
2 Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Subgroup 2 Mortgage Loans.

         The "Subgroup 2 Net Counterparty Payment" is an amount equal to, with respect to any Distribution Date, the Net Counterparty Payment, if any,
multiplied by a fraction the numerator of which

                                      S-86

is the aggregate Principal Balance of the Subgroup 2 Mortgage Loans, and the
denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such
Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date).

         The "Subgroup 2 Net Trust Swap Payment" is an amount equal to, with respect to any Distribution Date, the Net Trust Swap Payment, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the
Subgroup 2 Mortgage Loans, and the denominator of which is the aggregate
Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to such Distribution
Date).

         The "Subgroup 2 Percentage" with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Subgroup
2 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

         The "Subgroup 2 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the product of (i) the Subgroup 2
Percentage for such Distribution Date and (ii) the Class A Principal
Distribution Amount for such Distribution Date.

         The "Subgroup 2 Principal Remittance Amount" means, with respect to any
Distribution Date, the portion of the Available Funds representing the Principal
Remittance Amount for such Distribution Date derived from the Subgroup 2
Mortgage Loans.

         A "Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if either (i) the percentage obtained by dividing (x)
the aggregate Principal Balance of the Mortgage Loans that are 60 days or more
Delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, as of the last day of the prior calendar month by (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the previous calendar month exceeds 28.35% of the Credit
Enhancement Percentage for such Distribution Date or (ii) the cumulative
Realized Losses as of the last day of the prior calendar month as a percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date
is greater than the percentage set forth in the following table:

------------------------------------------- --------------------------------
       Range of Distribution Dates                    Percentage
------------------------------------------- --------------------------------
          August 2008-July 2009                         1.60%*
------------------------------------------- --------------------------------
          August 2009-July 2010                         3.60%*
------------------------------------------- --------------------------------
          August 2010-July 2011                         5.55%*
------------------------------------------- --------------------------------
          August 2011-July 2012                         7.15%*
------------------------------------------- --------------------------------
        August 2012 and thereafter                       7.90%
------------------------------------------- --------------------------------

--------------------

*    The percentages indicated are the percentages applicable for the first
     Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

         The "Unpaid Interest Shortfall Amount" means (i) for the first
Distribution Date and with respect to the LIBOR Certificates, zero, and (ii) for such class of certificates and any Distribution Date after the first
Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly
Interest Distributable Amount for such class of certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall
Amount, if any, for such class of certificates for such preceding Distribution
Date exceeds (b) the aggregate amount distributed on such class of certificates in respect of

                                      S-87

interest on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the class of certificates on such preceding
Distribution Date, to the extent permitted by law, at the Pass-Through Rate on such Distribution Date for such class of certificates for the related Accrual
Period.

ALLOCATION OF AVAILABLE FUNDS

         Distributions to holders of each class of LIBOR Certificates will be made on each Distribution Date from Available Funds. With respect to any
Distribution Date, "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer and the Trustee:

1.   the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the related Determination
     Date, after deduction of the Servicing Fee and the LPA Fee for such
     Distribution Date and any accrued and unpaid Servicing Fees and LPA Fees in respect of any prior Distribution Dates;

2.   unscheduled payments in respect of the Mortgage Loans, including full and partial prepayments for such Mortgage Loans occurring during the related
     Prepayment Period (excluding prepayment premiums and amounts representing interest on prepayments received during the first Prepayment Period representing interest accruals thereon on or prior to the Closing Date) and insurance proceeds, condemnation proceeds, Net Liquidation Proceeds and
     Recoveries received during the calendar month preceding the month of such
     Distribution Date and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

3.   payments from the Servicer in connection with Advances and Compensating
     Interest for such Distribution Date.

         Generally, distributions with respect to the Class A1 Certificates will be made from Available Funds from amounts collected on the Subgroup 1 Mortgage
Loans and related Net Counterparty Payments. Distributions with respect to the
Class A2, Class A3, Class A4 and Class A5 Certificates, in general, will be made from Available Funds from amounts collected on the Subgroup 2 Mortgage Loans and related Net Counterparty Payments. Distributions with respect to the Mezzanine
Certificates will be made from Available Funds from amounts collected on the
Subgroup 1 and Subgroup 2 Mortgage Loans and Net Counterparty Payments.

         The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates.

         Interest Distributions on the LIBOR Certificates

         On each Distribution Date, the Trustee will withdraw from the
Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case from and to the extent of the Interest Remittance
Amount; provided, however, the distributions made pursuant to clause 1 will be made on the related Swap Payment Date to the extent such distributions would be made on such Distribution Date:

          1.   to the Supplemental Interest Trust for payment to the Swap
               Counterparty, the Net Trust Swap Payment, so long as an Early
               Termination Date has not occurred, and any Swap Termination
               Payment required to be paid by the Supplemental Interest Trust
               (unless the Swap Counterparty is

                                      S-88

               the Defaulting Party or the sole Affected Party (each as defined in the ISDA Master Agreement)), as applicable for such date of distribution;

          2.   concurrently, to the holders of the Senior Certificates, the related Monthly Interest Distributable Amount for each such class for such Distribution Date, on a pro rata basis, based on the entitlement of each such class pursuant to this clause 2 and applied in accordance with the allocation rules set forth below;

          3.   concurrently, to the holders of the Senior Certificates, the related Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date, on a pro rata basis, based on the entitlement of each such class pursuant to this clause 3 and applied in accordance with the allocation rules set forth below;

          4.   to the holders of the Class M1 Certificates, the Monthly Interest
               Distributable Amount allocable to such certificates;

          5.   to the holders of the Class M2 Certificates, the Monthly Interest
               Distributable Amount allocable to such certificates;

          6.   to the holders of the Class M3 Certificates, the Monthly Interest
               Distributable Amount allocable to such certificates;

          7.   to the holders of the Class M4 Certificates, the Monthly Interest
               Distributable Amount allocable to such certificates;

          8.   to the holders of the Class M5 Certificates, the Monthly Interest
               Distributable Amount allocable to such certificates;

          9.   to the holders of the Class M6 Certificates, the Monthly Interest
               Distributable Amount allocable to such certificates;

          10.  to the holders of the Class M7 Certificates, the Monthly Interest
               Distributable Amount allocable to such certificates;

          11.  to the holders of the Class M8 Certificates, the Monthly Interest
               Distributable Amount allocable to such certificates;

          12.  to the holders of the Class M9 Certificates, the Monthly Interest
               Distributable Amount allocable to such certificates;

          13.  to the holders of the Class M10 Certificates, the Monthly
               Interest Distributable Amount allocable to such certificates; and

          14.  to the holders of the Class M11 Certificates, the Monthly
               Interest Distributable Amount allocable to such certificates.

         The Interest Remittance Amount distributed pursuant to clauses 2 and 3 above will be applied to the Senior Certificates as follows: amounts distributed to the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates will first reduce the Interest Remittance Amount of the related subgroup. Reductions in the Subgroup 1 Interest Remittance Amount will be applied to the Class A1
Certificates. Reductions in the Subgroup 2 Interest Remittance Amount will be applied to the Class A2, Class A3, Class A4 and Class A5 Certificates, pro rata, based on the amount of interest due to each such class. If

                                      S-89

the related Interest Remittance Amount is insufficient, additional amounts will reduce the remaining Interest Remittance Amounts of the other subgroup after giving effect to the foregoing allocations.

         Any Interest Remittance Amounts remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess
Cashflow, if any, for such Distribution Date. On any Distribution Date, any
Relief Act Interest Shortfalls and any Prepayment Interest Shortfalls to the
extent not covered by Compensating Interest paid by the Servicer will first reduce Net Monthly Excess Cashflow and then reduce the Monthly Interest
Distributable Amounts with respect to the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.

         Principal Distributions on the LIBOR Certificates

         On each Distribution Date or, in the case of payments to the
Supplemental Interest Trust, on each Swap Payment Date (to the extent that such payments are available to be made on the related Distribution Date) (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Trustee will withdraw from the Distribution Account that portion of Available Funds equal to the Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Principal Distribution Amount remaining for such Distribution Date:

          1. to the Supplemental Interest Trust, for payment to the Swap
          Counterparty, any unpaid Net Trust Swap Payment and any unpaid Swap
          Termination Payment (unless the Swap Counterparty is the Defaulting
          Party or the sole Affected Party (each as defined in the ISDA Master
          Agreement)) as of such date of distribution;

          2. concurrently, as follows:

               (a)  to the holders of the Class A1 Certificates, the Subgroup 1
                    Principal Distribution Amount for such Distribution Date,
                    until the Certificate Principal Balance thereof has been
                    reduced to zero; and

               (b)  sequentially, as follows:

                    i.   to the holders of the Class A2 Certificates, the
                         Subgroup 2 Principal Distribution Amount for such
                         Distribution Date, until the Certificate Principal
                         Balance thereof has been reduced to zero;

                    ii.  to the holders of the Class A3 Certificates, the
                         Subgroup 2 Principal Distribution Amount for such
                         Distribution Date, until the Certificate Principal
                         Balance thereof has been reduced to zero;

                    iii. to the holders of the Class A4 Certificates, the
                         Subgroup 2 Principal Distribution Amount for such
                         Distribution Date, until the Certificate Principal
                         Balance thereof has been reduced to zero; and

                    iv.  to the holders of the Class A5 Certificates, the
                         Subgroup 2 Principal Distribution Amount for such
                         Distribution Date, until the Certificate Principal
                         Balance thereof has been reduced to zero;

                    provided however, that beginning on the first Distribution
                    Date on or after which the Mezzanine Certificates have been reduced to zero and the Net Monthly Excess

                                      S-90

                    Cashflow and Overcollateralization Amount for such
                    Distribution Date are insufficient to cover Realized Losses on the Subgroup 2 Mortgage Loans, to the holders of the
                    Class A2, Class A3, Class A4 and Class A5 Certificates, pro
                    rata based on their respective Certificate Principal
                    Balances, the Subgroup 2 Principal Distribution Amount for
                    such Distribution Date, until the respective Certificate
                    Principal Balances have been reduced to zero;

         provided, after the aggregate Certificate Principal Balance of the class or classes of Class A Certificates related to a subgroup is reduced to zero, any amounts remaining available to be distributed to such class or classes pursuant to the applicable subclause above will be distributed to the other class or classes of Class A Certificates of the other subgroup and distributed in accordance with the distribution rules set forth in the related subclause;

          3.   to the holders of the Class M1 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

          4.   to the holders of the Class M2 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

          5.   to the holders of the Class M3 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

          6.   to the holders of the Class M4 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

          7.   to the holders of the Class M5 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

          8.   to the holders of the Class M6 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;
               9. to the holders of the Class M7 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

          10.  to the holders of the Class M8 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

          11.  to the holders of the Class M9 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

          12.  to the holders of the Class M10 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;
               and

          13.  to the holders of the Class M11 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero.

         On each Distribution Date or, in the case of payments to the
Supplemental Interest Trust, on each Swap Payment Date (to the extent that such payments are available to be made on the related Distribution Date) (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of LIBOR Certificates will be entitled to receive distributions in respect of principal to the extent of the Principal
Distribution Amount in the following amounts and order of priority:

                                      S-91

          1. to the Supplemental Interest Trust, for payment to the Swap
          Counterparty, any unpaid Net Trust Swap Payment and any unpaid Swap
          Termination Payment required to be paid by the Supplemental Interest
          Trust (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each as defined in the ISDA Master Agreement)) as of such date of distribution;

          2. concurrently, as follows:

               (a)  to the holders of the Class A1 Certificates, the Subgroup 1
                    Principal Distribution Amount for such Distribution Date,
                    until the Certificate Principal Balance thereof has been
                    reduced to zero; and

               (b)  sequentially, as follows:

                    i.   to the holders of the Class A2 Certificates, the
                         Subgroup 2 Principal Distribution Amount for such
                         Distribution Date, until the Certificate Principal
                         Balance thereof has been reduced to zero;

                    ii.  to the holders of the Class A3 Certificates, the
                         Subgroup 2 Principal Distribution Amount for such
                         Distribution Date, until the Certificate Principal
                         Balance thereof has been reduced to zero;

                    iii. to the holders of the Class A4 Certificates, the
                         Subgroup 2 Principal Distribution Amount for such
                         Distribution Date, until the Certificate Principal
                         Balance thereof has been reduced to zero; and

                    iv.  to the holders of the Class A5 Certificates, the
                         Subgroup 2 Principal Distribution Amount for such
                         Distribution Date, until the Certificate Principal
                         Balance thereof has been reduced to zero;

                    provided however, that beginning on the first Distribution
                    Date on or after which the Mezzanine Certificates have been reduced to zero and the Net Monthly Excess Cashflow and
                    Overcollateralization Amount for such Distribution Date are insufficient to cover Realized Losses on the Subgroup 2
                    Mortgage Loans, to the holders of the Class A2, Class A3,
                    Class A4 and Class A5 Certificates, pro rata based on their respective Certificate Principal Balances, the Subgroup 2
                    Principal Distribution Amount for such Distribution Date,
                    until the respective Certificate Principal Balances have
                    been reduced to zero;

          provided, after the aggregate Certificate Principal Balance of the class or classes of Class A Certificates related to a subgroup is reduced to zero, any amounts remaining available to be distributed to such class or classes pursuant to the applicable subclause above will be distributed to the other class or classes of Class A Certificates of the other subgroup and distributed in accordance with the distribution rules set forth in the related subclause;

          3. to the holders of the Class M1 Certificates, the Class M1 Principal
          Distribution Amount for such Distribution Date, until the Certificate
          Principal Balance thereof has been reduced to zero;

          4. to the holders of the Class M2 Certificates, the Class M2 Principal
          Distribution Amount for such Distribution Date, until the Certificate
          Principal Balance thereof has been reduced to zero;

          5. to the holders of the Class M3 Certificates, the Class M3 Principal
          Distribution Amount for such Distribution Date, until the Certificate
          Principal Balance thereof has been reduced to zero;

                                      S-92

          6. to the holders of the Class M4 Certificates, the Class M4 Principal
          Distribution Amount for such Distribution Date, until the Certificate
          Principal Balance thereof has been reduced to zero;

          7. to the holders of the Class M5 Certificates, the Class M5 Principal
          Distribution Amount for such Distribution Date, until the Certificate
          Principal Balance thereof has been reduced to zero;

          8. to the holders of the Class M6 Certificates, the Class M6 Principal
          Distribution Amount for such Distribution Date until the Certificate
          Principal Balance thereof has been reduced to zero;

          9. to the holders of the Class M7 Certificates, the Class M7 Principal
          Distribution Amount for such Distribution Date until the Certificate
          Principal Balance thereof has been reduced to zero;

          10. to the holders of the Class M8 Certificates, the Class M8
          Principal Distribution Amount for such Distribution Date until the
          Certificate Principal Balance thereof has been reduced to zero;

          11. to the holders of the Class M9 Certificates, the Class M9
          Principal Distribution Amount for such Distribution Date until the
          Certificate Principal Balance thereof has been reduced to zero;

          12. to the holders of the Class M10 Certificates, the Class M10
          Principal Distribution Amount for such Distribution Date until the
          Certificate Principal Balance thereof has been reduced to zero; and

          13. to the holders of the Class M11 Certificates, the Class M11
          Principal Distribution Amount for such Distribution Date until the
          Certificate Principal Balance thereof has been reduced to zero.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the holders of the
Offered Certificates consists of subordination, overcollateralization, excess interest and certain Net Counterparty Payments.

         The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Senior Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Senior Certificates of the full amount of their scheduled monthly payments of interest and principal, as applicable, and to afford such holders protection against Realized Losses.

         The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Senior Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, as applicable.

         In addition, the rights of the holders of the Mezzanine Certificates with lower payment priorities will be junior to the rights of holders of the
Mezzanine Certificates with higher payment priorities, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of the
Mortgage Loans will be senior to the rights of the holders of the Class X
Certificates to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the more senior classes of certificates of distributions in respect of interest and principal and to afford such classes protection against Realized Losses.

OVERCOLLATERALIZATION PROVISIONS

         As of the Closing Date, the Cut-off Date Pool Principal Balance will exceed the aggregate Certificate Principal Balance of the LIBOR Certificates and
the Class P Certificates in an amount equal to

                                      S-93

approximately 2.00% of the Cut-off Date Pool Principal Balance. This feature is referred to as overcollateralization. Although market conditions may change, the weighted average net Loan Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the LIBOR
Certificates and the rates at which other obligations of the Trust are calculated. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the LIBOR
Certificates and the fees and expenses payable by the Trust, including Net Trust
Swap Payments. The Pooling Agreement requires that on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the class or classes of LIBOR
Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the required level of overcollateralization.

         On each Distribution Date or, in the case of payments to the
Supplemental Interest Trust, on each Swap Payment Date (to the extent that such payments are available to be made on the related Distribution Date), any Net
Monthly Excess Cashflow will be paid in the following order of priority:

          1. to the holders of the class or classes of LIBOR Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount as described under "--Allocation of Available Funds--Principal Distributions on the
          LIBOR Certificates" above;

          2. to the holders of the Class M1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

          3. to the holders of the Class M1 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

          4. to the holders of the Class M2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

          5. to the holders of the Class M2 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

          6. to the holders of the Class M3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

          7. to the holders of the Class M3 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

          8. to the holders of the Class M4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

          9. to the holders of the Class M4 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

          10. to the holders of the Class M5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

          11. to the holders of the Class M5 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

          12. to the holders of the Class M6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

                                      S-94

          13. to the holders of the Class M6 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

          14. to the holders of the Class M7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

          15. to the holders of the Class M7 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

          16. to the holders of the Class M8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

          17. to the holders of the Class M8 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

          18. to the holders of the Class M9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

          19. to the holders of the Class M9 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

          20. to the holders of the Class M10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

          21. to the holders of the Class M10 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

          22. to the holders of the Class M11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

          23. to the holders of the Class M11 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

          24. to the holders of the Senior Certificates, pro rata based on the entitlement of each such class pursuant to this clause, in an amount equal to each such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest
          Shortfalls, if any;

          25. to the holders of the Class M1 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net
          Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if
          any;

          26. to the holders of the Class M2 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net
          Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if
          any;

          27. to the holders of the Class M3 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net
          Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if
          any;

          28. to the holders of the Class M4 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net
          Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if
          any;

                                      S-95

          29. to the holders of the Class M5 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net
          Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if
          any;

          30. to the holders of the Class M6 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net
          Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if
          any;

          31. to the holders of the Class M7 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net
          Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if
          any;

          32. to the holders of the Class M8 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net
          Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if
          any;

          33. to the holders of the Class M9 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net
          Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if
          any;

          34. to the holders of the Class M10 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net
          Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if
          any;

          35. to the holders of the Class M11 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net
          Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if
          any;

          36. to the Net WAC Reserve Fund, up to an amount equal to the aggregate Net WAC Rate Carryover Amounts for the LIBOR Certificates
          for such Distribution Date;

          37. to the Supplemental Interest Trust, for payment to the Swap
          Counterparty, any unpaid Net Trust Swap Payment and any unpaid Swap
          Termination Payment required to be paid by the Supplemental Interest
          Trust;

          38. to the holders of the Class X Certificates as provided in the
          Pooling Agreement;

          39. to the holders of the Residual Certificates, any remaining amounts. It is not anticipated that any amounts will be distributed to the Class R Certificates under this subclause 39.

         On each Distribution Date, after making the distributions of the
Available Funds as described above, the Trustee will withdraw from the Net WAC
Reserve Fund the amount deposited therein pursuant to subclause 36 above and will distribute the Net WAC Rate Carryover Amount, if any, to the classes of
LIBOR Certificates in the order of priority specified herein under "--Net WAC
Reserve Fund."

         On each Distribution Date, the Trustee will withdraw from the
Distribution Account all amounts representing prepayment premiums in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates. On the first Distribution Date following the expiration of the latest prepayment premium term with respect to the Mortgage Loans and if funds are available on such date, the Class P Certificates shall be entitled to its outstanding
Certificate Principal Balance prior to any distributions of Net Monthly Excess
Cashflow on such Distribution Date.

                                      S-96

ALLOCATION OF LOSSES; SUBORDINATION

         If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Certificate Principal Balance of the LIBOR Certificates and Class P Certificates exceeds the aggregate Principal
Balance of the Mortgage Loans, then the Certificate Principal Balance of the class of Mezzanine Certificates then outstanding with the lowest priority of payment will be reduced by an amount equal to that excess.

         The Pooling Agreement does not permit the allocation of Realized Losses to the Class A1, Class A2, Class A3, Class A4, Class A5 or Class P Certificates.
Investors in the Class A1, Class A2, Class A3, Class A4 and Class A5
Certificates should note that although Realized Losses cannot be allocated to the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates, under certain loss scenarios there will not be enough principal and interest on the
Mortgage Loans on a Distribution Date to pay the Class A1, Class A2, Class A3,
Class A4 and Class A5 Certificates all interest and principal amounts, as applicable, to which they are then entitled.

PASS-THROUGH RATES

         The "Pass-Through Rate" on any Distribution Date with respect to any class of LIBOR Certificates will equal the lesser of (a) the related Formula
Rate and (b) the related Net WAC Rate for such Distribution Date. With respect to the LIBOR Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

         The "Subgroup 1 Maximum Rate " for any Distribution Date with respect to the Class A1 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the sum of (i) the difference between (A) the weighted average of the Maximum
Loan Rates (in the case of adjustable-rate Mortgage Loans) and the Loan Rates
(in the case of any fixed-rate Mortgage Loans), in each case, of the Subgroup 1
Mortgage Loans as of the first day of the month preceding the month of such
Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee
Rate for the Subgroup 1 Mortgage Loans and (2) the LPA Fee Rate for the Subgroup
1 Mortgage Loans and (ii) the Subgroup 1 Net Counterparty Payment for such
Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the
Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

         The "Subgroup 1 Net WAC Rate" for any Distribution Date with respect to the Class A1 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the difference between (A) the weighted average of the Loan Rates of the Subgroup 1
Mortgage Loans as of the first day of the month preceding the month of such
Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee
Rate for the Subgroup 1 Mortgage Loans, (2) the LPA Fee Rate for the Subgroup 1
Mortgage Loans and (3) the Subgroup 1 Net Trust Swap Payment for such
Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the
Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

                                      S-97

         The "Subgroup 2 Maximum Rate " for any Distribution Date with respect to the Class A2, Class A3, Class A4 and Class A5 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the sum of (i) the difference between (A)
the weighted average of the Maximum Loan Rates (in the case of adjustable-rate
Mortgage Loans) and the Loan Rates (in the case of any fixed-rate Mortgage
Loans), in each case, of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution
Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 2 Mortgage
Loans and (2) the LPA Fee Rate for the Subgroup 2 Mortgage Loans and (ii) the
Subgroup 2 Net Counterparty Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that
Distribution Date and expressed as a percentage).

         The "Subgroup 2 Net WAC Rate" for any Distribution Date with respect to the Class A2, Class A3, Class A4 and Class A5 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the difference between (A) the weighted average of the Loan Rates of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution
Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 2 Mortgage
Loans, (2) the LPA Fee Rate for the Subgroup 2 Mortgage Loans and (3) the
Subgroup 2 Net Trust Swap Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that
Distribution Date and expressed as a percentage).

         The "Subordinate Maximum Rate" for any Distribution Date with respect to the Mezzanine Certificates will be a per annum rate equal to the weighted average of the Subgroup 1 Maximum Rate and the Subgroup 2 Maximum Rate, weighted in proportion to the results from subtracting from the aggregate Principal
Balance of each Subgroup as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date), the aggregate
Certificate Principal Balance of the related Class A Certificates immediately prior to such Distribution Date (such amount, the "Subgroup Subordinate
Amount").

         The "Subordinate Net WAC Rate" for any Distribution Date with respect to the Mezzanine Certificates will be a per annum rate equal to the weighted average of the Subgroup 1 Net WAC Rate and the Subgroup 2 Net WAC Rate, weighted in proportion to the related Subgroup Subordinate Amounts.

         The "Maximum Rate" means the Subgroup 1 Maximum Rate, the Subgroup 2
Maximum Rate, or the Subordinate Maximum Rate, as applicable.

         The "Net WAC Rate" means the Subgroup 1 Net WAC Rate, the Subgroup 2
Net WAC Rate, or the Subordinate Net WAC Rate, as applicable.

         If on any Distribution Date, the Pass-Through Rate for any class of
LIBOR Certificates is the related Net WAC Rate, then the "Net WAC Rate Carryover
Amount" for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of LIBOR Certificates accrued on such Distribution Date at the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the related Net WAC Rate and (ii) the unpaid portion of any related Net WAC
Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the
Formula

                                      S-98

Rate applicable for such class of LIBOR Certificates for such Accrual Period.
Any Net WAC Carryover Amount on the LIBOR Certificates will be paid on that
Distribution Date from any available Net Counterparty Payments under the Swap
Agreement and on that and future Distribution Dates from and to the extent of
Available Funds in accordance with the priorities described above.

         The "Formula Rate" for any class of LIBOR Certificates is the lesser of
(A) the sum of (i) the interbank offered rate for one-month United States dollar deposits in the London market as of the related LIBOR Determination Date (the
"Certificate Index") and (ii) a related margin (the "Certificate Margin") and
(B) the applicable Maximum Rate. The Certificate Margins with respect to the
LIBOR Certificates on each Distribution Date will be as follows:

                                           Certificate Margin to and Including       Certificate Margin after the
     Class of LIBOR Certificates             the Optional Termination Date            Optional Termination Date
     ---------------------------           -----------------------------------       ----------------------------

               Class A1                                 0.1250%                                0.2500%
               Class A2                                 0.0600%                                0.1200%
               Class A3                                 0.1000%                                0.2000%
               Class A4                                 0.1400%                                0.2800%
               Class A5                                 0.2400%                                0.4800%
               Class M1                                 0.2800%                                0.4200%
               Class M2                                 0.3000%                                0.4500%
               Class M3                                 0.3300%                                0.4950%
               Class M4                                 0.3800%                                0.5700%
               Class M5                                 0.4000%                                0.6000%
               Class M6                                 0.4700%                                0.7050%
               Class M7                                 0.9000%                                1.3500%
               Class M8                                 1.0000%                                1.5000%
               Class M9                                 1.8500%                                2.7750%
               Class M10                                2.5000%                                3.7500%
               Class M11                                2.5000%                                3.7500%

NET WAC RESERVE FUND

         On the Closing Date, the Trustee will establish a reserve fund account
(the "Net WAC Reserve Fund") from which certain payments in respect of Net WAC
Rate Carryover Amounts on the LIBOR Certificates, will be made. The Net WAC
Reserve Fund will be an asset of the Trust but not of any REMIC. On each
Distribution Date, the Trustee will withdraw from amounts in the Net WAC Reserve
Fund to pay the LIBOR Certificates, any Net WAC Rate Carryover Amounts in the
following order of priority, in each case to the extent of amounts remaining in the Net WAC Reserve Fund:

          1. to the Class A Certificates, pro rata based on amounts due, the related Net WAC Carryover Amount for such classes and Distribution
          Date; and

          2. sequentially, to the Class M1 Certificates, the Class M2
          Certificates, the Class M3 Certificates, the Class M4 Certificates,
          the Class M5 Certificates, the Class M6 Certificates, the Class M7
          Certificates, the Class M8 Certificates, the Class M9 Certificates,
          the Class M10 Certificates and the Class M11 Certificates, in that order, the related Net WAC Rate Carryover Amounts for such class and
          Distribution Date.

                                      S-99

THE SWAP AGREEMENT

         A separate trust created under the Pooling Agreement (the "Supplemental
Interest Trust") will hold a swap agreement (the "Swap Agreement") documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Master
Agreement"), together with a Schedule, Confirmation and Credit Support Annex between the Trustee, on behalf of the Supplemental Interest Trust and CSi (in such capacity, the "Swap Counterparty"), for the benefit of the LIBOR
Certificates.

         Under the Swap Agreement, on each Swap Payment Date (as defined below)
beginning in August 2006 and until the Distribution Date in July 2011 (the "Swap
Termination Date"), (1) the Supplemental Interest Trust will be obligated to pay to the Swap Counterparty an amount equal to the product of (a) 1/12, (b) 5.5748%
per annum, (c) the applicable Swap Notional Amount and (d) the applicable factor
(the "Trust Swap Payment") (such amount to be paid to the Swap Counterparty by the Trustee, on behalf of the Supplemental Interest Trust) and (2) the Swap
Counterparty will be obligated to pay to the Trustee, on behalf of the
Supplemental Interest Trust, an amount equal to the product of (a) one-month
LIBOR (as determined in accordance with the definition of "USD-LIBOR-BBA" set forth in the Annex to the 2000 ISDA Definitions), (b) a fraction, the numerator of which is the actual number of days elapsed in the related Calculation Period
(as defined below) and the denominator of which is 360, (c) the applicable Swap
Notional Amount and (d) the applicable factor (the "Counterparty Payment").

         The Swap Notional Amount for any Swap Payment Date shall be (i) if the aggregate Certificate Principal Balance of the LIBOR Certificates as of the
Distribution Date immediately prior to such Swap Payment Date (or as of the
Closing Date with respect to the first Swap Payment Date) divided by the applicable factor is greater than the applicable lower bound set forth on Annex
II hereto and less than the applicable upper bound set forth on Annex II hereto, the aggregate Certificate Principal Balance of the LIBOR Certificates as of the
Distribution Date immediately prior to such Swap Payment Date (or as of the
Closing Date with respect to the first Swap Payment Date) divided by the applicable factor, (ii) if the aggregate Certificate Principal Balance of the
LIBOR Certificates as of the Distribution Date immediately prior to such Swap
Payment Date (or as of the Closing Date with respect to the first Swap Payment
Date) divided by the applicable factor is less than or equal to the applicable lower bound set forth on Annex II hereto, an amount equal to the applicable lower bound set forth on Annex II hereto for such Swap Payment Date and (iii) if the aggregate Certificate Principal Balance of the LIBOR Certificates as of the
Distribution Date immediately prior to such Swap Payment Date (or as of the
Closing Date with respect to the first Swap Payment Date) divided by the applicable factor is greater than or equal to the applicable upper bound set forth on Annex II hereto for such Swap Payment Date, an amount equal to the applicable upper bound set forth on Annex II hereto for such Swap Payment Date.
The factor for each Swap Payment Date is set forth in Annex II hereto. Payments under the Swap Agreement will be made on a net basis. The excess, if any, of a
Trust Swap Payment over a Counterparty Payment in connection with any Swap
Payment Date is referred to herein as a "Net Trust Swap Payment." The excess, if any, of a Counterparty Payment over a Trust Swap Payment in connection with any
Swap Payment Date is referred to herein as a "Net Counterparty Payment."

         A "Swap Payment Date" means one business day (as defined in the Swap
Agreement) prior to the 25th day of each month beginning in August 2006 through and including July 2011.

         The "Calculation Period" means each period from and including the 25th day of each month to, but excluding, the 25th day of the following month, except that the initial Calculation Period will commence on, and include, July 18, 2006 and the final Calculation Period will end on, but exclude, the Swap Termination
Date; provided that such Calculation Period shall be (i) unadjusted with respect to payments due from the Supplemental Interest Trust and (ii) adjusted pursuant to the Following Business Day Convention (as defined in the Swap Agreement) with respect to amounts due from the Swap Counterparty.

                                     S-100

         The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

         The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10 percent.

         The respective obligations of the Swap Counterparty and the
Supplemental Interest Trust to pay specified amounts due under the Swap
Agreement will be subject to the following conditions precedent: (1) no Swap
Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no "Early
Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

         "Swap Default" means the occurrence of a Swap Event of Default, a
Termination Event with respect to the Swap Agreement or an Additional
Termination Event with respect to the Swap Agreement.

         "Events of Default" under the Swap Agreement (each a "Swap Event of
Default") include the following standard events of default as described in
Sections 5(a)(i), 5(a)(iii), 5(a)(vii) and 5(a)(viii) of the ISDA Master
Agreement:

          o    "Failure to Pay or Deliver,"

          o    "Credit Support Default" (with respect to the Swap Counterparty, and with respect to the Supplemental Interest Trust only if the
               Swap Counterparty has posted collateral),

          o    "Bankruptcy" (other than clause (2) thereof with respect to the
               Trust), and

          o    "Merger without Assumption" (but only with respect to the Swap
               Counterparty).

         "Termination Events" under the Swap Agreement (each a "Termination
Event") consist of the following standard termination events as described in
Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement:

          o    "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement);

          o    "Tax Event" (which generally relates to either party to the Swap
               Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes due to a change in tax law); and

          o    "Tax Event Upon Merger" (which generally relates to the Swap
               Counterparty making a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger).

         In addition, there are "Additional Termination Events"

          (a)  relating to the Supplemental Interest Trust, as specified in the
               Swap Agreement; and

          (b)  relating to the Swap Counterparty's ratings whereby, if the Swap
               Counterparty's rating (to the extent the applicable Certificates are rated by the relevant Ratings Agency):

                                     S-101

          o    falls below a short-term credit rating of "A-1" by S&P or, if the
               Swap Counterparty does not have a short-term rating from S&P, a long-term credit rating of "A+" by S&P

          o    falls below a short-term credit rating of "P-1" or long-term credit rating of "A1", or, if no short-term credit rating is available, a long-term credit rating of "Aa3", in each case by
               Moody's or, in each case, the related rating is equal to "P-1",
               "A1" or "Aa3", as applicable but is on credit watch for possible downgrade (but only for so long as it is on credit watch for possible downgrade); or

          o    falls below either a short-term credit rating of "F-1" by Fitch or a long-term credit rating of "A" by Fitch;

         and the Swap Counterparty fails, at its cost, to perform one or more actions, including, but not limited to:

          o    furnishing a guarantee of the Swap Counterparty's obligations under the Swap Agreement from a guarantor according to the terms of the Swap Agreement;

          o    posting collateral securing its obligations under the Swap
               Agreement according to the terms of the Swap Agreement; or

          o    obtaining a substitute swap counterparty to replace the Swap
               Counterparty that is confirmed by the rating agencies and has (a)
               either a short-term credit rating greater than or equal to "A-1"
               or, if the substitute swap counterparty does not have a
               short-term rating from S&P, a long-term credit rating greater than or equal to "A+", in each case by S&P, (b) either a
               short-term credit rating greater than or equal to "P-1" (and, if rated "P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade) and a long-term credit rating greater than or equal to "A1" (and, if rated "A1" by Moody's, such rating is not on watch for possible downgrade) or, if the substitute swap counterparty does not have a short-term credit rating from Moody's, a long-term credit rating greater than or equal to "Aa3" (and, if rated "Aa3", such rating is not on watch for possible downgrade), in each case by
               Moody's and (c) either a short-term credit rating greater than or equal to "F-1" or a long-term credit rating greater than or equal to "A" by Fitch (in each case only to the extent the applicable
               Certificates are rated by the relevant Rating Agency).

         If the credit ratings of the Swap Counterparty are downgraded to a rating level below "BBB-" or withdrawn by S&P, to a rating level at "A3" or
"P-2" by Moody's (or in the case the Swap Counterparty does not have a short-term rating by Moody's, a rating level at "A2" by Moody's) or to a rating level below "BBB+" or "F-2" by Fitch, to the extent the Certificates are rated by such rating agency, then the Swap Counterparty must seek to replace itself with a substitute swap counterparty and may in certain circumstances be required to post collateral while such swap counterparty is being found. Failure to comply with the rating downgrade provisions set out in the Swap Agreement may constitute an Additional Termination Event in respect of the Swap Counterparty.

         Upon any Early Termination Date, the Supplemental Interest Trust or the
Swap Counterparty may be liable to make a termination payment (the "Swap
Termination Payment") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust and the Swap Counterparty under the remaining scheduled term of the Swap Agreement.
In the event that the Trustee, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment, along with interest thereon, if any, will be paid on the Swap Payment Date immediately following the relevant Early Termination Date, and on any

                                     S-102

subsequent Swap Payment Dates until paid in full, in accordance with the priorities set forth under "Description of the Certificates--Allocation of
Available Funds."

         Any Net Trust Swap Payment deposited to the Supplemental Interest Trust by the Trustee will be distributed to the Swap Counterparty. To the extent that a Swap Termination Payment is made by the Swap Counterparty to the Supplemental
Interest Trust, such specific amount shall be used to make any upfront payment required under a replacement swap agreement and to the extent that any payments are received from a replacement swap counterparty as payment by such replacement swap counterparty to enter into a replacement transaction(s), such specific amounts shall be used to pay directly any termination payments owing to the Swap
Counterparty that is being replaced without being allocated in accordance with the priorities set forth under "Description of the Certificates--Allocation of
Available Funds."

         Notwithstanding anything to the contrary contained herein, in the event that a replacement swap agreement is not obtained by the Trustee within 30 days after receipt by the Trustee of the Swap Termination Payment paid by the original Swap Counterparty, the Trustee will deposit such Swap Termination
Payment into the Supplemental Interest Trust and will, on each Distribution
Date, withdraw from the Supplemental Interest Trust an amount equal to the Net
Counterparty Payment, if any, that would have been paid to the Supplemental
Interest Trust by the original Swap Counterparty (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in the priority set forth below.

         In addition, the Swap Counterparty may assign its obligations under the
Swap Agreement (i) with the prior written consent of the Supplemental Interest
Trust to an unaffiliated party or (ii) without the prior consent of the
Supplemental Interest Trust to an affiliated party, in each case, that either has at least equivalent credit ratings to the levels specified in the Swap
Agreement or has furnished a guarantee, subject to approval by S&P as specified in the Swap Agreement, of its obligations under the Swap Agreement from a guarantor with at least equivalent credit ratings to the levels specified in the
Swap Agreement.

         Any Net Counterparty Payment deposited to the Supplemental Interest
Trust by the Swap Counterparty will be distributed on the related Distribution
Date as follows:

         (i) to the Class A Certificates, pro rata based on amounts due, any
Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount
for such Class and Distribution Date, after giving effect to distributions of such amounts as described under "--Allocation of Available Funds--Interest
Distributions on the LIBOR Certificates";

         (ii) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, in that order, any Monthly Interest Distributable Amount and any Unpaid Interest
Shortfall Amount for such Class and Distribution Date, after giving effect to distributions of such amounts as described under "--Allocation of Available
Funds--Interest Distributions on the LIBOR Certificates" and
"--Overcollateralization Provisions";

         (iii) to the Class A Certificates, pro rata based on amounts due, the related Net WAC Rate Carryover Amount for such Classes and Distribution Date after giving effect to distributions of such amounts as described under "--Net
WAC Reserve Fund";

         (iv) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, in that order, the related Net WAC Rate Carryover Amount for such Class and Distribution
Date, after giving effect to distributions of such amounts as described under
"--Net WAC Reserve Fund";

                                     S-103

         (v) to the class or classes of LIBOR Certificates then entitled to receive distributions of principal in an amount equal to any
Overcollateralization Increase Amount, payable to such holders as part of the
Principal Distribution Amount as described under "--Allocation of Available
Funds--Principal Distributions on the LIBOR Certificates" above; after giving effect to the amounts available pursuant to clause 1 under
"--Overcollateralization Provisions"; provided, however that aggregate distributions pursuant to this clause (v) will not exceed the amount of cumulative Realized Losses on the Mortgage Loans since the Cut-Off Date;

         (vi) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Dates remaining undistributed after giving effect to distributions of such amounts as described under
"--Overcollateralization Provisions"; and

         (vii) to the holders of the Class X Certificates, any remaining amounts.

CALCULATION OF CERTIFICATE INDEX

         On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the LIBOR Certificates (each such date, a "LIBOR
Determination Date"), the Trustee will determine the Certificate Index for such
Accrual Period for such LIBOR Certificates on the basis of the London interbank offered rate ("LIBOR") for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such related LIBOR Determination Date. If such rate does not appear on Telerate Page
3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00
a.m. (London time) on such related LIBOR Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such related LIBOR Determination Date two or more
Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations
(rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such related LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period shall be the higher of (x) the Certificate Index as determined on the previous related LIBOR Determination Date and (y) the Reserve Interest Rate.

         As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London; "Telerate
Page 3750" means the display page currently so designated on the Dow Jones
Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices);
"Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1)
with an established place of business in London, (2) which have been designated as such by the Trustee and (3) not controlling, controlled by or under common control with, the Depositor, the Servicer or any successor servicer or the
Originator; and "Reserve Interest Rate" shall be the rate per annum that the
Trustee determines to be either (x) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United
States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (y) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United
States dollar lending rate which New York City banks selected by the Trustee are quoting on such related LIBOR Determination Date to leading European banks.

                                     S-104

         The establishment of the Certificate Index on each related LIBOR
Determination Date by the Trustee and its calculation of the rates of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Trustee will provide or make available to each holder of a certificate, the Rating Agencies, the Loan Performance
Advisor and the Swap Counterparty a statement (based solely on information received from the Servicer and the Swap Counterparty) setting forth, among other things, the information set forth in the prospectus under "Description of the
Certificates--Reports to Securityholders." The Trustee will make the statement
(and, at its option, any additional files containing the same information in an alternative format) available each month via the Trustee's website. The
Trustee's website will initially be located at "http://www.usbank.com/abs."
Assistance in using the website can be obtained by calling the Trustee's customer service desk at (800) 934-6802. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and so indicating. The
Trustee shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a certificate of record during the previous calendar year who has requested such a statement in writing a statement containing information necessary to enable holders of the certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                              THE POOLING AGREEMENT

GENERAL

         The Offered Certificates will be issued pursuant to the Pooling
Agreement. The assets of the Trust created under the Pooling Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage
Loans, the related mortgage notes, mortgages and other related documents, (ii)
all payments on or collections in respect of the Mortgage Loans due after the
Cut-off Date, and any principal prepayments received after July 7, 2006 together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement, (v) the
Net WAC Reserve Fund, (vi) the rights of the Trustee under the Swap Agreement and (vii) the rights of the Seller under the Mortgage Loan Purchase Agreement.
The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee.

ASSIGNMENT OF THE MORTGAGE LOANS

         On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the "Mortgage Loan Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the
Cut-off Date. The Trustee, concurrently with each such transfer, will deliver the Offered Certificates to the Depositor. Each Mortgage Loan transferred to the
Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling Agreement. Such schedule will include

                                     S-105

information such as the Principal Balance of each Mortgage Loan as of the
Cut-off Date and its Loan Rate as well as other information.

         The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the
Trustee (or a custodian, as the Trustee's agent for such purpose) the Mortgage
Loan Documents and the mortgage notes endorsed in blank or to the Trustee. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Originator. The assignments of mortgage are generally required to be recorded by or on behalf of the Trust in the appropriate offices for real property records. Any cost associated with the recording of such assignments of mortgage will not be an expense of the Trust or the Trustee.

         The Trustee (or a custodian) will review the Mortgage Loan Documents pursuant to the Pooling Agreement and if any Mortgage Loan Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to Option One by the Trustee (or a custodian),
Option One will be obligated to repurchase the related Mortgage Loan at a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan
Rate through the end of the calendar month in which the repurchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the
Servicer, any unpaid Servicing Fees and any costs, indemnities and damages incurred by the Trust or the Servicer in connection with any violations of any predatory or abusive lending laws with respect to a Mortgage Loan (the "Purchase
Price"). Rather than repurchase the related Mortgage Loan, Option One may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust and substitute in its place a Qualified Substitute Mortgage Loan (as defined below). However, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code. This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the
Trustee for the omission of, or a material defect in, a Mortgage Loan Document.

         A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Loan Rate of such Deleted Mortgage Loan; (iii) if an adjustable-rate mortgage loan, have a Maximum Loan Rate and Minimum Loan Rate not less than the respective Maximum Loan Rate and Minimum Loan Rate for the
Deleted Mortgage Loan and have a Gross Margin equal to or greater than the
Deleted Mortgage Loan, and have the same Index and Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage
Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi)
comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling Agreement (in each case, deemed to be made as of the date of substitution); (vii) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage
Loans being replaced; (viii) be of the same or better credit quality as the
Mortgage Loan being replaced; and (ix) satisfy certain other conditions specified in the Pooling Agreement.

         In connection with the substitution of a Qualified Substitute Mortgage
Loan, the Seller will be required to deposit or cause to be deposited in the
Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the
Principal Balance of such

                                     S-106

Qualified Substitute Mortgage Loan plus any costs, indemnities and damages incurred by the Trust in connection with any violations of any predatory or abusive lending laws with respect to a related Mortgage Loan.

         Under the Reconstitution Agreement, Option One will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each related
Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In
addition, Option One will make certain other representations and warranties with respect to each related Mortgage Loan, including, but not limited to, the following: (i) no Mortgage Loan will be subject to the Home Ownership and Equity
Protection Act of 1994 or in violation of any comparable local, state or federal law; (ii) no Mortgage Loan originated on or after October 1, 2002 through March
6, 2003 is governed by the Georgia Fair Lending Act; (iii) no related Mortgage
Loan is a "high cost" mortgage loan as defined under any applicable state, local or federal predatory or abusive lending laws including the Georgia Fair Lending
Act; and (iv) no Mortgage Loan originated on or after November 27, 2003 and before July 6, 2004 is a "covered home loan" under the New Jersey Home Ownership
Security Act of 2002. Furthermore, the Option One will represent and warrant with respect to each related Mortgage Loan as of the Closing Date that, among other things, at the time of transfer to the Seller, Option One has transferred and assigned all of its right, title and interest in each related Mortgage Loan and the Mortgage Loan Documents, free of any lien. The Seller will represent and warrant in the Pooling Agreement that (i) each Mortgage Loan at the time is was made complied in all material respects with applicable federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and predatory and abusive lending laws applicable to the Mortgage
Loan and (ii) none of the Mortgage Loans included in the transaction are "high cost," "covered" or similarly classified loans as defined by the applicable federal, state or local predatory and abusive lending laws nor is any loan a
High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor's LEVELS(R) Glossary which is now Version 5.7
Revised, Appendix E) and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

         Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Mortgage Loan Documents, Option One or the
Seller, as applicable, will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, Option One or the Seller, as applicable, will be obligated to (x)
substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan or (y)
purchase such Mortgage Loan from the Trust at the Purchase Price. However, a substitution of the related Mortgage Loan is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code.

         Pursuant to the Pooling Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION
ACCOUNT

         The Servicer shall establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the certificateholders. The Collection Account will be an Eligible Account (as defined in the Pooling Agreement) of the Trust. Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the
Servicing Fee or other servicing compensation, permitted reimbursements for
Advances and Servicing Advances (each, as defined below), condemnation proceeds required to be released to a mortgagor, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Permitted

                                     S-107

Investments (as described in the Pooling Agreement) maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account on the Servicer Remittance Date (as
defined below) and deposited to the Distribution Account for distribution to certificateholders on a Distribution Date. The Distribution Account will be an
Eligible Account, and amounts on deposit therein may be invested in Permitted
Investments (as described in the Pooling Agreement) maturing no later than the related Distribution Date.

FLOW OF FUNDS

         The following table sets forth the flow of funds from collections of payments on the Mortgage Loans, the deposit of such funds into the accounts and the payments of such funds to the Certificateholders.

        PERIOD/EVENT                          DATES                                           FLOW OF FUNDS
--------------------------     -----------------------------------               --------------------------------------

Due Period                     The period beginning on the second                The Servicer shall hold in the related
                               day of a calendar month and ending                Collection Account all scheduled
                               on the first day of the succeeding                installments of interest (net of the
                               calendar month.                                   Servicing Fees and certain other items
                                                                                 of compensation and reimbursement)
                                                                                 and principal collected on the Mortgage
                                                                                 Loans and due during such period,
                                                                                 together with any Monthly Advances in
                                                                                 respect thereof.

Prepayment Period              With respect to principal prepayments,            The Servicer shall hold in the Collection
                               the period beginning on the sixteenth             Account all partial or full prepayments of
                               day of the calendar month preceding the           principal, together with accrued interest
                               month of such Distribution Date and               thereon on the Mortgage Loans during such
                               ending on the fifteenth day of the                period plus any amounts received from the
                               month of such Distribution Date, except           Trustee in respect of Prepayment Interest
                               with respect to the first Distribution            Shortfalls on the Mortgage Loans.
                               Date, when the Prepayment Period for
                               all prepayments will commence on July
                               8, 2006.

Determination Date             The 15th day of each calendar month               On the Determination Date, the
                               (or, if the 15th is not a business day,           Servicer will determine if Advances
                               the business day immediately preceding).          will be made with respect to delinquent
                                                                                 monthly payments.

                                     S-108

Servicer Remittance            The 21st day of each calendar month               On the Servicer Remittance Date, the
Date                           (or, if the 21st is not a business day,           Servicer will remit to the Distribution
                               on the first business day thereafter).            Account amounts collected on the
                                                                                 Mortgage Loans during the preceding
                                                                                 Due Period and Prepayment Period
                                                                                 constituting the Available Funds for the
                                                                                 Distribution Date.

Distribution Date              The 25th day of each month, or if                 On each Distribution Date, the Trustee
                               such day is not a business day, on                will remit to certificateholders amounts
                               the first business day thereafter.                on deposit in the Distribution Account
                                                                                 in accordance with the priority of
                                                                                 distributions set forth herein.

ADVANCES

         Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date its own funds, or funds in the Collection Account that are not included in the
Available Funds for such Distribution Date, or both (each, an "Advance"), in an amount equal to the aggregate of all payments of principal and interest (net of
Servicing Fees) that were due during the related Due Period on the Mortgage
Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

         In the event that a Balloon Loan is not paid in full on its maturity date, the Servicer will also be obligated to make Advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the Mortgage Loan, unless the
Servicer determines that the Advance would not be recoverable. In no event will the Servicer or the Trustee be obligated to advance the balloon payment due on any Balloon Loan.

         Advances on a Mortgage Loan are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds on such
Mortgage Loan. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage
Loans due to bankruptcy proceedings or the application of the Relief Act.
Subject to the recoverability standard above, the Servicer's obligation to make
Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all liquidation proceeds thereon.

         All Advances will be reimbursable to the Servicer from late collections, insurance proceeds, condemnation proceeds, liquidation proceeds and
Recoveries from the Mortgage Loan as to which such unreimbursed Advance was made or from funds in the Collection Account that are not included in Available Funds for the related Distribution Date, unless such amounts are deemed to be nonrecoverable by the Servicer in which case reimbursement will be made to the
Servicer from the general funds in the Collection Account. The Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Trustee for distribution on the Offered Certificates.

                                     S-109

         In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses
(including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the
Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage, (iv) obtaining broker price opinions and (v) locating missing mortgage files. Each such expenditure will constitute a "Servicing Advance." The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage
Loans and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement and is entitled to reimbursement therefor as provided in the Pooling Agreement. The Servicer is required to make a Servicing Advance on a
Mortgage Loan only to the extent it is deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds on such Mortgage Loan.

         The Servicer is also obligated to accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

         The Servicer's right to reimbursement for Servicing Advances is limited to late collections, liquidation proceeds, Recoveries, condemnation proceeds, released Mortgaged Property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer in which event reimbursement will be made to the Servicer from general funds in the
Collection Account.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         Pursuant to the terms and conditions set forth in the Pooling
Agreement, the Servicer or the majority holder of the Class X Certificates, as the case may be, may, at its option, purchase any Mortgage Loan from the Trust that is delinquent in payment by 90 days or more at the Purchase Price for such
Mortgage Loan; provided, however, that the Servicer or the majority holder of the Class X Certificates, as applicable, must first purchase such Mortgage Loan that, as of the time of such purchase, has been delinquent for the greatest period before purchasing Mortgage Loans that have been delinquent for lesser periods.

THE TRUSTEE

         U.S. Bank National Association ("U.S. Bank") will act as the trustee
(the "Trustee") under the terms of the Pooling Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the
United States with total assets exceeding $210 billion as of March 31, 2006. As of March 31, 2006, U.S. Bancorp served approximately 13.4 million customers, operated 2,430 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

         U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Pooling Agreement will be administered from U.S. Bank's corporate trust office located at 60 Livingston
Avenue, St. Paul, Minnesota 55107.

                                     S-110

          U.S. Bank has provided corporate trust services since 1924. As of
March 31, 2006, U.S. Bank was acting as trustee with respect to 56,104 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

         On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

         Unless an Event of Default has occurred and is continuing under the
Pooling Agreement, the Trustee will perform only such duties as are specifically set forth in the Pooling Agreement. If an Event of Default occurs and is continuing under the Pooling Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Pooling Agreement, such as either acting as the Servicer or appointing a successor servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.
Subject to certain qualifications and exceptions specified in the Pooling
Agreement, the Trustee will be liable for its own negligent action, its own negligent failure to act and its own misconduct for actions.

         The Trustee's duties and responsibilities under the Pooling Agreement include collecting funds to distribute to certificateholders, providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the Pooling
Agreement and removing the Servicer in accordance with the Pooling Agreement.

TRUSTEE, REGISTRAR, PAYING AGENT

         The Trustee shall make each monthly statement available to the certificateholders via the Trustee's internet website at
http://www.usbank.com/abs. Certificateholders with questions may direct them to the Trustee's bondholder services group at (800) 934-6802.

         As of March 31, 2006, U.S. Bank (and its affiliate U.S. Bank Trust
National Association) was acting as trustee on 187 issuances of sub-prime mortgage backed securities with an outstanding aggregate principal balance of approximately $41,806,600,000.

         The Trustee's procedures for performing its duties as required by the
Pooling Agreement are set forth as follows:

         A U.S. Bank analyst (an "Analyst") will review the relevant executed legal transaction documents for this transaction (collectively, the "Documents")
and program the distribution module of U.S. Bank's cash-flow modeling system
(the "System") to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties. All trigger events set forth in the Documents will be modeled without regard to probability of occurrence.

         Prior to the first distribution to the certificateholders, a supervisor for the transaction (the "Supervisor") will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output. The Supervisor will also review the content of the certificateholder statements prior to the first Distribution
Date to ensure that all information required by the Documents is present and correct.

                                     S-111

         The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur. The Supervisor's responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholders statement includes all items required to be reported by the Documents.

         On a monthly basis, an Analyst will obtain from the servicer a file containing the payment activity for the related collection period on a loan-by-loan basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the Cut-off Date or the most recent collection period.
Once the loan data is confirmed with the servicer, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

         To the extent U.S. Bank is required by the documents to re-compute any loan-data elements supplied by the servicer, U.S. Bank will do so based on information received from the underwriter or the servicer. U.S. Bank will identify all discrepancies and bring them to the attention of the servicer for resolution. If all discrepancies are not resolved by the date required in the
Documents, U.S. Bank will deliver a discrepancy memorandum to the servicer.

         The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

         In the past three years, the Trustee has not made material changes to the policies and procedures of its securities administration services for sub-prime mortgage securities. However, the Trustee acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the securities administrator acquired from State Street used slightly different procedures than those set forth above to review the data for each certificateholder statement. Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder statement prior to its distribution. As of January 1, 2006, all offices of the
Trustee will use the procedures set forth above.

CERTAIN MATTERS REGARDING THE TRUSTEE

         The Pooling Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust up to the level specified in the Pooling Agreement and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its performance in accordance with the provisions of the Pooling Agreement)
incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (x) that constitutes a specific liability of the Trustee under the Pooling Agreement or (y) incurred by reason of willful misfeasance, bad faith or negligence in the performance of its respective duties under the Pooling Agreement or as a result of a breach, or by reason of reckless disregard, of its respective obligations and duties under the Pooling Agreement.
The Pooling Agreement will provide that the Trustee may withdraw amounts owing to it under the Pooling Agreement prior to distributions to certificateholders.

         Offered Certificates may be surrendered at the corporate trust office of the Trustee located at 60 Livingston Avenue, St. Paul, MN 55107, Attention:
Asset Backed Securities Corporation Home Equity

                                     S-112

Loan Trust, Series OOMC 2006-HE5, or at such other addresses as the Trustee may designate from time to time.

VOTING RIGHTS

         At all times 97% of all voting rights will be allocated among the holders of the LIBOR Certificates in proportion to the then outstanding
Certificate Principal Balances of their respective certificates. At all times 1%
of all voting rights will be allocated to the holders of the Class X
Certificates, 1% of all voting rights will be allocated to the holders of the
Class P Certificates and 1% of all voting rights will be allocated to the holders of the Class R Certificates. The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding Percentage Interests.

EVENTS OF DEFAULT

         As provided in the Pooling Agreement, the Servicer may be removed as the servicer of the mortgage loans if there is an Event of Default. The "Events of Default" include the following events:

                  1. any failure by the Servicer to remit to the Trustee for distribution to the certificateholders any payment (other than Advances that are required to be made from its own funds) which continues unremedied for a period of two business days after the earlier of (x)
         the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by
         the holders of certificates entitled to at least 25% of the voting rights and (y) actual knowledge of such failure by a servicing officer of the Servicer; or

                  2. any failure on the part of the Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Servicer contained in the Pooling Agreement which continues unremedied for a period of 45 days after the earlier of (x)
         the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by the
         holders of certificates entitled to at least 25% of the voting rights and (y) actual knowledge of such failure by a servicing officer of the
         Servicer; or

                  3. a decree or order of a court or agency or supervisory
         authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and if such proceeding is being contested by the Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

                  4. the Servicer shall consent to the appointment of a
         conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  5. the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                                     S-113

                  6. any failure of the Servicer to make any Advance when due and that continues unremedied until the close of business New York time on the earlier of (a) one business day after the date upon which written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Depositor or the Trustee, or (b) the
         last business day preceding the related Distribution Date.

         If an Event of Default described in clauses 1. through 5. occurs, then, so long as the Event of Default shall not have been remedied, the Depositor may, and at the written direction of the holders of certificates entitled to at least
51% of voting rights, the Trustee shall, by notice in writing to the Servicer
(and to the Depositor if given by the Trustee or to the Trustee if given by the
Depositor), terminate all of the rights and obligations of the Servicer in its capacity as the Servicer under the Pooling Agreement. If the Event of Default described in clause 6. occurs, the Trustee shall, with respect to the Servicer, by notice in writing to the Servicer, the Seller and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as the servicer under the Pooling Agreement. In the event that the Servicer is no longer the servicer (including, by reason of an Event of Default), the Trustee or other successor will assume all of the rights and obligations of the
Servicer, provided, however, that there will be a transition period, not to exceed 90 days for the actual servicing to be transferred to the Trustee or a successor servicer.

         No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

OPTIONAL TERMINATION

         The majority holder of the Class X Certificates (if such
certificateholder is not an affiliate of the Depositor or the Seller and the
Class X Certificates have not been pledged to secure an issuance of notes) will
(subject to the terms of the Pooling Agreement) have the option to direct the
Servicer to purchase on behalf of such Class X Certificateholder all of the
Mortgage Loans and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage
Loans in the Trust is equal to or less than 10% of the aggregate Principal
Balance of the Mortgage Loans as of the Cut-off Date. The first Distribution
Date on which such option could be exercised is referred to herein as the
"Optional Termination Date." In the event that the option is exercised, the purchase will be made at a price (the "Termination Price") generally equal to the sum of (i) 100% of the aggregate outstanding Principal Balance of the
Mortgage Loans plus accrued interest thereon at the applicable Loan Rate to the date of purchase, (ii) the fair market value of all other property of the Trust,
(iii) any unreimbursed Advances, Servicing Advances and Servicing Fees and other amounts payable to the Trustee and (iv) the amount of any unpaid Swap
Termination Payment owed to the Swap Counterparty. If such option is exercised, the Trust will be terminated effecting an early retirement of the certificates.
Distributions on the certificates relating to any optional termination will first be paid to the Class A Certificates and then to the Mezzanine
Certificates. The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of Offered Certificates is entitled.

         On any Distribution Date on which the majority holder of the Class X
Certificates does not exercise its option to effect an early retirement of the certificates, the Servicer will have the option to purchase all of the Mortgage
Loans at the Termination Price, as described in the Pooling Agreement.

AMENDMENT

         The Pooling Agreement may be amended by the Depositor, the Seller, the
Servicer and the Trustee without the consent of any of the certificateholders or
Rating Agencies to cure any ambiguity, to correct, modify or supplement any provision in the Pooling Agreement, to make any other provisions with

                                     S-114

respect to matters or questions arising under the Pooling Agreement which are not inconsistent with the provisions of the Pooling Agreement, or to maintain the qualification of the Trust as a REMIC, provided that the action will not adversely affect in any material respect the interests of any certificateholder.
The Pooling Agreement may also be amended by the Depositor, the Seller, the
Servicer and the Trustee with the consent of the holders of certificates evidencing not less than 66% of the voting rights for any purpose, but that no amendment may:

          o    reduce in any manner the amount of or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any certificate without the consent of the holder of the certificate,

          o    adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point, without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or

          o    reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the Pooling
               Agreement then outstanding.

However, the Trustee need not consent to any amendment of the Pooling Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the Trust to fail to qualify as a REMIC at any time that the related certificates are outstanding. In addition to the conditions described above, the consent of the Swap Counterparty will also be necessary for certain amendments of the Pooling Agreement that materially affect their respective rights, thereunder, as more fully described in the Pooling Agreement.

SERVICER ALTERNATIVES TO FORECLOSURE

         The Servicer may foreclose on any delinquent Mortgage Loan or, subject to certain limitations set forth in the Pooling Agreement, work out an agreement with the mortgagor, which may involve waiving or modifying any term of the
Mortgage Loan; provided that in the judgment of the Servicer, any such modification or waiver could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loan in excess of Net Liquidation
Proceeds that would reasonably be expected to be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

ADVANCE FACILITY

         The Pooling Agreement will provide that (i) the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such Advances and/or servicing advances and (ii) the Pooling Agreement may be amended by the parties thereto without the consent of the certificateholders as necessary or appropriate to effect the terms of such a facility.

                         FEES AND EXPENSES OF THE TRUST

         The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan. The expense fees consist of the Servicing Fee and the LPA Fee. As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue is expected to equal 0.3175%.

                                     S-115

         The principal compensation to be paid to the Servicer in respect of its servicing activities (the "Servicing Fee") will be at the "Servicing Fee Rate"
of 0.30% from August 2006 through May 2007, 0.40% from June 2007 through January
2009 and 0.65% thereafter on the Principal Balance of each Mortgage Loan collected from interest collections on such Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, late payment charges and other ancillary fees (but not prepayment premiums, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors and non-sufficient fund fees, together with any interest or other income earned on funds held in the Collection Account. The Servicer is obligated to deposit into the Collection Account the amount of any Prepayment
Interest Shortfall resulting from voluntary prepayments in full but only in an amount up to its Servicing Fee for the related Distribution Date (payments made by the Servicer in satisfaction of such obligations, "Compensating Interest").
The Swap Counterparty will receive the Net Trust Swap Payment on or prior to each Distribution Date in accordance with the priority of payments set forth above under "Description of the Certificates--Allocation of Available Funds."

         The principal compensation to be paid to the Trustee in respect of its respective obligations under the Pooling Agreement (other than any duties as
Custodian) will be the investment earnings on amounts on deposit in the
Distribution Account. The custodial fees will be payable by the Trustee.

         The principal compensation to be paid to the Loan Performance Advisor in respect of its monitoring activities (the "LPA Fee") will be at the "LPA Fee
Rate" of 0.0175% per annum on the Principal Balance of each Mortgage Loan collected from interest collections on such Mortgage Loan.

         With respect to any Distribution Date and each Mortgage Loan as to which a voluntary principal prepayment was applied during the related Prepayment
Period (other than prepayments received in the month of such Distribution Date), the "Prepayment Interest Shortfall" is an amount equal to the interest at the applicable Loan Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days from the date on which the principal prepayment is applied through the last day of the calendar month preceding such
Distribution Date.

         A "Net Prepayment Interest Shortfall," with respect to any Distribution
Date, is the excess of Prepayment Interest Shortfalls over the amount the
Servicer is obligated to remit as Compensating Interest. The Servicer shall not be obligated to pay Compensating Interest with respect to any interest shortfalls due to application of the Relief Act.

         The following table sets forth certain information with respect to the fees payable to the Servicers, the Trustee and the Loan Performance Advisor in
respect of the performance of their obligations to the Trust Fund.

                                                          AMOUNT/                              PRIORITY/
       PARTY             FEE PAYABLE                DESCRIPTION OF FEE                     SOURCE OF PAYMENT
-----------------     ----------------    --------------------------------------   -------------------------------

Servicer              Monthly             An amount equal to 1/12 of the product   The Servicer will withdraw the
                                          of (1) the aggregate principal balance   Servicing Fee from interest
                                          of the Mortgage Loans as of the first    actually collected on each
                                          day of the related Due Period and (2)    Mortgage Loan prior to such
                                          the applicable Servicing Fee Rate.       amounts being available to make
                                                                                   payments on the Certificates

Trustee               Monthly             Interest earned on amounts on deposit    The fees of the Trustee will be
                                          in the Distribution Account.             retained by the Trustee from
                                                                                   amounts on deposit in the
                                                                                   Distribution Account.

                                     S-116

                                                          AMOUNT/                              PRIORITY/
       PARTY             FEE PAYABLE                DESCRIPTION OF FEE                     SOURCE OF PAYMENT
-----------------     ----------------    --------------------------------------   -------------------------------

Loan Performance      Monthly             An amount equal to 1/12 of the product   The fees of the Loan Performance
Advisor                                   of (1) the aggregate principal balance   Advisor will be paid by the
                                          of the Mortgage Loans as of the first    Trustee from the Collection
                                          day of the related Due Period and (2)    Account.
                                          the LPA Fee Rate.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

         The yields to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage
Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

         The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans. In particular, the yields to maturity of each class of Class A Certificates will be most affected by the rate and timing of payments of principal on the Mortgage Loans in the related subgroup. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and purchases by the Seller or the Servicer).
Because certain of the Mortgage Loans contain prepayment premiums, the rate of principal payments may be less than the rate of principal payments for Mortgage
Loans that did not have prepayment premiums. The Mortgage Loans are subject to the "due-on-sale" provisions included therein that provide that the Mortgage
Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.
See "The Mortgage Pool" herein.

         Prepayments, liquidations and purchases of the Mortgage Loans
(including any optional purchase) will result in distributions on the Offered
Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments.
The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments
(including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any
Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to

                                     S-117

fall significantly below the Loan Rates on the Mortgage Loans, such Mortgage
Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on such Mortgage Loans.
Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The
Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate or to refinance their
Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum Loan Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, substantially all of the adjustable-rate Mortgage
Loans will not have their initial Adjustment Date for two, three, five, or fifteen years after the origination thereof. The prepayment experience of these delayed first adjustment Mortgage Loans may differ from that of the other
Mortgage Loans. The delayed first adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Loan
Rates on such Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

         Approximately 72.49% of the Mortgage Loans (by aggregate Cut-off Date
Principal Balance) provide for payment by the borrower of a prepayment premium in limited circumstances on certain prepayments. The holders of the Class P
Certificates will be entitled to all prepayment premiums received on the
Mortgage Loans, and such amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the
Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment premium. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

         To the extent the related Net WAC Rate is paid on the LIBOR
Certificates, certificateholders will be entitled to the related Net WAC Rate
Carryover Amount. Any Net WAC Rate Carryover Amount will be payable from any available Net Counterparty Payments, if any, under the Swap Agreement and from
Net Monthly Excess Cashflow only to the extent that the Overcollateralization
Target Amount has been maintained and certain other amounts have been paid. See
"Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

ADDITIONAL INFORMATION

         The Depositor may file certain yield tables and other computational materials with respect to the Offered Certificates with the Securities and
Exchange Commission (the "Commission") in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein). Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES

         The timing of changes in the rate of principal prepayments on the
Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the

                                     S-118

Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered
Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Offered Certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool."

         The Assumed Final Distribution Date for the Offered Certificates is as
set forth in this prospectus supplement under "Description of the
Certificates--General." The weighted average lives of the Offered Certificates are likely to be shorter than would be the case if payments actually made on the
Mortgage Loans conformed to the foregoing assumptions, and the actual final
Distribution Date with respect to the Offered Certificates could occur significantly earlier than the Assumed Final Distribution Date because

         o    prepayments are likely to occur,

         o    excess cashflow, if any, will be applied as principal of the
              Class A Certificates and the Mezzanine Certificates as described herein,

         o    the Overcollateralization Target Amount may change as described in the Pooling Agreement, and

         o    the majority holder of the Class X Certificates or the Servicer may cause a termination of the Trust as provided herein.

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the
"Prepayment Assumption") assumes:

         (i)  in the case of the fixed-rate Mortgage Loans, 115% Fixed-rate
              PPC. A 100% "Fixed-rate PPC" means a constant prepayment rate
              ("CPR") of 4.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such
              Mortgage Loans and an additional approximately 1.4545% (precisely
              16%/11 expressed as a percentage) per annum in each month
              thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter during the life of such
              Mortgage Loans, a CPR of 20% per annum; and

         (ii) in the case of the adjustable-rate Mortgage Loans, 100%
              Adjustable-rate PPC. A 100% "Adjustable-rate PPC" means a CPR of
              4.00% per annum of the then unpaid principal balance of such
              Mortgage Loans in the first month of the life of such Mortgage
              Loans and an additional approximately 2.1818% (precisely 24%/11 expressed as a percentage) per annum in each month thereafter until the 12th month, remaining at 28% per annum in each month thereafter until the 24th month, then beginning in the 25th month, remaining at 55% per annum in each month thereafter until the 28th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 35% per annum.

         CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment

                                     S-119

experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust. Each of the "Prepayment Scenarios" in the table below assumes the respective percentages of PPC indicated for such scenario.

         The tables entitled "Percent of Original Certificate Principal Balance
Outstanding" were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in that table. In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

         The percentages and weighted average lives in the table entitled
"Percent of Original Certificate Principal Balance Outstanding" were determined assuming that (the "Structuring Assumptions"):

         o    the Mortgage Loans have the characteristics set forth in the tables below,

         o    the Closing Date for the Offered Certificates occurs on July 18,
              2006 and the Offered Certificates were sold to investors on such date,

         o    distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution
              Date actually occurs, commencing in August 2006, in accordance with the allocation of Available Funds set forth above under
              "Description of the Certificates--Allocation of Available Funds,"

         o    the prepayment rates are those indicated in the "Prepayment
              Scenarios" table below,

         o    the Sponsor is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned "Weighted Average Life to
              Optional Termination (in years)" in the tables below,

         o    scheduled payments for all Mortgage Loans are received on the first day of each month commencing in August 2006, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans (and taking into account the interest only period),

         o    all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual
              Mortgage Loans, with no shortfalls in collection of interest,

         o    such prepayments are received on the last day of each month commencing in the month of the Closing Date,

         o    one-month LIBOR is at all times equal to 5.230%,

         o    six-month LIBOR is at all times equal to 5.530%,

         o    the Loan Rate for each adjustable-rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the
              Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Loan Rates and
              Maximum Loan Rates),

                                     S-120

         o    the LPA Fee Rate is equal to 0.0175% per annum of the outstanding
              Principal Balance of each Mortgage Loan,

         o    Before distributions are made on the Certificates, the Servicer will be paid a monthly fee calculated at a per annum rate equal to 0.30% from August 2006 through May 2007, 0.40% from June 2007 through January 2009 and 0.65% thereafter on the total principal balance of the mortgage loans, and

         o    the Original Principal Balance of the Class P Certificates is
              equal to zero.

         Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

         Based on the foregoing assumptions, the following table entitled
"Percent of Original Certificate Principal Balance Outstanding" indicates the percentages of the Original Certificate Principal Balance of the Offered
Certificates that would be outstanding after each of the Distribution Dates shown at various Prepayment Scenarios and the corresponding weighted average lives.

                                                PREPAYMENT SCENARIOS*

                        SCENARIO I   SCENARIO II   SCENARIO III  SCENARIO IV    SCENARIO V     SCENARIO VI   SCENARIO VII
                        ----------   -----------   ------------  -----------    ----------     -----------   ------------

Fixed-Rate  PPC............ 0%           50%           85%           115%           150%           175%           200%
Adjustable-Rate PPC........ 0%           50%           85%           100%           150%           175%           200%

-----------------------

* Subject to a maximum of 90% CPR only for Adjustable Rate Mortgage Loans.

                                     S-121

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                   SUBGROUP 1

                                             ORIGINAL                 REMAINING
                                             TERM TO      ORIGINAL      TERM TO
                                              STATED    AMORTIZATION    STATED
                 LOAN BALANCE   GROSS LOAN   MATURITY       TERM       MATURITY       GROSS          MIN.       MAX. RATE*
     LIEN             ($)        RATE (%)    (MONTHS)     (MONTHS)     (MONTHS)     MARGIN* (%)    RATE* (%)        (%)
  ----------    -------------- ------------  ---------  ------------  ----------    -----------    ---------    ----------

       1           244,766.60       8.767      360          360           358          6.100          8.767        14.767
       1           119,413.21       9.900      180          180           178          5.000          9.900        15.900
       1        60,884,694.32       9.254      360          360           358          6.206          9.254        15.245
       1         7,400,265.48       8.715      360          360           358          6.123          8.715        14.715
       1         1,311,511.78       8.458      360          360           358          6.174          8.458        14.458
       1           142,367.90       9.800      360          360           358          6.100          9.800        15.800
       1        13,000,839.70       8.913      360          360           358          6.387          8.913        14.913
       1        17,490,819.53       9.360      360          360           358          6.230          9.360        15.360
       1           537,306.91       8.959      360          360           358          6.100          8.959        14.959
       1         7,361,561.01       9.213      360          360           358          6.248          9.213        15.213
       1           637,055.31       8.769      360          360           358          6.100          8.769        14.769
       1         3,423,864.35       9.615      360          360           358          6.277          9.615        15.615
       1           181,522.79       8.860      360          360           358          6.100          8.860        14.860
       1         1,058,985.15       9.010      360          360           358          6.283          9.010        15.010
       1         1,424,671.06       7.233      360          360           358          5.929          7.233        13.233
       1           502,878.41       9.325      360          360           358          6.100          9.325        15.325
       1           314,144.23       8.850      360          360           358          6.100          8.850        14.850
       1        72,647,588.49       8.846      360          360           358          6.331          8.846        14.843
       1         4,577,451.22       8.281      360          360           358          6.115          8.281        14.281
       1           599,154.76       9.907      360          360           358          6.244          9.907        15.907
       1            29,963.61       9.150      360          360           358          6.100          9.150        15.150
       1           323,995.06      10.181      360          360           358          6.549         10.181        16.181
       1           233,870.85       8.950      360          360           359          6.100          8.950        14.950
       1         6,121,244.45       8.108      360          300           358          6.107          8.108        14.108
       1         1,709,424.32       7.838      360          300           358          6.100          7.843        13.843
       1           260,000.00       6.990      360          300           359          6.100          6.990        12.990
       1            63,600.00      10.050      360          300           358          6.100         10.050        16.050
       1         1,102,250.00       8.193      360          300           358          6.243          8.193        14.193
       1         1,096,820.00       7.439      360          300           358          6.100          7.439        13.439
       1           324,000.00       6.600      360          300           358          6.100          6.600        12.600
       1         1,726,595.34       7.706      360          300           358          6.133          7.706        13.706
       1           378,100.00       7.250      360          300           358          6.100          7.250        13.250
       1           156,000.00       8.850      360          300           358          6.100          8.850        14.850
       1           153,000.00       7.900      360          300           358          6.100          7.900        13.900
       1           448,000.00       6.814      360          300           358          6.100          6.814        12.814
       1           199,500.00       7.590      360          300           359          6.100          7.590        13.590
       1        13,796,450.49       7.407      360          300           358          6.127          7.407        13.407
       1         1,662,686.00       6.874      360          300           358          6.100          6.874        12.874
       1        36,129,358.37       8.337      360          480           358          6.135          8.337        14.318
       1         4,142,951.08       7.938      360          480           356          6.028          7.938        13.938
       1         2,450,952.04       7.961      360          480           358          6.165          7.961        13.961
       1        13,172,356.92       7.678      360          480           358          6.193          7.678        13.678
       1         1,197,798.08       7.295      360          480           358          6.158          7.295        13.295

                          MONTHS TO    ORIGINAL
             INITIAL        NEXT       INTEREST
             PERIODIC      PERIODIC    ADJUSTMENT   ONLY TERM
     LIEN    CAP* (%)      CAP* (%)       DATE*      (MONTHS)
  ---------  --------     ---------    ----------   ---------

       1       3.000         1.000         178         N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       2.791         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         23          N/A
       1       3.000         1.000         22           60
       1       3.000         1.000         22           60
       1       3.000         1.000         23           60
       1       3.000         1.000         22           60
       1       3.000         1.000         22           60
       1       3.000         1.000         22           60
       1       3.000         1.000         22           60
       1       3.000         1.000         22           60
       1       3.000         1.000         22           60
       1       3.000         1.000         22           60
       1       3.000         1.000         22           60
       1       3.000         1.000         22           60
       1       3.000         1.000         23           60
       1       3.000         1.000         22           60
       1       3.000         1.000         22           60
       1       3.000         1.000         22          N/A
       1       3.000         1.000         20          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A
       1       3.000         1.000         22          N/A

                                     S-122

                                             ORIGINAL                 REMAINING
                                             TERM TO      ORIGINAL      TERM TO
                                              STATED    AMORTIZATION    STATED
                 LOAN BALANCE   GROSS LOAN   MATURITY       TERM       MATURITY       GROSS          MIN.       MAX. RATE*
     LIEN             ($)        RATE (%)    (MONTHS)     (MONTHS)     (MONTHS)     MARGIN* (%)    RATE* (%)        (%)
  ----------    -------------- ------------  ---------  ------------  ----------    -----------    ---------    ----------

       1           268,911.04       7.500      360          480           359          6.100          7.500        13.500
       1         7,044,820.02       8.635      360          480           358          6.166          8.635        14.576
       1         3,829,050.00       7.640      360          480           358          6.221          7.640        13.617
       1           209,895.29       8.500      360          480           358          6.100          8.500        14.500
       1           514,474.70       9.288      360          480           358          6.137          9.288        15.288
       1         1,246,412.96       8.149      360          480           358          6.121          8.149        14.149
       1         1,213,841.04       7.442      360          480           358          6.100          7.442        13.442
       1        77,567,489.81       7.652      360          480           358          6.147          7.643        13.650
       1         5,381,033.21       7.143      360          480           357          5.909          7.143        13.143
       1           468,999.90       7.049      360          480           358          6.097          7.049        13.049
       1            99,443.75       8.450      180          180           178          6.100          8.450        14.450
       1         1,379,152.03       8.582      360          360           358          6.147          8.582        14.310
       1           308,294.85       7.550      360          360           358          6.300          7.550        13.550
       1         1,866,559.60       8.449      360          360           359          6.164          8.449        14.449
       1           334,515.98       7.650      360          360           358          6.100          7.650        13.650
       1           659,172.76       9.343      360          360           358          6.255          9.343        15.343
       1           175,323.73       9.420      360          360           358          6.100          9.420        15.420
       1           101,940.57       9.025      360          360           359          6.100          9.025        15.025
       1           195,836.67      10.300      360          360           358          6.750         10.300        16.300
       1         1,990,265.37       8.627      360          360           358          6.220          8.627        14.627
       1           524,160.88       8.126      360          360           358          6.360          8.126        14.126
       1           108,636.00       8.850      360          300           358          6.100          8.850        14.850
       1           390,400.00       7.825      360          300           358          6.300          7.825        13.825
       1           330,000.00       9.650      360          300           358          6.100          9.650        15.650
       1         1,545,955.69       9.189      360          480           358          6.187          9.189        14.929
       1           124,879.19       6.150      360          480           358          6.100          6.150         9.150
       1           111,959.06       9.150      360          480           358          6.100          9.150        15.150
       1         1,369,100.99       7.543      360          480           358          6.150          7.543        13.543
       1           152,941.23       9.380      360          480           358          6.300          9.380        15.380
       1           249,387.08       9.850      360          480           358          6.100          9.850        15.850
       1           114,853.46       8.450      360          480           355          6.738          8.450        14.450
       1           113,235.81       8.050      360          480           358          6.100          8.050        11.050
       1           203,220.75       7.650      360          480           358          6.100          7.650        13.650
       1         2,606,776.43       7.397      360          480           357          6.021          7.397        13.438
       1           574,226.37       8.147      360          360           359          6.171          8.147        14.147
       1           107,920.06      10.850      360          360           358          6.500         10.850        16.850
       1           344,904.79      10.290      360          360           358          6.100         10.290        16.290
       1         1,056,839.10       8.737      360          360           358          6.137          8.737        14.387
       1           262,000.00       9.039      360          300           359          6.100          9.039        15.039
       1           380,000.00       7.800      360          300           358          6.100          7.800        13.800
       1         1,003,500.00       7.243      360          300           358          6.100          7.243        13.243
       1         3,719,018.66       8.115      360          480           357          6.166          8.115        13.841
       1         2,503,031.89       7.588      360          480           358          6.205          7.588        13.588
       1           331,485.51       7.670      360          480           358          6.233          7.670        13.670
       1           340,051.44       6.394      360          480           358          6.100          6.394        11.425
       1           161,880.72       7.150      360          480           358          6.300          7.150        13.150
       1           268,821.31       7.843      360          480           358          6.100          7.843        13.843
       1         1,020,545.50       7.504      360          480           358          6.352          7.504        13.504
       1         5,934,184.72       7.110      360          480           358          6.115          7.110        13.110

                                         MONTHS TO     ORIGINAL
               INITIAL                      NEXT       INTEREST
               PERIODIC      PERIODIC    ADJUSTMENT   ONLY TERM
     LIEN      CAP* (%)      CAP* (%)       DATE*      (MONTHS)
  ----------   --------     ---------    ----------   ---------

       1           3.000         1.000         23          N/A
       1           3.000         1.000         22          N/A
       1           2.807         1.048         22          N/A
       1           3.000         1.000         22          N/A
       1           3.000         1.000         22          N/A
       1           3.000         1.000         22          N/A
       1           3.000         1.000         22          N/A
       1           2.984         1.005         22          N/A
       1           3.000         1.000         21          N/A
       1           3.000         1.000         22          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         35          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         35          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         34           60
       1           3.000         1.000         34           60
       1           3.000         1.000         34           60
       1           3.000         1.000         34          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         31          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         34          N/A
       1           3.000         1.000         33          N/A
       1           3.000         1.000         59          N/A
       1           3.000         1.000         58          N/A
       1           3.000         1.000         58          N/A
       1           3.000         1.000         58          N/A
       1           3.000         1.000         59           60
       1           3.000         1.000         58           60
       1           3.000         1.000         58           60
       1           3.000         1.000         57          N/A
       1           3.000         1.000         58          N/A
       1           3.000         1.000         58          N/A
       1           3.000         1.000         58          N/A
       1           3.000         1.000         58          N/A
       1           3.000         1.000         58          N/A
       1           3.000         1.000         58          N/A
       1           2.967         1.000         58          N/A

                                     S-123

                                            ORIGINAL                   REMAINING
                                            TERM TO       ORIGINAL      TERM TO
                                            STATED      AMORTIZATION    STATED
                 LOAN BALANCE   GROSS LOAN  MATURITY        TERM       MATURITY        GROSS          MIN.      MAX. RATE*
     LIEN             ($)        RATE (%)    (MONTHS)     (MONTHS)     (MONTHS)     MARGIN* (%)    RATE* (%)        (%)
     ----             ---        --------    --------     --------     --------     -----------    ---------        ---

       1         1,382,983.86       6.804      360          480           357          5.725          6.804        12.804

                                           MONTHS TO   ORIGINAL
                 INITIAL                     NEXT      INTEREST
                PERIODIC      PERIODIC    ADJUSTMENT   ONLY TERM
     LIEN       CAP* (%)      CAP* (%)       DATE*      (MONTHS)
     ----       --------      --------       -----      --------

       1          3.000         1.000         57          N/A

----------------------
*    Applicable only to Mortgage Loans that have Loan Rates that adjust based upon the six-month LIBOR index.

                                      S-124

                                   SUBGROUP 2

                                              ORIGINAL                  REMAINING
                                              TERM TO      ORIGINAL      TERM TO
                                              STATED     AMORTIZATION    STATED
                   LOAN BALANCE   GROSS LOAN  MATURITY       TERM        MATURITY        GROSS          MIN.      MAX. RATE*
      LIEN              ($)        RATE (%)    (MONTHS)    (MONTHS)      (MONTHS)     MARGIN* (%)    RATE* (%)        (%)
      ----              ---        --------    --------    --------      --------     -----------    ---------        ---

        2             37,814.39       9.990      120          120          119            N/A           N/A           N/A
        2             20,919.42      12.500      180          180          178            N/A           N/A           N/A
        2             33,872.63      12.750      180          180          178            N/A           N/A           N/A
        2            132,471.19      12.125      180          180          178            N/A           N/A           N/A
        2             24,209.95      11.750      240          240          238            N/A           N/A           N/A
        2             29,322.15       9.990      240          240          238            N/A           N/A           N/A
        2             25,953.91      13.250      240          240          238            N/A           N/A           N/A
        2            131,669.62      10.900      240          240          238            N/A           N/A           N/A
        2             34,332.41      12.250      240          240          238            N/A           N/A           N/A
        2         22,552,119.44      12.125      360          360          358            N/A           N/A           N/A
        2          3,851,614.15      11.067      360          360          358            N/A           N/A           N/A
        2            545,270.38      12.363      360          360          358            N/A           N/A           N/A
        2            139,899.71      11.000      360          360          358            N/A           N/A           N/A
        2            201,245.74      12.926      360          360          359            N/A           N/A           N/A
        2            203,461.68      11.321      360          360          358            N/A           N/A           N/A
        2          1,440,452.48      12.509      360          360          358            N/A           N/A           N/A
        2             70,620.65      11.125      360          360          358            N/A           N/A           N/A
        2          1,567,609.28      12.162      360          360          358            N/A           N/A           N/A
        2            184,768.27      12.302      360          360          358            N/A           N/A           N/A
        2            229,110.65      12.218      360          360          358            N/A           N/A           N/A
        2             57,959.17      11.103      360          360          358            N/A           N/A           N/A
        2            845,715.04      10.058      360          360          358            N/A           N/A           N/A
        2            154,869.90      12.732      360          360          358            N/A           N/A           N/A
        2         10,460,538.36      12.213      360          360          358            N/A           N/A           N/A
        2          2,896,993.45      10.989      360          360          358            N/A           N/A           N/A
        2            174,116.00      11.648      360          360          358            N/A           N/A           N/A
        2            238,839.03      12.384      360          360          358            N/A           N/A           N/A
        2             25,961.99      11.150      360          360          358            N/A           N/A           N/A
        2             59,969.48      12.550      360          360          358            N/A           N/A           N/A
        2             53,459.57       9.750      360          360          358            N/A           N/A           N/A
        2             55,171.91      12.550      360          360          358            N/A           N/A           N/A
        2          1,514,149.84      11.781      360          360          358            N/A           N/A           N/A
        2            281,037.92      10.168      360          360          358            N/A           N/A           N/A
        2            150,447.58      12.743      360          360          359           7.083         12.743        18.743
        1         43,564,772.41       8.921      360          360          358           6.189          8.921        14.914
        1          5,979,946.84       8.271      360          360          358           6.103          8.271        14.271
        1          1,970,289.99       8.472      360          360          358           6.119          8.472        14.472
        1            399,446.97       7.869      360          360          358           6.100          7.869        13.869
        1            139,931.13       9.500      360          360          359           6.100          9.500        15.500
        1         11,743,734.46       8.623      360          360          358           6.256          8.623        14.623
        1          1,549,254.80       8.469      360          360          358           6.100          8.469        14.469
        1         10,762,415.12       9.034      360          360          358           6.197          9.034        15.034
        1            461,621.77       9.145      360          360          358           6.100          9.145        15.145
        1          8,272,274.88       9.182      360          360          358           6.243          9.182        15.182
        1            822,697.43       8.264      360          360          358           6.233          8.264        14.264
        1          3,149,071.21       9.768      360          360          358           6.244          9.768        15.768

                                           MONTHS TO   ORIGINAL
                 INITIAL                     NEXT      INTEREST
                 PERIODIC     PERIODIC    ADJUSTMENT   ONLY TERM
      LIEN       CAP* (%)     CAP* (%)       DATE*      (MONTHS)
      ----       --------     --------       -----      --------

        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2          N/A           N/A          N/A         N/A
        2         3.000         1.000         179         N/A
        1         3.000         1.000         22          N/A
        1         3.000         1.000         22          N/A
        1         3.000         1.000         22          N/A
        1         3.000         1.000         22          N/A
        1         3.000         1.000         23          N/A
        1         3.000         1.000         22          N/A
        1         3.000         1.000         22          N/A
        1         3.000         1.000         22          N/A
        1         3.000         1.000         22          N/A
        1         3.000         1.000         22          N/A
        1         3.000         1.000         22          N/A
        1         3.000         1.000         22          N/A

                                     S-125

                                              ORIGINAL                  REMAINING
                                              TERM TO      ORIGINAL      TERM TO
                                              STATED     AMORTIZATION     STATED
                   LOAN BALANCE   GROSS LOAN  MATURITY       TERM        MATURITY        GROSS          MIN.      MAX. RATE*
      LIEN              ($)        RATE (%)    (MONTHS)    (MONTHS)      (MONTHS)     MARGIN* (%)    RATE* (%)        (%)
      ----              ---        --------    --------    --------      --------     -----------    ---------        ---

        1            301,208.44       9.600      360          360          358           6.100          9.600        15.600
        1            821,018.73       9.994      360          360          358           6.245          9.994        15.994
        1            778,357.15       7.587      360          360          358           6.423          7.587        13.587
        1          1,407,342.70       9.559      360          360          359           6.100          9.559        15.559
        1            169,198.22       8.600      360          360          358           6.100          8.600        14.600
        1         75,978,978.93       8.755      360          360          358           6.276          8.744        14.751
        1          7,921,892.53       8.009      360          360          358           6.025          8.009        14.009
        1            631,700.43       9.211      360          360          358           6.759          9.211        15.211
        1            465,074.77       8.611      360          360          358           6.010          8.611        14.611
        1          3,165,000.00       8.356      360          300          358           6.123          8.356        14.356
        1          2,319,189.00       7.788      360          300          358           6.265          7.788        13.788
        1            280,000.00       8.500      360          300          358           6.100          8.500        14.500
        1          2,365,800.00       7.559      360          300          358           6.100          7.559        13.559
        1          3,060,000.00       8.023      360          300          358           6.137          8.023        14.023
        1          2,155,892.13       8.280      360          300          358           6.100          8.280        14.280
        1          2,613,519.76       7.219      360          300          358           6.073          7.219        13.219
        1            731,500.00       8.375      360          300          358           6.100          8.375        14.375
        1            388,000.00       7.000      360          300          358           6.100          7.000        13.000
        1            700,000.00       7.990      360          300          358           6.100          7.990        13.990
        1          1,441,920.00       7.263      360          300          358           6.100          7.263        13.263
        1         27,423,387.82       7.436      360          300          358           6.095          7.436        13.436
        1          8,305,294.89       7.019      360          300          358           6.074          7.019        13.019
        1         35,296,849.32       8.250      360          480          358           6.180          8.250        14.240
        1          5,984,871.17       7.920      360          480          357           5.901          7.920        13.920
        1            127,971.91      11.200      360          480          358           6.300         11.200        17.200
        1          1,319,318.11       7.716      360          480          358           6.090          7.716        13.716
        1         11,176,204.65       7.902      360          480          358           6.252          7.902        13.902
        1          2,603,267.63       8.390      360          480          358           6.252          8.390        14.482
        1          4,302,457.54       8.602      360          480          358           6.209          8.602        14.602
        1            267,881.47       7.689      360          480          359           6.100          7.689        13.689
        1          4,195,068.76       7.973      360          480          358           6.218          7.973        13.973
        1            736,360.16       7.070      360          480          358           6.100          7.070        13.070
        1            538,201.59       8.009      360          480          358           6.170          8.009        14.009
        1            405,139.76       7.046      360          480          358           6.223          7.046        13.046
        1          2,521,330.67       7.318      360          480          359           6.203          7.318        13.318
        1         93,947,705.25       7.618      360          480          358           6.136          7.615        13.605
        1         15,808,941.54       7.328      360          480          358           6.004          7.328        13.328
        1            115,800.78       9.550      360          480          358           6.100          9.550        12.550
        1            173,159.75       8.800      360          480          359           7.650          8.800        11.800
        1          1,176,548.62       8.460      360          360          358           6.100          8.460        14.460
        1            234,623.03       7.125      360          360          358           6.100          7.125        13.125
        1          2,410,555.81       8.269      360          360          358           6.212          8.269        14.269
        1            262,409.35       8.641      360          360          358           6.100          8.641        14.641
        1            179,808.40       9.185      360          360          358           6.100          9.185        15.185
        1          2,362,667.08       9.091      360          360          358           6.256          9.091        15.091
        1             60,239.81       9.450      360          360          358           6.300          9.450        15.450
        1            525,000.01       5.850      360          300          358           5.840          5.850        11.850
        1            216,548.00       6.900      360          300          358           6.100          6.900        12.900

                                          MONTHS TO   ORIGINAL
                INITIAL                     NEXT      INTEREST
                PERIODIC     PERIODIC    ADJUSTMENT   ONLY TERM
      LIEN      CAP* (%)     CAP* (%)       DATE*      (MONTHS)
      ----      --------     --------       -----      --------

        1        3.000         1.000         22          N/A
        1        3.000         1.000         22          N/A
        1        3.000         1.000         22          N/A
        1        3.000         1.000         23          N/A
        1        3.000         1.000         22          N/A
        1        2.997         1.000         22          N/A
        1        3.000         1.000         22          N/A
        1        3.000         1.000         22          N/A
        1        3.000         1.000         22          N/A
        1        3.000         1.000         22           60
        1        3.000         1.000         22           60
        1        3.000         1.000         22           60
        1        3.000         1.000         22           60
        1        3.000         1.000         22           60
        1        3.000         1.000         22           60
        1        3.000         1.000         22           60
        1        3.000         1.000         22           60
        1        3.000         1.000         22           60
        1        3.000         1.000         22           60
        1        3.000         1.000         22           60
        1        3.000         1.000         22           60
        1        3.000         1.000         22           60
        1        3.000         1.000         22          N/A
        1        3.000         1.000         21          N/A
        1        3.000         1.000         22          N/A
        1        3.000         1.000         22          N/A
        1        3.000         1.020         22          N/A
        1        3.000         1.046         22          N/A
        1        3.000         1.000         22          N/A
        1        3.000         1.000         23          N/A
        1        3.000         1.000         22          N/A
        1        3.000         1.000         22          N/A
        1        3.000         1.000         22          N/A
        1        3.000         1.000         22          N/A
        1        3.000         1.000         23          N/A
        1        3.000         1.001         22          N/A
        1        3.000         1.000         22          N/A
        1        3.000         1.000         22          N/A
        1        3.000         1.000         23          N/A
        1        3.000         1.000         34          N/A
        1        3.000         1.000         34          N/A
        1        3.000         1.000         34          N/A
        1        3.000         1.000         34          N/A
        1        3.000         1.000         34          N/A
        1        3.000         1.000         34          N/A
        1        3.000         1.000         34          N/A
        1        3.000         1.000         34           60
        1        3.000         1.000         34           60

                                     S-126

                                              ORIGINAL                  REMAINING
                                              TERM TO      ORIGINAL      TERM TO
                                              STATED     AMORTIZATION     STATED
                   LOAN BALANCE   GROSS LOAN  MATURITY       TERM        MATURITY        GROSS          MIN.      MAX. RATE*
      LIEN              ($)        RATE (%)    (MONTHS)    (MONTHS)      (MONTHS)     MARGIN* (%)    RATE* (%)        (%)
      ----              ---        --------    --------    --------      --------     -----------    ---------        ---

        1          1,124,427.79       8.699      360          480          358           6.100          8.699        14.699
        1          1,017,929.21       7.206      360          480          358           6.100          7.206        13.206
        1          1,199,203.82       7.500      360          480          358           6.100          7.500        13.500
        1             50,352.12      10.025      360          480          358           6.100         10.025        16.025
        1          1,212,422.92       7.625      360          480          358           6.100          7.625        13.625
        1            419,303.26       5.875      360          480          353           4.950          5.875        11.875
        1            876,358.93       6.047      360          480          355           5.007          6.047        12.047
        1            497,246.62      10.044      360          360          358           6.100         10.044        16.044
        1            562,144.97       8.300      360          360          359           6.100          8.300        14.300
        1            107,920.06      10.850      360          360          358           6.500         10.850        16.850
        1            260,600.07       9.546      360          360          359           6.100          9.546        14.359
        1             50,319.73      11.800      360          360          358           6.100         11.800        17.800
        1            957,024.26       8.056      360          360          358           6.121          8.056        13.342
        1            957,235.00       8.007      360          300          358           6.100          8.007        14.007
        1            700,000.00       6.105      360          300          358           6.100          6.105        12.105
        1            207,090.00       7.350      360          300          358           6.100          7.350        13.350
        1          1,466,900.00       7.019      360          300          358           6.158          7.019        13.019
        1          3,011,794.12       7.146      360          300          358           6.159          7.146        13.146
        1            761,301.44       8.837      360          480          358           6.100          8.837        14.837
        1            573,966.21       7.084      360          480          356           5.614          7.084        13.084
        1            549,602.69       7.200      360          480          358           6.100          7.200        13.200
        1          1,754,923.73       7.356      360          480          358           6.100          7.356        13.356
        1            300,285.98       7.250      360          480          358           6.100          7.250        13.250
        1            403,606.82       6.125      360          480          358           6.100          6.125        12.125
        1            464,717.95       8.374      360          480          358           6.100          8.374        14.374
        1            274,286.99       9.550      360          480          358           6.100          9.550        15.550
        1             99,946.95       8.300      360          480          358           6.300          8.300        14.300
        1         12,276,037.39       6.960      360          480          358           6.034          6.960        12.960
        1          1,572,111.42       7.044      360          480          356           5.657          7.044        13.044

                                          MONTHS TO   ORIGINAL
                INITIAL                     NEXT      INTEREST
                PERIODIC     PERIODIC    ADJUSTMENT   ONLY TERM
      LIEN      CAP* (%)     CAP* (%)       DATE*      (MONTHS)
      ----      --------     --------       -----      --------

        1        3.000         1.000         34          N/A
        1        3.000         1.000         34          N/A
        1        3.000         1.000         34          N/A
        1        3.000         1.000         34          N/A
        1        3.000         1.000         34          N/A
        1        3.000         1.000         29          N/A
        1        3.000         1.000         31          N/A
        1        3.000         1.000         58          N/A
        1        3.000         1.000         59          N/A
        1        3.000         1.000         58          N/A
        1        3.000         1.000         59          N/A
        1        3.000         1.000         58          N/A
        1        3.000         1.000         58          N/A
        1        3.000         1.000         58           60
        1        3.000         1.000         58           60
        1        3.000         1.000         58           60
        1        3.000         1.000         58           60
        1        3.000         1.000         58           60
        1        3.000         1.000         58          N/A
        1        3.000         1.000         56          N/A
        1        3.000         1.000         58          N/A
        1        3.000         1.000         58          N/A
        1        3.000         1.000         58          N/A
        1        3.000         1.000         58          N/A
        1        3.000         1.000         58          N/A
        1        3.000         1.000         58          N/A
        1        3.000         1.000         58          N/A
        1        3.000         1.000         58          N/A
        1        3.000         1.000         56          N/A

----------
* Applicable only to Mortgage Loans that have Loan Rates that adjust based upon the six-month LIBOR index.

                                     S-127

                      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS A1
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE

Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
July 25, 2007..........        99             85             76            71              57             50            42
July 25, 2008..........        99             64             43            34               6              0             0
July 25, 2009..........        98             44             16             5               0              0             0
July 25, 2010..........        98             29             16             5               0              0             0
July 25, 2011..........        97             24             11             5               0              0             0
July 25, 2012..........        96             19              7             4               0              0             0
July 25, 2013..........        96             16              5             3               0              0             0
July 25, 2014..........        95             13              3             1               0              0             0
July 25, 2015..........        94             10              2             1               0              0             0
July 25, 2016..........        93              8              1             *               0              0             0
July 25, 2017..........        91              7              1             0               0              0             0
July 25, 2018..........        90              5              *             0               0              0             0
July 25, 2019..........        88              4              0             0               0              0             0
July 25, 2020..........        87              3              0             0               0              0             0
July 25, 2021..........        85              3              0             0               0              0             0
July 25, 2022..........        83              2              0             0               0              0             0
July 25, 2023..........        80              1              0             0               0              0             0
July 25, 2024..........        77              1              0             0               0              0             0
July 25, 2025..........        74              1              0             0               0              0             0
July 25, 2026..........        71              *              0             0               0              0             0
July 25, 2027..........        67              *              0             0               0              0             0
July 25, 2028..........        62              0              0             0               0              0             0
July 25, 2029..........        57              0              0             0               0              0             0
July 25, 2030..........        52              0              0             0               0              0             0
July 25, 2031..........        45              0              0             0               0              0             0
July 25, 2032..........        38              0              0             0               0              0             0
July 25, 2033..........        31              0              0             0               0              0             0
July 25, 2034..........        27              0              0             0               0              0             0
July 25, 2035..........        22              0              0             0               0              0             0
July 25, 2036..........         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......        22.52           3.98           2.37          1.88            1.22           1.09          0.98
Weighted Average
    Life to Optional
    Termination
    (in years)(2)(3)...        22.52           3.82           2.28          1.81            1.22           1.09          0.98

-----------------------
* Greater than zero but less than 0.5%.

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered
     Certificates by the number of years from the date of issuance of the
     Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)  Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or the Servicer is permitted to exercise such option.

                                     S-128

                      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS A2
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE

Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
July 25, 2007..........        99             73             54            46              20              6             0
July 25, 2008..........        97             34              0             0               0              0             0
July 25, 2009..........        97              0              0             0               0              0             0
July 25, 2010..........        96              0              0             0               0              0             0
July 25, 2011..........        95              0              0             0               0              0             0
July 25, 2012..........        93              0              0             0               0              0             0
July 25, 2013..........        92              0              0             0               0              0             0
July 25, 2014..........        90              0              0             0               0              0             0
July 25, 2015..........        88              0              0             0               0              0             0
July 25, 2016..........        86              0              0             0               0              0             0
July 25, 2017..........        83              0              0             0               0              0             0
July 25, 2018..........        81              0              0             0               0              0             0
July 25, 2019..........        78              0              0             0               0              0             0
July 25, 2020..........        74              0              0             0               0              0             0
July 25, 2021..........        70              0              0             0               0              0             0
July 25, 2022..........        66              0              0             0               0              0             0
July 25, 2023..........        61              0              0             0               0              0             0
July 25, 2024..........        56              0              0             0               0              0             0
July 25, 2025..........        49              0              0             0               0              0             0
July 25, 2026..........        42              0              0             0               0              0             0
July 25, 2027..........        35              0              0             0               0              0             0
July 25, 2028..........        26              0              0             0               0              0             0
July 25, 2029..........        16              0              0             0               0              0             0
July 25, 2030..........         5              0              0             0               0              0             0
July 25, 2031..........         0              0              0             0               0              0             0
July 25, 2032..........         0              0              0             0               0              0             0
July 25, 2033..........         0              0              0             0               0              0             0
July 25, 2034..........         0              0              0             0               0              0             0
July 25, 2035..........         0              0              0             0               0              0             0
July 25, 2036..........         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......        17.30           1.63           1.14          1.00            0.75           0.67          0.61
Weighted Average
    Life to Optional
    Termination
    (in years)(2)(3)...        17.30           1.63           1.14          1.00            0.75           0.67          0.61

-----------------------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered
     Certificates by the number of years from the date of issuance of the
     Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)  Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or the Servicer is permitted to exercise such option.

                                     S-129

                      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS A3
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE

Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
July 25, 2007..........       100            100            100           100             100            100            76
July 25, 2008..........       100            100             81            31               0              0             0
July 25, 2009..........       100             90              0             0               0              0             0
July 25, 2010..........       100             10              0             0               0              0             0
July 25, 2011..........       100              0              0             0               0              0             0
July 25, 2012..........       100              0              0             0               0              0             0
July 25, 2013..........       100              0              0             0               0              0             0
July 25, 2014..........       100              0              0             0               0              0             0
July 25, 2015..........       100              0              0             0               0              0             0
July 25, 2016..........       100              0              0             0               0              0             0
July 25, 2017..........       100              0              0             0               0              0             0
July 25, 2018..........       100              0              0             0               0              0             0
July 25, 2019..........       100              0              0             0               0              0             0
July 25, 2020..........       100              0              0             0               0              0             0
July 25, 2021..........       100              0              0             0               0              0             0
July 25, 2022..........       100              0              0             0               0              0             0
July 25, 2023..........       100              0              0             0               0              0             0
July 25, 2024..........       100              0              0             0               0              0             0
July 25, 2025..........       100              0              0             0               0              0             0
July 25, 2026..........       100              0              0             0               0              0             0
July 25, 2027..........       100              0              0             0               0              0             0
July 25, 2028..........       100              0              0             0               0              0             0
July 25, 2029..........       100              0              0             0               0              0             0
July 25, 2030..........       100              0              0             0               0              0             0
July 25, 2031..........        79              0              0             0               0              0             0
July 25, 2032..........        39              0              0             0               0              0             0
July 25, 2033..........         0              0              0             0               0              0             0
July 25, 2034..........         0              0              0             0               0              0             0
July 25, 2035..........         0              0              0             0               0              0             0
July 25, 2036..........         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......        25.77           3.55           2.21          2.00            1.48           1.28          1.14
Weighted Average
    Life to Optional
    Termination
    (in years)(2)(3)...        25.77           3.55           2.21          2.00            1.48           1.28          1.14

-----------------------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered
     Certificates by the number of years from the date of issuance of the
     Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)  Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or the Servicer is permitted to exercise such option.

                                     S-130

                      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS A4
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE

Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
July 25, 2007..........       100            100            100           100             100            100           100
July 25, 2008..........       100            100            100           100              19              0             0
July 25, 2009..........       100            100             55            13               0              0             0
July 25, 2010..........       100            100             55            13               0              0             0
July 25, 2011..........       100             86             37            13               0              0             0
July 25, 2012..........       100             69             22             9               0              0             0
July 25, 2013..........       100             55             12             2               0              0             0
July 25, 2014..........       100             43              5             0               0              0             0
July 25, 2015..........       100             33              0             0               0              0             0
July 25, 2016..........       100             25              0             0               0              0             0
July 25, 2017..........       100             19              0             0               0              0             0
July 25, 2018..........       100             13              0             0               0              0             0
July 25, 2019..........       100              8              0             0               0              0             0
July 25, 2020..........       100              5              0             0               0              0             0
July 25, 2021..........       100              1              0             0               0              0             0
July 25, 2022..........       100              0              0             0               0              0             0
July 25, 2023..........       100              0              0             0               0              0             0
July 25, 2024..........       100              0              0             0               0              0             0
July 25, 2025..........       100              0              0             0               0              0             0
July 25, 2026..........       100              0              0             0               0              0             0
July 25, 2027..........       100              0              0             0               0              0             0
July 25, 2028..........       100              0              0             0               0              0             0
July 25, 2029..........       100              0              0             0               0              0             0
July 25, 2030..........       100              0              0             0               0              0             0
July 25, 2031..........       100              0              0             0               0              0             0
July 25, 2032..........       100              0              0             0               0              0             0
July 25, 2033..........        98              0              0             0               0              0             0
July 25, 2034..........        82              0              0             0               0              0             0
July 25, 2035..........        65              0              0             0               0              0             0
July 25, 2036..........         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......        29.15           8.15           4.51          3.07            1.95           1.77          1.56
Weighted Average
    Life to Optional
    Termination
    (in years)(2)(3)...        29.15           8.00           4.42          3.00            1.95           1.77          1.56

-----------------------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered
     Certificates by the number of years from the date of issuance of the
     Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)  Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or the Servicer is permitted to exercise such option.

                                     S-131

                      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS A5
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE

Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
July 25, 2007..........       100            100            100           100             100            100           100
July 25, 2008..........       100            100            100           100             100              0             0
July 25, 2009..........       100            100            100           100               0              0             0
July 25, 2010..........       100            100            100           100               0              0             0
July 25, 2011..........       100            100            100           100               0              0             0
July 25, 2012..........       100            100            100           100               0              0             0
July 25, 2013..........       100            100            100           100               0              0             0
July 25, 2014..........       100            100            100            79               0              0             0
July 25, 2015..........       100            100            100            59               0              0             0
July 25, 2016..........       100            100             77            45               0              0             0
July 25, 2017..........       100            100             61            31               0              0             0
July 25, 2018..........       100            100             49            19               0              0             0
July 25, 2019..........       100            100             38             3               0              0             0
July 25, 2020..........       100            100             27             0               0              0             0
July 25, 2021..........       100            100             16             0               0              0             0
July 25, 2022..........       100             92              4             0               0              0             0
July 25, 2023..........       100             78              0             0               0              0             0
July 25, 2024..........       100             67              0             0               0              0             0
July 25, 2025..........       100             58              0             0               0              0             0
July 25, 2026..........       100             50              0             0               0              0             0
July 25, 2027..........       100             43              0             0               0              0             0
July 25, 2028..........       100             37              0             0               0              0             0
July 25, 2029..........       100             29              0             0               0              0             0
July 25, 2030..........       100             23              0             0               0              0             0
July 25, 2031..........       100             11              0             0               0              0             0
July 25, 2032..........       100              1              0             0               0              0             0
July 25, 2033..........       100              0              0             0               0              0             0
July 25, 2034..........       100              0              0             0               0              0             0
July 25, 2035..........       100              0              0             0               0              0             0
July 25, 2036..........         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......        29.85          20.45          12.27          9.93            2.17           2.02          1.93
Weighted Average
    Life to Optional
    Termination
    (in years)(2)(3)...        29.85          12.52           7.19          5.94            2.17           2.02          1.93

-----------------------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered
     Certificates by the number of years from the date of issuance of the
     Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)  Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or the Servicer is permitted to exercise such option.

                                     S-132

                      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS M1
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE

Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
July 25, 2007..........       100            100            100           100             100            100           100
July 25, 2008..........       100            100            100           100             100            100           100
July 25, 2009..........       100            100            100           100             100             81            55
July 25, 2010..........       100            100             62           100              66             35            20
July 25, 2011..........       100             83             41            53              34             16             6
July 25, 2012..........       100             69             29            19              18              6             0
July 25, 2013..........       100             57             21            12              10              0             0
July 25, 2014..........       100             47             15             8               2              0             0
July 25, 2015..........       100             39             11             5               0              0             0
July 25, 2016..........       100             32              8             4               0              0             0
July 25, 2017..........       100             26              6             2               0              0             0
July 25, 2018..........       100             22              4             0               0              0             0
July 25, 2019..........       100             18              3             0               0              0             0
July 25, 2020..........       100             15              2             0               0              0             0
July 25, 2021..........       100             12              0             0               0              0             0
July 25, 2022..........       100             10              0             0               0              0             0
July 25, 2023..........       100              8              0             0               0              0             0
July 25, 2024..........       100              7              0             0               0              0             0
July 25, 2025..........       100              5              0             0               0              0             0
July 25, 2026..........       100              4              0             0               0              0             0
July 25, 2027..........       100              4              0             0               0              0             0
July 25, 2028..........       100              3              0             0               0              0             0
July 25, 2029..........       100              2              0             0               0              0             0
July 25, 2030..........       100              0              0             0               0              0             0
July 25, 2031..........       100              0              0             0               0              0             0
July 25, 2032..........       100              0              0             0               0              0             0
July 25, 2033..........        99              0              0             0               0              0             0
July 25, 2034..........        86              0              0             0               0              0             0
July 25, 2035..........        71              0              0             0               0              0             0
July 25, 2036..........         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......        29.28           9.16           5.63          5.59            4.88           3.96          3.42
Weighted Average
    Life to Optional
    Termination
    (in years)(2)(3)...        29.28           8.27           5.09          5.16            3.60           2.93          2.60

-----------------------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered
     Certificates by the number of years from the date of issuance of the
     Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)  Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or the Servicer is permitted to exercise such option.

                                     S-133

                      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS M2
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE

Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
July 25, 2007..........       100            100            100           100             100            100           100
July 25, 2008..........       100            100            100           100             100            100           100
July 25, 2009..........       100            100            100           100              65             18            12
July 25, 2010..........       100            100             57            66              15              8             4
July 25, 2011..........       100             83             41            28               7              4             0
July 25, 2012..........       100             69             29            19               4              0             0
July 25, 2013..........       100             57             21            12               0              0             0
July 25, 2014..........       100             47             15             8               0              0             0
July 25, 2015..........       100             39             11             5               0              0             0
July 25, 2016..........       100             32              8             4               0              0             0
July 25, 2017..........       100             26              6             1               0              0             0
July 25, 2018..........       100             22              4             0               0              0             0
July 25, 2019..........       100             18              3             0               0              0             0
July 25, 2020..........       100             15              0             0               0              0             0
July 25, 2021..........       100             12              0             0               0              0             0
July 25, 2022..........       100             10              0             0               0              0             0
July 25, 2023..........       100              8              0             0               0              0             0
July 25, 2024..........       100              7              0             0               0              0             0
July 25, 2025..........       100              5              0             0               0              0             0
July 25, 2026..........       100              4              0             0               0              0             0
July 25, 2027..........       100              4              0             0               0              0             0
July 25, 2028..........       100              2              0             0               0              0             0
July 25, 2029..........       100              0              0             0               0              0             0
July 25, 2030..........       100              0              0             0               0              0             0
July 25, 2031..........       100              0              0             0               0              0             0
July 25, 2032..........       100              0              0             0               0              0             0
July 25, 2033..........        99              0              0             0               0              0             0
July 25, 2034..........        86              0              0             0               0              0             0
July 25, 2035..........        71              0              0             0               0              0             0
July 25, 2036..........         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......        29.28           9.14           5.50          5.02            3.47           2.83          2.53
Weighted Average
    Life to Optional
    Termination
    (in years)(2)(3)...        29.28           8.27           4.97          4.60            3.21           2.62          2.36

-----------------------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered
     Certificates by the number of years from the date of issuance of the
     Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)  Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or the Servicer is permitted to exercise such option.

                                     S-134

                      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS M3
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE

Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
July 25, 2007..........       100            100            100           100             100            100           100
July 25, 2008..........       100            100            100           100             100            100           100
July 25, 2009..........       100            100            100           100              29             18            12
July 25, 2010..........       100            100             57            43              15              8             4
July 25, 2011..........       100             83             41            28               7              4             0
July 25, 2012..........       100             69             29            19               4              0             0
July 25, 2013..........       100             57             21            12               0              0             0
July 25, 2014..........       100             47             15             8               0              0             0
July 25, 2015..........       100             39             11             5               0              0             0
July 25, 2016..........       100             32              8             4               0              0             0
July 25, 2017..........       100             26              6             0               0              0             0
July 25, 2018..........       100             22              4             0               0              0             0
July 25, 2019..........       100             18              0             0               0              0             0
July 25, 2020..........       100             15              0             0               0              0             0
July 25, 2021..........       100             12              0             0               0              0             0
July 25, 2022..........       100             10              0             0               0              0             0
July 25, 2023..........       100              8              0             0               0              0             0
July 25, 2024..........       100              7              0             0               0              0             0
July 25, 2025..........       100              5              0             0               0              0             0
July 25, 2026..........       100              4              0             0               0              0             0
July 25, 2027..........       100              4              0             0               0              0             0
July 25, 2028..........       100              0              0             0               0              0             0
July 25, 2029..........       100              0              0             0               0              0             0
July 25, 2030..........       100              0              0             0               0              0             0
July 25, 2031..........       100              0              0             0               0              0             0
July 25, 2032..........       100              0              0             0               0              0             0
July 25, 2033..........        99              0              0             0               0              0             0
July 25, 2034..........        86              0              0             0               0              0             0
July 25, 2035..........        71              0              0             0               0              0             0
July 25, 2036..........         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......        29.28           9.11           5.44          4.84            3.22           2.62          2.41
Weighted Average
    Life to Optional
    Termination
    (in years)(2)(3)...        29.28           8.27           4.93          4.44            2.97           2.42          2.25

-----------------------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered
     Certificates by the number of years from the date of issuance of the
     Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)  Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or the Servicer is permitted to exercise such option.

                                     S-135

                      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS M4
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE

Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
July 25, 2007..........       100            100            100           100             100            100           100
July 25, 2008..........       100            100            100           100             100            100           100
July 25, 2009..........       100            100            100           100              29             18            12
July 25, 2010..........       100            100             57            43              15              8             4
July 25, 2011..........       100             83             41            28               7              1             0
July 25, 2012..........       100             69             29            19               3              0             0
July 25, 2013..........       100             57             21            12               0              0             0
July 25, 2014..........       100             47             15             8               0              0             0
July 25, 2015..........       100             39             11             5               0              0             0
July 25, 2016..........       100             32              8             2               0              0             0
July 25, 2017..........       100             26              6             0               0              0             0
July 25, 2018..........       100             22              4             0               0              0             0
July 25, 2019..........       100             18              0             0               0              0             0
July 25, 2020..........       100             15              0             0               0              0             0
July 25, 2021..........       100             12              0             0               0              0             0
July 25, 2022..........       100             10              0             0               0              0             0
July 25, 2023..........       100              8              0             0               0              0             0
July 25, 2024..........       100              7              0             0               0              0             0
July 25, 2025..........       100              5              0             0               0              0             0
July 25, 2026..........       100              4              0             0               0              0             0
July 25, 2027..........       100              1              0             0               0              0             0
July 25, 2028..........       100              0              0             0               0              0             0
July 25, 2029..........       100              0              0             0               0              0             0
July 25, 2030..........       100              0              0             0               0              0             0
July 25, 2031..........       100              0              0             0               0              0             0
July 25, 2032..........       100              0              0             0               0              0             0
July 25, 2033..........        99              0              0             0               0              0             0
July 25, 2034..........        86              0              0             0               0              0             0
July 25, 2035..........        71              0              0             0               0              0             0
July 25, 2036..........         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......        29.28           9.09           5.40          4.76            3.12           2.59          2.39
Weighted Average
    Life to Optional
    Termination
    (in years)(2)(3)...        29.28           8.27           4.91          4.37            2.88           2.39          2.24

-----------------------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered
     Certificates by the number of years from the date of issuance of the
     Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)  Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or the Servicer is permitted to exercise such option.

                                      S-136

                      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS M5
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE

Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
July 25, 2007..........       100            100            100           100             100            100           100
July 25, 2008..........       100            100            100           100             100            100            43
July 25, 2009..........       100            100            100           100              29             18            12
July 25, 2010..........       100            100             57            43              15              8             2
July 25, 2011..........       100             83             41            28               7              0             0
July 25, 2012..........       100             69             29            19               0              0             0
July 25, 2013..........       100             57             21            12               0              0             0
July 25, 2014..........       100             47             15             8               0              0             0
July 25, 2015..........       100             39             11             5               0              0             0
July 25, 2016..........       100             32              8             0               0              0             0
July 25, 2017..........       100             26              6             0               0              0             0
July 25, 2018..........       100             22              0             0               0              0             0
July 25, 2019..........       100             18              0             0               0              0             0
July 25, 2020..........       100             15              0             0               0              0             0
July 25, 2021..........       100             12              0             0               0              0             0
July 25, 2022..........       100             10              0             0               0              0             0
July 25, 2023..........       100              8              0             0               0              0             0
July 25, 2024..........       100              7              0             0               0              0             0
July 25, 2025..........       100              5              0             0               0              0             0
July 25, 2026..........       100              2              0             0               0              0             0
July 25, 2027..........       100              0              0             0               0              0             0
July 25, 2028..........       100              0              0             0               0              0             0
July 25, 2029..........       100              0              0             0               0              0             0
July 25, 2030..........       100              0              0             0               0              0             0
July 25, 2031..........       100              0              0             0               0              0             0
July 25, 2032..........       100              0              0             0               0              0             0
July 25, 2033..........        99              0              0             0               0              0             0
July 25, 2034..........        86              0              0             0               0              0             0
July 25, 2035..........        71              0              0             0               0              0             0
July 25, 2036..........         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......        29.28           9.05           5.36          4.69            3.04           2.55          2.33
Weighted Average
    Life to Optional
    Termination
    (in years)(2)(3)...        29.28           8.27           4.90          4.32            2.81           2.37          2.19

-----------------------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered
     Certificates by the number of years from the date of issuance of the
     Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)  Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or the Servicer is permitted to exercise such option.

                                      S-137

                      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS M6
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE

Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
July 25, 2007..........       100            100            100           100             100            100           100
July 25, 2008..........       100            100            100           100             100            100            42
July 25, 2009..........       100            100            100           100              29             18            12
July 25, 2010..........       100            100             57            43              15              8             0
July 25, 2011..........       100             83             41            28               7              0             0
July 25, 2012..........       100             69             29            19               0              0             0
July 25, 2013..........       100             57             21            12               0              0             0
July 25, 2014..........       100             47             15             8               0              0             0
July 25, 2015..........       100             39             11             4               0              0             0
July 25, 2016..........       100             32              8             0               0              0             0
July 25, 2017..........       100             26              5             0               0              0             0
July 25, 2018..........       100             22              0             0               0              0             0
July 25, 2019..........       100             18              0             0               0              0             0
July 25, 2020..........       100             15              0             0               0              0             0
July 25, 2021..........       100             12              0             0               0              0             0
July 25, 2022..........       100             10              0             0               0              0             0
July 25, 2023..........       100              8              0             0               0              0             0
July 25, 2024..........       100              7              0             0               0              0             0
July 25, 2025..........       100              4              0             0               0              0             0
July 25, 2026..........       100              0              0             0               0              0             0
July 25, 2027..........       100              0              0             0               0              0             0
July 25, 2028..........       100              0              0             0               0              0             0
July 25, 2029..........       100              0              0             0               0              0             0
July 25, 2030..........       100              0              0             0               0              0             0
July 25, 2031..........       100              0              0             0               0              0             0
July 25, 2032..........       100              0              0             0               0              0             0
July 25, 2033..........        99              0              0             0               0              0             0
July 25, 2034..........        86              0              0             0               0              0             0
July 25, 2035..........        71              0              0             0               0              0             0
July 25, 2036..........         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......        29.28           9.01           5.33          4.63            2.98           2.52          2.33
Weighted Average
    Life to Optional
    Termination
    (in years)(2)(3)...        29.28           8.27           4.89          4.28            2.76           2.35          2.19

-----------------------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered
     Certificates by the number of years from the date of issuance of the
     Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)  Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or the Servicer is permitted to exercise such option.

                                     S-138

                      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS M7
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE

Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
July 25, 2007..........       100            100            100           100             100            100           100
July 25, 2008..........       100            100            100           100             100            100            42
July 25, 2009..........       100            100            100           100              29             18            12
July 25, 2010..........       100            100             57            43              15              8             0
July 25, 2011..........       100             83             41            28               7              0             0
July 25, 2012..........       100             69             29            19               0              0             0
July 25, 2013..........       100             57             21            12               0              0             0
July 25, 2014..........       100             47             15             8               0              0             0
July 25, 2015..........       100             39             11             0               0              0             0
July 25, 2016..........       100             32              8             0               0              0             0
July 25, 2017..........       100             26              0             0               0              0             0
July 25, 2018..........       100             22              0             0               0              0             0
July 25, 2019..........       100             18              0             0               0              0             0
July 25, 2020..........       100             15              0             0               0              0             0
July 25, 2021..........       100             12              0             0               0              0             0
July 25, 2022..........       100             10              0             0               0              0             0
July 25, 2023..........       100              8              0             0               0              0             0
July 25, 2024..........       100              5              0             0               0              0             0
July 25, 2025..........       100              0              0             0               0              0             0
July 25, 2026..........       100              0              0             0               0              0             0
July 25, 2027..........       100              0              0             0               0              0             0
July 25, 2028..........       100              0              0             0               0              0             0
July 25, 2029..........       100              0              0             0               0              0             0
July 25, 2030..........       100              0              0             0               0              0             0
July 25, 2031..........       100              0              0             0               0              0             0
July 25, 2032..........       100              0              0             0               0              0             0
July 25, 2033..........        99              0              0             0               0              0             0
July 25, 2034..........        86              0              0             0               0              0             0
July 25, 2035..........        71              0              0             0               0              0             0
July 25, 2036..........         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......        29.28           8.96           5.29          4.58            2.94           2.51          2.32
Weighted Average
    Life to Optional
    Termination
    (in years)(2)(3)...        29.28           8.27           4.88          4.25            2.74           2.35          2.19

-----------------------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered
     Certificates by the number of years from the date of issuance of the
     Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)  Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or the Servicer is permitted to exercise such option.

                                     S-139

                      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS M8
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE

Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
July 25, 2007..........       100            100            100           100             100            100           100
July 25, 2008..........       100            100            100           100             100            100            42
July 25, 2009..........       100            100            100           100              29             18            12
July 25, 2010..........       100            100             57            43              15              5             0
July 25, 2011..........       100             83             41            28               3              0             0
July 25, 2012..........       100             69             29            19               0              0             0
July 25, 2013..........       100             57             21            12               0              0             0
July 25, 2014..........       100             47             15             8               0              0             0
July 25, 2015..........       100             39             11             0               0              0             0
July 25, 2016..........       100             32              5             0               0              0             0
July 25, 2017..........       100             26              0             0               0              0             0
July 25, 2018..........       100             22              0             0               0              0             0
July 25, 2019..........       100             18              0             0               0              0             0
July 25, 2020..........       100             15              0             0               0              0             0
July 25, 2021..........       100             12              0             0               0              0             0
July 25, 2022..........       100             10              0             0               0              0             0
July 25, 2023..........       100              8              0             0               0              0             0
July 25, 2024..........       100              0              0             0               0              0             0
July 25, 2025..........       100              0              0             0               0              0             0
July 25, 2026..........       100              0              0             0               0              0             0
July 25, 2027..........       100              0              0             0               0              0             0
July 25, 2028..........       100              0              0             0               0              0             0
July 25, 2029..........       100              0              0             0               0              0             0
July 25, 2030..........       100              0              0             0               0              0             0
July 25, 2031..........       100              0              0             0               0              0             0
July 25, 2032..........       100              0              0             0               0              0             0
July 25, 2033..........        99              0              0             0               0              0             0
July 25, 2034..........        86              0              0             0               0              0             0
July 25, 2035..........        71              0              0             0               0              0             0
July 25, 2036..........         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......        29.28           8.90           5.25          4.53            2.89           2.49          2.30
Weighted Average
    Life to Optional
    Termination
    (in years)(2)(3)...        29.28           8.27           4.88          4.24            2.70           2.35          2.19

-----------------------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered
     Certificates by the number of years from the date of issuance of the
     Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)  Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or the Servicer is permitted to exercise such option.

                                     S-140

                      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS M9
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE

Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
July 25, 2007..........       100            100            100           100             100            100           100
July 25, 2008..........       100            100            100           100             100             99            42
July 25, 2009..........       100            100            100           100              29             18            12
July 25, 2010..........       100            100             57            43              15              0             0
July 25, 2011..........       100             83             41            28               0              0             0
July 25, 2012..........       100             69             29            19               0              0             0
July 25, 2013..........       100             57             21            12               0              0             0
July 25, 2014..........       100             47             15             *               0              0             0
July 25, 2015..........       100             39             11             0               0              0             0
July 25, 2016..........       100             32              0             0               0              0             0
July 25, 2017..........       100             26              0             0               0              0             0
July 25, 2018..........       100             22              0             0               0              0             0
July 25, 2019..........       100             18              0             0               0              0             0
July 25, 2020..........       100             15              0             0               0              0             0
July 25, 2021..........       100             12              0             0               0              0             0
July 25, 2022..........       100              9              0             0               0              0             0
July 25, 2023..........       100              *              0             0               0              0             0
July 25, 2024..........       100              0              0             0               0              0             0
July 25, 2025..........       100              0              0             0               0              0             0
July 25, 2026..........       100              0              0             0               0              0             0
July 25, 2027..........       100              0              0             0               0              0             0
July 25, 2028..........       100              0              0             0               0              0             0
July 25, 2029..........       100              0              0             0               0              0             0
July 25, 2030..........       100              0              0             0               0              0             0
July 25, 2031..........       100              0              0             0               0              0             0
July 25, 2032..........       100              0              0             0               0              0             0
July 25, 2033..........        99              0              0             0               0              0             0
July 25, 2034..........        86              0              0             0               0              0             0
July 25, 2035..........        71              0              0             0               0              0             0
July 25, 2036..........         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......        29.28           8.82           5.19          4.47            2.86           2.47          2.25
Weighted Average
    Life to Optional
    Termination
    (in years)(2)(3)...        29.28           8.27           4.87          4.22            2.70           2.35          2.15

-----------------------
*    Greater than zero but less than 0.5%.

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered
     Certificates by the number of years from the date of issuance of the
     Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)  Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the majority holder of the Class X Certificates or the Servicer is permitted to exercise such option.

                                     S-141

YIELD SENSITIVITY OF THE MEZZANINE CERTIFICATES

     With respect to each Class of Mezzanine Certificates, if the Certificate
Principal Balances of the Class or Classes of Mezzanine Certificates having a higher numerical designation have been reduced to zero, the yield to maturity on that Class of Mezzanine Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any
Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or overcollateralization) will be allocated to such Class of Mezzanine
Certificates. The initial undivided interests in the Trust evidenced by the
Mezzanine Certificates are as follows:

                                               PERCENTAGE
                             CLASS            (APPROXIMATE)
                              M1                  6.10%
                              M2                  5.35%
                              M3                  1.95%
                              M4                  2.50%
                              M5                  2.00%
                              M6                  1.45%
                              M7                  1.75%
                              M8                  0.95%
                              M9                  1.30%
                              M10                 1.65%
                              M11                 1.20%

     Investors in the Mezzanine Certificates should fully consider the risk that
Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Mezzanine Certificates will no longer accrue interest and will not be reinstated thereafter unless Recoveries are received. However, Allocated
Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow in the priorities set forth under "Description of the Certificates --Overcollateralization Provisions" in this prospectus supplement.

     Unless the aggregate Certificate Principal Balance of the Class A
Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the
Class A Certificates and the Mezzanine Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such
Mezzanine Certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may occur as a result of delinquencies and not losses on the Mortgage Loans, it is possible for the
Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool.

                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered
Certificates against the purchase price of the Mortgage Loans transferred to the
Trust on the Closing Date.

                                     S-142

                         FEDERAL INCOME TAX CONSEQUENCES

     Multiple elections will be made to treat designated portions of the Trust as real estate mortgage investment conduits ("REMICs") for federal income tax purposes. Upon the issuance of the Offered Certificates, McKee Nelson LLP, special counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC for which the Trustee files a REMIC election will qualify as a REMIC under Sections 860A through 860G of the
Internal Revenue Code of 1986 (the "Code"). The Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in a REMIC.

     For federal income tax information reporting purposes, the Trustee will treat each holder of an Offered Certificate (i) as holding an undivided interest in a REMIC regular interest (the "REMIC regular interest component") and (ii) as having entered into a limited recourse notional principal contract (the "Cap
Contract"). For this purpose, the REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificates to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from the Net Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the weighted average of the Net WAC Rates of each Subgroup, weighted in proportion to the outstanding
Principal Balance of the Mortgage Loans in each Subgroup and determined by limiting the product of the applicable Swap Notional Amount and the applicable factor to the outstanding Principal Balance of all the Mortgage Loans. As a
result of the foregoing, the amount of the distributions on the REMIC regular interest corresponding to a Class of Offered Certificates may exceed the actual amount of distributions on such Class of Certificates.

     Any payment on an Offered Certificate in excess of the amount payable on its corresponding REMIC regular interest (an "Excess Payment Amount") will be treated as paid pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material
Federal Income Tax Considerations--REMICs" in the accompanying prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each
Offered Certificate.

     Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for an Offered Certificate between its undivided interest in the REMIC regular interest component and its undivided interest in the Cap Contract in accordance with the relative fair market values of each property right. The OID Regulations provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the Trustee may treat the Cap Contract component as having more than a nominal value. The Cap Contract component is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of such rights as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap
Contract component.

         Under the REMIC Regulations, the Trustee is required to account for the
REMIC regular interest and the Cap Contract component as discrete property rights. The Trustee intends to treat Excess Payment

                                     S-143

Amounts as payments under a "notional principal contract," as defined in the notional principal contracts regulations (the "Notional Principal Contract
Regulations").

     If a holder of an Offered Certificate is an individual, amortization of the price paid for the right to receive Excess Payment Amounts may be treated as a miscellaneous itemized deduction. In computing taxable income, an individual is allowed to deduct miscellaneous itemized deductions only to the extent the sum of such deductions exceeds two percent of the individual's adjusted gross income. Further, an individual is not allowed a deduction for miscellaneous itemized deductions in computing alternative minimum taxable income. Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an
Offered Certificate may have income that exceeds cash distributions on the
Offered Certificate, in any period and over the term of the Offered Certificate.
As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the foregoing limitations.

     Upon the sale of an Offered Certificate, the amount of the sale price allocated to the selling certificateholder's right to receive Excess Payment
Amounts would be considered a "termination payment" under the Notional Principal
Contract Regulations. A holder of an Offered Certificate will have gain or loss from such a termination of the right to receive Excess Payment Amounts equal to
(i) any termination payment it received or is deemed to have received minus (ii)
the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive Excess Payment Amounts.

     Gain or loss realized upon the termination of the right to receive Excess
Payment Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

POTENTIAL ALTERNATIVE TREATMENT OF EXCESS PAYMENT AMOUNTS

     The right to receive Excess Payment Amounts may be treated as a partnership between the holders of the Offered Certificates and the holders of the Class X
Certificates, in which case a holder of an Offered Certificate will be subject to potentially different timing of income and a foreign holder of an Offered
Certificate may be subject to withholding in respect of any Excess Payment
Amounts. Also, Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.
However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, a holder of an Offered
Certificate will be unable to use the integration method provided for under such regulations with respect to that certificate.

     Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price and the timing, character and source of income and deductions resulting from the ownership of such certificates.

TREATMENT OF OFFERED CERTIFICATES AS REAL ESTATE ASSETs

     With respect to the Offered Certificates, this paragraph is relevant to such certificates exclusive of the rights of the holders of such certificates to receive Excess Payment Amounts. The Offered Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) in the same proportion that the assets of the Trust would be so treated, and income on the Offered Certificates will represent
"interest on obligations secured by

                                     S-144

mortgages on real property or on interests in real property" under Section
856(c)(3)(B) in the same proportion that the income on the assets of the Trust would be so treated. Because the Excess Payment Amount is treated as a separate right of the Offered Certificates not payable by any REMIC elected by the Trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received with respect to Excess Payment Amounts will not be qualifying real estate income for real estate investment trusts. In addition, in light of the obligations represented by the Cap Contract, the Offered Certificates generally will not be suitable investments for a REMIC.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax
Considerations--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "Plan"), or any other person investing plan assets of a Plan, including an insurance company, whether investing through its general or separate accounts, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates by or on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under Credit Suisse Securities (USA) LLC's Underwriter Exemption, as
described under "ERISA Considerations--ERISA Considerations Relating to
Certificates--Underwriter Exemption" in the accompanying prospectus. The
Underwriter Exemption relevant to the Offered Certificates was granted by the
Department of Labor as Prohibited Transaction Exemption ("PTE") 89-90, as
amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. The Underwriter Exemption
permits Offered Certificates, whether or not subordinated, to be purchased by
Plans, provided such certificates are backed by fully-secured mortgage loans and are rated at least "BBB-" by S&P or Fitch or "Baa3" by Moody's at the time of their acquisition. The Underwriter Exemption, as amended, contains a number of other conditions which must be met for the exemption to apply as described in the accompanying prospectus, including the requirement that the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter Exemption, which Certificate entitles the holder to receive payments under the Swap Agreement from the Supplemental
Interest Trust, will be deemed to have acquired for purposes of ERISA and
Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

     The acquisition, holding and transfer of the Offered Certificates, excluding the right to receive the payments from the Supplemental Interest
Trust, should meet the conditions of the Underwriter Exemption (other than the those within the control of the investors.) However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Swap
Agreement and after the termination of the Swap Agreement satisfies the terms and conditions of the Underwriter Exemption. See "ERISA Considerations" in the
accompanying prospectus. The rating of an Offered Certificate may change. If the rating of a Class of Offered Certificates declines below the lowest permitted rating, Certificates of that Class may no

                                     S-145

longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased a Certificate of that Class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class
Exemption 95-60.

     The Underwriter Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty is a party in interest with respect to such
Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Underwriter Exemption before the termination of the
Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class
Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1
(for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Offered
Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above.
It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement, any Offered Certificate whose rating by S&P, Fitch or Moody's has fallen to below "BBB-" or "Baa3", as applicable, could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Swap Agreement.

     If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that
Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered
Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Seller and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended because certain of the Mortgage Loans are secured by second liens on the related Mortgage Property

     The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered
Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates.
Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the accompanying prospectus.

                                     S-146

                             METHOD OF DISTRIBUTION

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of such
Offered Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profits on resale of the classes of certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the
"Act"). Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be 99.85% of the aggregate Certificate Principal Balance of the Offered Certificates.

     The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriter by McKee Nelson LLP, New York,
New York.

                                     RATINGS

     It is a condition to the issuance of the LIBOR Certificates that they be assigned ratings not lower than those indicated below by Standard & Poor's
Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P"), Moody's
Investors Service, Inc. ("Moody's") and Fitch Ratings ("Fitch") (collectively, the "Rating Agencies"):

--------------------------- --------------------- ---------------------- ----------------------
  CLASS OF CERTIFICATES          S&P RATING          MOODY'S RATING          FITCH RATING
--------------------------- --------------------- ---------------------- ----------------------

Class A1 Certificates               AAA                    Aaa                    AAA
--------------------------- --------------------- ---------------------- ----------------------
Class A2 Certificates               AAA                    Aaa                    AAA
--------------------------- --------------------- ---------------------- ----------------------
Class A3 Certificates               AAA                    Aaa                    AAA
--------------------------- --------------------- ---------------------- ----------------------
Class A4 Certificates               AAA                    Aaa                    AAA
--------------------------- --------------------- ---------------------- ----------------------
Class A5 Certificates               AAA                    Aaa                    AAA
--------------------------- --------------------- ---------------------- ----------------------
Class M1 Certificates               AA+                    Aa1                    AA+
--------------------------- --------------------- ---------------------- ----------------------
Class M2 Certificates                AA                    Aa2                    AA
--------------------------- --------------------- ---------------------- ----------------------
Class M3 Certificates               AA-                    Aa3                    AA-
--------------------------- --------------------- ---------------------- ----------------------
Class M4 Certificates                A+                    A1                     A+
--------------------------- --------------------- ---------------------- ----------------------
Class M5 Certificates                A                     A2                      A
--------------------------- --------------------- ---------------------- ----------------------
Class M6 Certificates                A-                    A3                     A-
--------------------------- --------------------- ---------------------- ----------------------
Class M7 Certificates               BBB+                  Baa1                   BBB+
--------------------------- --------------------- ---------------------- ----------------------
Class M8 Certificates               BBB                   Baa2                    BBB
--------------------------- --------------------- ---------------------- ----------------------
Class M9 Certificates               BBB-                  Baa3                   BBB-
--------------------------- --------------------- ---------------------- ----------------------

                                     S-147

--------------------------- --------------------- ---------------------- ----------------------
  CLASS OF CERTIFICATES          S&P RATING          MOODY'S RATING          FITCH RATING
--------------------------- --------------------- ---------------------- ----------------------

--------------------------- --------------------- ---------------------- ----------------------
Class M10 Certificates              BB+                    Ba1                    BB+
--------------------------- --------------------- ---------------------- ----------------------
Class M11 Certificates               BB                    Ba2                    BB
--------------------------- --------------------- ---------------------- ----------------------

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the LIBOR
Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, address the payment of the Net
WAC Rate Carryover Amount or address the possibility that a holder of a LIBOR
Certificate might realize a lower than anticipated yield.

     The Depositor has not engaged any rating agency other than the Rating
Agencies to provide ratings on the LIBOR Certificates. However, there can be no assurance as to whether any other rating agency will rate the LIBOR
Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the LIBOR Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the LIBOR
Certificates by the Rating Agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the LIBOR Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such LIBOR Certificates.

     The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies' particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered
Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL PROCEEDINGS

     There are no material legal proceedings pending against the Sponsor, the
Depositor, the Trustee and the Issuing Entity.

                      AFFILIATIONS AND RELATED TRANSACTIONS

     The Sponsor, the Depositor and Credit Suisse Securities (USA) LLC are
affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings
(USA), Inc. Credit Suisse International is also an affiliate of the Sponsor, the
Depositor and Credit Suisse Securities (USA) LLC. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor or
Credit Suisse Securities (USA) LLC that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm's length transaction with unaffiliated entities.

                                     S-148

                             INDEX OF DEFINED TERMS

30 days Delinquent...............................S-83
60 days Delinquent...............................S-83
90 days Delinquent...............................S-83
accredited investor.............................S-145
Accrual Period...................................S-78
Act.............................................S-147
Additional Termination Events...................S-101
Adjustable-rate PPC.............................S-119
Adjustment Date..................................S-27
Advance.........................................S-109
Allocated Realized Loss Amount...................S-79
Analyst.........................................S-111
Available Funds..................................S-88
Basic Principal Distribution Amount..............S-79
beneficial owner.................................S-74
Book-Entry Certificates..........................S-74
Calculation Period..............................S-100
Cap Contract....................................S-143
Certificate Index................................S-99
Certificate Margin...............................S-99
Certificate Owner................................S-74
Certificate Principal Balance....................S-79
Class A Certificates.............................S-73
Class A Principal Distribution Amount............S-79
Class M1/M2 Principal Distribution Amount........S-79
Class M10 Principal Distribution Amount..........S-82
Class M11 Principal Distribution Amount..........S-82
Class M3 Principal Distribution Amount...........S-80
Class M4 Principal Distribution Amount...........S-80
Class M5 Principal Distribution Amount...........S-80
Class M6 Principal Distribution Amount...........S-80
Class M7 Principal Distribution Amount...........S-81
Class M8 Principal Distribution Amount...........S-81
Class M9 Principal Distribution Amount...........S-81
Clearstream......................................S-74
Clearstream International........................S-76
Clearstream Participants.........................S-76
Closing Date.....................................S-26
Code............................................S-143
Collection Account..............................S-107
Commission......................................S-118
Compensating Interest...........................S-116
Counterparty Payment............................S-100
CPR.............................................S-119
Credit Enhancement Percentage....................S-83
CSi..............................................S-71
Cut-off Date.....................................S-26
Cut-off Date Pool Principal Balance..............S-26
Cut-off Date Principal Balance...................S-26
Definitive Certificate...........................S-74
Deleted Mortgage Loan...........................S-106
Delinquent.......................................S-83
Distribution Account............................S-108
Distribution Date................................S-74
DLJMC............................................S-60
Documents.......................................S-111
DTC..............................................S-74
Due Date.........................................S-26
Due Period.......................................S-83
Early Termination Date..........................S-101
Euroclear........................................S-74
Euroclear Clearance System.......................S-76
Euroclear Operator...............................S-76
Euroclear Participants...........................S-76
European Depositaries............................S-74
Events of Default........................S-101, S-113
Excess Payment Amount...........................S-143
Financial Intermediary...........................S-74
Fitch...........................................S-147
Fixed-rate PPC..................................S-119
Formula Rate.....................................S-99
FSA..............................................S-72
FSMA..............................................S-3
Global Securities.................................I-1
Gross Margin.....................................S-28
H&R Block:.......................................S-62
Index............................................S-59
Initial Periodic Rate Cap........................S-28
Interest Only Mortgage Loans.....................S-28
Interest Remittance Amount.......................S-83
IRS.............................................S-143
ISDA Master Agreement...........................S-100
LIBOR...........................................S-104
LIBOR Business Day..............................S-104
LIBOR Certificates...............................S-73
LIBOR Determination Date........................S-104
Liquidated Mortgage Loan.........................S-85
Loan Performance Advisor.........................S-71
Loan Rate........................................S-27

                                     S-149

LPA Fee.........................................S-116
LPA Fee Rate....................................S-116
LTV..............................................S-28
Maximum Loan Rate................................S-28
Maximum Rate.....................................S-98
Mezzanine Certificates...........................S-73
Minimum Loan Rate................................S-28
Monthly Interest Distributable Amount............S-83
Moody's.........................................S-147
Mortgage.........................................S-27
Mortgage Loan Documents.........................S-105
Mortgage Loan Purchase Agreement.................S-26
Mortgage Loan Schedule..........................S-105
Mortgage Loans...................................S-26
Mortgage Pool....................................S-26
Mortgaged Property...............................S-27
Net Counterparty Payment........................S-100
Net Liquidation Proceeds.........................S-85
Net Monthly Excess Cashflow......................S-84
Net Prepayment Interest Shortfall...............S-116
Net Trust Swap Payment..........................S-100
Net WAC Rate.....................................S-98
Net WAC Rate Carryover Amount....................S-98
Net WAC Reserve Fund.............................S-99
Notional Principal Contract Regulations.........S-144
Offered Certificates.............................S-73
Offered Mezzanine Certificates...................S-73
Option One.................................S-26, S-62
Optional Termination Date.......................S-114
Original Certificate Principal Balance...........S-79
Originator.......................................S-26
Overcollateralization Amount.....................S-84
Overcollateralization Deficiency Amount..........S-84
Overcollateralization Increase Amount............S-84
Overcollateralization Release Amount.............S-84
Overcollateralization Target Amount..............S-84
Pass-Through Rate................................S-97
Percentage Interest..............................S-84
Periodic Rate Cap................................S-28
Physical Certificates............................S-73
Plan............................................S-145
Pool Balance.....................................S-26
Pooling Agreement................................S-26
Prepayment Assumption...........................S-119
Prepayment Interest Shortfall...................S-116
Prepayment Period................................S-84
Prepayment Scenarios............................S-120
Principal Balance................................S-26
Principal Distribution Amount....................S-84
Principal Remittance Amount......................S-85
PTE.............................................S-145
Purchase Price..................................S-106
Qualified Substitute Mortgage Loan..............S-106
qualifying debt instrument......................S-144
Rating Agencies.................................S-147
real estate assets..............................S-144
Realized Loss....................................S-85
Reconstitution Agreement.........................S-26
Record Date......................................S-74
Recovery.........................................S-86
Reference Banks.................................S-104
Relevant Depositary..............................S-74
Relevant Implementation Date......................S-2
Relevant Member State.............................S-2
Relief Act.......................................S-20
Relief Act Interest Shortfalls...................S-20
REMIC regular interest component................S-143
REMICs..........................................S-143
Reserve Interest Rate...........................S-104
Residual Certificates............................S-73
residual interests..............................S-143
Rules............................................S-75
S&P.............................................S-147
Senior Certificates..............................S-73
Servicing Advance...............................S-110
Servicing Fee...................................S-116
Servicing Fee Rate..............................S-116
SFO...............................................S-3
Sponsor..........................................S-60
Stepdown Date....................................S-86
Structuring Assumptions.........................S-120
Subgroup 1.......................................S-26
Subgroup 1 Interest Remittance Amount............S-86
Subgroup 1 Maximum Rate..........................S-97
Subgroup 1 Net Counterparty Payment..............S-86
Subgroup 1 Net Trust Swap Payment................S-86
Subgroup 1 Net WAC Rate..........................S-97
Subgroup 1 Percentage............................S-86
Subgroup 1 Principal Distribution Amount.........S-86
Subgroup 1 Principal Remittance Amount...........S-86
Subgroup 2.......................................S-26
Subgroup 2 Interest Remittance Amount............S-86
Subgroup 2 Maximum Rate..........................S-98
Subgroup 2 Net Counterparty Payment..............S-86
Subgroup 2 Net Trust Swap Payment................S-87
Subgroup 2 Net WAC Rate..........................S-98
Subgroup 2 Percentage............................S-87
Subgroup 2 Principal Distribution Amount.........S-87
Subgroup 2 Principal Remittance Amount...........S-87
Subgroup Subordinate Amount......................S-98
Subordinate Certificates.........................S-73
Subordinate Maximum Rate.........................S-98

                                     S-150

Subordinate Net WAC Rate.........................S-98
Substitution Adjustment.........................S-106
Supervisor......................................S-111
Supplemental Interest Trust.....................S-100
Swap Agreement..................................S-100
Swap Counterparty...............................S-100
Swap Default....................................S-101
Swap Event of Default...........................S-101
Swap Payment Date...............................S-100
Swap Termination Date...........................S-100
Swap Termination Payment........................S-102
System..........................................S-111
Telerate Page 3750..............................S-104
Termination Events..............................S-101
termination payment.............................S-144
Termination Price...............................S-114
Terms and Conditions.............................S-77
Trigger Event....................................S-87
Trust............................................S-26
Trust Swap Payment..............................S-100
Trustee.........................................S-110
U.S. Bank.......................................S-110
U.S. Person.......................................I-4
Unpaid Interest Shortfall Amount.................S-87
USD-LIBOR-BBA...................................S-100

                                     S-151

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global
Securities through any of DTC, Clearstream or Euroclear. The Global Securities
will be tradable as home market instruments in both the European and U.S.
domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC
Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective
Depositaries, which in turn will hold such positions in accounts as DTC
Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period.
Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                                       I-1

     Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear purchaser. When
Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the
purchaser will send instructions to Clearstream or Euroclear through a
Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours,
DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

                                       I-2

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the
Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's
account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream
Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase
Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     a. borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or
     Euroclear accounts) in accordance with the clearing System's Customary procedures;

     b. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global
     Securities sufficient time to be reflected in their Clearstream or
     Euroclear account in order to settle the sale side of the trade; or

     c. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding Securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the
U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                                      I-3

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global
Securities that are non-U.S. Persons, either individuals or entities treated as corporations, can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for
United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form
W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax
Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S.
branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for
Exemption from Withholding on Income Effectively Connected with the Conduct of a
Trade or Business in the United States).

     Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for
Taxpayer Identification Number and Certification),

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a
Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia
(unless, in the case of a partnership, Treasury regulations provide otherwise),
(iii) an estate the income of which is includible in gross income for United
States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global
Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                       I-4

                                    ANNEX II

                                 SWAP AGREEMENT

----------------------------- ------------------------------ ------------------------------ -----------------------
                                   LOWER BOUND NOTIONAL               UPPER BOUND NOTIONAL
         SWAP PAYMENT DATE               AMOUNT ($)                          AMOUNT ($)            FACTOR
----------------------------- ------------------------------ ------------------------------ -----------------------

              August 2006                      8,959,706.87                   8,959,706.87           100
           September 2006                      8,855,830.95                   8,892,772.02           100
             October 2006                      8,725,593.16                   8,814,741.88           100
            November 2006                      8,569,131.57                   8,725,664.27           100
            December 2006                      8,386,804.90                   8,625,694.94           100
             January 2007                      8,179,200.13                   8,515,040.01           100
            February 2007                      7,947,137.63                   8,393,947.30           100
               March 2007                      7,691,673.47                   8,262,706.03           100
               April 2007                      7,414,098.67                   8,121,639.48           100
                 May 2007                      7,115,935.18                   7,971,115.55           100
                June 2007                      6,800,111.93                   7,811,538.14           100
                July 2007                      6,498,063.96                   7,643,358.92           100
              August 2007                      6,209,397.58                   7,467,126.69           100
           September 2007                      5,933,519.37                   7,283,165.58           100
             October 2007                      5,669,862.25                   7,092,142.08           100
            November 2007                      5,417,884.29                   6,894,631.40           100
            December 2007                      5,177,067.60                   6,691,234.18           100
             January 2008                      4,946,917.26                   6,483,051.66           100
            February 2008                      4,726,960.34                   6,281,234.64           100
               March 2008                      4,516,744.85                   6,085,664.29           100
               April 2008                      4,315,838.87                   5,896,147.40           100
                 May 2008                      4,123,853.48                   5,712,520.59           100
                June 2008                      3,926,942.12                   5,530,155.54           100
                July 2008                      3,417,873.52                   5,220,300.69           100
              August 2008                      2,974,485.61                   4,927,570.73           100
           September 2008                      2,590,341.48                   4,651,672.30           100
             October 2008                      2,263,659.22                   4,391,695.93           100
            November 2008                      2,129,398.72                   4,146,710.29           100
            December 2008                      2,004,304.75                   3,918,670.24           100
             January 2009                      1,886,604.60                   3,789,282.15           100
            February 2009                      1,775,840.77                   3,664,651.80           100
               March 2009                      1,788,899.88                   3,544,095.86           100
               April 2009                      1,578,421.88                   3,309,906.73           100
                 May 2009                        935,214.63                   3,110,145.85           100
                June 2009                        292,007.39                     381,455.88           100
                July 2009                        274,040.36                     342,548.11           100
              August 2009                        263,506.69                     320,355.26           100
           September 2009                        253,482.91                     299,306.74           100
             October 2009                        243,943.17                     279,339.33           100
            November 2009                        234,861.95                     260,392.39           100
            December 2009                        225,828.37                     243,069.59           100
             January 2010                        181,012.71                     231,153.17           100

                                      II-1

----------------------------- ------------------------------ ------------------------------ -----------------------
                                   LOWER BOUND NOTIONAL               UPPER BOUND NOTIONAL
         SWAP PAYMENT DATE               AMOUNT ($)                          AMOUNT ($)            FACTOR
----------------------------- ------------------------------ ------------------------------ -----------------------

            February 2010                        172,860.27                     219,721.50           100
               March 2010                        156,405.27                     199,948.10           100
               April 2010                        149,007.34                     189,201.71           100
                 May 2010                        139,874.65                     171,775.72           100
                June 2010                        116,362.01                     116,362.01           100
                July 2010                        111,034.48                     111,034.48           100
              August 2010                        106,002.48                     106,002.48           100
           September 2010                        101,188.47                     101,188.47           100
             October 2010                         96,582.26                      96,582.26           100
            November 2010                         92,174.17                      92,174.17           100
            December 2010                         87,954.99                      87,954.99           100
             January 2011                         83,915.99                      83,915.99           100
            February 2011                         80,048.86                      80,048.86           100
               March 2011                         76,345.70                      76,345.70           100
               April 2011                         72,799.00                      72,799.00           100
                 May 2011                         69,411.22                      69,411.22           100
                June 2011                         66,166.43                      66,166.43           100
                July 2011                         63,058.42                      63,058.42           100
              August 2011                              0.00                           0.00           N/A
----------------------------- ------------------------------ ------------------------------ -----------------------

                                      II-2

PROSPECTUS

                       ASSET BACKED SECURITIES CORPORATION

                                    DEPOSITOR

                 ABS MORTGAGE AND MANUFACTURED HOUSING CONTRACT
      ASSET-BACKED CERTIFICATES AND ASSET-BACKED NOTES (ISSUABLE IN SERIES)

                                   ----------

Asset Backed Securities Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements notes or certificates that are either asset-backed notes or asset-backed certificates which may be sold from time to time in one or more series. Each series of notes or certificates, as applicable, will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the issuing entity's trust fund and the seller or sellers from whom the assets are acquired. The assets may include:

     1.   One or more pools of

          o    closed-end and/or revolving home equity loans or manufactured housing contracts or specified balances of these loans or
               contracts and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential
               properties,

          o    loans made to finance the purchase of rights relating to
               cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling,

          o    loans made to finance the origination of the loans and contracts described above and secured by the related loans or contracts,

          o    mortgage participation certificates evidencing participation interests in loans that are acceptable to the nationally
               recognized statistical rating agencies rating a series of
               securities,

          o    private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

     2.   All monies due under the above assets, which may be net of amounts payable to the servicer or servicers; and

     3.   Funds or accounts established for the related trust fund, or one or more forms of enhancement.

The related prospectus supplement will state if the trust fund will make one or more REMIC elections for federal income tax purposes.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE NOTES OR
CERTIFICATES, SEE RISK FACTORS ON PAGE 1.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
THE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE.
MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

                                   ----------

                                  CREDIT SUISSE

                  The date of this Prospectus is April 5, 2006

                                        i

   Presentation Of Claims..............................................    57
   Enforcement Of "Due-On-Sale" Clauses; Realization Upon Defaulted
      Mortgage Loans...................................................    58
   Enforcement Of "Due-On-Sale" Clauses; Realization Upon Defaulted

   Certain Matters Regarding The Master Servicer, The Depositor And The

                                       ii

   Enforcement Of Security Interests In Manufactured Homes.............   101
   Consumer Protection Laws............................................   101
   Transfers Of Manufactured Homes; Enforceability Of "Due-On-Sale"

                                       iii

                                  RISK FACTORS

          You should carefully consider the following risk factors prior to any purchase of the notes or certificates.

LIMITED LIQUIDITY MAY RESULT     There will be no market for the notes or
IN DELAYS IN YOUR ABILITY TO     certificates, as applicable, of any series
SELL SECURITIES OR LOWER         prior to their issuance, and there can be no
RETURNS.......................   assurance that a secondary market will develop.
                                 If a secondary market does develop, there can
                                 be no assurance that it will provide holders
                                 with liquidity of investment or that the market
                                 will continue for the life of the notes or
                                 certificates, as applicable, of the related
                                 series. Credit Suisse First Boston LLC
                                 presently expects to make a secondary market in
                                 the notes or certificates, as applicable, but
                                 has no obligation to do so. Absent a secondary
                                 market for the notes or certificates, as
                                 applicable, you may experience a delay if you
                                 choose to sell your notes or certificates, as
                                 applicable, or the price you receive may be
                                 less than you would receive for a comparable
                                 liquid security.

LIMITED ASSETS FOR PAYMENTS -    The depositor does not have, nor is it expected
NO RECOURSE TO DEPOSITOR,        to have, any significant assets. The notes or
UNAFFILIATED SELLER, MASTER      certificates, as applicable, of a series will
SERVICER OR SERVICER..........   be payable solely from the assets of the trust
                                 fund for that series. Except for any related
                                 insurance policies or credit support, there
                                 will be no recourse to the depositor or any
                                 other person for any default on the notes or
                                 any failure to receive distributions on the
                                 certificates with respect to any series.
                                 Consequently, holders of notes or certificates,
                                 as applicable, of each series must rely solely
                                 upon payments with respect to the assets
                                 constituting the trust fund for a series of
                                 notes or certificates, as applicable,
                                 including, if applicable, any amounts available
                                 pursuant to any enhancement for that series,
                                 for the payment of principal of and interest on
                                 the notes or certificates, as applicable, of
                                 that series.

                                 The only obligations, if any, of the depositor
                                 with respect to the notes or certificates, as
                                 applicable, of any series will be with respect
                                 to its breach of specific representations and
                                 warranties. The depositor does not have, and is
                                 not expected in the future to have, any
                                 significant assets with which to

                                        1

                                 meet any obligation to repurchase assets with
                                 respect to which there has been a breach of any
                                 representation or warranty. If, for example,
                                 the depositor were required to repurchase a
                                 mortgage loan, its only sources of funds to
                                 make the repurchase would be from funds
                                 obtained from the enforcement of a
                                 corresponding obligation, if any, on the part
                                 of the originator of the mortgage loan, the
                                 master servicer, the servicer or the
                                 unaffiliated seller, as the case may be, or
                                 from a reserve fund established to provide
                                 funds for repurchases. If the depositor does
                                 not have sufficient assets and no other party
                                 is obligated to repurchase defective assets,
                                 you may experience a loss.

LIMITS ON ENHANCEMENT MAY        Although we intend the enhancement for the
RESULT IN LOSSES TO YOU.......   notes or certificates, as applicable, to reduce
                                 the risk of delinquent payments or losses to
                                 holders of a series of notes or certificates,
                                 as applicable, entitled to the benefit of the
                                 notes or certificates, the amount of the
                                 enhancement will be limited, as set forth in
                                 the related prospectus supplement. In addition,
                                 the amount available will decline and could be
                                 depleted prior to the payment in full of the
                                 related series of notes or certificates, as
                                 applicable, and losses on the primary assets
                                 could result in losses to holders of those
                                 notes or certificates, as applicable.

DECREASE IN VALUE OF MORTGAGED   There are several factors that could adversely
PROPERTY--RISK OF LOSS........   affect the value of mortgaged properties and
                                 cause the outstanding balance of the related
                                 mortgage loan, contract, loan secured by a
                                 mortgage loan or contract or of an underlying
                                 loan relating to the private securities,
                                 together with any senior financing, to equal or
                                 exceed the value of the mortgaged properties.
                                 Among the factors that could adversely affect
                                 the value of the mortgaged properties are

                                 o    an overall decline in the residential real
                                      estate market in the areas in which the
                                      mortgaged properties are located;

                                 o    a decline in the general condition of the
                                      mortgaged properties as a result of
                                      failure of borrowers to maintain
                                      adequately the mortgaged properties; or

                                 o    natural disasters that are not necessarily
                                      covered by insurance, including
                                      earthquakes and floods.

                                        2

                                 Any decline in the value of a mortgaged
                                 property could extinguish the value of a junior
                                 interest in that mortgaged property before
                                 having any effect on the related senior
                                 interest. If a decline in the value of the
                                 related mortgaged properties occurs, the actual
                                 rates of delinquencies, foreclosure and losses
                                 on the mortgage loans could be higher than
                                 those currently experienced in the mortgage
                                 lending industry in general and you could
                                 suffer a loss.

TIMING AND RATE OF PREPAYMENTS   The yield to maturity experienced by a holder
MAY RESULT IN LOWER YIELD.....   of notes or certificates, as applicable, may be
                                 affected by the rate and timing of payments of
                                 principal of the mortgage loans, contracts,
                                 loans secured by mortgage loans or contracts or
                                 of the underlying loans relating to the private
                                 securities. The rate and timing of principal
                                 payments of the notes or certificates, as
                                 applicable, of a series will be affected by a
                                 number of factors, including the following:

                                 o    the extent of prepayments, which may be
                                      influenced by a variety of factors,

                                 o    the manner of allocating principal
                                      payments among the classes of notes or
                                      certificates, as applicable, of a series
                                      as specified in the related prospectus
                                      supplement, and

                                 o    the exercise of any right of optional
                                      termination.

                                 Prepayments may also result from repurchases of
                                 mortgage loans or underlying loans, as
                                 applicable, due to material breaches of the
                                 unaffiliated seller's or the depositor's
                                 representations or warranties.

                                 Interest payable on the notes or certificates,
                                 as applicable, of a series on a distribution
                                 date will include all interest accrued during
                                 the period specified in the related prospectus
                                 supplement. In the event interest accrues
                                 during the calendar month prior to a
                                 distribution date, the effective yield to
                                 holders will be reduced from the yield that
                                 would otherwise be obtainable if interest
                                 payable on the security were to accrue through
                                 the day immediately preceding each distribution
                                 date, and the effective yield at par to holders
                                 will be less than the indicated coupon rate.

RISKS OF SUBORDINATED            To the extent specified in the applicable
SECURITIES....................   prospectus supplement, distributions of
                                 interest on and

                                        3

                                 principal of one or more classes of notes or
                                 certificates, as applicable, of a series may be
                                 subordinated in priority of payment to interest
                                 and principal due on one or more other classes
                                 of notes or certificates, as applicable, of the
                                 related series. Any subordinated securities
                                 will be affected to a greater degree by any
                                 losses on the mortgage loans, contracts, loans
                                 secured by mortgage loans or contracts or of
                                 the underlying loans relating to the private
                                 securities.

BOOK-ENTRY                       Issuance of the notes or certificates, as
REGISTRATION--BENEFICIAL         applicable, in book-entry form may reduce the
OWNERS NOT RECOGNIZED BY         liquidity of these notes or certificates, as
TRUST.........................   applicable, in the secondary trading market
                                 since investors may be unwilling to purchase
                                 notes or certificates, as applicable, for which
                                 they cannot obtain physical certificates. Since
                                 transactions in the notes or certificates, as
                                 applicable, can be effected only through The
                                 Depository Trust Company and any other entities
                                 set forth in the related prospectus supplement,
                                 your ability to pledge a security to persons or
                                 entities that do not participate in The
                                 Depository Trust Company or any other entities
                                 or otherwise to take actions in respect of the
                                 related notes or certificates, as applicable,
                                 may be limited due to lack of a physical
                                 certificate representing the notes or
                                 certificates, as applicable.

                                 You may experience some delay in the receipt of
                                 distributions of interest and principal on the
                                 notes or certificates, as applicable, since the
                                 distributions will be forwarded by the trustee
                                 to The Depository Trust Company and The
                                 Depository Trust Company will credit the
                                 distributions to the accounts of its
                                 participants which will then credit them to
                                 your account either directly or indirectly
                                 through indirect participants.

                                        4

                                 THE TRUST FUND

          The Depositor may offer from time to time the ABS Mortgage and
Manufactured Housing Contract Asset-Backed Certificates (the "Certificates") or
the ABS Mortgage and Manufactured Housing Contract Asset-Backed Notes (the
"Notes" and, together with the Certificates, the "Securities") offered by this prospectus and by the related prospectus supplements which may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the related prospectus supplement. Each Series of Notes or Certificates, as applicable, may include one or more separate classes (each, a "Class") of Notes and/or
Certificates, which may be divided into one or more subclasses (each, a
"Subclass"). The Certificates will be issued by the issuing entity which is a trust (the "Trust") to be formed by the Depositor with respect to a Series pursuant to either a Trust Agreement (each, a "Trust Agreement") to be entered into between the Depositor and the trustee specified in the related prospectus supplement (the "Trustee") or a Pooling and Servicing Agreement (each, a
"Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture (each, an "Indenture") to be entered into between any of (1) the Trust or (2) a partnership, corporation, limited liability company or other entity formed by the Depositor solely for the purpose of issuing Notes of a related Series and incidental matters, as issuer (the
"Issuer"), and the indenture trustee specified in the related prospectus supplement (the "Indenture Trustee"). The related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement (the "Sale and
Servicing Agreement") among the Depositor, the Master Servicer and the Indenture
Trustee. The Certificates represent interests in specified percentages of principal and interest (a "Percentage Interest") with respect to the related
Mortgage Pool, Warehouse Loan Pool or Contract Pool, or have been assigned a
Stated Principal Balance and an Interest Rate, as more fully set forth in this prospectus, and will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in one of a number of Trusts, each to be created by the Depositor from time to time. If a
Series of Securities includes Notes, the Notes will represent indebtedness of the related Trust Fund. The trust property of each Trust (the "Trust Fund") will consist of the assets described below.

          Ownership of the Mortgage, Warehouse Loan or Contract Pool or Pools
included in the Trust Fund for a Series of Certificates may consist of one or more Subclasses, as specified in the prospectus supplement for the Series. Each
Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in one or more
Mortgage Pools containing one or more Mortgage Loans or Mortgage Certificates,
Warehouse Loan Pools or Contract Pools containing Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the "Cut-off Date"), unless otherwise specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in the prospectus supplement in the payments of principal of and interest on the Mortgage Loans or Mortgage Certificates in the related Mortgage Pool or Pools, Warehouse Loans in the related Warehouse
Loan Pool or Pools or on the Contracts in the related Contract Pool or Pools (a
"Percentage Interest").

          To the extent specified in the related prospectus supplement, each
Mortgage Pool, Warehouse Loan Pool or Contract Pool with respect to a Series will be covered by one or more

                                        5

irrevocable letters of credit (a "Letter of Credit"), a policy of mortgage pool insurance (a "Pool Insurance Policy"), a bond or similar form of insurance coverage against particular losses in the event of the bankruptcy of a Mortgagor
(a "Mortgagor Bankruptcy Bond"), an insurance policy (the "Special Hazard
Insurance Policy") covering losses that result from other physical risks that are not otherwise insured against, including earthquakes and mudflows, by the subordination of the rights of the holders of the one or more subordinate
Classes or Subclasses (the "Subordinate Notes" or the "Subordinate
Certificates," and collectively, the "Subordinate Securities") to the rights of the holders of one or more senior Classes or Subclasses (the "Senior Notes" or the "Senior Certificates," and collectively, the "Senior Securities") to the extent specified in the related prospectus supplement (the "Subordinated Amount"
which, if so specified in the related prospectus supplement, may include
Subordinate Notes or Subordinate Certificates, as applicable, of one or more
Class or Subclass (a "Subordinated Class" or "Subordinated Subclass,"
respectively) and the establishment of a reserve fund (a "Reserve Fund"), by the right of one or more Classes or Subclasses of Notes or Certificates, as applicable, to receive a disproportionate amount of particular distributions of principal, by an insurance policy (the "Security Guarantee Insurance") issued by one or more insurance companies, a guarantee, that is registered or exempt from registration, or a surety bond acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series or by any combination of the foregoing. See "Description of Insurance" and "Credit Support."

          In the event that Mortgage Loans are added to or deleted from the
Mortgage Pool after the date of the related prospectus supplement but on or before the date of issuance of the Notes or the Certificates, if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised information will be provided either in a supplement or in a
Current Report on Form 10-D or 8-K filed with the Commission.

          THE MORTGAGE POOLS

          If so specified in the prospectus supplement with respect to a Series, the Trust Fund for each Series may include

1.   one or more pools ("Mortgage Pools") containing

     o    conventional one-to four-family residential, first and/or second mortgage loans,

     o    closed-end loans (the "Closed-End Loans") and/or revolving home equity loans or specific balances of those loans (the "Revolving Credit Line
          Loans" and, together with the Closed-End Loans, the "Home Equity
          Loans") secured by mortgages or deeds of trust on residential one-to-four family properties, including townhouses and individual units in condominiums and planned unit developments,

     o    loans ("Cooperative Loans") made to finance the purchase of particular rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the
          "Cooperative") and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a "Cooperative Dwelling" and, together with one- to four-family residential properties, "Single Family Property"),

                                        6

     o    mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily Property"); provided that no more than 5% of the principal balance of loans in a Mortgage
          Pool may consist of loans backed by Multifamily Property,

     o    mortgage participation securities evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Notes or
          Certificates, as applicable, (collectively, the "Rating Agency") in one of the four highest rating categories of each Rating Agency (all the loans described above and participation certificates being referred to collectively in this prospectus as the "Mortgage Loans"), acceptable to the nationally recognized Rating Agency rating the Notes or Certificates, as applicable, of the Series for a rating in one of the four highest rating categories of the Rating Agency; or

     o    conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates"), in each case together with specific and related property issued by one or more trusts established by one or more private entities,

2.   one or more Contract Pools containing Contracts or participation Notes or
     Certificates, as applicable, representing participation interests in the
     Contracts purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

3.   one or more Warehouse Loan Pools containing Warehouse Loans or participation Securities representing participation interests in the
     Warehouse Loans purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

          A Mortgage Pool may include Mortgage Loans insured by the FHA ("FHA
Loans") and/or Mortgage Loans partially guaranteed by the Veterans
Administration (the "VA", and mortgage loans are referred to in this prospectus as "VA Loans"). All Mortgage Loans will be evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Notes") secured by first mortgages or first or second deeds of trust or other similar security instruments creating a first lien or second lien, as applicable, on the Mortgaged Properties. Single
Family Property and Multifamily Property will consist of single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, townhouses, planned unit developments, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations and the other types of homes or units as are set forth in the related prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, each detached or attached home or multifamily property will be constructed on land owned in fee simple by the borrower (the "Mortgagor"). or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes, multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common. Multifamily Property may include mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Mortgage Loans secured by
Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow

                                        7

guarantees relating to the Mortgaged Properties to the extent specified in the related prospectus supplement.

          Unless otherwise specified below or in the applicable prospectus supplement, each Mortgage Loan in a Mortgage Pool will

o    have an individual principal balance at origination of not less than
     $25,000 nor more than $500,000,

o    have monthly payments due on the first day of each month (the "Due Date"),

o    be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and

o    consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan.

          Unless otherwise specified in the related prospectus supplement, the
Loan-to-Value Ratio of the Mortgage Loans at origination will not exceed the percentages set forth below.

o    95% on any Mortgage Loan with an original principal balance of $150,000 or less,

o    90% on any Mortgage Loan with an original principal balance of $150,001 through $200,000,

o    85% on any Mortgage Loan with an original principal balance of $200,001 through $300,000, and

o    80% on any Mortgage Loan with an original principal balance exceeding
     $300,000.

          If so specified in the related prospectus supplement, a Mortgage Pool may include fully amortizing, adjustable rate Mortgage Loans ("ARM Loans") with, unless otherwise specified in the related prospectus supplement, 30-year terms at origination and mortgage interest rates adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in the related prospectus supplement, subject to any applicable restrictions on adjustments.
The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable prospectus supplement.

          Unless otherwise specified in the applicable prospectus supplement, no
Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance. Except as otherwise provided in the related prospectus supplement, the Loan-to-Value Ratio will be the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (1) the appraised value determined in an appraisal obtained by the originator and (2) the sales price for the property
(the "Original Value"). Unless otherwise specified in the related prospectus supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property, other than Multifamily Property, no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio, taking into account any secondary financing, may not exceed 80% and the original principal balance may not exceed $250,000.

                                        8

          If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating interest rates (the "Mortgage
Rates"). These Mortgage Loan may provide that on the day on which the Mortgage
Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the
Mortgage Loan with level monthly payments of principal and interest at the new
Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the
Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal of the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See
"Maturity, Prepayment and Yield Considerations." In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on the Mortgage Loan, the excess (the
"Deferred Interest") will be added to the principal balance of the Mortgage
Loan, unless otherwise paid by the Mortgagor, and will bear interest at the
Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred
Interest on any Mortgage Loan may be subject to limitations, as described in the related prospectus supplement.

          If so specified in the prospectus supplement for the related Series, the Mortgage Rate on some of the ARM Loans will be convertible from an adjustable rate to a fixed rate at the option of the Mortgagor under some circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement will provide that the Unaffiliated Seller from which convertible
ARM Loans were acquired will be obligated to repurchase from the Trust Fund any
ARM Loan as to which the conversion option has been exercised (a "Converted
Mortgage Loan"), at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the Securityholders on the
Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase
Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

          If provided for in the applicable prospectus supplement, a Mortgage
Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the
Servicer or another source and placed in a custodial account (the "Buy-Down
Fund") by the Servicer, or if so specified in the related prospectus supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See "Description of the
Securities--Payments on Mortgage Loans." Buy-Down Loans included in a Mortgage
Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of the Mortgage Loans.

          If provided for in the applicable prospectus supplement, a Mortgage
Pool may contain Mortgage Loans pursuant to which the monthly payments by the
Mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable on the Mortgage Note, with the interest not so paid added to the outstanding principal balance of the
Mortgage Loan ("GPM Loans"). If so specified in the related prospectus supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or

                                        9

another source and delivered to the Trustee (the "GPM Fund"). In lieu of a cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

          If provided for in the applicable prospectus supplement, a Mortgage
Pool may contain Mortgage Loans which are Home Equity Loans pursuant to which the full principal amount of the Mortgage Loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity.
Interest on each Home Equity Loan may be calculated on the basis of the outstanding principal balance of the loan multiplied by the Mortgage Rate on each Home Equity Loan and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Under some circumstances, under a Home
Equity Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. Generally, an interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

          FHA Loans will be insured by the Federal Housing Administration (the
"FHA") as authorized under the National Housing Act, as amended, and the United
States Housing Act of 1937, as amended. FHA loans will be insured under various
FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance particular multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA
Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of FHA Loan.

          VA Loans will be partially guaranteed by the VA under the Servicemen's
Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The
Servicemen's Readjustment Act permits a veteran, or in some instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for the VA Loan. The maximum guarantee that may be issued by VA under this program is

o    50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less,

o    the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000,

o    and the lesser of $46,000 and 25% of the principal amount of the Mortgage
     Loan if the principal amount of the Mortgage Loan is greater than $144,000.

          Unless otherwise specified in the related prospectus supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional

                                       10

periods, is computed and payable monthly on the average daily outstanding principal balance of the Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. To the extent and accordingly under the terms provided in the related prospectus supplement, the Trust Fund may include amounts borrowed under a Revolving Credit Line Loan after the
Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal, or substantially equal, installments of an amount to fully amortize the Loan at its stated maturity.
Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under some circumstances, under either a Revolving Credit Line Loan or a Closed-End
Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

          The prospectus supplement, or, if information is not available in advance of the date of the related prospectus supplement, a Current Report on
Form 8-K to be filed with the Commission, for each Series of Notes or
Certificates, as applicable, the Trust Fund with respect to which contains
Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to

o    the aggregate principal balance of the Mortgage Loans as of the applicable
     Cut-off Date,

o    the type of Mortgaged Properties securing the Mortgage Loans,

o    the original terms to maturity of the Mortgage Loans,

o    the largest in principal balance of the Mortgage Loans,

o    the earliest origination date and latest maturity date of the Mortgage
     Loans,

o    the aggregate principal balance of Mortgage Loans having Loan-to-Value
     Ratios at origination exceeding 80%,

o    the interest rate or range of interest rates borne by the Mortgage Loans,

o    the average outstanding principal balance of the Mortgage Loans,

o    the geographical distribution of the Mortgage Loans,

o    the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

o    with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of ARM Loans, and

o    with respect to Mortgage Loans secured by Multifamily Property or the other
     Mortgage Loans as are specified in the prospectus supplement, whether the
     Mortgage Loan provides for an interest only period and whether the principal amount of the Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

          No assurance can be given that values of the Mortgaged Properties in a
Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If

                                       11

the real estate market should experience an overall decline in property values causing the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool to become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to
Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See
"Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans."
To the extent that any of these losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the Notes or Certificates, as applicable, of the Series evidencing interests in, or secured by, the Mortgage Pool.

          Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, including rent control laws, which impact the future cash flow of the property.
Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

          The Depositor will cause the Mortgage Loans constituting each Mortgage
Pool to be assigned to the Trustee named in the applicable prospectus supplement, for the benefit of the holders of the Certificates of the related
Series (the "Certificateholders") and, if a Series of Securities includes Notes, the Depositor will cause the Mortgage Loans constituting the Mortgage Pool to be pledged to the Indenture Trustee, for the benefit of the holders of the Notes of the related Series (the "Noteholders" and, together with the Certificateholders, the "Securityholders"). The Master Servicer, if any, named in the related prospectus supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a "Servicer"), pursuant to a Pooling and Servicing Agreement or a Sale and Servicing Agreement,
as described in this prospectus, and will receive a fee as compensation. See
"--Mortgage Loan Program" and "Description of the Securities." As used in this prospectus, "Agreement" means, with respect to a Series that only includes
Certificates, the Pooling and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and
Servicing Agreement, as the context requires. Unless otherwise specified in the applicable prospectus supplement, with respect to those Mortgage Loans serviced by a Servicer, the Servicer will be required to service the related Mortgage
Loans in accordance with the Pooling and Servicing Agreement, Sale and Servicing
Agreement or Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (each, a "Servicing Agreement"), as applicable, and will receive as compensation, the fee specified in the related Servicing Agreement; however, any Master Servicer will remain liable for its servicing obligations under the applicable Agreement as if the Master Servicer alone were servicing the Mortgage
Loans.

                                       12

          The Depositor will make representations and warranties regarding the
Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities--Assignment of Mortgage
Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the
Servicing Agreement, including its obligation to enforce particular types of purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described in this prospectus under "--Mortgage Loan Program" and
"--Representations by Unaffiliated Sellers; Repurchases" and "Description of the
Securities--Assignment of Mortgage Loans" and "--Servicing by Unaffiliated
Sellers", and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of the Mortgage Loans, in amounts described in this prospectus under "Description of the Securities--Advances." Unless otherwise specified in the related prospectus supplement, Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool
Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or
other policy of insurance, from amounts in the Reserve Fund or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See "Description of the Securities--Advances," "Credit Support"
and "Description of Insurance."

          MORTGAGE LOAN PROGRAM

          The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates or by the Trust formed by the Depositor, from one or more affiliates or from sellers unaffiliated with the Depositor
("Unaffiliated Sellers"). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise described in a related prospectus supplement.

          UNDERWRITING STANDARDS

          Except in the case of particular Mortgage Loans originated by
Unaffiliated Sellers in accordance with their own underwriting criteria ("Closed
Loans") or other standards as may be described in the applicable prospectus supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. See "--Closed Loan Program" below for a description of underwriting standards applicable to Closed Loans. Unaffiliated
Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or other standards as may be described in the applicable prospectus supplement. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

          The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with the regulations and guidelines of both the Federal Home Loan Mortgage Corporation
("FHLMC"), a corporate instrumentality of the United States created under Title
III of the Emergency Home Finance Act of 1970, as amended, and the Federal
National Mortgage Association ("FNMA"), a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage
Association Charter Act (12 U.S.C. Section 1716 et seq.), except that some
Mortgage Loans may have higher loan amount and qualifying ratios, as well as applicable federal and state laws and regulations. The credit approval process for

                                       13

Cooperative Loans follows a procedure that generally complies with applicable
FNMA regulations and guidelines, except for the loan amounts and qualifying ratios, and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the "Originator") generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer in which the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue the employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In some circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of particular Mortgage Loans.

          Unless otherwise specified in the applicable prospectus supplement, an appraisal generally will be required to be made on each residence to be financed. The appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for any liens and judgments.

          Based on the data provided, particular verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence, including property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Except as may be provided in the related prospectus supplement, each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, or car payments, would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

          The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance. Some of the types of Mortgage

                                       14

Loans that may be included in the Mortgage Pools or Trust Funds may involve additional uncertainties not present in traditional types of loans. For example,
Buy-Down Loans and GPM Loans provide for escalating or variable payments by the
Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as the payments increase.

          To the extent specified in the related prospectus supplement, the
Depositor may purchase or cause the Trust to purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus.
For instance, Mortgage Loans may be underwritten under a "limited documentation"
program if so specified in the related prospectus supplement. For limited documentation Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Mortgage
Loans may be underwritten primarily on the basis of an appraisal of the
Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at
origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related prospectus supplement, the originator may forego some aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

          The underwriting standards for Mortgage Loans secured by Multifamily
Property will be described in the related prospectus supplement.

          QUALIFICATIONS OF UNAFFILIATED SELLERS

          Unless otherwise specified in the applicable prospectus supplement with respect to an Unaffiliated Seller of Closed Loans secured by residential properties, each Unaffiliated Seller must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans. In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of other criteria.

          REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

          Unless otherwise specified in the related prospectus supplement, each
Unaffiliated Seller, or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement, will have made representations and warranties in respect of the Mortgage Loans sold by the Unaffiliated Seller to the Depositor. These representations and warranties will generally include, among other things:

o    with respect to each Mortgaged Property, that title insurance, or in the case of Mortgaged Properties located in areas where policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each
     Mortgage Loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated
     Seller;

o    that the Unaffiliated Seller had good and marketable title to each Mortgage
     Loan it sold;

                                       15

o    with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property, subject only to permissible title insurance exceptions;

o    that there were no delinquent tax or assessment liens against the Mortgaged
     Property; and

o    that each Mortgage Loan was current as to all required payments, unless otherwise specified in the related prospectus supplement.

          With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (1) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the
Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject, and (2) the related cooperative apartment was free from damage and was in good repair.

          All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which the related Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between the date of sale and the date of initial issuance of the Series of Notes or Certificates, as applicable, evidencing an interest in, or secured by, the related Mortgage Loan.
Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an
Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the
Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any
Mortgage Loan in the Trust Fund for any Series of Notes or Certificates, as
applicable, if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of the related Mortgage Loan as of the related Cut-off Date.

          The only representations and warranties to be made for the benefit of holders of Notes or Certificates, as applicable, of a Series in respect of any
Mortgage Loan relating to the period commencing on the date of sale of the
Mortgage Loan to the Depositor or its affiliates will be limited representations of the Depositor and of the Master Servicer described below under "Description of the Securities--Assignment of Mortgage Loans." If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, the representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

          Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders of the related Series, the related Unaffiliated Seller or the Servicer of the Mortgage Loan will be obligated to repurchase the Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance of the Mortgage Loan at the date of repurchase or, in the case of a Series of Notes or Certificates, as applicable, as to which the
Depositor has elected to treat the related Trust Fund as one or more real estate mortgage investment conduits (each, a "REMIC"), at that price or such other price as may be indicated in the related prospectus supplement, in each case

                                       16

together with accrued interest at the Mortgage Rate for the related Mortgage
Loan to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the
Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Mortgage Loan. Unless otherwise specified in the applicable prospectus supplement, and subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for some of the Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders of the related Series for a breach of representation or warranty by an Unaffiliated Seller.

          The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage
Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under "Description of the
Securities--Assignment of Mortgage Loans."

          CLOSED LOAN PROGRAM

          The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor. Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 11 or fewer monthly payments have been received will be further subject to the Depositor's customary underwriting standards. Unless otherwise specified in the applicable prospectus supplement,
Closed Loans for which 12 to 60 monthly payments have been received will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program. In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor. Unless otherwise specified in the applicable prospectus supplement, the Depositor will not purchase for inclusion in a
Mortgage Pool a Closed Loan for which

          (1)  more than two monthly payments were over 30 days delinquent,

          (2)  one payment was over 60 days delinquent, or

          (3)  more than 60 monthly payments were received.

          MORTGAGE CERTIFICATES

          If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates")
issued by one or more trusts established by one or more private entities and evidencing, unless otherwise specified in the related prospectus supplement, the entire interest in a pool of mortgage loans. A description of the mortgage loans and/or manufactured housing contracts underlying the Mortgage Certificates, the related pooling and servicing arrangements and the

                                       17

insurance arrangements in respect of the mortgage loans will be set forth in the applicable prospectus supplement or in the Current Report on Form 8-K referred to below. That prospectus supplement, or, if the applicable information is not available in advance of the date of the prospectus supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Notes or Certificates, as applicable, of the related Series, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the
Mortgage Certificates and the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with some additional information with respect to the Mortgage
Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Notes or Certificates, as applicable, is conditioned upon their characteristics being in form and substance satisfactory to the Rating
Agency rating the related Series of Notes or Certificates, as applicable.
Mortgage Certificates, together with the Mortgage Loans, Warehouse Loans and
Contracts, are referred to in this prospectus as the "Trust Assets."

          THE CONTRACT POOLS

          If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of manufactured housing installment or conditional sales contracts and installment loan agreements (the
"Contracts") or participation certificates representing participation interests in the Contracts and related property (the "Contract Pool") conveyed to the
Trust by the Depositor, evidencing interests in manufactured housing installment or conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a new or used unit of manufactured housing (a "Manufactured
Home"). Unless otherwise specified in the related prospectus supplement, the
Contracts will be fully amortizing and will bear interest at the fixed annual percentage rates ("APRs") specified in the related prospectus supplement.

          The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban
Development and complies with the standards established under [this] chapter."

          The Depositor will cause the Contracts constituting each Contract Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders. The Master
Servicer specified in the related prospectus supplement will service the
Contracts, either by itself or through other Servicers, pursuant to the
Agreement. See "Description of the Securities--Servicing by Unaffiliated
Sellers." With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its

                                       18

servicing obligations under the Agreement as if the Master Servicer alone were servicing the Contracts. The Contract documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian
(the "Custodian") appointed pursuant to the related Pooling and Servicing
Agreement or a Custodial Agreement (the "Custodial Agreement") among the
Depositor, the Trustee and the Custodian.

          Unless otherwise specified in the related prospectus supplement, each registered holder of a Security will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related prospectus supplement, of all or a portion of principal of the underlying
Contracts or interest on the principal balance of the Security at the Interest
Rate, or both. See "Description of the Securities--Payments on Contracts."

          Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on
Form 8-K to be filed with the Commission, will specify, for the Contracts contained in the related Contract Pool, among other things:

o    the dates of origination of the Contracts;

o    the weighted average APR on the Contracts;

o    the range of outstanding principal balances as of the Cut-off Date;

o    the average outstanding principal balance of the Contracts as of the
     Cut-off Date;

o    the weighted average term to maturity as of the Cut-off Date; and

o    the range of original maturities of the Contracts.

          With respect to the Contracts included in the Contract Pool, the
Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Contracts and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Contract. In addition, the Master Servicer or the
Unaffiliated Seller of the Contracts will represent and warrant that, as of the
Cut-off Date, unless otherwise specified in the related prospectus supplement, no Contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Contract, the Master
Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the
Contract or, if so specified in the related prospectus supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or
another party.

          If so specified in the related prospectus supplement, in addition to making particular representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the
Master Servicer will make other representations and warranties, except to the extent that another party specified in the prospectus supplement makes any representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See
"Description of Insurance" for information regarding the extent of coverage under the insurance policies. Upon a breach of the insurability

                                       19

representation that materially and adversely affects the interests of the
Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or
any other party, as appropriate, will be obligated either to cure the breach in all material respects or, unless otherwise specified in the related prospectus supplement, to purchase the Contract at a price equal to the principal balance of the Contract as of the date of purchase plus accrued interest at the related
Pass-Through Rate to the first day of the month following the month of purchase.
The Master Servicer, if required by the Rating Agency rating the Notes or
Certificates, as applicable, will procure a surety bond, guaranty, letter of credit or other instrument (the "Performance Bond") acceptable to the Rating
Agency to support this purchase obligation. See "Credit Support--Performance
Bond." The purchase obligation will constitute the sole remedy available to the
Securityholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

          If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Contract from the
Trust Fund (each, a "Deleted Contract"), rather than repurchase the Contract as provided above, and substitute in its place another Contract (each, a
"Substitute Contract"). Any Substitute Contract, on the date of substitution, will

o    have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract, the amount of any shortfall to be distributed to Securityholders in the month of substitution,

o    have an APR not less than, and not more than 1% greater than, the APR of the Deleted Contract,

o    have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Contract, and

o    comply with all the representations and warranties set forth in the
     Agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

          UNDERWRITING POLICIES

          Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the related prospectus supplement. Except as described below or in the related prospectus supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

          With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the
Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured
Home. Unless otherwise specified in the related prospectus supplement, the
"Contract Loan-to-Value

                                       20

Ratio" will be equal to the original principal amount of the Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured
Home.

          THE FINANCING LOAN POOLS

          If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of loans made to finance the origination of Home Equity Loans or Contracts (the "Warehouse Loans") and
secured by Home Equity Loans or Contracts or participation certificates representing participation interests in the Warehouse Loans and related property
(the "Warehouse Loan Pool") conveyed to the Trust by the Depositor, evidencing interests in Warehouse Loans originated in the ordinary course of business and purchased by the Depositor. Unless otherwise specified in the related prospectus supplement, the Warehouse Loans will be fully amortizing and will bear interest at the interest rates specified in the related prospectus supplement.

          The Depositor will cause the Warehouse Loans constituting each
Warehouse Loan Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related
Securityholders. The Master Servicer specified in the related prospectus supplement will service the Warehouse Loans, either by itself or through other
Servicers, pursuant to the Agreement. See "Description of the
Securities--Servicing by Unaffiliated Sellers." With respect to those Warehouse
Loans serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the
Master Servicer alone were servicing the Warehouse Loans. The Warehouse Loan documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian appointed pursuant to the related
Pooling and Servicing Agreement or a Custodial Agreement.

          Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on
Form 8-K to be filed with the Commission, will specify, for the Warehouse Loans contained in the related Warehouse Loan Pool, among other things:

o    the dates of origination of the Warehouse Loans;

o    the weighted average APR on the Warehouse Loans;

o    the range of outstanding principal balances as of the Cut-off Date;

o    the average outstanding principal balance of the Warehouse Loans as of the
     Cut-off Date;

o    the weighted average term to maturity as of the Cut-off Date; and

o    the range of original maturities of the Warehouse Loans.

          With respect to the Warehouse Loans included in the Warehouse Loan
Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Warehouse Loans and as to the accuracy in all material respects of information furnished to the
Trustee in respect of each Warehouse Loan. In addition, the Master Servicer or the Unaffiliated Seller of the Warehouse Loans will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Warehouse Loan was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that

                                       21

materially and adversely affects the interest of the related Securityholders in a Warehouse Loan, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Warehouse Loan or, if so specified in the related prospectus supplement, to substitute another Warehouse Loan. This repurchase or substitution obligation constitutes the sole remedy available to the
Securityholders or the Trustee for a breach of a representation by the Master
Servicer, the Unaffiliated Seller or another party.

          If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Warehouse Loan within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Warehouse Loan from the Trust Fund (each, a "Deleted Warehouse Loan"), rather than repurchase the
Warehouse Loan as provided above, and substitute in its place another Warehouse
Loan (each, a "Substitute Warehouse Loan"). Any Substitute Warehouse Loan, on
the date of substitution, will

o    have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Warehouse Loan, the amount of any shortfall to be distributed to Securityholders in the month of substitution,

o    have an APR not less than, and not more than 1% greater than, the APR of the Deleted Warehouse Loan,

o    have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Warehouse Loan, and

o    comply with all the representations and warranties set forth in the
     Agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

          UNDERWRITING POLICIES

          Warehouse Loans will comply with the underwriting policies of the
Originator or Unaffiliated Seller of the Warehouse Loans described in the related prospectus supplement. Except as described below or in the related prospectus supplement.

                             STATIC POOL INFORMATION

          For each Mortgage Pool, Contract Pool, Warehouse Loan Pool and pool of
Mortgage Certificates, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

          With respect to each Series of Notes and Certificates, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                                       22

                                  THE DEPOSITOR

          Asset Backed Securities Corporation (the "Depositor"), incorporated in the State of Delaware on December 31, 1985, an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc., will act as the depositor for the trust with respect to each Series of Notes and Certificates. Credit Suisse Securities
(USA) LLC (formerly known as Credit Suisse First Boston LLC), which may act as an underwriter in offerings made by this prospectus, as described in "Plan of
Distribution" below, is also a wholly owned subsidiary of Credit Suisse First
Boston, Inc. The principal executive offices of the Depositor are located at
Eleven Madison Avenue, New York, NY 10010. Its telephone number is (212)
325-2000. The Depositor will establish the trust and will be the party that deposits, sells or otherwise conveys the Trust Assets to the trust.

          The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to trusts. Neither the Depositor, its parent, nor any of the Depositor's affiliates will ensure or guarantee distributions on the
Notes or Certificates, as applicable, of any Series.

          Trust Assets will be acquired by the Depositor directly or through one or more affiliates in privately negotiated transactions.

          The certificate of incorporation of the depositor provides that the
Depositor may not conduct any activities other than those related to issuing and selling one or more series of securities, acquiring and selling loans and mortgage-backed securities, serving as depositor of the trusts and engaging in activities incidental to the foregoing.

          The Depositor will have limited obligations with respect to a Series of Notes or Certificates. The Depositor will obtain representations and warranties from the originators, sponsor or other sellers regarding the assets included in the related trust fund. The Depositor will also assign to the trustee for the related series the Depositor's rights with respect to those representations and warranties. See "The Trust Fund--Representations by
Unaffiliated Sellers; Repurchases." In addition, after the issuance of a Series of Notes or Certificates, the Depositor may have limited obligations with respect to that Series which may include making filings necessary to maintain the perfected status of a trustee's security interest or lien on the related assets, appointing a successor master servicer, securities administrator or other transaction participant that resigns or is otherwise removed, preparation of any reports filed under the Securities Exchange Act of 1934 (the "Exchange
Act") and providing notices and other information to certain parties under the operative agreements.

          The Depositor does not have, nor is it expected in the future to have, any significant assets. Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the securities of any
Series of Notes or Certificates.

                                 USE OF PROCEEDS

          Except as otherwise provided in the related prospectus supplement, the
Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve
Funds or Pre-

                                       23

Funding Accounts, if any, or any other account described in the related prospectus supplement for the Series and to pay costs of structuring and issuing the Notes or Certificates, including the costs of obtaining any credit enhancement, as applicable. If so specified in the related prospectus supplement, Notes or Certificates, as applicable, may be exchanged by the
Depositor for Trust Assets. Unless otherwise specified in the related prospectus supplement, the Trust Assets for each Series of Notes or Certificates, as applicable, will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired Trust Assets from time to time either in the open market or in privately negotiated transactions.

          The Depositor expects to sell Notes and Certificates in Series from time to time, but the timing and amount of offerings will depend on a number of factors, including the volume of Trust Assets acquired by the Depositor, prevailing interest rates, availability of the funds and general market conditions.

                                   THE SPONSOR

          Unless otherwise specified in the prospectus supplement, DLJ Mortgage
Capital, Inc., a Delaware corporation ("DLJMC"), will act as sponsor of the trust fund (the "Sponsor"). Any other entity that acts as sponsor instead of
DLJMC will be described in the related prospectus supplement.

          DLJMC's executive offices are located at 11 Madison Avenue, New York,
NY 10010. The Sponsor is an affiliate of both the depositor and the underwriter.

          The Sponsor, together with its affiliates, is involved in
mortgage-backed securitizations and other structured financing arrangements. The
Sponsor has been engaged in the securitization of assets since its inception in
1988. In connection with these activities, the Sponsor uses special purpose entities, such as the Depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

          During fiscal year 2005, the Sponsor and its affiliates securitized approximately $44.4 billion of residential mortgages.

          In the normal course of its securitization program, the Sponsor acquires mortgage loans from third party originators and through its affiliates.
The Sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the Depositor and the Depositor issues the
Certificates or Notes supported by the cash flows generated by the mortgage loans and secured by the mortgage loans. The Sponsor will make certain representations and warranties to the Depositor and the applicable trustee regarding the mortgage loans and if such representations and warranties are breached, the Sponsor may have an obligation to repurchase from the Depositor
(or directly from the trustee) or substitute other mortgage loans for such mortgage loans. To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the Sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

                                       24

                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

          Unless otherwise specified in the related prospectus supplement, the scheduled maturities of all of the Mortgage Loans, or the mortgage loans underlying the Mortgage Certificates, at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years, but the Mortgage Loans, or the underlying mortgage loans, or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable prospectus supplement, no
Mortgage Loan, or mortgage loan, or Contract will provide for a prepayment penalty and each will contain, except in the case of FHA and VA Loans, due-on-sale clauses permitting the mortgagee or obligee to accelerate maturity upon conveyance of the related Mortgaged Property, Cooperative Dwelling or
Manufactured Home.

          The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of
1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. The statistics indicate that while some mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The
Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of the mortgage loans, assuming they all have the same origination date, ("FHA
Experience"). Published information with respect to conventional residential mortgage loans indicates that the mortgage loans have historically been prepaid at higher rates than government-insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder of the loans to demand payment in full of the remaining principal balance of the mortgage loans upon sales or particular transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

          It is customary in the residential mortgage industry in quoting yields on a pool of (1) 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (2)
15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

          Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the model used in a prospectus supplement will be the Standard Prepayment Assumption
("SPA"). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of
100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each subsequent month until the thirtieth month and in each subsequent month during the life of the mortgages,
100% of SPA assumes a constant prepayment rate of 6% per annum each month.

          Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayments, as applicable, will be set forth in the prospectus supplement with respect

                                       25

to a Series of Notes or Certificates, as applicable. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Notes or
Certificates, as applicable, will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the related prospectus supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

          The terms of the Servicing Agreement will require the Servicer or the
Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged
Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance
Policy will not be required or permitted. See "Description of the
Securities--Enforcement of 'Due-On-Sale' Clauses; Realization Upon Defaulted
Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and
Contracts--The Mortgage Loans for a description of particular provisions of each
Agreement and related legal developments that may affect the prepayment experience on the Mortgage Loans.

          At the request of the Mortgagor, the Servicer may refinance the
Mortgage Loans in any Mortgage Pool by accepting prepayments on the Mortgage
Loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A
Mortgagor may be legally entitled to require the Servicer to allow a refinancing. Any repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

          There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in
Notes or Certificates, as applicable, evidencing interests in, or secured by,
Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the
Contracts are not covered by the Subordinated Amount, if any, Letters of Credit
or applicable Insurance Policies, if any, holders of the Notes or Certificates, as applicable, of a Series evidencing interests in, or secured by, Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted Contracts. See "The Trust Fund--The Contract Pools."

          While most Contracts will contain "due-on-sale" provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, to the extent provided in the related prospectus supplement, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Any assumption would have the effect of extending the average life of the Contracts.
FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not
permitted to contain "due-on-sale" clauses, and are freely assumable.

                                       26

          Mortgage Loans made with respect to Multifamily Property may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a specific period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loans. Prepayments of Mortgage Loans secured by Multifamily
Property may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of
Multifamily Property.

          If set forth in the applicable prospectus supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in the related prospectus supplement. For any Series of Notes or Certificates, as applicable, for which the Depositor has elected to treat the Trust Fund or particular assets of the Trust Fund as a REMIC pursuant to the provisions or the Code, any repurchase will be effected in compliance with the requirements of Section
860F(a)(4) of the Code so as to constitute a "qualified liquidation" under the
Code. In addition, the Depositor will be obligated, under some circumstances, to repurchase some of the Trust Assets. The Master Servicer and Unaffiliated
Sellers will also have repurchase obligations, as more fully described in this prospectus and in the related prospectus supplement. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases will have the same effect as prepayments in full. See "The Trust Fund--Mortgage Loan Program" and
"--Representations by Unaffiliated Sellers; Repurchases," "Description of the
Securities--Assignment of Mortgage Loans," "-- Assignment of Mortgage
Certificates," "-- Assignment of Contracts" and "--Termination."

          If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to the Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for the period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage
Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the Notes or Certificates, as applicable, of the related Series will be greater than would otherwise be the case. As a result, the yield on any Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

          Generally, when a full prepayment is made on a Mortgage Loan,
Warehouse Loan or Contract, the Mortgagor or the borrower under a Contract (the
"Obligor"), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365 or as otherwise specified in the related Mortgage Note. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan, Warehouse Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month;
however, unless otherwise provided in the applicable prospectus supplement, the
Master Servicer with respect to a Series will be required to advance from its own

                                       27

funds the portion of any interest at the related Mortgage Rate that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Unless otherwise specified in the related prospectus supplement, full and partial prepayments, together with interest on the full and partial prepayments at the Mortgage Rate or APR for the related Mortgage Loan, Warehouse Loan or Contract to the last day of the month in which the prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Securityholders on the next succeeding
Distribution Date in the manner specified in the related prospectus supplement.

          Generally, the effective yield to holders of Notes or Certificates, as applicable, having a monthly Distribution Date will be lower than the yield otherwise produced because, while interest will accrue on each Mortgage Loan,
Warehouse Loan or Contract, or mortgage loan underlying a Mortgage Certificate, to the first day of the month, the distribution of interest to holders of Notes or Certificates, as applicable, will be made no earlier than the 25th day of the month following the month of the accrual, unless otherwise provided in the applicable prospectus supplement. The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Notes or Certificates, as applicable, succeeds the 25th day. If so specified in the related prospectus supplement, one or more Classes or Subclasses of Certificates within a Series (the "Multi-Class Securities") may be assigned a principal balance (a "Stated Principal Balance" or a "Certificate
Principal Balance") based on the cash flow from the Mortgage Loans, Mortgage
Certificates, the Warehouse Loans, the Contracts and/or the other assets in the
Trust Fund if specified in the related prospectus supplement and a stated annual interest rate, determined in the manner set forth in the related prospectus supplement, which may be fixed or variable (an "Interest Rate"). With respect to the Multi-Class Securities of a Series having other than monthly Distribution
Dates, the yield to holders of the Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on the Certificate to the Distribution Date on which interest is distributed.

          If so specified in the related prospectus supplement, one or more
Classes or Subclasses of Notes and/or Certificates may receive unequal amounts of the distributions of principal of and interest on the Mortgage Loans, the
Warehouse Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in the related prospectus supplement (any Class or Subclass receiving the higher proportion of principal distributions being referred to in this prospectus after as a "Principal Weighted Class" or
"Principal Weighted Subclass," respectively, and any Class or Subclass receiving the higher proportion of interest distributions being referred to in this prospectus as an "Interest Weighted Class" or an "Interest Weighted Subclass,"
respectively). If so specified in the related prospectus supplement, the allocation of the principal and interest distributions may involve as much as
100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so specified in the related prospectus supplement, one or more Classes or Subclasses may receive disproportionate amounts of distributions of principal, which proportions may change over time subject to specific conditions. Payments may be applied to any one or more Classes or Subclasses on a sequential or pro rata basis, or otherwise, as specified in the related prospectus supplement.

          In the event that the Notes or Certificates, as applicable, of a
Series are divided into two or more Classes or Subclasses and that a Class or
Subclass is an Interest Weighted Class, in the event that a Series includes
Classes or Subclasses of Certificates of a Series which evidence a residual

                                       28

interest in the related Trust Fund (the "Residual Certificates"), the prospectus supplement for the Series will indicate the manner in which the yield to
Securityholders will be affected by different rates of prepayments on the
Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. In general, the yield on Notes or
Certificates, as applicable, that are offered at a premium to their principal or notional amount ("Premium Securities") is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the
Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of the Class in each Interest
Distribution is greater than the corresponding Percentage Interest of the Class in each Principal Distribution. If the differential is particularly wide, e.g., the Interest Distribution is allocated primarily or exclusively to one Class or
Subclass and the Principal Distribution primarily or exclusively to another, and a high level of prepayments occurs, there is a possibility that Securityholders of Premium Securities will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment.
Conversely, a lower than anticipated level of principal prepayments, which can be anticipated to increase the expected yield to holders of Notes or
Certificates, as applicable, that are Premium Securities, will likely result in a lower than anticipated yield to holders of Notes or Certificates, as applicable, that are offered at a discount to their principal amount ("Discount
Securities"). If so specified in the applicable prospectus supplement, a disproportionately large amount of principal prepayments or other recoveries of principal specified in the related prospectus supplement on a Mortgage Loan,
Warehouse Loan or Contract that are received in advance of their scheduled Due
Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the "Principal Prepayments") may be distributed to the holders of the Senior Notes or Senior Certificates, as applicable, at the times and under the circumstances described in the prospectus supplement.

          In the event that the Notes or Certificates, as applicable, of a
Series include one or more Classes or Subclasses of Multi-Class Securities, the prospectus supplement for the Series will set forth information, measured relative to a prepayment standard or model specified in the prospectus supplement, with respect to the projected weighted average life of each the
Class or Subclass and the percentage of the initial Stated Principal Balance of each Subclass that would be outstanding on special Distribution Dates for the related Series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Mortgage Loans, Warehouse Loans or
Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of the prepayment standard or model.

                          DESCRIPTION OF THE SECURITIES

          Each Series of Notes or Certificates, as applicable, will be issued pursuant to either:

          (1)  an agreement consisting of either,

               (a)  a Pooling and Servicing Agreement, or

               (b)  a Reference Agreement (the "Reference Agreement") and the
                    Standard Terms and Provisions of Pooling and Servicing
                    Agreement (the "Standard

                                       29

                    Terms"), (either the Standard Terms together with the
                    Reference Agreement or the Pooling and Servicing Agreement
                    referred to in this prospectus as the "Pooling and Servicing
                    Agreement") among the Depositor, the Master Servicer, if
                    any, and the Trustee, or

          (2)  if a Series of Securities includes Notes, a Trust Agreement or an
               Indenture.

Forms of the Pooling and Servicing Agreement and the Trust Agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture to be entered into between the related Issuer and the Indenture Trustee, and the related Trust Fund will be serviced by the
Master Servicer pursuant to a Sale and Servicing Agreement. Forms of the
Indenture and the Sale and Servicing Agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. However, the provisions of each agreement will vary depending upon the nature of the related
Notes or Certificates and the nature of the related Trust Fund. The prospectus supplement for a Series will describe material provisions of the related agreements that supplement those described in this prospectus. As to each
Series, the related agreements will be filed with the Commission in a Current
Report on Form 8-K following the issuance of the Notes or Certificates. See
"Additional Information" for information on obtaining copies of the agreements.
In addition, a Series of Notes or Certificates, as applicable, may include a
Warranty and Servicing Agreement between the Master Servicer and the Servicer
(the "Warranty and Servicing Agreement"). As used in this prospectus,
"Agreement" means, with respect to a Series that only includes Certificates, the
Pooling and Servicing Agreement and, if applicable, the Warranty and Servicing
Agreement, and with respect to a Series that includes Notes, the Indenture, the
Trust Agreement and the Sale and Servicing Agreement and, if applicable, the
Warranty and Servicing Agreement, as the context requires.

          The following summaries describe provisions common to each Agreement.
The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the
Agreement for the applicable Series and the related prospectus supplement.
Wherever defined terms of the Agreement are referred to, the defined terms are incorporated in this prospectus by reference.

          Unless otherwise specified in the prospectus supplement with respect to a Series, each Note or Certificate, as applicable, offered by the prospectus and by means of the related prospectus supplement will be issued in fully registered form. Notes or Certificates, as applicable, will represent the undivided interest or beneficial interest attributable to a Class or Subclass in, and Notes will be secured by, the Trust Fund. The Trust Fund with respect to a Series will consist of:

o    the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates
     and distributions on the Mortgage Loans, Warehouse Loans, Contracts and
     Mortgage Certificates as from time to time are subject to the applicable
     Agreement;

o    the assets as from time to time are identified as deposited in the
     Certificate Account referred to below;

o    property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession;

o    the Letter of Credit, if any, with respect to the related Series;

                                       30

o    the Pool Insurance Policy, if any, with respect to the related Series
     (described below under "Description of Insurance");

o    the Special Hazard Insurance Policy, if any, with respect to the related
     Series (described below under "Description of Insurance");

o    the Mortgagor Bankruptcy Bond and proceeds of the Mortgagor Bankruptcy
     Bond, if any, with respect to the related Series (as described below under
     "Description of Insurance");

o    the Performance Bond and proceeds of the Performance Bond, if any, with respect to the related Series;

o    the Primary Mortgage Insurance Policies, if any, with respect to the related Series (as described below under "Description of Insurance");

o    the Security Guarantee Insurance, if any, with respect to the related
     Series;

o    the Depositor's rights under the Servicing Agreement with respect to the
     Mortgage Loans, Warehouse Loans or Contracts, if any, with respect to the related Series; and

o    the GPM and Buy-Down Funds, if any, with respect to the related Series.

          Upon the original issuance of a Series of Notes or Certificates, as applicable, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

          If so specified in the related prospectus supplement, one or more
Servicers or the Depositor may directly perform some or all of the duties of a
Master Servicer with respect to a Series.

          If so specified in the prospectus supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as one or more REMICs under the Code, ownership of the Trust Fund for a Series may be evidenced by
Multi-Class Certificates and/or Notes and Residual Certificates. Distributions
of principal and interest with respect to Multi-Class Securities may be made on a sequential or concurrent basis, as specified in the related prospectus supplement. If so specified in the related prospectus supplement, one or more
Classes or Subclasses may be Compound Interest Securities.

          The Residual Certificates, if any, included in a Series will be designated by the Depositor as the "residual interest" in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the Series.
Certain other Classes of Notes or Certificates, as applicable, of the Series will constitute "regular interests" in the related REMIC. If so specified in the related prospectus supplement, the Residual Certificates may be offered by this prospectus and by means of the related prospectus supplement. See "Material
Federal Income Tax Considerations."

          If so specified in the prospectus supplement for a Series which includes Multi-Class Securities, each Trust Asset in the Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related prospectus supplement, the Asset Value of each Trust Asset in the Trust Fund will be the Stated Principal Balance of each Class or Classes of Notes or
Certificates, as applicable, of the Series that, based upon specific assumptions, can be supported by distributions on

                                       31

the Trust Assets allocable to a Class or Subclass, together with reinvestment income on the Trust Assets, to the extent specified in the related prospectus supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or
Reserve Fund for the Series. The method of determining the Asset Value of the
Trust Assets in the Trust Fund for a Series that includes Multi-Class Securities will be specified in the related prospectus supplement.

          If so specified in the prospectus supplement with respect to a Series, ownership of the Trust Fund for a Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and one or more
Classes or Subclasses of Certificates that are Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in the related prospectus supplement. If so specified in the related prospectus supplement, one or more Classes or Subclasses or Subordinated Notes or Subordinated
Certificates, as applicable, of a Series may be subordinated to the right of the holders of Notes or Certificates, as applicable, of one or more Classes or
Subclasses within a Series to receive distributions with respect to the Mortgage
Loans, Warehouse Loans, Mortgage Certificates or Contracts in the related Trust
Fund, in the manner and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, the holders of each Subclass of Senior Notes or Senior Certificates, as applicable, will be entitled to the Percentage Interests in the principal and/or interest payments on the underlying Mortgage Loans, Warehouse Loans or Contracts specified in the related prospectus supplement. If so specified in the related prospectus supplement, the Subordinated Notes or Subordinated Certificates, as applicable, of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or
Contracts, which right will be subordinated to the right of the holders of the
Senior Notes or Senior Certificates, as applicable, of the Series to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse
Loans, Mortgage Certificates or Contracts, as more fully set forth in the related prospectus supplement. If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a greater than pro rata percentage of
Principal Prepayments in the manner and under the circumstances described in the prospectus supplement. If so specified in the related prospectus supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes in the manner and under the circumstances described in the prospectus supplement.

          If so specified in the related prospectus supplement, the Depositor may sell some Classes or Subclasses of the Notes or Certificates, as applicable, of a Series, including one or more Classes or Subclasses of Subordinated or
Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities
Act"). These Notes or Certificates, as applicable, will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the related prospectus supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a
Series by means of this prospectus and the related prospectus supplement.

          The Notes or Certificates, as applicable, of a Series offered by this prospectus and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for the purpose set forth in the related prospectus supplement, unless the related prospectus supplement provides otherwise. No service charge will be made for any transfer

                                       32

or exchange of Notes or Certificates, as applicable, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with a transfer or exchange.

          DISTRIBUTIONS OF PRINCIPAL AND INTEREST

          Beginning on the date specified in the related prospectus supplement, distributions of principal of and interest on the Notes or Certificates, as applicable, of a Series will be made by the Master Servicer or Trustee, if so specified in the prospectus supplement, on each Distribution Date to persons in whose name the Notes or Certificates, as applicable, are registered at the close of business on the day specified in the related prospectus supplement (the
"Record Date"). The "Distribution Date" will be the day specified in the prospectus supplement with respect to each Class or Subclass of Notes or
Certificates, as applicable, of a Series, or if the day specified is not a business day, the next succeeding business day. Distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related prospectus supplement. Distributions of principal of the Notes or Certificates, as applicable, will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

          If so specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by a Certificate and the payments of principal and interest, adjusted as set forth in the prospectus supplement, on or with respect to the Mortgage
Loans, Warehouse Loans or Contracts, including any Advances, or the Mortgage
Certificates included in the Trust Fund with respect to a Series.

          If so specified in the related prospectus supplement, distributions on a Class or Subclass of Notes or Certificates, as applicable, of a Series may be based on the Percentage Interest evidenced by a Note or a Certificate, as applicable, of a Class or Subclass in the distributions, including any Advances, of principal (the "Principal Distribution") and interest, adjusted as set forth in the prospectus supplement, (the "Interest Distribution") on or with respect to the Mortgage Loans, Warehouse Loans, the Contracts or the Mortgage
Certificates in the related Trust Fund. Unless otherwise specified in the related prospectus supplement, on each Distribution Date, the Trustee will distribute to each holder of a Note or Certificate, as applicable, of a Class or
Subclass an amount equal to the product of the Percentage Interest evidenced by the Note or Certificate, as applicable, and the interest of a Class or Subclass in the Principal Distribution and the Interest Distribution. A Note or
Certificate, as applicable, of a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest
Distribution or a percentage of either the Principal Distribution or the
Interest Distribution, as specified in the related prospectus supplement.

          If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payments of principal the holder is entitled to receive. The percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

                                       33

          Unless otherwise specified in the prospectus supplement relating to a
Series of Notes or Certificates, as applicable, that includes Multi-Class
Securities, distributions of interest on each Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in the related prospectus supplement. Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, distributions of interest on each Class or Subclass of Compound Interest Securities of the Series
will be made on each Distribution Date after the Stated Principal Balance of all
Certificates and/or Notes of the Series having a Final Scheduled Distribution
Date prior to that of a Class or Subclass of Compound Interest Securities has
been reduced to zero. Prior to that time, interest on each Class or Subclass of
Compound Interest Securities will be added to the Stated Principal Balance of each Class or Subclass on each Distribution Date for the Series.

          Unless otherwise specified in the prospectus supplement relating to a
Series of Notes or Certificates, as applicable, that includes Multi-Class
Securities, distributions in reduction of the Stated Principal Balance of the
Notes or Certificates, as applicable, will be made as described in this prospectus. Distributions in reduction of the Stated Principal Balance of the
Notes or Certificates, as applicable, will be made on each Distribution Date for the Series to the holders of the Notes or Certificates, as applicable, of the
Class or Subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Stated Principal Balance of the Notes or Certificates, as applicable, to zero. Allocation of distributions in reduction of Stated Principal Balance will be made to each Class or Subclass of the Notes or Certificates, as applicable, in the order specified in the related prospectus supplement, which, if so specified in the related prospectus supplement, may be concurrently. Unless otherwise specified in the related prospectus supplement, distributions in reduction of the Stated Principal
Balance of each Note or Certificate, as applicable, of a Class or Subclass then entitled to receive distributions will be made pro rata among the Notes or
Certificates, as applicable, of the Class or Subclass.

          Unless otherwise specified in the prospectus supplement relating to a
Series of Notes or Certificates, as applicable, that includes Multi-Class
Securities, the maximum amount which will be distributed in reduction of Stated
Principal Balance to holders of Notes or Certificates, as applicable, of a Class or Subclass then entitled to distribution on any Distribution Date will equal, to the extent funds are available in the Certificate Account, the sum of

1.   the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Securities of a Series since the prior
     Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, (the "Accrual
     Distribution Amount");

2.   the Stated Principal Distribution Amount; and

3.   to the extent specified in the related prospectus supplement, the applicable percentage of the Excess Cash Flow specified in the related prospectus supplement.

          Unless otherwise specified in the prospectus supplement relating to a
Series of Notes or Certificates, as applicable, that includes Multi-Class
Securities, the "Stated Principal Distribution Amount" with respect to a
Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Securities of a Series, before taking into account the amount of interest accrued on

                                       34

any Class of Compound Interest Securities of the Series to be added to the
Stated Principal Balance of the Class on each Distribution Date, exceeds the
Asset Value of the Trust Assets in the Trust Fund underlying the Series as of the end of a period (a "Due Period") specified in the related prospectus supplement. For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by Classes or Subclasses of
Notes or Certificates, as applicable, in the principal distributions on or with respect of Trust Assets received by the Trustee during the preceding Due Period.

          Unless otherwise specified in the prospectus supplement relating to a
Series of Notes or Certificates, as applicable, that includes Multi-Class
Securities, Excess Cash Flow represents the excess of

1.   the interest evidenced by Multi-Class Securities in the distributions received on the Mortgage Loans, Warehouse Loans or Contracts underlying a
     Series in the Due Period preceding a Distribution Date for the Series, and, in the case of the first Due Period, the amount deposited in the
     Certificate Account on the closing day for the sale of the Notes or
     Certificates, as applicable, together with income from its reinvestment, and, to the extent specified in the related prospectus supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for the
     Series in the Due Period preceding the Distribution Date, over

2.   the sum of all interest accrued, whether or not then distributable, on the
     Multi-Class Securities since the preceding Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, the Stated Principal Distribution Amount for the
     then current Distribution Date and, if applicable, any payments made on any
     Notes or Certificates, as applicable, of a Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during the related Due Period.

          The Stated Principal Balance of a Multi-Class Certificate of a Series
at any time represents the maximum specified dollar amount, exclusive of interest at the related Interest Rate, to which the holder is entitled from the cash flow on the Trust Assets in the Trust Fund for the Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by the holder. The Initial Stated Principal Balance of each Class or
Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the related prospectus supplement.

          Distributions, other than the final distribution in retirement of the
Notes or Certificates, as applicable, will be made by check mailed to the address of the person entitled to the distribution as it appears on the registers maintained for holders of Notes (the "Note Register") or holders of
Certificates (the "Certificate Register"), as applicable, except that, with respect to any holder of a Note or Certificate, as applicable, meeting the requirements specified in the applicable prospectus supplement, except as otherwise provided in the related prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two
Business Days prior to the related Distribution Date. The final distribution in retirement of Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the office or agency designated by the Master Servicer, as specified in the final distribution notice to Securityholders.

                                       35

          If specified in the related prospectus supplement, the Trust may issue notes or certificates from time to time and use the proceeds of this issuance to make principal payments with respect to a Series.

          ASSIGNMENT OF MORTGAGE CERTIFICATES

          Pursuant to the applicable Agreement for a Series of Notes or
Certificates, as applicable, that includes Mortgage Certificates in the related
Trust Fund, the Depositor will cause the Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on the
Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Notes or
Certificates, as applicable, and its coupon rate, maturity and original principal balance. In addition, necessary steps will be taken by the Depositor or other specified entity to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each Mortgage Certificate to be made directly to the
Trustee.

          In connection with each assignment, the Depositor will make particular representations and warranties in the Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the Securityholders in the Mortgage Certificates, the Depositor
will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance of the Mortgage Certificates as of the date of purchase together with accrued and unpaid interest on the Mortgage Certificates at the related pass-through rate to the distribution date for the Mortgage
Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund as one or more REMICs, at the price set forth above or such other price as may be set forth in the related prospectus supplement.
The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of any repurchases will be distributed to Securityholders on the immediately succeeding Distribution Date.

          If so specified in the related prospectus supplement, within the specified period following the date of issuance of a Series of Notes or
Certificates, as applicable, the Depositor may, in lieu of the repurchase obligation set forth above, and in other circumstances, deliver to the Trustee
Mortgage Certificates ("Substitute Mortgage Certificates") in substitution for any one or more of the Mortgage Certificates ("Deleted Mortgage Certificates")
initially included in the Trust Fund. The required characteristics of any
Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

          ASSIGNMENT OF MORTGAGE LOANS

          The Depositor will cause the Mortgage Loans constituting a Mortgage
Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The
Trustee will, concurrently with each assignment, either deliver the Notes or
Certificates, as applicable, to the Depositor in exchange for the Mortgage Loans or apply the proceeds from the

                                       36

sale of the Notes or Certificates, as applicable, to the purchase price for the
Mortgage Loans. If a Series of Notes or Certificates, as applicable, includes
Notes, the Trust Fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the
Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the
Mortgage Note and the Loan-to-Value Ratio at origination.

          In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee, or to the custodian in this prospectus after referred to, the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated on it, except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office, and, unless otherwise specified in the related prospectus supplement, an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of the Mortgage
Loan.

          The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each
Cooperative Loan.

          The Trustee, or the custodian in this prospectus referred to, will, generally within 60 days after receipt of the documents, review and hold the documents in trust for the benefit of the Securityholders. Unless otherwise specified in the applicable prospectus supplement, if any document is found to be defective in any material respect, the Trustee will promptly notify the
Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer. If the Servicer cannot cure the defect within 60 days after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase, within 90 days of the Trustee's discovery of the defect, the related Mortgage Loan from the Trustee at a price equal to the principal balance of the related Mortgage Loan as of the date of purchase or, in the case of a
Series as to which an election has been made to treat the related Trust Fund as one or more REMICs, at that price or another price as may be set forth in the related prospectus supplement, in each case together with accrued interest at the applicable Mortgage Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances made by the Master
Servicer or the Servicer, as applicable, in respect of the Mortgage Loan. The
Master Servicer is obligated to enforce the repurchase obligation of the
Servicer, to the extent described above under "The Trust Fund--Mortgage Loan
Program" and "--Representations by Unaffiliated Sellers; Repurchases." Unless
otherwise specified in the applicable prospectus supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the
Trustee for a material defect in a constituent document.

                                       37

          Unless otherwise specified in the applicable prospectus supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of the Mortgage Loans and as to the accuracy in all material respects of particular information furnished to the Trustee in respect of each Mortgage Loan. In addition, unless otherwise specified in the related prospectus supplement, the
Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Notes or Certificates, as applicable, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Securityholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage
Loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the Depositor, if so specified in the applicable prospectus supplement, to substitute for specific
Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation or warranty by the Depositor.

          Within the period specified in the related prospectus supplement, following the date of issuance of a Series of Notes or Certificates, as applicable, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage
Loans") in substitution for any one or more of the Mortgage Loans ("Deleted
Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description of the Mortgage Loans contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Securityholders. The required characteristics of any Substitute
Mortgage Loan and any additional restrictions relating to the substitution of
Mortgage Loans will generally be as described under "The Trust Fund--The
Contract Pools" with respect to the substitution of Contracts.

          In addition to making specific representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Agreement relating to a Series of Notes or Certificates, as applicable, the Master Servicer may make representations and warranties to the Trustee in the Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special
Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See "Description of
Insurance" for information regarding the extent of coverage under some of the aforementioned insurance policies. Unless otherwise specified in the applicable prospectus supplement, upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders of a
Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the price calculated as set forth above.

          To the extent described in the related prospectus supplement, the
Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, to support, among other things, this purchase obligation. Unless otherwise stated in the applicable prospectus supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of the
Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon a breach is subject to limitations.

                                       38

          The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

          Pursuant to each Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

          ASSIGNMENT OF CONTRACTS

          The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase the Contract. The Trustee, concurrently with each assignment, will authenticate and deliver the Notes or Certificates, as applicable. If a Series of Notes or Certificates, as applicable, includes Notes, the Trust fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each
Contract will be identified in a schedule appearing as an exhibit to the
Agreement (the "Contract Schedule"). The Contract Schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date, the APR, the current scheduled monthly level payment of principal and interest and the maturity of the Contract.

          In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related prospectus supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the
Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor
will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the
Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of an assignment, the interest of the Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts--The
Contracts."

          The Trustee, or the Custodian, will review and hold the documents in trust for the benefit of the Securityholders. Unless otherwise provided in the related prospectus supplement, if any document is found to be defective in any material respect, the Unaffiliated Seller must cure the defect within 60 days, or within another period specified in the related prospectus supplement, the
Unaffiliated Seller, not later than 90 days or within another period specified in the related prospectus supplement, after the Trustee's discovery of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect of the Contract from the
Trustee at a price equal to the remaining unpaid principal balance of the
Contract, or, in the case of a repossessed Manufactured Home, the unpaid principal balance of the Contract immediately prior to the repossession, or, in the case of a Series as to which an election has been made to treat the related
Trust Fund as one or more REMICs, at such price or another price as may be set forth in the related prospectus supplement, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related APR, plus any

                                       39

unreimbursed Advances with respect to the Contract. Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a material defect in a Contract document.

          Unless otherwise specified in the related prospectus supplement, each
Unaffiliated Seller of Contracts will have represented, among other things, that

o    immediately prior to the transfer and assignment of the Contracts, the
     Unaffiliated Seller had good title to, and was the sole owner of each
     Contract and there had been no other sale or assignment of the relevant
     Contract,

o    as of the date of transfer, the Contracts are subject to no offsets, defenses or counterclaims,

o    each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,

o    as of the date of transfer, each Contract is a valid first lien on the related Manufactured Home and the Manufactured Home is free of material damage and is in good repair,

o    as of the date of transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home, and

o    with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Agreement and that all premiums now due on insurance have been paid in full.

          All of the representations and warranties of an Unaffiliated Seller in respect of a Contract will have been made as of the date on which the
Unaffiliated Seller sold the Contract to the Depositor or its affiliate; the date the representations and warranties were made may be a date prior to the date of initial issuance of the related series of Notes or Certificates, as applicable. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related Series of Notes or Certificates, as applicable. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by an Unaffiliated
Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the
Unaffiliated Seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related Series of Notes or Certificates, as applicable.

          The only representations and warranties to be made for the benefit of
Securityholders in respect of any Contract relating to the period commencing on the date of sale of the Contract to the Depositor or its affiliate will be limited representations of the Depositor and of the Master Servicer described above under "The Trust Fund--The Contract Pools."

          If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Securityholders in the Contract within 90 days, or another period specified in the related prospectus supplement, after notice from the Master Servicer, the Unaffiliated Seller will be obligated to repurchase the
Contract

                                       40

at a price equal to, unless otherwise specified in the related prospectus supplement, the principal balance of the Contract as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as one or more REMICs, at that price or such other price as may be set forth in the related prospectus supplement, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related APR, plus the amount of any unreimbursed
Advances in respect of the Contract (the "Purchase Price"). The Master Servicer
will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the
Contract. Except as otherwise set forth in the related prospectus supplement, this repurchase obligation will constitute the sole remedy available to
Securityholders or the Trustee for a breach of representation by an Unaffiliated
Seller.

          Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master
Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under "The Trust Fund--The Contract Pools."

          PRE-FUNDING

          If so specified in the related prospectus supplement, a portion of the issuance proceeds of the Notes or Certificates, as applicable, of a particular
Series (the "Pre-Funded Amount") will be deposited in an account (the
"Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage
Certificates from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the
Pre-Funded Amount in additional Mortgage Loans, Warehouse Loans, Contracts or
Mortgage Certificates, the Pre-Funded Amount may be invested in one or more
Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" will be any of the following, in each case as determined at the time of the investment or contractual commitment to invest, to the extent the investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

          (1)  negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:

               (a)  obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the depository receipt,

               (b)  demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company
                    incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the
                    time of the Trustee's

                                       41

                    investment or contractual commitment to invest, the
                    certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations the rating of which is based on collateral or on the credit of a Person other than any depositary institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from the
                    Rating Agency rating the Notes or Certificates, as
                    applicable,

               (c)  certificates of deposit having a rating in the highest rating category from the Rating Agency, or

               (d)  investments in money market funds which are, or which are composed of instruments or other investments which are,
                    rated in the highest category from the Rating Agency;

          (2)  demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(2) above;

          (3)  commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from the Rating Agency;

          (4)  Eurodollar time deposits that are obligations of institutions the time deposits of which carry a credit rating in the highest rating category from the Rating Agency;

          (5)  repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term
               unsecured debt obligations rated in the highest rating category from the Rating Agency; and

          (6)  any other investment with respect to which the Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the Notes or Certificates, as applicable.

Except as otherwise provided in the applicable Agreement, any Eligible
Investment must mature no later than the Business Day prior to the next
Distribution Date.

          During any Pre-Funding Period, the Depositor will be obligated, subject only to their availability, to transfer to the related Trust Fund additional Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage
Certificates from time to time during the Pre-Funding Period. The additional
Mortgage Loans, Warehouse Loans or Contracts will be required to satisfy particular eligibility criteria more fully set forth in the related prospectus supplement which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans, Warehouse Loans or Contracts included in the
Trust Fund as of the Closing Date subject to exceptions as are expressly stated
in the related prospectus supplement.

          Although the specific parameters of the Pre-Funding Account with respect to any issuance of Notes or Certificates, as applicable, will be specified in the related prospectus supplement, it is anticipated that:

                                       42

o    the Pre-Funding Period will not exceed 120 days from the related Closing
     Date,

o    that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage
     Loans, Warehouse Loans, Contracts and/or Mortgage Certificates included in the related Trust Fund on the Closing Date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement, and

o    that the Pre-Funded Amount will not exceed 50% of the principal amount of
     Notes or Certificates, as applicable, issued pursuant to a particular offering.

          SERVICING BY UNAFFILIATED SELLERS

          Each Unaffiliated Seller of a Mortgage Loan, Warehouse Loan or a
Contract may have the option to act as the Servicer, or Master Servicer, for a
Mortgage Loan, Warehouse Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master
Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Agreement provides that, if for any reason the Master Servicer for a Series of Notes or Certificates, as applicable, is no longer the Master Servicer of the related Mortgage Loans, Warehouse Loans or
Contracts, the Trustee or any successor master servicer must recognize the
Servicer's rights and obligations under the Servicing Agreement.

          A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing
Agreement. The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of collections to the Master Servicer, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under the FHA insurance and VA guarantees, subject in some cases to

o    the right of the Master Servicer to approve in advance any settlement;

o    maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the terms of the related Mortgage Loan or the Obligor pursuant to the related Warehouse Loan or Contract;

o    processing of assumptions or substitutions;

o    attempting to cure delinquencies;

o    supervising foreclosures or repossessions;

o    inspection and management of Mortgaged Properties, Cooperative Dwellings or
     Manufactured Homes under some circumstances; and

o    maintaining accounting records relating to the Mortgage Loans, Warehouse
     Loans and Contracts.

Except as otherwise provided in the related prospectus supplement, the Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans, Warehouse Loans and Contracts (as
described more fully below under "--

                                       43

Payments on Mortgage Loans" and "--Payments on Contracts"), and in respect of particular taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

          As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans, Warehouse Loans and
Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, specific fees and late charges provided in the Mortgage Notes or related instruments. The Servicer will be reimbursed by the Master Servicer for some of the expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Agreement.

          Each Servicer will be required to agree to indemnify the Master
Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

          Each Servicer will be required to service each Mortgage Loan,
Warehouse Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of the Mortgage Loan, Warehouse Loan or Contract, unless the
Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise set forth in the prospectus supplement, the Master Servicer may terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage
Loans, Warehouse Loans or Contracts serviced by any the Servicer under the
Servicing Agreement, or if the fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all the
Mortgage Loans, Warehouse Loans or Contracts, or immediately upon the giving of notice upon particular stated events, including the violation of the Servicing
Agreement by the Servicer.

          The Master Servicer may agree with a Servicer to amend a Servicing
Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master
Servicer under the related Agreement. Upon termination of a Servicing Agreement, the Master Servicer or Trustee may act as servicer of the related Mortgage
Loans, Warehouse Loans or Contracts or the Master Servicer may enter into one or more new Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that an assumption will occur. In the event of an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of the representations and warranties. Any amendments to a
Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing
Agreements. However, the related Agreement will provide that any amendment or new agreement may not be inconsistent with or violate the Agreement.

          PAYMENTS ON MORTGAGE LOANS

          The Master Servicer will, unless otherwise specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, establish and maintain a separate account

                                       44

or accounts in the name of the applicable Trustee (the "Certificate Account"), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series. If a Series of Notes or Certificates, as applicable, includes
Notes, the Master Servicer may establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Collection Account") into which amounts received in respect of the Trust Assets are required to be deposited and a separate account or accounts in the name of the applicable
Trustee from which distributions in respect of the Notes (the "Note Distribution
Account") and/or the Certificates (the "Certificate Distribution Account") may
be made. The Collection Account, Note Distribution Account and Certificate
Distribution Account must be established with a depositary institution and in a manner acceptable to the Rating Agencies rating the Notes or Certificates, as applicable, of a Series. For ease of reference, references in this prospectus to the Certificate Account shall be deemed to refer to the Collection Account, Note
Distribution Account and Certificate Distribution Account, as applicable.

          If so specified in the applicable prospectus supplement, the Master
Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the "Custodial
Account") meeting the requirements set forth in this prospectus for the
Certificate Account. Amounts in the Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate
Account maintained by the Trustee for distribution to Securityholders in the manner set forth in this prospectus and in the related prospectus supplement.

          In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account
(the "Servicing Account") that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository, meeting the requirements of the Rating Agency rating the Notes or Certificates, as applicable, of the related Series, and that is otherwise acceptable to the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the
Servicer shall remit to the Master Servicer all funds held in the Servicing
Account with respect to each Mortgage Loan. Except as otherwise provided in the related prospectus supplement, the Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, unless otherwise specified in the related prospectus supplement, the requirement shall only apply to the extent the
Servicer determines in good faith any advance will be recoverable out of
Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

          The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Master Servicer will deposit in the Certificate Account for each Series of Notes or Certificates, as applicable, on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

                                       45

          (1)  all payments on account of principal, including principal prepayments, of the Mortgage Loans, net of any portion of the payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

          (2)  all payments on account of interest on the Mortgage Loans, net of any portion retained by the Servicer, if any, as its servicing fee;

          (3)  all proceeds of:

               (a)  any Special Hazard Insurance Policy, Primary Mortgage
                    Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor
                    Bankruptcy Bond or Pool Insurance Policy with respect to a
                    Series of Notes or Certificates, as applicable, and any
                    title, hazard or other insurance policy covering any of the
                    Mortgage Loans included in the related Mortgage Pool, to the extent the proceeds are not applied to the restoration of
                    the related property or released to the Mortgagor in
                    accordance with customary servicing procedures,
                    (collectively, "Insurance Proceeds"); and

               (b)  all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by
                    foreclosure or otherwise, other than Insurance Proceeds or payments under the Letter of Credit with respect to the
                    Series ("Liquidation Proceeds"), net of expenses of
                    liquidation, unpaid servicing compensation with respect to the Mortgage Loans and unreimbursed or unrecoverable
                    Advances made by the Servicers of the related Mortgage
                    Loans;

          (4)  all payments under the Letter of Credit, if any, with respect to the Series;

          (5)  all amounts required to be deposited in the Certificate Account from the Reserve Fund, if any, for the Series;

          (6)  any Advances made by a Servicer or the Master Servicer (as described in this prospectus under "--Advances");

          (7)  any Buy-Down Funds, and, if applicable, investment earnings on the Buy-Down Funds, required to be deposited in the Certificate
               Account, as described below; and

          (8)  all proceeds of any Mortgage Loan repurchased by the Master
               Servicer, the Depositor, any Servicer or any Unaffiliated Seller
               (as described under "The Trust Fund--Mortgage Loan Program," "--
               Representations by Unaffiliated Sellers; Repurchases" or
               "--Assignment of Mortgage Loans" above) or repurchased by the
               Depositor (as described under "--Termination" below).

          With respect to each Buy-Down Loan, if so specified in the related prospectus supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect to each Buy-Down Loan in a custodial account complying with the requirements set forth above for the Certificate Account, which, unless otherwise specified in the related prospectus supplement, may be an interest-bearing account. The amount of required deposits, together with investment earnings on the deposits at the rate specified in the applicable prospectus supplement, will provide sufficient

                                       46

funds to support the full monthly payments due on each Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans.
To the extent that any insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Securityholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each
Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

          If the Mortgagor on a Buy-Down Loan prepays the loan in its entirety, or defaults on the loan and the Mortgaged Property is sold in liquidation of the
Mortgaged Property, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on the loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to the Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the
Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy
(the "Primary Insurer") if the Mortgaged Property is transferred to the Pool
Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim, including accrued interest and expenses, in respect of a default, to the L/C Bank in consideration of the payment under the related Letter of
Credit. In the case of any prepaid or defaulted Buy-Down Loan the amounts in the
Buy-Down Fund in respect of which were supplemented by investment earnings, the
Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

          If so specified in the prospectus supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the
Buy-Down Fund for the Series, which shall be drawn upon by the Trustee in the manner and at the times specified in the related prospectus supplement.

          PAYMENTS ON CONTRACTS

          A Certificate Account meeting the requirements set forth under
"--Description of the Securities--Payments on Mortgage Loans" will be established in the name of the Trustee.

          Except as otherwise provided in the related prospectus supplement, there will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it on or after the
Cut-off Date:

          (1)  all Obligor payments on account of principal, including principal prepayments, of the Contracts;

                                       47

          (2)  all Obligor payments on account of interest on the Contracts;

          (3)  all Liquidation Proceeds received with respect to Contracts or property acquired in respect of the Contracts by foreclosure or otherwise;

          (4)  all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

          (5)  any Advances made as described under "--Advances" and other amounts required under the related Agreement to be deposited in the Certificate Account;

          (6)  all amounts received from Credit Support provided with respect to a Series of Notes or Certificates, as applicable;

          (7)  all proceeds of any Contract or property acquired in respect of the Contract repurchased by the Master Servicer, the Depositor or otherwise as described above or under "--Termination" below; and

          (8)  all amounts, if any, required to be transferred to the
               Certificate Account from the Reserve Fund.

          COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

          The Mortgage Certificates included in the Trust Fund with respect to a
Series of Notes or Certificates, as applicable, will be registered in the name of the Trustee so that all distributions on the Mortgage Certificates will be made directly to the Trustee. The related Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which a distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make the payment as promptly as possible and legally permitted and to take the legal action against the issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any related claims. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any the legal action will be reimbursable to the Trustee out of the proceeds of any action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution of the proceeds to Securityholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify the Securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the Securityholders.

          DISTRIBUTIONS ON SECURITIES

          On each Distribution Date with respect to a Series of Notes or
Certificates, as applicable, as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute, or, if so specified in the applicable prospectus supplement, will withdraw from the Custodial Account, funds

                                       48

on deposit in the Custodial Account and remit to the Trustee, who will distribute the funds to Securityholders of record on the applicable Record Date.
The distributions shall occur in the manner described in this prospectus under
"--Description of the Securities--Distributions of Principal and Interest" and
in the related prospectus supplement. If so specified in the applicable prospectus supplement, the Master Servicer will withdraw from the applicable
Certificate Account funds on deposit in the Certificate Account and distribute them to the Trustee. The funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and interest received after the Cut-off Date and on or prior to the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of the distribution or another day specified in the related prospectus supplement (in either case, the "Determination Date"), except:

          (1)  all payments that were due on or before the Cut-off Date;

          (2)  all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion of the these
               payments;

          (3)  all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

          (4)  amounts received on particular Mortgage Loans, Warehouse Loans or
               Contracts as late payments of principal or interest and
               respecting which the Master Servicer has made an unreimbursed
               Advance;

          (5)  amounts representing reimbursement for other Advances which the
               Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for particular losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

          (6)  that portion of each collection of interest on a particular
               Mortgage Loan in the Mortgage Pool, a particular Warehouse Loan in the Warehouse Loan Pool or on a particular Contract in the
               Contract Pool that represents

               (a)  servicing compensation to the Master Servicer,

               (b)  amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals
                    from the Certificate Account out of payments under the
                    Letter of Credit, if any, with respect to the Series,

               (c)  related Insurance Proceeds or Liquidation Proceeds, or

               (d)  amounts in the Reserve Fund, if any, with respect to the
                    Series, each deposited in the Certificate Account to the
                    extent described under "Description of the
                    Securities--Maintenance of Insurance Policies," "--
                    Presentation of Claims," "-- Enforcement of 'Due-on-Sale'
                    Clauses; Realization Upon Defaulted Mortgage Loans" and
                    "--Enforcement of 'Due-

                                       49

                    on-Sale' Clauses; Realization Upon Defaulted Contracts" or
                    in the applicable prospectus supplement.

          Except as otherwise specified in the related prospectus supplement, no later than the Business Day immediately preceding the Distribution Date for a
Series of Notes or Certificates, as applicable, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal of and interest on the
Mortgage Loans, Warehouse Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Notes or Certificates, as applicable, and a statement setting forth information with respect to the Mortgage Loans, Warehouse Loans or Contracts.

          If so specified in the applicable prospectus supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Notes or Certificates, as applicable, of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans, Warehouse Loans or Contracts, any
distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM
Fund. If so specified in the applicable prospectus supplement, prior to making any distributions to Securityholders, any portion of the distribution on the
Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

          Funds on deposit in the Certificate Account may be invested in
Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. Unless otherwise provided in the prospectus supplement, all income and gain realized from this investment will be for the benefit of the Master Servicer. The Master Servicer will be required to deposit the amount of any losses incurred with respect to these investments out of its own funds, when realized. Unless otherwise provided in the prospectus supplement, the Certificate Account established pursuant to the Trust Agreement shall be a non-interest bearing account or accounts.

          The timing and method of distribution of funds in the Certificate
Account to Classes or Subclasses of Notes or Certificates, as applicable, having differing terms, whether subordinated or not, to the extent not described in this prospectus, shall be set forth in the related prospectus supplement.

          REVOLVING PERIOD

          The applicable prospectus supplement may provide that all or a portion of the principal collections on any Revolving Credit Line Loans may be applied by the Trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to Securityholders during that period. These Notes or Certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the Notes or Certificates, as applicable.

                                       50

          SPECIAL DISTRIBUTIONS

          To the extent specified in the prospectus supplement relating to a
Series of Notes or Certificates, as applicable, one or more Classes of
Multi-Class Securities that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Stated Principal Balance ("Special
Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution
Date for the Series and available to be distributed to the holders of the Notes or Certificates, as applicable, of a Classes or Subclasses may be less than the sum of (1) the interest scheduled to be distributed to holders of the Notes or
Certificates, as applicable, of the Classes or Subclasses and (2) the amount to be distributed in reduction of Stated Principal Balance or the Notes or
Certificates, as applicable, on the Distribution Date. Any Special Distributions
will be made in the same priority and manner as distributions in reduction of
Stated Principal Balance would be made on the next Distribution Date.

          REPORTS TO SECURITYHOLDERS

          Unless otherwise specified or modified in the related prospectus supplement for each Series, the Master Servicer or the Trustee will include with each distribution to Securityholders of record of the Series, or within a reasonable time afterward, a statement generally setting forth, among other things, the following information, if applicable, per each Security, as to (1)
through (3) or (4) through (6) below, as applicable:

          (1)  to each holder of a Security, other than a Multi-Class
               Certificate or Residual Certificate, the amount of the
               distribution allocable to principal of the Trust Assets,
               separately identifying the aggregate amount of any Principal
               Prepayments included in the amount, and the portion, if any, advanced by a Servicer or the Master Servicer;

          (2)  to each holder of a Security, other than a Multi-Class
               Certificate or Residual Certificate, the amount of the
               distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master
               Servicer;

          (3)  to each holder of a Security, the amount of servicing compensation with respect to the related Trust Assets and other customary information as the Master Servicer deems necessary or desirable to enable Securityholders to prepare their tax returns;

          (4)  to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Principal
               Balance are then being made, the amount of the interest
               distribution and distribution in reduction of Stated Principal
               Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of Stated
               Principal Balance made on the Distribution Date or on any Special
               Distribution Date occurring subsequent to the last report;

          (5)  to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate
               Stated Principal Balance of Notes or Certificates, as applicable, outstanding of each Class or Subclass after giving effect to the distribution in reduction of Stated Principal Balance made on the
               Distribution Date

                                       51

               and on any Special Distribution Date occurring subsequent to the last report and after including in the aggregate Stated Principal
               Balance the Stated Principal Balance of the Compound Interest
               Securities, if any, outstanding and the amount of any accrued interest added to the Compound Value of the Compound Interest
               Securities on the Distribution Date;

          (6)  to each holder of a Compound Interest Security, but only if the holder shall not have received a distribution of interest on the
               Distribution Date equal to the entire amount of interest accrued on the Certificate with respect to the Distribution Date:

               (a)  the information contained in the report delivered pursuant to clause (5) above;

               (b)  the interest accrued on the Class or Subclass of Compound
                    Interest Securities with respect to the Distribution Date
                    and added to the Compound Value of the Compound Interest
                    Security; and

               (c)  the Stated Principal Balance of the Class or Subclass of
                    Compound Interest Securities after giving effect to the
                    addition of all interest accrued;

          (7)  in the case of a series of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to the distribution in question;

          (8)  the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the
               declining amount available and any payments and other amounts charged on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy,
               Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or
               Reserve Fund, as applicable, in each case as of the applicable
               Determination Date, after giving effect to any amounts with respect to them to be distributed to Securityholders on the
               Distribution Date;

          (9)  the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than the Distribution Date after giving effect to payments of principal distributed to Securityholders on the Distribution Date;

          (10) the book value of any collateral acquired by the Mortgage Pool,
               Warehouse Loan Pool or Contract Pool through foreclosure,
               repossession or otherwise; and

          (11) the number and aggregate principal amount of Mortgage Loans,
               Warehouse Loans or Contracts one month and two months delinquent.

          In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each
Securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to (1) through (3) or (4) through (6)
above and other information as in the judgment of the Master Servicer or the
Trustee, as the case may be, is needed for the Securityholder to prepare its tax return, as applicable, for the calendar year or, in the event

                                       52

the person was a Securityholder of record during a portion of the calendar year, for the applicable portion of the year.

          ADVANCES

          Unless otherwise stated in the related prospectus supplement, each
Servicer and the Master Servicer, with respect to Mortgage Loans, Warehouse
Loans or Contracts serviced by it and with respect to advance delinquent installments of principal of and interest on the Mortgage Loans, Warehouse Loans and Contracts (the "Advances") required to be made by the Servicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest that were due on the Due Date with respect to a Mortgage Loan, Warehouse Loan or Contract and that were delinquent, including any payments that have been deferred by the
Servicer or the Master Servicer, as of the close of business on the date specified in the related Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution
Date, subject to, unless otherwise provided in the applicable prospectus supplement, their respective determinations that the advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance
Policy, Mortgagor Bankruptcy Bond, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making the Advances, the Servicers and
Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Securityholders, rather than to guarantee or insure against losses. Any of these Advances are reimbursable to the Servicer or
Master Servicer out of related recoveries on the Mortgage Loans with respect to which amounts were advanced. In addition, Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the
Servicer or the Master Servicer, as the case may be, shall determine that any
Advances previously made are not ultimately recoverable. The Servicers and the
Master Servicer generally will also be obligated to make advances in respect of particular taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. These funds so advanced are reimbursable out of recoveries on the related Mortgage Loans. This right of reimbursement for any
Advance will be prior to the rights of the Securityholders to receive any amounts recovered with respect to Mortgage Loans, Warehouse Loans or Contracts.
Unless otherwise provided in the applicable prospectus supplement, the Servicers and the Master Servicer will also be required to advance an amount necessary to provide a full month's interest in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans, Warehouse Loans or
Contracts. Any of these Advances will not be reimbursable to the Servicers or the Master Servicer.

          COLLECTION AND OTHER SERVICING PROCEDURES

          The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable
Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy,
Special Hazard Insurance Policy, Primary Mortgage Insurance Policy or Mortgagor
Bankruptcy Bond, follow collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage
Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, if so provided in the related prospectus supplement, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in

                                       53

connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for the Mortgage
Loan or Contract or the coverage provided by any Letter of Credit, will not be adversely affected.

          If specified in the related prospectus supplement, under the applicable Servicing Agreement, the Master Servicer, either directly or through
Servicers, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgages or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate the account. The Master Servicer will be responsible for the administration of each
Escrow Account and will be obliged to make advances to the accounts when a deficiency exists in the Escrow Account. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, covering loss occasioned by the failure to escrow required amounts.

          MAINTENANCE OF INSURANCE POLICIES

          To the extent that the applicable prospectus supplement does not expressly provide for a method of credit support described below under "Credit
Support," the following paragraphs on insurance shall apply.

          STANDARD HAZARD INSURANCE

          To the extent specified in a related prospectus supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services, and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly, a policy of standard hazard insurance (a "Standard Hazard Insurance
Policy") covering the Mortgaged Property underlying the Mortgage Loan or
Manufactured Home underlying the Contract in an amount equal to the lesser of the maximum insurable value of the improvements securing the Mortgage Loan or
Contract or the principal balance of the Mortgage Loan or Contract. Each
Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any
Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer or the Master Servicer under any the policies, other than amounts to be applied to the restoration or repair of the Mortgaged Property or
Manufactured Home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to Securityholders, be added to the amount owing under the
Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. The cost shall be

                                       54

recoverable by the Servicer only by withdrawal of funds from the Servicing
Account or by the Master Servicer only by withdrawal from the Certificate
Account, as described in the applicable Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer, or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of
1968, as amended.

          The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any
Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative
Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

          The applicable Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage
Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

          Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing on the Mortgage Loans or Contracts decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home. See "Description of
Insurance--Special Hazard Insurance Policies" for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by specific hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

          SPECIAL HAZARD INSURANCE

          If so specified in the related prospectus supplement, the Master
Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Notes or Certificates, as applicable, in full force and effect, unless coverage under the policy has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer

                                       55

shall be under no obligation if coverage under the Pool Insurance Policy with respect to the Series has been exhausted. In the event that the Special Hazard
Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy;
provided that if the cost of any replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level so that the applicable premium will not exceed the cost of the Special Hazard Insurance
Policy that was replaced. Some of the characteristics of the Special Hazard
Insurance Policy are described under "Description of Insurance--Special Hazard
Insurance Policies."

          POOL INSURANCE

          To the extent specified in a related prospectus supplement, the Master
Servicer will exercise its best reasonable efforts to maintain a Pool Insurance
Policy with respect to a Series of Notes or Certificates, as applicable, in effect throughout the term of the applicable Agreement, unless coverage under the policy has been exhausted through payment of claims, and will pay the premiums for the Pool Insurance Policy on a timely basis. In the event that the
Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool
Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors to FNMA, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated
limitations. Some of the characteristics of the Pool Insurance Policy are described under "Description of Insurance--Pool Insurance Policies."

          PRIMARY MORTGAGE INSURANCE

          To the extent specified in the related prospectus supplement, the
Master Servicer will be required to keep in force and effect for each Mortgage
Loan secured by Single Family Property serviced by it directly, and each
Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the
Depositor, a Pool Insurance Policy to cover any loss, subject to the limitations described below, by reason of default by the Mortgagors on the related Mortgage
Loans to the extent not covered by any policy of primary mortgage insurance (a
"Primary Mortgage Insurance Policy") issued by a qualified insurer (the "Primary
Mortgage Insurer") with regard to each Mortgage Loan for which coverage is required pursuant to the applicable Servicing Agreement and Agreement and to act on behalf of the Trustee (the "Insured") under each Primary Mortgage Insurance
Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the date

                                       56

of the initial issuance of a Series of Notes or Certificates, as applicable, that is required to be kept in force under the applicable Agreement or Servicing
Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Notes or
Certificates, as applicable. See "Description of Insurance--Primary Mortgage
Insurance Policies." The Master Servicer, if any, or the Depositor or the
applicable Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each related Mortgage Pool and to present claims under the policy to the issuer of the Pool Insurance Policy (the "Pool
Insurer") on behalf of the Trustee and the Securityholders. See "Description of
the Securities--Presentation of Claims."

          MORTGAGOR BANKRUPTCY BOND

          If so specified in the related prospectus supplement, the Master
Servicer will exercise its best reasonable efforts to maintain a Mortgagor
Bankruptcy Bond for a Series of Notes or Certificates, as applicable, in full force and effect throughout the term of the applicable Agreement, unless coverage under the Mortgagor Bankruptcy Bond has been exhausted through payment of claims, and will pay the premiums for the Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor
Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Notes or
Certificates, as applicable, provided that the cancellation or reduction does not adversely affect the then current rating of the Series. See "Description of
Insurance--Mortgagor Bankruptcy Bond."

          PRESENTATION OF CLAIMS

          The Master Servicer, on behalf of itself, the Trustee and the
Securityholders, will present claims to HUD, the VA, the Pool Insurer, the
Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each
Primary Mortgage Insurer, as applicable, and take reasonable steps necessary to permit recovery under the insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding.
All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any
Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate
Account, subject to withdrawal as previously described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

          If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool
Insurance Policy or any Primary Mortgage Insurance Policy, neither the related
Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees, (1) that the restoration will increase the proceeds to Securityholders on

                                       57

liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (2)
that the expenses will be recoverable through proceeds of the sale of the
Mortgaged Property or proceeds of any related Pool Insurance Policy, any related
Primary Mortgage Insurance Policy or otherwise.

          If recovery under a Pool Insurance Policy or any related Primary
Mortgage Insurance Policy is not available because the related Servicer or the
Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow the normal practices and procedures deemed necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged
Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued on the proceeds at the Mortgage Rate, and if coverage under any other method of credit support with respect to the Series is exhausted, the related Trust Fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with the proceedings and which are reimbursable under the related Servicing Agreement or
Agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest at the applicable Mortgage Rate or
APR, as the case may be, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on the Mortgage
Loan or Contract from the Servicing Account or the Certificate Account, as the
case may be.

          ENFORCEMENT OF "DUE-ON-SALE" CLAUSES; REALIZATION UPON DEFAULTED
          MORTGAGE LOANS

          Each Servicing Agreement and the applicable Agreement with respect to
Notes or Certificates, as applicable, representing interests in or secured by a
Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, the Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under any applicable "due-on-sale"
clause , if any, unless it reasonably believes that the enforcement is not exercisable under applicable law or regulations or if the exercise would result in loss of insurance coverage with respect to the Mortgage Loan. In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master
Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the
Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable on the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary
Mortgage Insurance Policy. In the case of an FHA Loan, an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master
Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with the person, pursuant to which the original Mortgagor is released from liability and the person is substituted as Mortgagor and becomes liable under the Mortgage Note.

          Under the Servicing Agreements and the applicable Agreement, the
Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing the related
Mortgage Loans that come into and continue in default and as to

                                       58

which no satisfactory arrangements can be made for collection of delinquent payments. In connection with foreclosure or other conversion, the Servicer or the Master Servicer will follow practices and procedures deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of
FHA or VA Loans, applicable regulations require otherwise. However, neither the
Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the
Master Servicer agrees (1) that restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Securityholders after reimbursement to itself for expenses and (2) that expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

          Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related
Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See
"Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage
Loans--Foreclosure" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the
Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

          The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units. Since a default on a Mortgage
Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of the property will be less than was anticipated when the Mortgage Loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily
Property consisting of an apartment building owned by a Cooperative, the
Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control.
Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the
Master Servicer will have no obligation to provide refinancing for any Mortgage
Loan.

          ENFORCEMENT OF "DUE-ON-SALE" CLAUSES; REALIZATION UPON DEFAULTED
          CONTRACTS

          Each applicable Agreement and Servicing Agreement with respect to
Notes or Certificates, as applicable, representing interests in or secured by a
Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of a prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of the Contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law.

                                       59

In that case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom the Manufactured Home has been or is about to be conveyed, pursuant to which the person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Securityholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with the person, pursuant to which the original Obligor is released from liability and the person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

          Under the Servicing Agreement or the applicable Agreement, the Master
Servicer will repossess or otherwise comparably convert the ownership of properties securing the related Manufactured Homes that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with repossession or other conversion, the Servicer or Master Servicer will follow practices and procedures it deems necessary or advisable and as are normal and usual in its general
Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (1) that the restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for the expenses and (2) that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

          SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          Under the applicable Agreement for a Series of Notes or Certificates, as applicable, the Depositor or the person or entity specified in the related prospectus supplement and any Master Servicer will be entitled to receive an amount described in the related prospectus supplement. As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. The servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer, with respect to the
Mortgage Loans or Contracts serviced by it, and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation
Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise may be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

          The Servicers and the Master Servicer, unless otherwise specified in the related prospectus supplement, will pay from their servicing compensation some of the expenses incurred in connection with the servicing of the Mortgage
Loans or Contracts, including, without limitation, payment of the Insurance
Policy premiums and, in the case of the Master Servicer, fees, payment of the fees and disbursements of the Trustee, and any custodian selected by the
Trustee, the Note Register, the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and
Unaffiliated Sellers. Some of these expenses may be reimbursable by the
Depositor pursuant to the terms of the applicable Agreement. In addition, the
Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under limited circumstances.

                                       60

          As set forth in the preceding section, the Servicers and the Master
Servicer will be entitled to reimbursement for some of the expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or
Contracts. The related Trust Fund will suffer no loss by reason of these expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies or from amounts in the Reserve Fund. In the event, however, that claims are either not made or fully paid under the Letter of Credit or Insurance Policies, or if coverage has ceased, or if amounts in the
Reserve Fund are not sufficient to fully pay the losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master
Servicer, as the case may be, are less than the principal balance of the related
Mortgage Loan or Contract. In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or
Manufactured Home, the right of reimbursement being prior to the rights of the
Securityholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds or amounts in the Reserve Fund.

          Under the Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage
Certificate as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Trust Agreement, subject to limited reimbursement as provided in the Trust Agreement.

          EVIDENCE AS TO COMPLIANCE

          Each Pooling and Servicing Agreement and Servicing Agreement will provide that on or before a specified date in each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the Depositor and the
Trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of the Regulation AB (the "AB Servicing
Criteria") as of the end of the related fiscal year covered by the Depositor's
Form 10-K report. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

          Each Pooling and Servicing Agreement and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the
AB Servicing Criteria.

          Each Pooling and Servicing Agreement and Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year as of the end of the related fiscal year covered by the Depositor's form 10-K report, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement or Servicing Agreement
throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making

                                       61

the required statements as to more than one Pooling and Servicing Agreement or
Servicing Agreement.

          Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by holders of Notes and
Certificates without charge upon written request to the Master Servicer or
Trustee. These items will be filed with the Commission along with the issuing entity's annual report on Form 10-K and such Form 10-K will be filed by 90 days after the end of the fiscal year covered by the report on Form 10-K.

          CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE
          TRUSTEE AND THE INDENTURE TRUSTEE

          The Master Servicer under each Agreement will be named in the applicable prospectus supplement. The entity acting as Master Servicer may be an
Unaffiliated Seller and have other normal business relationships with the
Depositor and/or affiliates of the Depositor and may be an affiliate of the
Depositor. In the event there is no Master Servicer under an Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

          The Master Servicer may not resign from its obligations and duties under the applicable Agreement except upon a determination that its duties under the relevant Agreement are no longer permissible under applicable law. No the resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

          The Trustee under each Pooling and Servicing Agreement or Trust
Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

          The Trustee may resign from its obligations under the Pooling and
Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing
Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of the
Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

          The Trustee may resign at any time from its obligations and duties under the Trust Agreement by executing an instrument in writing resigning as
Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Trust
Agreement.

          The Indenture Trustee under the Indenture will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

                                       62

          The Indenture Trustee may resign from its obligations under the
Indenture at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Indenture Trustee if the Indenture
Trustee ceases to be eligible to act as Indenture Trustee under the Indenture or if the Indenture Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Indenture Trustee. Unless otherwise specified in the related prospectus supplement, the Indenture Trustee may also be removed at any time by the holders of Notes evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Notes of the
Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

          If the Trustee or the Indenture Trustee resigns or is removed by the
Depositor, the expenses associated with such change of trustees will be paid by the former Trustee or Indenture Trustee, as applicable, and reimbursed from the
Distribution Account. If the Trustee is removed by the Certificateholders or if the Indenture Trustee is removed by the Noteholders, such holders are responsible for paying any compensation payable to the successor Trustee or
Indenture Trustee in excess of the amount paid by the predecessor Trustee or
Indenture Trustee, as applicable.

          Each Pooling and Servicing Agreement and Trust Agreement will also provide that neither the Depositor nor any director, officer, employee or agent of the Depositor or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the
Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor or the Trustee nor any other person will be protected against, in the case of the Depositor, any breach of representations or warranties made by them, and in the case of the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the related
Agreement. Each Pooling and Servicing Agreement and Trust Agreement will further provide that the Depositor and the Trustee and any director, officer and employee or agent of the Depositor or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and by the
Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master
Servicer or from the exercise of any power of attorney granted pursuant to the
Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable
Agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties under the related Agreement or by reason of reckless disregard of their obligations and duties under the related Agreement. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties to the applicable Agreement and the interests of the
Securityholders under the applicable Agreement. In this event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the Trust Fund, and the Master
Servicer or the

                                       63

Depositor, as the case may be, will be entitled to be reimbursed for the action out of the Certificate Account.

          DEFICIENCY EVENT

          To the extent a deficiency event is specified in the prospectus supplement, a deficiency event (a "Deficiency Event") with respect to the Notes or Certificates, as applicable, of each Series may be defined in the applicable
Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Notes or Certificates, as applicable, of the Series, in accordance with the terms of the Notes or Certificates, as applicable, and the
Agreement, any distribution of principal or interest on the Notes or
Certificates, as applicable, when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related Trust
Fund.

          Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis, regardless of the frequency of regular Distribution Dates, of all future scheduled payments on the Mortgage
Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to the Trust Fund towards payments on the Notes or Certificates, as applicable, in accordance with the priorities as to distributions of principal and interest set forth in the Notes or
Certificates, as applicable, will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each Note or Certificate, as applicable, on or before the latest Final Distribution Date of any outstanding Notes or Certificates, as applicable, of the Series.

          Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the Trust Fund to make distributions on the Notes or Certificates, as applicable, which opinion or report will be conclusive evidence as to the sufficiency. Pending the making of any determination, distributions on the Notes or Certificates, as applicable, shall continue to be made in accordance with their terms.

          Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund, after payment of fees and expenses of the Trustee and accountants for the Trust Fund, to distributions on the Notes or Certificates, as applicable, of the Series in accordance with their terms, except that the distributions shall be made on each
Distribution Date or on more frequent dates as specified in the related prospectus supplement and without regard to the amount of principal that would otherwise be distributable on the related Distribution Date. Under some circumstances following any positive determination, the Trustee may resume making distributions on the Notes or Certificates, as applicable, expressly in accordance with their terms.

          Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, if the Trustee is unable to make the positive determination described above, the applicable Trustee will apply all amounts received in respect of the related
Trust Fund, after payment of Trustee and accountants' fees and expenses, to

                                       64

monthly distributions on Notes or Certificates, as applicable, of the Series or on all Senior Notes or Senior Certificates, as applicable, of the Series pro rata, without regard to the priorities as to distribution of principal set forth in the Notes or Certificates, as applicable, and the Notes or Certificates, as applicable, will, to the extent permitted by applicable law and specified in the related prospectus Statement, accrue interest at the highest Interest Rate borne by any Note or Certificate Notes or Certificates, as applicable, with the same credit rating by the Rating Agencies of the Series, or in the event any Class of the Series shall accrue interest at a floating rate, at the weighted average
Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having a floating interest rate and on the original principal amount of the Notes or Certificates, as applicable, of that Class. In this event, the holders of a majority in outstanding principal balance of the Notes or Certificates, as applicable, may direct the Trustee to sell the related Trust
Fund, any direction being irrevocable and binding upon the holders of all Notes or Certificates, as applicable, of the Series and upon the owners of the residual interests in the Trust Fund. In the absence of a direction, the Trustee may not sell all or any portion of the Trust Fund.

          EVENTS OF DEFAULT

          Except as otherwise provided in the related prospectus supplement,
Events of Default under the related Pooling and Servicing Agreement or Sale and
Servicing will consist of:

o    any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

o    any failure by the Trustee, the Servicer or the Master Servicer, as
     applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which failure shall continue for the number of days specified in the related prospectus supplement or any breach of any representation and warranty made by the
     Master Servicer or the Servicer, if applicable, which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure or breach;

o    particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and

o    any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Notes or Certificates, as applicable, by the
     Rating Agency rating the Notes or Certificates, as applicable, because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain the rating.

          Unless otherwise specified in the related prospectus supplement,
Events of Default under the Indenture for each Series of Notes include:

o    a default of five days or more in the payment of any principal of or interest on any Note of the Series;

o    failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;

                                       65

o    any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered or in connection with the Indenture with respect to or affecting the Series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;

o    particular events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

o    any other Event of Default provided with respect to Notes of that Series.

          RIGHTS UPON EVENT OF DEFAULT

          If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the
Noteholders of a majority of the then aggregate outstanding amount of the Notes of the Series may declare the principal amount of all the Notes of the Series to be due and payable immediately. The declaration may, under some circumstances, be rescinded and annulled by the Noteholders of a majority in aggregate outstanding amount of the Notes of the Series.

          If, following an Event of Default with respect to any Series of Notes, the Notes of the Series have been declared to be due and payable, the Indenture
Trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the Notes of the Series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of the Series as they would have become due if there had not been a declaration. In addition, the
Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of the Series for thirty days or more, unless

o    the Noteholders of 100% of the then aggregate outstanding amount of the
     Notes of the Series consent to the sale,

o    the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of the sale, or

o    the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66
     2/3% of the then aggregate outstanding amount of the Notes of the Series.

          In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty days or more in the payment of principal of or interest on the Notes of a Series, the
Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of this Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the
Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the
Indenture for the benefit of the Noteholders after the occurrence of this Event of Default.

                                       66

          Unless otherwise specified in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Noteholders of these Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount which is unamortized.

          Except as otherwise provided in the related prospectus supplement, so long as an Event of Default with respect to a Series of Notes or Certificates, as applicable, remains unremedied, the Depositor, the Trustee or the holders of
Notes of the Series, or, if no Notes are issued as part of the Series,
Certificate, evidencing not less than 25% of the principal amount of the Notes or Certificates, as applicable, of the Series may terminate all of the rights and obligations of the Master Servicer under the applicable Agreement and/or
Servicing Agreement and in and to the Mortgage Loans and Contracts and their proceeds, whereupon, subject to applicable law regarding the Trustee's ability to make advances, the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the
Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer.
Pending an appointment, the Trustee, unless prohibited by law from so acting, shall be obligated to act in this capacity. The Trustee and the successor master servicer may agree upon the servicing compensation to be paid to the successor, which in no event may be greater than the compensation to the Master Servicer under the applicable Agreement.

          To the extent that the costs and expenses of the Trustee or the
Indenture Trustee related to the termination of the Master Servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the Trustee or Indenture Trustee, as applicable (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the
Master Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the Trust Assets in accordance with the related Pooling and Servicing
Agreement or Sale and Servicing Agreement), are not fully and timely reimbursed by the terminated Master Servicer, the Trustee or the Indenture Trustee, as
applicable, shall be entitled to reimbursement of such costs and expenses from the Certificate Account.

          AMENDMENT

          Except as otherwise provided in the related prospectus supplement, the
Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may be amended by the
Depositor, the Master Servicer and the Trustee, without the consent of the
Securityholders,

o    to cure any ambiguity,

o    to correct or supplement any provision in the Pooling and Servicing
     Agreement or Sale and Servicing Agreement, as applicable, that may be inconsistent with any other provision in these agreements, or

                                       67

o    to make any other provisions with respect to matters or questions arising under the Agreement that are not inconsistent with the provisions of these
     Agreements, provided that the action will not adversely affect in any material respect the interests of any Securityholder of the related Series.

          Except as otherwise provided in the related prospectus supplement, the
Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Notes or Certificates, as applicable, evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the Notes or Certificates, as applicable, of the Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no the amendment may

(1)  reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and
     Contracts are required to be distributed with respect to any Note or
     Certificate, as applicable, without the consent of the holder of the
     Security,

(2)  adversely affect in any material respect the interests of the holders of a
     Class or Subclass of the Senior Notes or Senior Certificates, as
     applicable, if any, of a Series in a manner other than that set forth in
     (1) above without the consent of the holders of the Senior Notes or Senior
     Certificates, as applicable, of the Subclass evidencing not less than 66
     2/3% of the Class or Subclass,

(3)  adversely affect in any material respect the interests of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a
     Series in a manner other than that set forth in (1) above without the consent of the holders of Subordinated Notes or Subordinated Certificates, as applicable, evidencing not less than 66 2/3% of the Class or Subclass or

(4)  reduce the aforesaid percentage of the Notes or Certificates, as applicable, the holders of which are required to consent to the amendment, without the consent of the holders of the Class affected by the amendment.

          The Trust Agreement for a Series may be amended by the Trustee and the
Depositor without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provision in the Trust Agreement, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that are not inconsistent with any other provisions of the Trust Agreement, provided that the action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The
Trust Agreement for each Series may also be amended by the Trustee and the
Depositor with the consent of the Holders of Notes or Certificates, as applicable, evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Notes or Certificates, as applicable, of the Series affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no amendment may (1) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of the Certificate or (2) reduce the

                                       68

aforesaid percentage of Notes or Certificates, as applicable, the Holders of which are required to consent to any amendment, without the consent of the
Holders of all Notes or Certificates, as applicable, of the Series then outstanding.

          TERMINATION

          Except as otherwise provided in the related prospectus supplement, the obligations created by the Pooling and Servicing Agreement or Sale and Servicing
Agreement, as applicable, for a Series of Notes or Certificates, as applicable, will terminate upon the earlier of

          (1)  the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of the Mortgage Loan or
               Contract, and

          (2)  the later of

               (a)  the maturity or other liquidation of the last Mortgage Loan or Contract subject to the obligations and the disposition of all property acquired upon foreclosure of the Mortgage
                    Loan or Contract, and

               (b)  the payment to the Securityholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the applicable Agreement.

The obligations created by the Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement. In no event, however, will the Trust created by either the Agreement continue beyond the expiration of
21 years from the death of the last survivor of specific persons identified in
it. For each Series of Notes or Certificates, as applicable, the Master Servicer will give written notice of termination of the applicable Agreement of each
Securityholder, and the final distribution will be made only upon surrender and cancellation of the Notes or Certificates, as applicable, at an office or agency specified in the notice of termination.

          If so provided in the related prospectus supplement, the Pooling and
Servicing Agreement or Sale and Servicing Agreement for each Series of Notes or
Certificates, as applicable, will permit, but not require, the Depositor or another person specified in the prospectus supplement to repurchase from the
Trust Fund for the Series all remaining Mortgage Loans or Contracts subject to the applicable Agreement at a price specified in the related prospectus supplement. In the event that the Depositor elects to treat the related Trust
Fund as a REMIC under the Code, the repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualified liquidation" under the Code. The exercise of the right will effect early retirement of the Notes or Certificates, as applicable, of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for the Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the related prospectus supplement.

          The Indenture will be discharged with respect to a Series of Notes, except with respect to the continuing rights specified in the Indenture, upon the delivery to the Indenture Trustee for

                                       69

cancellation of all the Notes of the Series or, with some limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes of the Series.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

          BOOK-ENTRY REGISTRATION

          If so specified in the related prospectus supplement, DTC will act as securities company for each class of notes or certificates offered by this prospectus. Each class of notes or certificates, as applicable, initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As the nominee of DTC, it is anticipated that the only
"noteholder" and/or "certificateholder" with respect to a series of notes or certificates, as applicable, will be Cede. Beneficial owners of the notes or certificates, as applicable ("Security Owners") will not be recognized as
"noteholders" by the related indenture trustee, as the term is used in each
Indenture, or as "certificateholders" by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members
("Participants").

          DTC is a limited purpose trust company organized under the laws of the
State of New York, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the Uniform Commercial Code (the "UCC") in effect in the
State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the
Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect
Participants").

          Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC's nominee. DTC will then forward the payments to the
Participants, which will then forward them to Indirect Participants or Security
Owners.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules

                                       70

provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

          Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

          DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and
Servicing Agreement, as applicable, only at the direction of one or more
Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as
"Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10,
2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI")
merged its clearing, settlement and custody business with that of Deutsche Borse
Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.
Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

          Further to the merger, the Board of Directors of New Cedel
International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream
Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream
Services, societe anonyme".

          On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by
Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse
Clearing AG".

          Clearstream, Luxembourg holds securities for its customers
("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.
Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.

                                       71

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier,
"CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream,
Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has
established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

          Except as required by law, none of Credit Suisse First Boston LLC, the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                                 CREDIT SUPPORT

          Credit support for a Series of Notes or Certificates, as applicable, may be provided by one or more Letters of Credit, the issuance of Subordinated
Classes or Subclasses of Notes or Certificates, as applicable, which may, if so specified in the related prospectus supplement, be issued in notional amounts, the issuance of subordinated Classes or Subclasses of Notes, the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under "Description of Insurance." The amount and method of credit support will be set forth in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable.

          LETTERS OF CREDIT

          The Letters of Credit, if any, with respect to a Series of Notes or
Certificates, as applicable, will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage of the aggregate principal balance on the related
Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the
"L/C Percentage") specified in the prospectus supplement for the Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Notes or
Certificates, as applicable, will be in compliance with the requirements established by the Rating Agency rating the Series and will be set forth in the prospectus supplement relating to the Series of Notes or Certificates, as applicable. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments under the Letter of
Credit. The obligations of the L/C Bank under the Letter of Credit for each
Series of Notes or Certificates, as applicable, will expire a specified number of days after the latest of the scheduled final maturity dates of the Mortgage
Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all

                                       72

Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the
circumstances specified above. See "Description of the Securities--Termination."

          Unless otherwise specified in the applicable prospectus supplement, under the applicable Agreement and/or Servicing Agreement, the Master Servicer
will be required not later than three business days prior to each Distribution
Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to the Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the
L/C Bank will be required to honor the Trustee's request for payment in an amount equal to the lesser of (A) the remaining amount available under the
Letter of Credit and (B) the outstanding principal balances of any Liquidating
Loans to be assigned on the Distribution Date, together with accrued and unpaid interest on the Liquidating Loans at the related Mortgage Rate or APR to the related Due Date. The proceeds of payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to
Securityholders, in the manner specified in the related prospectus supplement, on the Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable prospectus supplement. Unless otherwise provided in the related prospectus supplement, the term "Liquidating Loan" means:

          (1)  each Mortgage Loan with respect to which foreclosure proceedings have been commenced, and the Mortgagor's right of reinstatement has expired,

          (2)  each Mortgage Loan with respect to which the Servicer or the
               Master Servicer has agreed to accept a deed to the property in lieu of foreclosure,

          (3)  each Cooperative Loan as to which the shares of the related
               Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale, or

          (4)  each Contract with respect to which repossession proceedings have been commenced.

          If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of the Liquidating
Loan, and the L/C Bank will then own the Liquidating Loan free of any further obligation to the Trustee or the Securityholders with respect to the Liquidating
Loan. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds, net of liquidation costs, of the Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for the payments.

          To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect to the Liquidating Loan, the L/C
Bank will be entitled to retain the proceeds as additional compensation for issuance of the Letter of Credit.

          Prospective purchasers of Notes or Certificates, as applicable, of a
Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the

                                       73

extent of its obligations under the Letter of Credit, in the event of default by
Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to the Series are insufficient to pay the entire amount of the loss and still be maintained at the Required Reserve, the Securityholders, in the priority specified in the related prospectus supplement, will subsequently bear all risks of loss resulting from default by Mortgagors or
Obligors, including losses not covered by insurance, and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

          If so specified in the related prospectus supplement, the Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of Mortgage Loans or Contracts (the "Subordinated Pool"), with the aggregate principal balance specified in the related prospectus supplement, or by the deposit of cash in the amount specified in the related prospectus supplement
(the "Initial Deposit"). The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or
Contract Pool, and/or on the mortgage loans, cooperative loans or Contracts in the Subordinated Pool, until the Reserve Fund, without taking into account the amount of any Initial Deposit, except as otherwise provided in the related prospectus supplement, reaches an amount (the "Required Reserve") set forth in the related prospectus supplement. Subsequently, specified distributions on the
Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the
Mortgage Loans or Contracts in the Subordinated Pool, will be retained to the extent necessary to maintain the Reserve Fund, without, except as otherwise provided in the related prospectus supplement, taking into account the amount of any Initial Deposit, at the related Required Reserve.

          In the event that a Subordinated Class or Subclass of a Series of
Notes or Certificates, as applicable, is issued with a notional amount, the coverage provided by the Letter of Credit with respect to the Series, and the terms and conditions of the coverage, will be set forth in the related prospectus supplement.

          SUBORDINATED SECURITIES

          To the extent specified in the prospectus supplement with respect to a
Series of Notes or Certificates, as applicable, credit support may be provided by the subordination of the rights of the holders of one or more Classes or
Subclasses of Notes or Certificates, as applicable, to receive distributions with respect to the Mortgage Loans or Mortgage Certificates in the Mortgage Pool
or Contracts in the Contract Pool underlying the Series, or with respect to a
Subordinated Pool of mortgage loans or contracts, to the rights of the Senior
Securityholders or holders of one or more Classes or Subclasses of Subordinated
Notes or Subordinated Certificates, as applicable, of the Series to receive distributions, to the extent of the applicable Subordinated Amount or as otherwise specified in the related prospectus supplement. In this case, credit support may also be provided by the establishment of a Reserve Fund, as described below. Except as otherwise provided in the related prospectus supplement, the Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses will be defined in the related Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Notes or
Certificates, as applicable, of one or more Classes or Subclasses of the Series paid or borne by the holders of one or more Classes or Subclasses of
Subordinated Notes or Subordinated Certificates, as applicable, of the Series
("payment deficiencies"), but excluding any payments of interest on any amounts originally due to the holders

                                       74

of the Notes or Certificates, as applicable, of a Class or Subclass to which the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates,
as applicable, are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund, including, prior to the time that the Subordinated Amount is reduced to zero, any withdrawal of amounts attributable to the Initial Deposit, if any, reduction in amounts otherwise distributable to the Subordinated Securityholders on any Distribution Date or
otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during any period in respect of the Mortgage Loans or
Contracts giving rise to previous payment deficiencies, including, without limitation, recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds, net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to the Mortgage Loans or Contracts.
The prospectus supplement for each Series of Notes or Certificates, as applicable, with respect to which credit support will be provided by one or more
Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as
applicable, will set forth the Subordinated Amount for the Series and/or the manner by which one or more Classes or Subclasses of Notes or Certificates, as applicable, may be subordinated to other Classes or Subclasses or Notes or
Certificates, as applicable. If specified in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

          In addition, if so specified in the related prospectus supplement, if a Series of Notes or Certificates, as applicable, includes Notes, one more
Classes or Subclasses of Notes may be subordinated to another Class or
Subclasses of Notes and may be entitled to receive disproportionate amounts of distributions in respect of principal and all the Certificates of the Series will be subordinated to all the Notes.

          SHIFTING INTEREST

          If specified in the prospectus supplement for a Series of Notes or
Certificates, as applicable, for which credit enhancement is provided by shifting interest as described in this prospectus, the rights of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a Series to receive distributions with respect to the Mortgage Loans, Mortgage
Certificates or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to the right of the holders of the Senior Notes or Senior
Certificates, as applicable, of the same Series to the extent described in the related prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Notes or Senior
Certificates, as applicable, of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Notes or Senior Certificates, as applicable, against losses due to mortgagor defaults.

          The protection afforded to the holders of Senior Notes or Senior
Certificates, as applicable, of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Notes or
Senior Certificates, as applicable, a disproportionately greater percentage (the
"Senior Prepayment Percentage") of Principal Prepayments. The initial Senior
Prepayment Percentage will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the prospectus supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Notes or Senior Certificates, as applicable,

                                       75

while increasing the respective interest of the Subordinated Notes or
Subordinated Certificates, as applicable, in the Mortgage Pool or Contract Pool.
Increasing the respective interest of the Subordinated Notes or Subordinated
Certificates, as applicable, relative to that of the Senior Notes or Senior
Certificates, as applicable, is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Notes or Subordinated
Certificates, as applicable.

          SWAP AGREEMENT

          If so specified in the prospectus supplement relating to a Series of
Notes or Certificates, as applicable, the related Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the trust will have the right to receive particular payments of interest, or other payments, as set forth or determined as described in the agreement or agreements. The prospectus supplement relating to a Series of Notes or
Certificates, as applicable, having the benefit of an interest rate or currency rate swap, cap or floor agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The prospectus supplement relating to the Series of Notes or Certificates, as applicable, also will set forth information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement in accordance with applicable rules and regulations of the Commission.

          RESERVE FUND

          If so specified in the related prospectus supplement, credit support with respect to one or more Classes or Subclasses of Notes or Certificates, as applicable, of a Series may be provided by the establishment and maintenance with the Trustee for the Series of Notes or Certificates, as applicable, in trust, of a Reserve Fund for the Series. Unless otherwise specified in the applicable prospectus supplement, the Reserve Fund for a Series will not be included in the Trust Fund for the Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master
Servicer of particular payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or Contracts with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement, by any combination of the foregoing, or in another manner specified in the related prospectus supplement. Except as otherwise provided in the related prospectus supplement, following the initial issuance of the Notes or Certificates, as applicable, of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the related Mortgage Loans or Contracts and/or on the Contracts in the Subordinated Pool otherwise distributable to the holders of the applicable Class or Subclasses of Subordinated Notes or Subordinated
Certificates, as applicable, and deposit the amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain the distributions and deposit so much of the amounts in the Reserve Fund as may be necessary, after the application of distributions to amounts due and unpaid on the Notes or
Certificates, as applicable, or on the Notes or Certificates, as applicable, of the Series to which the applicable Class or Subclass of Subordinated Notes or
Subordinated Certificates, as applicable, are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve. Except as otherwise provided in the related prospectus supplement, the balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class

                                       76

or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, or to another specified person or entity, as set forth in the related prospectus supplement, and shall subsequently be unavailable for future distribution to
Certificateholders of either Class. The prospectus supplement for each Series will set forth the amount of the Required Reserve applicable from time to time.
The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

          Except as otherwise provided in the related prospectus supplement, amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Securityholders of the Classes or Subclasses
specified in the related prospectus supplement until withdrawn from the Reserve
Fund and transferred to the Certificate Account as described below. Except as otherwise provided in the related prospectus supplement, if on any Distribution
Date the amount in the Certificate Account available to be applied to distributions on the applicable Senior Notes or Senior Certificates, as applicable, of the Series, after giving effect to any Advances made by the
Servicers or the Master Servicer on the Distribution Date, is less than the amount required to be distributed to the Senior Securityholders (the "Required
Distribution") on the Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (1) the entire amount on deposit in the Reserve Fund available for distribution to the
Senior Securityholders, which amount will not in any event exceed the Required
Reserve, or (2) the amount necessary to increase the funds in the Certificate
Account eligible for distribution to the Senior Securityholders on the
Distribution Date to the Required Distribution; provided, however, that unless specified in the related prospectus supplement no amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate
Account or otherwise used in any manner for the benefit of the Senior
Securityholders. If so specified in the applicable prospectus supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released to the applicable Subordinated Securityholders. Unless otherwise specified in the related prospectus supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Notes or
Subordinated Certificates, as applicable, of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans, Mortgage
Certificates or Contracts other than amounts attributable to interest on the
Mortgage Loans, Mortgage Certificates or Contracts after the initial Required
Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Except as otherwise provided in the related prospectus supplement, whether or not the amount of the Reserve
Fund exceeds the Required Reserve on any Distribution Date, the holders of the
Subordinated Notes or Subordinated Certificates, as applicable, of the applicable Class or Subclass are entitled to receive from the Certificate
Account their share of the proceeds of any Mortgage Loan, Mortgage Certificates or Contract, or any property acquired for them, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund shall be applied in the following order:

          (1)  to the reimbursement of Advances determined by the Master
               Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of
               liquidation expenses incurred by the Servicers and the Master
               Servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate
               Account;

                                       77

          (2)  to the payment to the holders of the applicable Senior Notes or
               Senior Certificates, as applicable, of the Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the
               Certificate Account are not available; and

          (3)  to the payment to the holders of the Senior Notes or Senior
               Certificates, as applicable, of the Series of the principal balance or purchase price, as applicable, of Mortgage Loans or
               Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which the distribution relates and interest on these Mortgage Loans or Contracts at the related Mortgage Rate or APR, as applicable, to the extent that sufficient funds in the Certificate Account are not available.

          Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts in the Reserve Fund, as set forth below, shall then be released to the holders of the Subordinated Notes or Subordinated
Certificates, as applicable, or to another person specified in the applicable prospectus supplement, as set forth above.

          Funds in the Reserve Fund for a Series shall be invested as provided in the related Agreement and/or Indenture in specific types of eligible investments. The earnings on these investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Notes or
Subordinated Certificates, as applicable, in accordance with their respective interests in the Reserve Fund in the priority specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, investment income in the Reserve Fund is not available for distribution to the holders of the Senior Notes or Senior Certificates, as applicable, of the Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Notes or Senior
Certificates, as applicable. Eligible investments for monies deposited in the
Reserve Fund will be specified in the applicable Agreement and/or Indenture for a Series of Notes or Certificates, as applicable, for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of the Series from time to time as being consistent with its outstanding rating of the Notes or Certificates, as applicable. These eligible investments will be limited, however, to obligations or securities that mature at various time periods up to
30 days according to a schedule in the applicable Agreement based on the current balance of the Reserve Fund at the time of the investment or the contractual commitment providing for the investment.

          The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Notes or Certificates, as applicable, of the Series and the availability of amounts in the Reserve Fund for distributions on the Notes or Certificates, as applicable, will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

                                       78

          SECURITY GUARANTEE INSURANCE

          If so specified in the related prospectus supplement, Security
Guarantee Insurance, if any, with respect to a Series of Notes or Certificates, as applicable, may be provided by one or more insurance companies. The Security
Guarantee Insurance will guarantee, with respect to one or more Classes of Notes or Certificates, as applicable, of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified, in the related prospectus supplement, the Security Guarantee Insurance will also guarantee against any payment made to a Series of Notes or Certificates, as applicable, which is subsequently recovered as a "voidable preference" payment under the Bankruptcy
Code. A copy of the Security Guarantee Insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Notes or
Certificates, as applicable, of the related Series.

          PERFORMANCE BOND

          If so specified in the related prospectus supplement, the Master
Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the applicable Agreement and/or Servicing Agreement, including its obligation to make Advances and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the applicable Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on any Class or
Subclass of Notes or Certificates, as applicable, would be reduced by the Rating
Agency, the Master Servicer will be required to secure a substitute Performance
Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Notes or Certificates, as applicable, or to deposit and maintain with the Trustee cash in the amount specified in the applicable prospectus supplement.

                            DESCRIPTION OF INSURANCE

          To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. To the extent specified in the related prospectus supplement, each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the related prospectus supplement. Any material changes in the insurance from the description that follows will be set forth in the applicable prospectus supplement.

          PRIMARY MORTGAGE INSURANCE POLICIES

          To the extent specified in the related prospectus supplement, each
Servicing Agreement will require the Servicer to cause a Primary Mortgage
Insurance Policy to be maintained in full force and effect with respect to each
Mortgage Loan that is secured by a Single Family Property covered by the
Servicing Agreement requiring the insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each
Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts

                                       79

underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.

          Unless otherwise specified in the related prospectus supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (referred to in this prospectus as the "Loss") will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan, as described in this prospectus, and accrued and unpaid interest on the Mortgage Loan and reimbursement of particular types of expenses, less

o    all rents or other payments collected or received by the Insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the Mortgaged Property,

o    hazard insurance proceeds in excess of the amount required to restore the
     Mortgaged Property and which have not been applied to the payment of the
     Mortgage Loan,

o    amounts expended but not approved by the Primary Mortgage Insurer,

o    claim payments previously made by the Primary Mortgage Insurer, and

o    unpaid premiums.

          Unless otherwise specified in the related prospectus supplement, as conditions precedent to the filing of or payment of a claim under a Primary
Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured will be required to, in the event of default by the Mortgagor:

          (1)  advance or discharge;

               (a)  all hazard insurance premiums and

               (b)  as necessary and approved in advance by the Primary Mortgage
                    Insurer,

o    real estate property taxes,

o    all expenses required to preserve, repair and prevent waste to the
     Mortgaged Property so as to maintain the Mortgaged Property in at least as good a condition as existed at the effective date of the Primary Mortgage
     Insurance Policy, ordinary wear and tear excepted,

o    property sales expenses,

o    any outstanding liens (as defined in the Primary Mortgage Insurance Policy)
     on the Mortgaged Property, and

o    foreclosure costs, including court costs and reasonable attorneys' fees;

          (2)  in the event of a physical loss or damage to the Mortgaged
               Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of the
               Primary Mortgage Insurance Policy, ordinary wear and tear
               excepted; and

          (3)  tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.

                                       80

          Unless otherwise specified in the related prospectus supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a
Mortgage Loan in the related Mortgage Pool generally will provide that:

          (1)  no change may be made in the terms of the Mortgage Loan without the consent of the Primary Mortgage Insurer;

          (2)  written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the
               Mortgaged Property securing the Mortgage Loan have commenced, and afterward the Insured must report monthly to the Primary Mortgage
               Insurer the status of any the Mortgage Loan until the Mortgage
               Loan is brought current, the proceedings are terminated or a claim is filed;

          (3)  the Primary Mortgage Insurer will have the right to purchase the
               Mortgage Loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of
               foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan and reimbursable amounts expended by the
               Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the
               Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to the policy;

          (4)  the Insured must commence proceedings at the times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the
               Mortgaged Property;

          (5)  the Insured must notify the Primary Mortgage Insurer of the price specified in (3) above at least 15 days prior to the sale of the
               Mortgaged Property by foreclosure, and bid the amount unless the
               Mortgage Insurer specifies a lower or higher amount; and

          (6)  the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not impaired by a conveyance or the specified rights of the Primary Mortgage Insurer are not adversely affected by a conveyance.

          Unless otherwise specified in the related prospectus supplement, the
Primary Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under some of the Primary
Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and afterward, monthly payments in the amount that would have become due under the
Mortgage Loan if it had not been discharged plus any advances made by the
Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an

                                       81

approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

          FHA INSURANCE AND VA GUARANTEES

          The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA
Insurance or VA Guarantees relating to Contracts underlying a Series of Notes or
Certificates, as applicable, will be described in the related prospectus supplement.

          The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the
Servicer of the FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. The plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with the payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by this circumstance is accompanied by other criteria, HUD may provide relief by making payments to the Servicer of the Mortgage Loan in partial or full satisfaction of amounts due, which payments are to be repaid by the Mortgagor to
HUD, or by accepting assignment of the Mortgage Loan from the Servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

          HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA
Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

          The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of the FHA Loan for particular costs and expenses and to deduct specific amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to this date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under

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the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

          The maximum guarantee that may be issued by the VA under a VA Loan is

o    50% of the principal amount of the VA Loan if the principal amount of the
     Mortgage Loan is $45,000 or less,

o    the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of the VA Loan is greater than $45,000 but less than or equal to $144,000, and

o    the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The
VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.

          With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

          The amount payable under the guarantee will be the percentage of the
VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the
Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

          STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

          Unless otherwise specified in the related prospectus supplement, any
Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage
Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions.
The most significant terms of the policies, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot,

                                       83

vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of specific kinds of uninsured risks and is not intended to be all-inclusive.

          The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

          The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any
Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain the insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative
Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

          Any losses incurred with respect to Mortgage Loans due to uninsured risks, including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative
Loans could affect distributions to the Certificateholders.

          With respect to Mortgage Loans secured by Multifamily Property, additional insurance policies may be required with respect to the Multifamily
Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily
Property and will describe the general terms of the insurance and conditions to payment.

          STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

          The applicable Pooling and Servicing Agreement or Sale and Servicing
Agreement for each Series will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance
Policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue policies in the state in which the Manufactured Home is located, and in an amount which is not less than the lesser of the maximum insurable value of the Manufactured Home or the principal balance due from the Obligor on the related Contract; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy

                                       84

shall be sufficient to avoid the application of any co-insurance clause contained in the policy. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or a lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or
Policies, the Master Servicer shall pay the premiums out of its own funds, and may add separately the premium to the Obligor's obligation as provided by the
Contract, but may not add the premium to the remaining principal balance of the
Contract.

          The Master Servicer may maintain, in lieu of causing individual
Standard Hazard Insurance Policies to be maintained with respect to each
Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The
Master Servicer shall pay the premium for the policy on the basis described in the policy and shall pay any deductible amount with respect to claims under the policy relating to the Contracts. If the insurer shall cease to be acceptable to the Master Servicer, the Master Servicer shall use its best reasonable efforts to obtain from another insurer a replacement policy comparable to the policy.

          If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (1) maintain at its expense hazard insurance with respect to the Manufactured Home or (2) indemnify the Trustee against any damage to the Manufactured Home prior to resale or other disposition.

          POOL INSURANCE POLICIES

          If so specified in the related prospectus supplement, the Master
Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying
Notes or Certificates, as applicable, of the Series. The Pool Insurance Policy will be issued by the Pool Insurer named in the applicable prospectus supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of
Notes or Certificates, as applicable, will be described in the related prospectus supplement. Each Pool Insurance Policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy,
FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related prospectus supplement.
A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims under a Pool Insurance Policy may only be made for particular defaulted Mortgage Loans and only upon satisfaction of particular conditions precedent described below. The prospectus supplement will contain the financial information regarding the Pool Insurer required by the rules and regulations of the Commission.

          Unless otherwise specified in the related prospectus supplement, the
Pool Insurance Policy will provide that as a condition precedent to the payment of any claim the Insured will be required

                                       85

          (1)  to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan;

          (2)  to advance, as necessary and approved in advance by the Pool
               Insurer,

               o    real estate property taxes,

               o    all expenses required to preserve and repair the Mortgaged
                    Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a
                    condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to the Mortgaged
                    Property first became effective, ordinary wear and tear
                    excepted,

               o    property sales expenses,

               o    any outstanding liens on the Mortgaged Property, and

               o    foreclosure costs including court costs and reasonable
                    attorneys' fees; and

          (3)  if there has been physical loss or damage to the Mortgaged
               Property, to restore the Mortgaged Property to its condition, reasonable wear and tear excepted, as of the issue date of the
               Pool Insurance Policy.

It also will be a condition precedent to the payment of any claim under the Pool
Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have
Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance
Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows:

          (1)  the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property,

          (2)  the amount of the accumulated unpaid interest on the Mortgage
               Loan to the date of claim settlement at the applicable Mortgage
               Rate, and

          (3)  advances as described above, less

               o    all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the
                    Insured, which are derived from or in any way related to the
                    Mortgaged Property,

               o    amounts paid under applicable fire and extended coverage
                    policies which are in excess of the cost of restoring and
                    repairing the Mortgaged Property and which have not been
                    applied to the payment of the Mortgage Loan,

               o    any claims payments previously made by the Pool Insurer on the Mortgage Loan,

               o    due and unpaid premiums payable with respect to the Pool
                    Insurance Policy, and

               o    all claim payments received by the Insured pursuant to any
                    Primary Mortgage Insurance Policy.

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An "Approved Sale" is

(1)  a sale of the Mortgaged Property acquired because of a default by the
     Mortgagor to which the Pool Insurer has given prior approval,

(2)  a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer,

(3)  the acquisition of the Mortgaged Property under the Primary Insurance
     Policy by the Primary Mortgage Insurer, or

(4)  the acquisition of the Mortgaged Property by the Pool Insurer.

The Pool Insurer must be provided with good and merchantable title to the
Mortgaged Property as a condition precedent to the payment of any Loss. If any
Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the
Mortgaged Property to a condition sufficient to permit recovery under the Pool
Insurance Policy, the Master Servicer or the Servicer of the related Mortgage
Loan will not be required to expend its own funds to restore the damaged
Mortgaged Property unless it is determined (1) that the restoration will increase the proceeds to the Securityholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the
Master Servicer or the Servicer, as the case may be, and (2) that the expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to the Series, Liquidation Proceeds, Insurance Proceeds or amounts in the Reserve Fund, if any, with respect to the Series.

          No Pool Insurance Policy will insure, and many Primary Mortgage
Insurance Policies may not insure, against loss sustained by reason of a default arising from, among other things,

(1)  fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the
     Originator or other persons involved in the origination of the Mortgage
     Loan,

(2)  the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for the Mortgage Loan, or

(3)  the exercise by the Insured of a "due-on-sale" clause or other similar provision in the Mortgage Loan; provided, in either case of clause (2) or
     (3), the exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period.

A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under
"Description of the Securities--Assignment of Mortgage Loans," and in this event, subject to the limitations described, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Securityholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of

                                       87

representation made by the Depositor or an Unaffiliated Seller may also have occurred. The breach, if it materially and adversely affects the interests of the Securityholders of the Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under "The Trust Fund--Mortgage Loan Program" and "--Representations
by Unaffiliated Sellers; Repurchases" and "Description of the
Securities--Assignment of Mortgage Loans."

          The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Notes or Certificates, as applicable, of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered by the policy. The amount of claims paid will include some of the expenses incurred by the Master Servicer or by the
Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Notes or Certificates, as applicable, of the Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent
Mortgage Loan would be recoverable to it from the proceeds of the liquidation of the Mortgage Loan or otherwise, neither the Servicer nor the Master Servicer would be obligated to make an Advance respecting any this delinquency, since the
Advance would not be ultimately recoverable to it from either the Pool Insurance
Policy or from any other related source. See "Description of the
Securities--Advances."

          SPECIAL HAZARD INSURANCE POLICIES

          If so specified in the related prospectus supplement, the Master
Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool
underlying a Series of Notes or Certificates, as applicable. Any Special Hazard
Insurance Policies for a Contract Pool underlying a Series of Notes or
Certificates, as applicable, will be described in the related prospectus supplement. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Notes or Certificates, as applicable, of a Series will be issued by the
Special Hazard Insurer named in the applicable prospectus supplement. Each
Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by particular types of hazards, including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See
"Description of the Securities--Maintenance of Insurance Policies" and
"--Standard Hazard Insurance." The Special Hazard Insurance Policy will not cover losses occasioned by war, particular types of governmental actions, nuclear reaction and other perils. Coverage under a Special Hazard Insurance
Policy will be at least equal to the amount set forth in the related prospectus supplement.

          Subject to the foregoing limitations, each Special Hazard Insurance
Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent the damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (1) the cost of repair or replacement of the Mortgaged Property or (2)
upon transfer of the Mortgaged Property to the Special Hazard Insurer, the
unpaid balance of the Mortgage Loan at the

                                       88

time of acquisition of the Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and particular expenses incurred in respect of the Mortgaged Property. No claim may be validly presented under a Special
Hazard Insurance Policy unless (1) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and (2) the insured has acquired title to the
Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and particular expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related
Special Hazard Insurance Policy will be reduced by the amount paid less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage.

          The terms of the applicable Agreement and/or Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Agreement. If a Pool Insurance
Policy is required to be maintained pursuant to the Agreement, the Special
Hazard Insurance Policy will be designed to permit full recoveries under the
Pool Insurance Policy in circumstances where recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In this event, the Agreement and/or Servicing Agreement will provide that, if the related Pool Insurance
Policy shall have terminated or been exhausted through payment of claims, the
Master Servicer will be under no further obligation to maintain the Special
Hazard Insurance Policy.

          MORTGAGOR BANKRUPTCY BOND

          In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative
Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to this value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, other modifications of the terms of a
Mortgage Loan can result from a bankruptcy proceeding. If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of
Notes or Certificates, as applicable, will be covered under a Mortgagor
Bankruptcy Bond, or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a Series by the
Rating Agency that rated the Series. Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Notes or
Certificates, as applicable, of the related Series, which will be set forth in the related prospectus supplement. Subject to the terms of the Mortgagor
Bankruptcy Bond, the issuer of the Mortgagor Bankruptcy Bond may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the Mortgage Loan plus accrued and unpaid interest on the Mortgage Loan. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Notes or
Certificates, as applicable, may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the Notes or Certificates, as applicable, of the Series by the Rating Agency rating the Series.

                                       89

            CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

          The following discussion contains summaries of some of the legal aspects of mortgage loans and manufactured housing installment or conditional sales contracts and installment loan agreements which are general in nature.
Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

          THE MORTGAGE LOANS

          The Mortgage Loans, other than the Cooperative Loans, comprising or underlying the Trust Assets for a Series will be secured by either first or second mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.
It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor, similar to a mortgagor, a lender called the beneficiary, similar to a mortgagee, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

          FORECLOSURE

          Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

          Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the

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terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

          In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Particular state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

          In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

          COOPERATIVE LOANS

          If specified in the prospectus supplement relating to a Series of
Notes or Certificates, as applicable, the Mortgage Loans may also contain
Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

          A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest sufficient to permit it to own the building and all separate dwelling units in the real property. The cooperative is directly responsible for property

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management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the
Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the
Cooperative Loans, the collateral securing the Cooperative Loans.

          Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.
Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Realizing upon Cooperative Loan Security" below.

          TAX ASPECTS OF COOPERATIVE LOANS

          In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation"
within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to

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the corporation representing his proportionate share of particular interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the
Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related
Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

          REALIZING UPON COOPERATIVE LOAN SECURITY

          The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants under the lease or agreement. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the cooperative loan.

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          Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral.
Generally, the lender is not limited in any rights it may have to dispossess the tenant- shareholders.

          The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

          In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform
Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and
Other Limitations on Lenders" below.

          In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to particular tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any restrictions could adversely affect the number of potential purchasers for and the value of the property.

          RIGHTS OF REDEMPTION

          In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and particular foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of

                                       94

the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

          ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

          Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.
In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

          Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security;
however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

          Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

          In some states, exceptions to the anti-deficiency statutes are provided for in some instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

          In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a
Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured

                                       95

mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Particular court decisions have applied the relief to claims secured by the debtor's principal residence.

          The Code provides priority to particular tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to particular tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending
Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair
Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

          Unless otherwise specified in the related prospectus supplement, each
Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the
Mortgagor. As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the
Mortgagor has other assets from which it could repay the loan.

          Unless otherwise specified in the related prospectus supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee, as the assignee of the assignment, is entitled to collect the rents. The Trustee may enforce its right to the rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

          "DUE-ON-SALE" CLAUSES

          The forms of note, mortgage and deed of trust relating to conventional
Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the
"Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to

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permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

          The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, particular transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

          The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

          ENFORCEABILITY OF CERTAIN PROVISIONS

          Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the
Servicing Agreements and the applicable Agreement, late charges and prepayment fees, to the extent permitted by law and not waived by the Servicers, will be retained by the Servicers or Master Servicer as additional servicing compensation.

          Courts have imposed general equitable principles upon foreclosure.
These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

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          ENVIRONMENTAL CONSIDERATIONS

          Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in some circumstances for the costs of remedial action ("Cleanup Costs")
if hazardous wastes or hazardous substances have been released or disposed of on the property. The Cleanup Costs may be substantial. It is possible that the costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in some circumstances and if the Cleanup Costs were incurred.

          Except as otherwise specified in the related prospectus supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Notes or Certificates, as applicable, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, the
Mortgaged Property or which would subject the owner or operator of the Mortgaged
Property or a lender secured by the Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance, and to the best of its knowledge no circumstances are existing that under law would give rise to any lien, affecting the Mortgaged
Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The applicable Agreement and/or Servicing Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether the Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up the hazard.

          THE CONTRACTS

          As a result of the Depositor's assignment of the Contract to the
Trustee, the Certificateholders will succeed collectively to all of the rights, including the right to receive payment on the Contracts, and will assume particular obligations of the Depositor. Each Contract evidences both (1) the obligation of the Obligor to repay the loan and (2) the grant of a security interest in the Manufactured Home to secure repayment of the loan. Some of the aspects of both features of the Contracts are described more fully below.

          The Contracts generally are "chattel paper" as defined in the Uniform
Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement and/or Servicing Agreement, the Master
Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or Indenture Trustee, or their respective custodian, as the case may be. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts or the Indenture
Trustee's security interest in the Contracts, as the case may be. Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee or their pledge to the Indenture Trustee. Therefore, if a subsequent

                                       98

purchaser were able to take physical possession of the Contracts without notice of the assignment or pledge, the respective Trustees' interest in the Contracts could be defeated.

          SECURITY INTERESTS IN THE MANUFACTURED HOMES

          The law governing perfection of a security interest in a Manufactured
Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or
Master Servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the
Master Servicer or the lender fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the Securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws.
As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located.
Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the
Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a
Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the
Depositor. With respect to a Series of Notes or Certificates, as applicable, and as described in the related prospectus supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the
Securityholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the
Manufactured Homes securing the Contracts.

          The Depositor will assign its security interests in the Manufactured
Homes to the Trustee on behalf of the Certificateholders and, if a Series of
Securities includes Notes, the security interest will be pledged to the
Indenture Trustee on behalf of the Noteholders. Unless otherwise specified in the related prospectus supplement, neither the Depositor nor the Trustee or
Indenture Trustee will amend the certificates of title to identify the Trustee or the Indenture Trustee, as applicable, as the

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new secured party. Accordingly, the Depositor or another entity specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

          In the absence of fraud, forgery or permanent affixation of the
Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders and pledged to the Noteholders, if any, is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of
Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the applicable Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

          In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after the relocation and after that time only if and after the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in the state, and if steps are not taken to re-perfect the Trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a
Manufactured Home; accordingly, the Trustee or the Indenture Trustee, or the
Master Servicer as custodian for the Trustee and/or Indenture Trustee, must surrender possession if it holds the certificate of title to the Manufactured
Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, the applicable Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee and Indenture
Trustee would have the opportunity to re-perfect its security interest in the
Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing installment or conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect the re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Manufactured
Home, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee or Indenture Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the applicable Agreement, the Master Servicer, on behalf of the Depositor, will be obligated to take the steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

                                       100

          Under the laws of most states, liens for repairs performed on a
Manufactured Home take priority even over a perfected security interest. The
Depositor will represent in the applicable Agreement that it has no knowledge of any liens with respect to any Manufactured Home securing payment on any
Contract. However, liens could arise at any time during the term of a Contract.
No notice will be given to the Trustee, Indenture Trustee or Securityholders in
the event a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the applicable Agreement.

          ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

          The Master Servicer on behalf of the Trustee or the Indenture Trustee, to the extent required by the related Agreement and/or Indenture, may take action to enforce the applicable Trustee's security interest with respect to
Contracts in default by repossession and resale of the Manufactured Homes securing the Defaulted Contracts. Except in Louisiana, so long as the
Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by
"self-help" repossession that is "peaceful" (i.e., without breach of the peace)
or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before a resale. In the event of a repossession and resale of a Manufactured
Home, the Trustee and/or Indenture Trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, afterward, to the debtor.

          Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

          Under other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

          CONSUMER PROTECTION LAWS

          The so-called "Holder-in-Due-Course" rule of the Federal Trade
Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and particular related lenders and assignees, to transfer the contract free of notice of claims by the debtor under the contract. The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth

                                       101

in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act,
the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt
Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

          TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE"
CLAUSES

          The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master
Servicer and permit the acceleration of the maturity of the Contracts by the
Depositor or the Master Servicer upon any sale or transfer that is not consented
to. Unless otherwise specified in the related prospectus supplement, the
Depositor or the Master Servicer expects that it will permit most transfers of
Manufactured Homes and not accelerate the maturity of the related Contracts. In some cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

          In the case of a transfer of a Manufactured Home after which the
Depositor desires to accelerate the maturity of the related Contract, the
Depositor's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of "due-on-sale"
clauses applicable to the Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of particular Manufactured Homes.

          APPLICABILITY OF USURY LAWS

          Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. The Contracts would be covered if they satisfy particular conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

          Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title
V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund. The Depositor, or the party specified in the related Agreement will represent that all of the
Contracts comply with applicable usury laws.

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                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

          GENERAL

          The following discussion represents the opinion of McKee Nelson LLP, or other counsel specified in the related prospectus supplement ("Federal Tax
Counsel") as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Securities are issued. This discussion is directed solely to securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as
amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

          In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state, local and foreign tax consequences, if any, of the purchase, ownership and disposition of the
Securities. See "State and Other Tax Considerations." The Depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local, foreign or other tax consequences to them of the purchase, ownership and disposition of the Securities offered under this prospectus.

          The following discussion addresses securities of five general types:

          o    securities ("REMIC Securities") representing interests in a Trust
               Fund, or a portion of a Trust Fund, that the trustee will elect to have treated as one or more real estate mortgage investment conduits ("REMICs") under Sections 860A through 860G (the "REMIC
               Provisions") of the Code;

          o    securities ("Grantor Trust Securities") representing interests in a Trust Fund (a "Grantor Trust Fund") as to which no election will be made;

          o    securities ("Partnership Certificates") representing equity interests in a Trust Fund (a "Partnership Trust Fund") which is treated as a partnership for federal income tax purposes;

          o    securities in the form of Notes ("Debt Securities") representing indebtedness of a Partnership Trust Fund or a Trust Fund which is disregarded as a separate entity for federal income tax purposes;
               and

          o    securities in the form of Certificates that, despite their form, are intended to be treated as indebtedness for federal income tax purposes.

          The prospectus supplement for each Series of Securities will indicate which of the foregoing treatments will apply to that Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

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          (1)  references to a "securityholder" or a "holder" are to the beneficial owner of a Security,

          (2)  references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made, and

          (3)  to the extent specified in the prospectus supplement, references to "mortgage loans" include Contracts.

          The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the
Code and in the Treasury regulations promulgated thereunder (the "OID
Regulations"), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the "REMIC Regulations"). Investors should be aware that the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, instruments such as Securities.

          Taxable Mortgage Pools

          Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable
Mortgage Pools"). Any entity other than a REMIC will be considered a Taxable
Mortgage Pool if

          (1)  substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations consist of
               "real estate mortgages,"

          (2)  that entity is the borrower under debt obligations with two or more maturities, and

          (3)  under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate
Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations.
The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

          REMICS

          Classification of REMICs

          For each Series of REMIC Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of
Federal Tax Counsel, the related Trust Fund (or each applicable portion of the
Trust Fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests"
("Regular Securities") or "residual interests" ("Residual Securities") in the
REMIC within the meaning of the REMIC Provisions.

          In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must

                                       104

fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments."
The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC
Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents of
"disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual
Securities--Tax-Related Restrictions on Transfer of Residual
Securities--Disqualified Organizations" below.

          A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as lower-tier regular interests in a tiered
REMIC, home equity lines of credit, reverse mortgage loans and obligations originated by the United States or any state that are principally secured by an interest in real property. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the
REMIC Pool on the Startup Day and that is received either:

          (1)  in exchange for any qualified mortgage within a three-month period from the Startup Day; or

          (2)  in exchange for a "defective obligation" within a two-year period from the Startup Day.

          A "defective obligation" includes:

          (1)  a mortgage in default or as to which default is reasonably foreseeable;

          (2)  a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

          (3)  a mortgage that was fraudulently procured by the borrower; and

          (4)  a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

                                       105

A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

          Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to (i)
provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies or (ii) provide a source of funds for the purchase of additional loans within the three month startup period or additional advances with respect to home equity lines of credit or reverse mortgage loans. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent the amount held within is no longer reasonably required for the purpose for which it was created. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

          In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet specific requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

          o    A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and
               provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified
               mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

          o    A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

          An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted

                                       106

investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Federal Tax Counsel, the
Regular Securities of a Series will constitute one or more classes of regular interests, and the Residual Securities for that Series will represent a single class of residual interests for each REMIC Pool.

          If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each Trust Fund will include provisions designed to maintain each REMIC Pool's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any REMIC
Pool as a REMIC will be terminated.

          Characterization of Investments in REMIC Securities

          The REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section
7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC
Pool underlying these Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

          If the assets of the REMIC Pool include Buy-Down Loans, it is possible that the percentage of those assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds from the Buy-Down Fund. No opinion is expressed as to the treatment of those Buy-Down Funds because the law is unclear as to whether the
Buy-Down Funds represent an account held by the lender that reduces the lender's investment in the mortgage loan. This reduction of a holder's investment may reduce the assets qualifying for the 60% of assets test for meeting the definition of a "domestic building and loan association." Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B)
of the Code to the extent that the Notes or Certificates, as applicable, are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

          The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC
Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the

                                       107

mortgage loans for purposes of all of the foregoing sections. The REMIC
Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

          Tiered REMIC Structures

          For some Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs with respect to which all of the regular interests in one REMIC are held by another REMIC ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these Series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

          Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C)
of the Code, and whether the income on those Securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

          Taxation of Owners of Regular Securities

          (1)  General

          Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC's assets. In general, interest, original issue discount, and market discount on a Regular
Security will be treated as ordinary income to a holder of the Regular Security
(the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular
Securityholder's basis in the Regular Security allocable thereto. Regular
Securityholders must use the accrual method of accounting with regard to Regular
Securities, regardless of the method of accounting otherwise used by that
Regular Securityholder.

          Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations. See "--Variable Rate Regular
Securities" below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject

                                       108

to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "--Variable Rate Regular Securities"
below for discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the
REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A Regular
Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC
Regulations. Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

          (2)  Original Issue Discount

          Certain classes of Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the
"OID Regulations" and in part on the provisions of the Tax Reform Act of 1986
(the "1986 Act"). Regular Securityholders should be aware, however, that the OID
Regulations do not adequately address some of the issues relevant to prepayable securities, such as the Regular Securities. To the extent that those issues are not addressed in the regulations, the Trust Fund intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No
assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID
Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

          Each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity"
of the Regular Security over its "issue price." The issue price of a Class of
Regular

                                       109

Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial
Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

          The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute
"qualified stated interest." Under the OID Regulations, qualified stated
interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated
interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular
Securities. Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

          Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated
redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The
Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The
Prepayment Assumption for a Series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset.
Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market

                                       110

premium, under the constant yield method. See "--Election to Treat All Interest
Under the Constant Yield Method" below.

          A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

               (1) the sum of:

                    (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

                    (b) the distributions made on the Regular Security during
               the accrual period that are included in the Regular Security's stated redemption price at maturity, over

               (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

                    (a) the yield to maturity of the Regular Security at the
               issue date, and

                    (b) the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular
Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

          Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment
Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the

                                       111

mortgage loans for a Series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

          (3) Acquisition Premium

          A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, that purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method" below.

          (4) Variable Rate Regular Securities

          Regular Securities may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID
Regulations, except as provided in (1), and (3) the interest compounds or is payable at least annually at current values of;

               (a)  one or more "qualified floating rates,"

               (b)  a single fixed rate and one or more qualified floating rates,

               (c)  a single "objective rate," or

               (d)  a single fixed rate and a single objective rate that is a
                    "qualified inverse floating rate."

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than
1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security's term. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a

                                       112

qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

          The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the
Class bears interest at an objective rate (other than a qualified inverse floating rate). Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate. However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.

          (5) Market Discount

          A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act
provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the

                                       113

remaining original issue discount as of the end of that period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular
Security. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

          As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest
Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a Regular
Security at a price lower than the remaining amounts includible in the stated
redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

          Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular
Security) multiplied by the weighted average maturity of the Regular Security
(presumably determined as described above in the fourth paragraph under
"--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

          Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

          (6) Amortizable Premium

          A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds that Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the
Regular Security. The election will apply to all taxable debt obligations
(including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked

                                       114

with the permission of the Internal Revenue Service. The Conference Committee
Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market
Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

          (7) Election to Treat All Interest Under the Constant Yield Method

          A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service.
Investors should consult their own tax advisors regarding the advisability of making this election.

          (8) Treatment of Losses

          Regular Securityholders will be required to report income for Regular
Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a
Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section
166.

                                       115

          To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any
Regular Securities becoming wholly or partially worthless, and that, in general,
Regular Securityholders that are not corporations and do not hold the Regular
Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular
Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the
Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating
"negative" original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

          Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular
Securities in connection with a trade or business. Special loss rules may be applicable to banks and thrift institutions. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular
Securities.

          (9) Sale or Exchange of Regular Securities

          If a Regular Securityholder sells or exchanges a Regular Security, the
Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.
The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the
Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

          Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss. That gain will be treated as ordinary income

               (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the

                                       116

          transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

               (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates;
          or

               (3) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110%
          of the applicable federal rate as of the date of purchase, over (b)
          the amount of income actually includible in the gross income of the holder for that Regular Security (the "110% yield rule").

          In addition, gain or loss recognized from the sale of a Regular
Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers.

          Taxation of Owners of Residual Securities

1.   Taxation of REMIC Income

          Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

               (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

               (2) all bad loans will be deductible as business bad debts; and

               (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular
Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Holders report their pro rata share of taxable

                                       117

income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related Series outstanding.

          The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the
Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

          Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that Series of Regular
Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions"
below under "--Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a Series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

          A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

               (1) it may not be offset by current or net operating loss
          deductions;

               (2) it will be considered unrelated business taxable income to tax-exempt entities; and

               (3) it is ineligible for any statutory or treaty reduction in the
          30% withholding tax otherwise available to a foreign Residual Holder.

See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a
Residual Holder's taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual
Securities.

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2.   Basis and Losses

          The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual
Security as of the close of the quarter (or time of disposition of the Residual
Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual
Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

          A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, if, in any year, cash distributions to a Residual
Holder exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its
Residual Security. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero). If a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

          A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the
REMIC Pool's basis in its assets.

          The IRS has issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and
(ii) specify that inducement fees constitute income from sources within the
United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Security.

          Further, to the extent that the initial adjusted basis of a Residual
Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the
Residual Holder will not recover a portion of the basis until termination of the
REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

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3.   Treatment of Certain Items of REMIC Income and Expense

          Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

          Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on
Regular Securities as described above under "--Taxation of Owners of Regular
Securities--Original Issue Discount" and "--Variable Rate Regular Securities,"
without regard to the de minimis rule described therein, and "--Amortizable
Premium."

          Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.
The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of
Regular Securities--Market Discount."

          Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC
Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC
Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans. The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

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4.   Limitations on Offset or Exemption of REMIC Income

          A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the
Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual
Security before the beginning of that quarterly period.

          The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the
Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons
(as defined below under "--Tax-Related Restrictions on Transfer of Residual
Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual
Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

          Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii)
a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

          The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be "significant," then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

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5.   Tax-Related Restrictions on Transfer of Residual Securities

          Disqualified Organizations. If any legal or beneficial interest in a
Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual
Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment
Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified
Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

          "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

          In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income for a Residual Security during a taxable year and a
Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the
Pass-Through Entity during the period that interest is held by the Disqualified
Organization, and (2) the highest marginal federal corporate income tax rate.
That tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder's taxpayer identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2)
during the period that person is the record holder of the Residual Security, the
Pass-Through Entity does not have actual knowledge that the affidavit is false.

          "Pass-Through Entity" means any regulated investment company, real estate investment trust, common Trust Fund, partnership, trust or estate and corporations operating on a cooperative basis. Except as may be provided in
Treasury regulations, any person holding an interest in a Pass-

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Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

          If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a
Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

          The pooling and servicing agreement for a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a
Series will bear a legend referring to those restrictions on transfer, and each
Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the requesting party may be charged a fee for the computation and provision of that information.

          Noneconomic Residual Interests. The REMIC Regulations would disregard some transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came

                                       123

due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and
(3) either the formula test or the asset test (each as described below) is satisfied.

          The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

          The asset test is satisfied if

          1.   at the time of the transfer of the Residual Security, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

          2.   the transferee is a taxable domestic C corporation, other than a
               RIC, REIT, REMIC or Subchapter T cooperative (an "Eligible
               Corporation"), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible
               Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

          3.   the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test. Further, requirement (2) will not be treated as satisfied in the case of any transfer or assignment of the Residual
Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

          Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions

                                       124

accrue and before the end of the next succeeding taxable year. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption.
If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

          The prospectus supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person"
means a citizen or resident of the United States, a corporation or partnership
(or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the
United States or of any state (including, for this purpose, the District of
Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).

6.   Sale or Exchange of a Residual Security

          Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of
Residual Securities--Basis and Losses") of the Residual Holder in the Residual
Security at the time of the sale or exchange.

          Further, as described above under "--Taxation of Owners of Residual
Securities--Basis and Losses", if a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the
REMIC. If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a capital loss
(assuming the Residual Security was held as a capital asset) at that time in an amount equal to the remaining adjusted basis.

          Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code
Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a
Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

                                       125

          Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual
Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool"
(such as a non-REMIC owner trust) that is economically comparable to a Residual
Security.

7.   Mark to Market Regulations

          Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

          Taxes That May Be Imposed on the REMIC Pool

1.   Prohibited Transactions

          Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

          (1)  the disposition of a qualified mortgages other than for

               (a)  substitution for a defective (including a defaulted)
                    obligation within two years of the Startup Day (or
                    repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified
                    mortgage within three months of the Startup Day;

               (b)  foreclosure, default, or imminent default of a qualified mortgage;

               (c)  bankruptcy or insolvency of the REMIC Pool; or

               (d)  a qualified (complete) liquidation;

          (2)  the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

          (3)  the receipt of compensation for services; or

          (4)  the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

          Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or

                                       126

reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

2.   Contributions to the REMIC Pool After the Startup Day

          In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool

          (1)  during the three months following the Startup Day,

          (2)  made to a qualified reserve fund by a Residual Holder,

          (3)  in the nature of a guarantee,

          (4)  made to facilitate a qualified liquidation or clean-up call, and

          (5)  as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

3.   Net Income from Foreclosure Property

          The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

4.   Liquidation of the REMIC Pool

          If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a
90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC
Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular
Securities and Residual Holders within the 90-day period.

5.   Administrative Matters

          The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit

                                       127

Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single
Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in those proceedings in appropriate circumstances.

6.   Limitations on Deduction of Certain Expenses

          An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Sections
67 and 68. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the
REMIC Pool for a regular interest it holds in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

          Taxation of Certain Foreign Investors

1.   Regular Securities

          Interest, including original issue discount, distributable to Regular
Securityholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the

                                       128

extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person. Each Regular Securityholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i)
such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United
States for 183 days or more in the taxable year.

          If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S.
Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a
U.S. Person.

2.   Residual Securities

          The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to
Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the Trust Fund or segregated pool of assets in the Trust Fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163
(f) (1). Generally, mortgage loans will not be, but regular interests in another
REMIC Pool will be, considered obligations issued in registered form.
Furthermore, Residual Holders will not be entitled to any exemption from the 30%
withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income"
above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United
States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. See "--Tax-Related Restrictions on Transfer of Residual
Securities--Foreign Investors" above concerning the disregard of transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

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3.   Backup Withholding

          Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a rate of up to 31% on
"reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status. Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue
Service or allowed as a credit against the Regular Holder's federal income tax liability.

GRANTOR TRUST FUNDS

          Characterization. For each Series of Grantor Trust Securities, Federal
Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation (or a taxable mortgage pool) and that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Grantor Trust Securities (referred to in this prospectus as "Grantor
Trust Securityholders") will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund's assets as described below.

          Taxation of Grantor Trust Securityholders. Subject to the discussion below under "Stripped Certificates" and "Subordinated Certificates," each
Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund. Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the
Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund. Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund. Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or

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(2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year (although the reduction is scheduled to be gradually phased-out starting in 2006).

          The servicing compensation to be received by the servicer may be questioned by the Internal Revenue Service as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund's assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or market discount rules. See the discussion below under "--Stripped
Certificates". Except as discussed below under "Stripped Certificates" or
"--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

          A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the
Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust
Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

          The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable prospectus supplement, it is not expected that any asset of the Grantor Trust Fund (other than an instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated Certificates"). For the rules governing original issue discount, see "REMICs--Taxation of Owners of Regular
Securities--Original Issue Discount" above.

          The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

          Market Discount. A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund's assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "REMICs--Taxation of Owners of Regular Securities--Market
Discount" above. As discussed above, to the extent an asset of the Grantor Trust
Fund is an instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See
"REMICs--Taxation of Owners of Regular Securities--Original Issue Discount"
above.

          Premium. To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with "amortizable bond premium" equal in amount to the

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excess. For a discussion of the rules applicable to amortizable bond premium, see "REMICs--Taxation of Owners of Regular Securities--Amortizable Premium"
above.

          Status of the Grantor Trust Securities. Except as qualified below, a
Grantor Trust Security owned by a:

          o    "domestic building and loan association" within the meaning of
               Code Section 7701(a)(19) will be considered to represent "loans .
               . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real
               property securing the mortgage loans represented by that Grantor
               Trust Security is of the type described in that section of the
               Code.

          o    real estate investment trust will be considered to represent
               "real estate assets" within the meaning of Code Section
               856(c)(4)(A) to the extent that the assets of the related Grantor
               Trust Fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

          o    REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein)
               which is principally secured by an interest in real property"
               within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of
               "qualified mortgages" within the meaning of Code Section
               860G(a)(3).

          An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in bullet points 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for that treatment must be reduced by amounts contributed from the Buy-Down Fund.
Further, although it is not entirely clear, Grantor Trust Certificates that are
Stripped Certificates (as described below under "Stripped Certificates") should be treated as qualifying under the Code provisions cited in the bullet points above to the same extent as Grantor Trust Certificates that are not Stripped
Certificate. Grantor Trust Securityholders are urged to consult their own tax advisors concerning the characterization of the securityholder's investment for federal income tax purposes.

          Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a
Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments.
Generally, where a separation has occurred, under the stripped bond rules of
Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount"), the difference between the holder's initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right. However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a
"stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped
Certificate

                                       132

was treated as zero under the original issue discount de minimis rule when the
Stripped Certificate was stripped or (ii) no more than 100 basis points
(including any amount of servicing in excess of reasonable servicing) is stripped off from the mortgage assets.

          Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

          o    if any servicing compensation is deemed to exceed a reasonable amount;

          o    if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

          o    if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or
               principal payments on the Grantor Trust Fund's assets; or

          o    if certificates are issued which represent the right to
               interest-only payments or principal-only payments.

          The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See
"REMICs--Taxation of Owners of Regular Securities--Original Issue Discount"
above. For purposes of applying the original issue discount provisions of the
Code, the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

          Subordinated Certificates. In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this prospectus as the "Subordinate Certificates" and
"Senior Certificates", respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the "Grantor Trust Fund Stripped Bond"), and (2) a portion of the interest due on each mortgage loan equal to the difference between the
Interest Rate on the Subordinate Certificates and the Interest Rate on the
Senior Certificates, if any, which difference is then multiplied by the
Subordinate Class Percentage (the "Grantor Trust Fund Stripped Coupon"). The
"Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.
The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

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          The Senior Certificateholders in the aggregate will own the Senior
Class Percentage of the Grantor Trust Fund Stripped Bond and accordingly each
Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Grantor
Trust Fund Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped
Bond plus 100% of the Grantor Trust Fund Stripped Coupon, if any, and
accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Grantor Trust Fund Stripped Bond will be treated as a "stripped bond" and the Grantor Trust Fund Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code.

          Although not entirely clear, the interest income on the Subordinate
Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust
Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest. Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

          If the Subordinate Certificateholders receive distribution of less than their share of the Grantor Trust Fund's receipts of principal or interest
(the "Shortfall Amount") because of the subordination of the Subordinate
Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

          o    received as distributions their full share of receipts;

          o    paid over to the Senior Certificateholders an amount equal to the
               Shortfall Amount; and

          o    retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

          Under this analysis,

          o    Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or
               (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

          o    a loss would only be allowed to the Subordinate
               Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

          o    reimbursement of the Shortfall Amount prior to a claim of
               worthlessness would not be taxable income to Subordinate
               Certificateholders because the amount was previously included in income.

                                       134

Those results should not significantly affect the inclusion of income for
Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.
Moreover, the character and timing of loss deductions are unclear. Subordinate
Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

          Election to Treat All Interest as Original Issue Discount. The
Treasury Regulations relating to original issue discount permit a Grantor Trust
Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor
Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a
Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

          Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

          Sale or Exchange of a Grantor Trust Security. Sale or exchange of a
Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner's adjusted basis in the Grantor Trust Security. The adjusted basis generally will equal the seller's cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund represented by a Grantor Trust Security are
"capital assets" within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust
Security has been owned for the long-term capital gain holding period.

          Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller's interest in accrued market discount on Grantor Trust Fund assets not previously taken into income. See "--Market Discount," above.

                                       135

Further, Grantor Trust Securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a
Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.

          Foreign Investors in Grantor Trust Securities. A holder of a Grantor
Trust Security who is not a "U.S. Person" (as defined above at "REMICs--Tax
Related Restrictions on Transfer of Residual Securities--Foreign Investors") and
is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust
Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor
Trust Security to the extent attributable to debt obligations held by the
Grantor Trust Fund that were originated after July 18, 1984, provided that the
Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. Person. Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax
(unless such tax is reduced or eliminated by an applicable tax treaty). All holders of Grantor Trust Securities should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

          Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at
"REMICs--Taxation of Certain Foreign Investors--Regular Securities") generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United
States for 183 days or more in the taxable year.

          If the interest, gain or income with respect to a Grantor Trust
Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

          Backup Withholding. Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a
"backup" withholding tax of 31% if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the
Internal Revenue Service or allowable as a credit against the Grantor Trust
Securityholder's federal income tax.

                                       136

PARTNERSHIP TRUST FUNDS AND DISREGARDED TRUST FUNDS

          Classification of Trust Funds

          For each Series of Partnership Certificates or Debt Securities,
Federal Tax Counsel will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the Trust Fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

          Taxation of Debt Securityholders

          The Depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each Series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt
Securities is correct.

          If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the
Trust Fund. If so treated, the Trust Fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt
Securities recharacterized as equity. Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust Fund were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of Trust Fund expenses, and income from the Trust Fund's assets would be taxable to owners of Debt
Securities without regard to whether cash distributions are made to such owners and without regard to the owners' method of tax accounting.

          Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is generally not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to
Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and
"--Sale or Exchange of Regular Securities."

          Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt

                                       137

Securities held by a real estate investment trust will not be treated as
"interest on obligations secured by mortgages on real property or on interests in real property "within the meaning of Code Section 856(c)(3)(B); (iii) Debt
Securities held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Section
856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute "Government securities" within the meaning of
Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute
"qualified mortgages" with in the meaning of Section 860G(a)(3) of the Code for
REMICs.

          Taxation of Owners of Partnership Certificates

1.   Treatment of the Trust Fund as a Partnership

          The Partnership Trust Fund will agree, and the related owners of
Partnership Certificates ("Partnership Certificate Owners") will agree by their purchase of Partnership Certificates, if there is more than one Partnership
Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the
Depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the
Partnership Trust Fund as a disregarded entity. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the
Partnership Certificates, the Debt Securities and the Depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

          A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership
Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the
Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Partnership
Certificates are denominated in U.S. dollars, none of the Partnership
Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a
Series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given Series of
Partnership Certificates, additional tax considerations with respect to such
Partnership Certificates will be disclosed in the applicable prospectus supplement.

2.   Partnership Taxation

          As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner's allocable share of income, gains, losses, deductions and credits of the Partnership Trust
Fund, whether or not there is a corresponding cash distribution. Thus, cash

                                       138

basis holders will in effect be required to report income from the Partnership
Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes. The Partnership Trust
Fund's income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

          The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement
(i.e., the Agreement and related documents). The Agreement will provide, in general, that the Partnership Certificate Owners will be allocated taxable income of the Partnership Trust Fund for each month equal to the sum of:

          o    the interest or other income that accrues on the Partnership
               Certificates in accordance with their terms for the relevant month including, as applicable, interest accruing at the related
               Partnership Certificate Interest Rate for that month and interest on amounts previously due on the Partnership Certificates but not yet distributed;

          o    any income of the Partnership Trust Fund attributable to discount on the related mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price;

          o    any prepayment premium payable to the Partnership Certificate
               Owners for the applicable month; and

          o    any other amounts of income payable to the Partnership
               Certificate Owners for the applicable month.

The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Losses will generally be allocated in the manner in which they are borne.

          Based on the economic arrangement of the parties, the foregoing approach for allocating income of the Partnership Trust Fund should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to Partnership Certificate Owners. Moreover, even under the foregoing method of allocation, Partnership Certificate Owners may be allocated income equal to the entire Partnership Certificate Interest Rate plus the other items described above, even though the Partnership Trust Fund might not have sufficient cash to make current cash distributions of the amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Partnership Certificate Owners, but Partnership Certificate Owners
may be purchasing Partnership Certificates at different times and at different prices, Partnership Certificate Owners

                                       139

may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Partnership Trust Fund.

          Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

          An individual taxpayer's share of expenses of the Partnership Trust
Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2)
80% of the amount of itemized deductions otherwise allowable for the applicable taxable year (although the reduction is scheduled to be gradually phased-out starting in 2006). Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.

          The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant. If the Internal Revenue Service were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

3.   Discount and Premium

          The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be. See
"REMICs--Taxation of Owners of Regular Securities--Acquisition Premium" and "--
Market Discount" above. As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the Internal
Revenue Service might require that it be recomputed on a mortgage loan-by-mortgage loan basis. Further, with respect to any asset of the
Partnership Trust Fund that is an instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument
(in lieu of the rules relating to market discount). See "REMICs--Taxation of
Owners of Regular Securities--Original Issue Discount" above.

          If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

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4.   Section 708 Termination

          Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund. The
original Partnership Trust Fund will then be deemed to distribute the
Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund. The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust
Fund might not be able to comply with these requirements due to lack of data.

5.   Disposition of Partnership Certificates

          Generally, capital gain or loss will be recognized on a sale of
Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. Any gain or loss would be long-term capital gain or loss if the Partnership
Certificate Owner's holding period exceeded one year. A Partnership Certificate
Owner's tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the
Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner's share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund. A Partnership Certificate Owner
acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership
Certificates and, upon a sale or other disposition of some of the Partnership
Certificates, allocate a portion of the aggregate tax basis to the Partnership
Certificates sold, rather than maintaining a separate tax basis in each
Partnership Certificate for purposes of computing gain or loss on a sale of that
Partnership Certificate.

          If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership
Certificates that exceeds the aggregate cash distributions with respect to the
Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

6.   Allocations Between Transferors and Transferees.

          In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period. As a result, a Partnership Certificate Owner

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purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

          The use of a Due Period convention may not be permitted by existing
Treasury regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership
Certificate Owners. The Partnership Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other Internal Revenue Service guidance.

7.   Section 731 Distributions

          In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate does not exceed the adjusted basis of that Partnership Certificate Owner's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds that Partnership Certificate Owner's adjusted basis, gain will be currently recognized. In the case of any distribution to a Partnership
Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner's interest. Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

8.   Section 754 Election

          In the event that a Partnership Certificate Owner sells its
Partnership Certificates at a profit (or loss), the purchasing Partnership
Certificate Owner will have a higher (or lower) basis in the Partnership
Certificates than the selling Partnership Certificate Owner had. The tax basis of the Partnership Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership
Trust Fund currently does not intend to make an election under Section 754 of the Code. As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

          The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a Partnership Certificate represents an interest will constitute a securitization partnership for this purpose.

9.   Administrative Matters

          The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund. The trustee will file a partnership information return (IRS Form 1065) with the Internal Revenue Service for each taxable year of the Partnership Trust Fund and will report each
Partnership Certificate Owner's allocable share of items of Partnership Trust
Fund income and expense to Partnership Certificate Owners and the Internal
Revenue Service on Schedule K-1. The

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Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all the inconsistencies.

          Under Section 6031 of the Code, any person that holds Partnership
Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership
Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

          o    the name, address and identification number of such person,

          o    whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

          o    particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership
Certificates through a nominee are required to furnish directly to the
Partnership Trust Fund information as to themselves and their ownership of
Partnership Certificates. A clearing agency registered under Section 17A of the
Exchange Act is not required to furnish any information statement to the
Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following
January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

          Unless another designation is made, the Depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.
Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a
Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Partnership Certificate Owner's returns and adjustments of items not related to the income and losses of the Partnership
Trust Fund.

          A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections
771 through 777 of the Code. Unless

                                       143

otherwise specified in the applicable prospectus supplement, a Partnership Trust
Fund will not elect to apply the simplified flow-through reporting system.

10.  Taxation of Certain Foreign Partnership Certificate Owners

          As used below, the term "Non-United States Owner" means a Partnership
Certificate Owner that is not a U.S. Person, as defined under "REMICs--Taxation of Owners of Residual Securities--Tax Related Restrictions on Transfer of
Residual Securities--Foreign Investors," above.

          It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the
Partnership Trust Fund would be engaged in a trade or business in the United
States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to
Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business.

          Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

          Each Non-United States Owner might be required to file a U.S.
individual or corporate income tax return on its share of the income of the
Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax. Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the
Partnership Trust Fund if, in particular, the Owner's allocable share of interest from the Partnership Trust Fund constituted "portfolio interest" under the Code.

          The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust
Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case,
Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

11.  Backup Withholding

          Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a "backup"
withholding tax of up to 31% if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary,

                                       144

demonstrates such status. Any amounts so withheld would be refunded by the
Internal Revenue Service or allowable as a credit against the Non-United States
Owner's federal income tax.

CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

          General. Upon the issuance of Certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below and certain assumptions and qualifications, the Certificates will be properly classified as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service could not successfully challenge this conclusion. Such Certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such
Certificates are herein referred to as "Debt Certificateholders."

          The Depositor and any Unaffiliated Sellers, will express in the
Agreements their intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the assets in the Trust Fund. The Depositor and each Unaffiliated Seller agrees and each
Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to agree to treat the Debt Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreements, the transactions may be treated as a sale of ownership interests in the assets held by the Trust Fund for financial accounting purposes, and not as debt obligations.

          In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the
Internal Revenue Service, to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax
Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a Series of Debt Certificates.

          While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof.
Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the assets held by the Trust Fund has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the Internal Revenue Service are described below under "--Possible
Classification of the Transaction as a Partnership or as an Association Taxable
as a Corporation."

                                       145

          Taxation of Income of Debt Certificateholders. As set forth above, it is expected that Federal Tax Counsel will advise the Depositor and/or the
Unaffiliated Sellers that the Debt Certificates will constitute indebtedness for federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "Partnership Trust
Funds and Disregarded Trust Funds--Taxation of Debt Securityholders."

          If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see
"REMICs--Taxation of Regular Securities--Original Issue Discount") a United
States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Debt Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the
Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt
Certificate's stated redemption price at maturity. Accordingly, Federal Tax
Counsel is unable to opine as to whether interest payable on a Debt Certificates constitutes "qualified stated interest" that is not included in a Debt
Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances. The prospectus supplement will indicate whether the Trust expects to treat a Debt Certificate as having been issued with OID.

          Tax Characterization of the Trust Fund. Consistent with the treatment of the Debt Certificates as indebtedness, the Trust Fund will be treated as a security device to hold mortgage assets securing the repayment of the Debt
Certificates. In connection with the issuance of Debt Certificates of any
Series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then current law, the applicable Trust will not be characterized for federal income tax purposes as a taxable mortgage pool or as an association (or publicly traded partnership)
taxable as a corporation.

          Possible Classification of the Transaction as a Partnership or as an
Association Taxable as a Corporation. The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the Internal
Revenue Service. It is possible that the Internal Revenue Service could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the assets held in the Trust Fund (or an interest therein) to the Debt
Certificateholders and that the proper classification of the legal relationship between the Unaffiliated Sellers, the Depositor, and some or all of the Debt
Certificateholders resulting from the transactions is that of a partnership
(including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Depositor currently does not intend to comply with the federal income tax reporting requirements that would apply if any Classes of Debt Certificates were treated as interests in a partnership or corporation.

          If a transaction were treated as creating a partnership between any of the Unaffiliated Sellers and/or the Depositor and the Debt Certificateholders,
the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a

                                       146

corporation); rather, the partners of such partnership, including the Debt
Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under
Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates. Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

          If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust Fund would be subject to federal income tax at corporate income tax rates on the income it derives from the mortgage assets it holds, which would reduce the amounts available for distribution to the Debt Certificateholders.
Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders.
Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

          Foreign Investors in Debt Certificates. As set forth above, it is expected that Federal Tax Counsel will advise the Depositor and/or the
Unaffiliated Sellers that the Debt Certificates will constitute indebtedness for federal income tax purposes. Accordingly, Foreign Persons (that is, persons which are not U.S. Persons, as defined in "REMICs--Taxation of Owners of
Residual Securities--Tax Related Restrictions on Transfer of Residual
Securities--Foreign Investors) that hold Debt Certificates generally will be taxed in the manner described in that section.

          If the Internal Revenue Service were to contend successfully that the
Debt Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust Fund that is allocable to a Foreign Person and such Foreign Person would be credited for his or her share of the withholding tax paid by the partnership. In such case, the Foreign Person generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

          Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the
United States by the Foreign Person, the Foreign Person would be subject to
United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income. See "Partnership Trust Funds and Disregarded Trust
Funds--Taxation of Owners of Partnership Certificates--Taxation of

                                       147

Certain Foreign Partnership Certificate Owners" for a general discussion of the consequences of an equity investment by a Foreign Person in an entity characterized as a partnership.

          If the Trust Fund were recharacterized as an association or publicly traded partnership taxable as a corporation, distribution to owners of Debt
Certificates that are Foreign Persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty. If such dividend were effectively connected with the Foreign Person's United States trade or business
(and, if necessary, the Foreign Person establishes that it is so effectively connected) the dividend would not be subject to withholding tax, but would be subject to United States federal income tax at regular federal income tax rates, and if the holder is a corporation, might be subject to a branch profits tax.

CONSEQUENCES FOR PARTICULAR INVESTORS

          The federal tax discussions above may not be applicable depending on a
Securityholder's particular tax situation. The Depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor
Trust Securities, Partnership Certificates, Debt Securities and Debt
Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

REPORTABLE TRANSACTIONS

          Pursuant to recently enacted legislation, a penalty in the amount of
$10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the
Code). The rules defining "reportable transactions" are complex and include, but are not limited to, transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                       STATE AND OTHER TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in
"Material Federal Income Tax Considerations," potential investors should consider the state and other tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Notes or Certificates, as applicable, offered under this prospectus.

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                              ERISA CONSIDERATIONS

GENERAL

          A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA")
in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv)
whether the investment is prudent, considering the nature of the investment.
Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

          In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of
Keogh plans not subject to ERISA but subject to Section 4975 of the Code, and any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets with persons having certain specified relationships to the Plan ("parties in interest" and
"disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the
Code unless an exemption applies. The Depositor, Credit Suisse First Boston, each Master Servicer or other Servicer, any Insurer, the Trustee, the Indenture
Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

          Plan Assets

          In 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations"), the
U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations
provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The
Certificates will be deemed an equity interest for purposes of the Plan Asset
Regulations, and the Depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result,
(i) a Plan may be deemed to have acquired an interest in the assets of the Trust
Fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust Fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

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          Prohibited Transaction Class Exemption 83-1

          The DOL has issued an administrative exemption, Prohibited Transaction
Class Exemption ("PTCE") 83-1 ("PTCE 83-1"), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a
Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i)
the Depositor and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) the principal balance of the largest covered pooled mortgage loan;
(ii) the Trustee may not be an affiliate of the Depositor; and (iii) the payments made to, and retained by, the Depositor in connection with the Trust
Fund, together with all funds inuring to its benefit for administering the Trust
Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund.
PTCE 83-1 exempts the initial sale of Certificates to and the continued holding by a Plan with respect to which the Depositor, the Insurer, the Master Servicer or other Servicer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

          PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Depositor, the Master Servicer, the
Insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of
Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the
Plan pays no more for the Certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Trustee, the Master Servicer and the
Insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the
Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in
PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any
Certificates on behalf of a Plan pursuant to PTCE 83-1.

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          Underwriter Exemption

          The DOL has granted to Credit Suisse First Boston an individual exemption, Prohibited Transaction Exemption ("PTE") 89-90, which was most recently amended and restated pursuant to PTE 2002-41 (the "Exemption") which is applicable to Certificates which meet its requirements whenever Credit Suisse
First Boston or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed
(generally non-revolving pools) of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans and participation interests therein and the purchase, sale and holding of
Certificates which represent beneficial ownership interests in the assets of such trusts.

          General Conditions of Exemption

          The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of
Certificates by Plans must be on terms that are at least as favorable to the
Plan as they would be in an arm's-length transaction with an unrelated party.
Second, the assets held by the Trust Fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below).
(Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans."). Third, unless the Certificates are issued in
"designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated. Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by
Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "Rating Agency").
Fifth, the Trustee and the Indenture Trustee generally cannot be affiliates of any member of the "Restricted Group", other than any underwriter. The Restricted
Group consists of any (i) underwriter as defined in the Exemption, (ii) the
Depositor, (iii) the Master Servicer, (iv) each Servicer, (v) the Insurer, (vi)
the counterparty of any "interest swap" (as described below) held as an asset of the Trust Fund, (vii) any Obligor with respect to loans constituting more than
5% of the aggregate unamortized principal balance of the loans held in the Trust
Fund as of the date of initial issuance of the Certificates and (viii) any of their respective affiliates. Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related Trust Fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any Servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests

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in such other investment pools must have been purchased by investors other than
Plans for at least one year prior to a Plan's acquisition of Certificates.
Finally, the investing Plan must be an accredited investor as defined in Rule
501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the
Certificates.

          Types of Trust Funds

          The Exemption has expanded the types of permitted Trust Funds to include owner-trusts, as well as grantor trusts, REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

          Designated Transactions

          In the case where the Certificates are backed by Trust Fund assets which are residential, home equity, manufactured housing or multi-family loans which are described and defined in the Exemption as designated transactions
("Designated Transactions"), the Exemption permits the Certificates issued by the Trust Fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that (a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by Securities of the same
Trust Fund; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the
Closing Date of the Designated Transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

          Insurance Company General Accounts

          In the event that Certificates do not meet the requirements of the
Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such
Certificates if they otherwise meet all of the other requirements of the
Exemption.

          In addition, the rating of a Certificate may change. If the rating of a Certificate declines below the lowest permitted rating, the Certificate will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when the Certificate had a permitted rating would not be required by the Exemption to dispose of it). Consequently, a Certificate may not be purchased or sold to a Plan in such circumstances other than to an insurance company general account pursuant to PTCE 95-60.

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          Permitted Assets

          The Exemption permits an interest-rate swap to be an asset of a Trust
Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the Trust
Fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement")
is a permitted Trust Fund asset if it: (a) is an "eligible swap;" (b) is with an
"eligible counterparty;" (c) relates to a Class of Certificates purchased by a
"qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or Depositor.

          An "eligible swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's
Cost of Funds Index (COFI)), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted
("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements or the prohibition against leveraging described above.

          An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the
Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable
Rating Agency.

          A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a
"qualified professional asset manager" ("QPAM") under PTCE 84-14 (see below),
(b) an "in-house asset manager" under PTCE 96-23 (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

          In "ratings dependent Swaps" (where the rating of a class of
Certificates is dependent on the terms and conditions of the Swap), the Swap
Agreement must provide that if the credit rating of the

                                       153

counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap
Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement
(at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the
Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

          "Non-ratings dependent Swaps" (those where the rating of the
Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap
Agreement in accordance with its terms.

          An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust
Fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS
Agreement has a notional principal amount and/or is written on an International
Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust Fund if it meets the following conditions: (a)
it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c)
it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the Trustee; (e)
it is entered into between the Trust Fund and an eligible counterparty and (f)
it has an Allowable Notional Amount.

          Pre-Funding Accounts

          The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption relating to pre-funding accounts. Generally, obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period which must end no later than the later of three months or 90 days after the closing date, instead of being required to be either identified or transferred on for before the closing date.

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          Revolving Pool Features

          The Exemption only covers Certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the Trust Fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly,
Certificates issued by Trust Funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, Securities which are Notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

          Limitations on Scope of the Exemption

          If the general conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by
Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the
Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the Obligor with respect to 5% or less of the fair market value of the Loans in the Trust Fund provided that: (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of
Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

          Under the Plan Asset Regulations, the assets of the Trust Fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the Trust Fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset
Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust Fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

                                       155

          The Exemption covers Notes as well as Certificates. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust
Fund and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Trust Fund.
However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes, certain restrictions are imposed on the Issuer's governing documents to ensure that its assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and certain legal opinions are provided. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "Limitations on Scope of the Exemption."

          In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to,
Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38
(regarding investments by bank collective investments funds), PTCE 84-14
(regarding transactions effected by "qualified professional asset managers"),
PTCE 95-60 (regarding investments by insurance company general accounts) and
PTCE 96-23 (regarding transactions effected by "in-house asset managers")
(collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

          EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING
CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED
SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE
EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF
A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD
BE SATISFIED.

          ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO
PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH
RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE
OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

          Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a)
of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any
Similar Law.

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                                LEGAL INVESTMENT

          The applicable prospectus supplement for a Series of Notes or
Certificates, as applicable, will specify whether a Class or Subclass of the
Notes or Certificates, as applicable, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The Class or
Subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for the entities.

          Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for the enactments, limiting to varying extents the ability of specific entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in Notes or Certificates, as applicable, qualifying as "mortgage related securities" only to the extent provided in the legislation.

          SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section
703.5(f)-(k), which prohibit federal credit unions from investing in particular mortgage related securities, including the securities of particular Series,
Classes or Subclasses of Notes or Certificates, as applicable, except under limited circumstances.

          All depository institutions considering an investment in the Notes or
Certificates, as applicable, should review the "Supervisory Policy Statement on
Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the
"Policy Statement") of the Federal Financial Institutions Examination Council.

          The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency,
the FDIC and the Office of Thrift Supervision and by the NCUA, with some modifications, prohibits depository institutions from investing in particular
"high-risk Mortgage Certificates", including the securities of particular
Series, Classes or Subclasses of the Notes or Certificates, as applicable, except under limited

                                       157

circumstances, and sets forth investment practices deemed to be unsuitable for regulated institutions.

          Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by the authorities before purchasing any Notes or
Certificates, as applicable, as some Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in some instances irrespective of SMMEA.

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Notes or Certificates, as applicable, issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

          Except as to the status of some of the Classes of Notes or
Certificates, as applicable, as "mortgage related securities," no representation is made as to the proper characterization of the Notes or Certificates, as applicable, for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Notes or Certificates, as applicable, under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes or Certificates, as applicable, may adversely affect the liquidity of the Notes or Certificates, as applicable.

          Investors should consult their own legal advisers in determining whether and to what extent the Notes or Certificates, as applicable, constitute legal investments for the investors.

                              PLAN OF DISTRIBUTION

          Each Series of Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston
LLC, an affiliate of the Depositor, or underwriting syndicates represented by
Credit Suisse First Boston LLC (the "Underwriters"). The prospectus supplement with respect to each Series of Notes or Certificates, as applicable, will set forth the terms of the offering of the Series or Class of Notes or Certificates, as applicable, and each Subclass within the Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to particular dealers, or the method by which the price at which the Underwriters will sell the Notes or
Certificates, as applicable, will be determined.

          As to any offering of Notes or Certificates, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of offered Notes or Certificates may be effected through one or more resecuritization transactions in accordance with
Rule 190(b).

                                       158

          Unless otherwise specified in the prospectus supplement, the
Underwriters will be obligated to purchase all of the Notes or Certificates, as applicable, of a Series described in the prospectus supplement with respect to the Series if any Notes or Certificates, as applicable, are purchased. The Notes or Certificates, as applicable, may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

          As to any offering of securities, in addition to the plan of distribution as described in the prospectus supplement and this prospectus, the distribution of any class of the Offered Certificates or Notes may be effected through one or more resecuritization transactions, in accordance with Rule
190(b) under the Securities Act.

          If so indicated in the prospectus supplement, the Depositor will authorize the Underwriters or other persons acting as the Depositor's agents to solicit offers by specific institutions to purchase the Notes or Certificates, as applicable, from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by the Depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered Notes or Certificates, as applicable, shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and other agents will not have any responsibility in respect of the validity or performance of the contracts.

          The Depositor may also sell the Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect the transactions by selling Notes or Certificates, as applicable, to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Notes or Certificates, as applicable, for whom they may act as agents.

          The place and time of delivery for each Series of Notes or
Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to the Series.

          If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the
Underwriters after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Notes or
Certificates, as applicable, in which the Underwriters act as principal. Sales will be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

          Some legal matters in connection with the Notes or Certificates, as applicable, offered by this prospectus, including material federal income tax consequences, will be passed upon for the Depositor and for the Underwriters by
McKee Nelson LLP, New York, New York, or other counsel specified in the related prospectus supplement.

                                       159

                              PROSPECTUS SUPPLEMENT

          The prospectus supplement with respect to each Series of Notes or
Certificates, as applicable, will, among other things, set forth with respect to the Series of Notes or Certificates, as applicable:

o    the identity of each Class or Subclass of Notes or Certificates, as applicable, within the Series;

o    the undivided interest, Percentage Interest, Stated Principal Balance, principal balance or notional amount of each Class or Subclass of Notes or
     Certificates, as applicable;

o    the Interest Rate borne, or manner in which interest is paid, if any, by each Class or Subclass of Notes or Certificates, as applicable, within the
     Series;

o    particular information concerning the Mortgage Loans, the Mortgage
     Certificates, the Contracts, if any, and the other assets comprising the
     Trust Fund for the Series;

o    the final Distribution Date of each Class or Subclass of Notes or
     Certificates, as applicable, within the Series;

o    the identity of each Class or Subclass of Compound Interest Notes or
     Certificates, as applicable, if any, within the Series;

o    the method used to calculate the amount to be distributed with respect to each Class or Subclass of Notes or Certificates, as applicable, within the
     Series;

o    the order of application of distributions to each of the Classes or
     Subclasses of Notes or Certificates, as applicable, within the Series, whether sequential, pro rata or otherwise;

o    the Distribution Dates with respect to the Series;

o    information with respect to the terms of the Residual Certificates or
     Subordinated Securities offered by this prospectus, if any, are offered;

o    information with respect to the method of credit support, if any, with respect to the Series; and

o    additional information with respect to the plan of distribution of the
     Series of Certificates.

                             ADDITIONAL INFORMATION

          This prospectus contains, and the prospectus supplement for each
Series of Notes or Certificates, as applicable, will contain, a summary of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but neither contains nor will contain all of the information set forth in the Registration Statement of which this prospectus and the related prospectus supplement is a part. For further information, reference is made to the Registration Statement and the exhibits to the Registration
Statement which the Depositor has filed with the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended.
Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by the reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the

                                       160

Commission can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, and
at the Regional Offices of the Commission at 175 West Jackson Boulevard, Suite
900, Chicago, Illinois 60664 and 3 World Financial Center, Room 4300, New York,
New York 10281. Copies of this information can be obtained from the Public
Reference Section of the Commission at 100 F Street, N.E., Washington, D.C.
20549, at prescribed rates.

          The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is
(http://www.sec.gov).

          Copies of the Pooling and Servicing Agreement or of the Trust
Agreement, Indenture and Sale and Servicing Agreement pursuant to which a Series of Notes or Certificates, as applicable, is issued, as applicable, will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to: Treasurer,
Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York
10010, (800) 221-1037.

          Annual reports of assessment of compliance with the AB Servicing
Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related Notes or Certificates upon request, free of charge. See "Description of the Securities--Evidence as to Compliance".

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust
Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Notes or Certificates, as applicable, offered by this prospectus, from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more Classes or Subclasses of Notes or Certificates, as applicable, upon request, a copy of any or all the documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the Classes of the Notes or Certificates, as applicable, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests to the
Depositor should be directed to: Asset Backed Securities Corporation, Eleven
Madison Avenue, New York, New York 10010, (800) 221-1037.

          IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATIONS, THIS
PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT WILL ALSO BE USED BY THE
UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND
SALES RELATED TO MARKET-MAKING

                                       161

TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS
PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF
SALE.

                                       162

                                 INDEX OF TERMS

10-percent shareholder.......................................................139
110% yield rule..............................................................127
1986 Act.....................................................................119
1997 Act.....................................................................146
AB Servicing Criteria.........................................................68
Accrual Distribution Amount...................................................40
Advances......................................................................59
Agreement.................................................................16, 35
Allowable Interest Rate......................................................165
Allowable Notional Amount....................................................165
Amortization Period...........................................................57
Appraised Value...............................................................25
Approved Sale.................................................................95
APRs..........................................................................22
ARM Loans.....................................................................12
Asset Value...................................................................37
back-loaded..................................................................122
banking organization..........................................................77
Buy-Down Fund.................................................................13
Buy-Down Loans................................................................13
capital asset................................................................124
capital assets...............................................................146
Certificate Account...........................................................50
Certificate Distribution Account..............................................51
Certificate Principal Balance.................................................33
Certificate Register..........................................................41
Certificateholders............................................................16
Certificates...................................................................8
chattel paper................................................................107
CI............................................................................78
Class..........................................................................8
Cleanup Costs................................................................107
clearing agency...............................................................78
clearing corporation..........................................................78
Clearstream, Luxembourg.......................................................78
Clearstream, Luxembourg Participants..........................................79
Closed Loans..................................................................17
Closed-End Loans..............................................................10
Code.........................................................................112
Coinsurance...................................................................92
Collection Account............................................................50
Commercially Reasonable......................................................103
Commission...................................................................172
contingent interest..........................................................122
Contract Loan-to-Value Ratio..................................................25

                                       163

Contract Pool.................................................................22
Contract Schedule.............................................................44
Contracts.....................................................................22
conversion transaction.......................................................136
Converted Mortgage Loan.......................................................13
Cooperative...................................................................10
Cooperative Dwelling..........................................................10
Cooperative Housing Corporation..............................................101
Cooperative Loans.............................................................10
CSSF..........................................................................79
Custodial Account.............................................................51
Custodial Agreement...........................................................23
Custodian.....................................................................23
Cut-off Date...................................................................8
DBC...........................................................................79
Debt Certificateholders......................................................156
Debt Certificates............................................................156
Debt Securities..............................................................113
Defective Obligation.........................................................115
Deferred Interest.............................................................12
Deficiency Event..............................................................71
Deleted Contract..............................................................24
Deleted Mortgage Certificates.................................................42
Deleted Mortgage Loans........................................................43
Deleted Warehouse Loan........................................................26
Depositor.....................................................................27
Designated Transactions......................................................164
Determination Date............................................................55
Discount Securities...........................................................34
Disqualified Organization....................................................132
disqualified persons.........................................................160
Distribution Date.............................................................38
DLJMC.........................................................................29
DOL..........................................................................161
domestic building and loan association.......................................142
Due Date......................................................................11
Due Period....................................................................40
due-on-sale..................................................................105
effectively connected earnings and profits...................................147
Eligible Corporation.........................................................134
eligible counterparty...................................................164, 165
Eligible Investment...........................................................47
eligible swap................................................................165
eligible yield supplement agreement..........................................166
ERISA........................................................................160
Escrow Account................................................................60

                                       164

evidences of indebtedness....................................................146
excess inclusion.............................................................131
Exchange Act..................................................................28
Excluded Plan................................................................167
Exemption....................................................................162
EYS Agreement................................................................166
Federal Tax Counsel..........................................................112
FHA...........................................................................14
FHA Experience................................................................30
FHA Loans.....................................................................11
FHLMC.........................................................................17
Fixture Filing...............................................................108
FNMA..........................................................................17
front-loaded.................................................................122
Garn-St Germain Act..........................................................105
Government securities........................................................149
GPM Fund......................................................................13
GPM Loans.....................................................................13
Grantor Trust Fund...........................................................112
Grantor Trust Fund Stripped Bond.............................................144
Grantor Trust Fund Stripped Coupon...........................................144
Grantor Trust Securities.....................................................112
Grantor Trust Securityholders................................................140
holder.......................................................................113
Holder-in-Due-Course.........................................................111
Home Equity Loans.............................................................10
Indenture......................................................................8
Indenture Trustee..............................................................8
Indirect Participants.........................................................78
inducement fees..............................................................129
Initial Deposit...............................................................82
Insurance Proceeds............................................................52
Insured.......................................................................63
Interest Distribution.........................................................38
Interest Rate.................................................................33
Interest Weighted Class.......................................................33
Interest Weighted Subclass....................................................33
Investor-Based Exemptions....................................................168
Issuer.........................................................................8
L/C Bank......................................................................80
L/C Percentage................................................................80
Letter of Credit...............................................................9
Leveraged....................................................................165
Limited Documentation.........................................................19
Liquidating Loan..............................................................81
Liquidation Proceeds..........................................................52

                                       165

loans........................................................................163
Loss..........................................................................88
Manufactured Home.............................................................22
market discount..............................................................123
Mortgage Certificates.....................................................10, 22
Mortgage Loans...........................................................10, 113
Mortgage Notes................................................................11
Mortgage Pool................................................................161
mortgage pool pass-through certificate.......................................161 mortgage pool pass-through certificates......................................161
Mortgage Pools.................................................................9
Mortgage Rates................................................................12
Mortgage Related Securities..................................................169
Mortgage Related Security....................................................169
Mortgagor.....................................................................11
Mortgagor Bankruptcy Bond......................................................9
Multi-Class Securities........................................................33
Multifamily Property..........................................................10
New CI........................................................................79
noneconomic residual interest................................................133
Non-ratings dependent Swaps..................................................166
Non-U.S. Person..............................................................139
Non-United States Owner......................................................155
Note Distribution Account.....................................................51
Note Register.................................................................41
Noteholders...................................................................16
Notes..........................................................................8
objective rate...............................................................122
obligation...................................................................143
Obligor.......................................................................32
OID Regulations..............................................................113
Original Value................................................................12
Originator....................................................................18
Participants..................................................................77
parties in interest..........................................................160
Partnership Certificate Owners...............................................149
Partnership Certificates.....................................................113
Partnership Trust Fund.......................................................113
Pass-Through Entity.....................................................132, 133
Payment Deficiencies..........................................................82
Peaceful.....................................................................110
Percentage Interest.........................................................8, 9

                                       166

Policy Statement.............................................................169
Pool Insurance Policy..........................................................9
Pool Insurer..................................................................63
Pooling and Servicing Agreement............................................8, 35
Pre-Funded Amount.............................................................47
Pre-Funding Account...........................................................47
Pre-Funding Period............................................................47
Premium Securities............................................................34
Prepayment Assumption........................................................120
Primary Insurer...............................................................53
Primary Mortgage Insurance Policy.............................................63
Primary Mortgage Insurer......................................................63
Principal Distribution........................................................38
Principal Prepayments.........................................................34
Principal Weighted Class......................................................33
Principal Weighted Subclass...................................................33
prohibited transactions......................................................160
Prudent Investor.............................................................170
PTCE.........................................................................161
PTCE 83-1....................................................................161
PTE..........................................................................162
Purchase Price................................................................46
QPAM.........................................................................165
qualified floating rates.....................................................122
qualified inverse floating rate..............................................122
Qualified Liquidation.........................................................77
qualified mortgages..........................................................143
qualified plan investor.................................................164, 165
Rating Agency............................................................10, 163
ratings dependent Swaps......................................................165
real estate assets...........................................................142
real estate mortgages........................................................113
Record Date...................................................................38
Reference Agreement...........................................................34
registered form..............................................................140
Regular Interests.............................................................36
Regular Securities...........................................................114
Regular Securityholder.......................................................118
REMIC........................................................................112
REMIC Pool...................................................................113
REMIC Provisions.............................................................112
REMIC qualified floating rate................................................118
REMIC Regulations............................................................113
REMIC Securities.............................................................112
reportable transaction.......................................................160
Required Distribution.........................................................85

                                       167

Required Reserve..............................................................82
Reserve Fund...................................................................9
Residual Certificates.........................................................33
Residual Holders.............................................................127
Residual Interest.............................................................36
Residual Securities..........................................................114
Restricted Group.............................................................163
Revolving Credit Line Loans...................................................10
Revolving Period..............................................................57
Rules.........................................................................78
Sale and Servicing Agreement...................................................8
Securities.....................................................................8
Securities Act................................................................37
Security Guarantee Insurance...................................................9
Security Owners...............................................................77
Securityholders...............................................................16
Self-Help....................................................................110
Senior Certificates..........................................................144
Senior Class Percentage......................................................144
Senior Notes...................................................................9
Senior Prepayment Percentage..................................................83
Senior Securities..............................................................9
Series.........................................................................8
Servicemen's Readjustment Act.................................................14
Servicer......................................................................16
Servicing Account.............................................................51
Servicing Agreement...........................................................16
Shortfall Amount.............................................................145
Similar Law..................................................................168
Single Family Property........................................................10
SMMEA........................................................................169
SPA...........................................................................30
Special Distributions.........................................................57
Special Hazard Insurance Policy................................................9
Sponsor.......................................................................29
Standard Hazard Insurance Policy..............................................61
Standard Terms................................................................34
Startup Day..................................................................114
Stated Principal Balance......................................................33
Stated Principal Distribution Amount..........................................40
Stripped Certificates........................................................143
stripped coupons.............................................................144
Subclass.......................................................................8
Subordinate Certificates..................................................9, 144
Subordinate Class Percentage.................................................144
Subordinate Notes..............................................................9

                                       168

Subordinate Securities.........................................................9
Subordinated Amount............................................................9
Subordinated Class.............................................................9
Subordinated Pool.............................................................82
Subordinated Subclass..........................................................9
Substitute Contract...........................................................24
Substitute Mortgage Certificates..............................................42
Substitute Mortgage Loans.....................................................43
Substitute Warehouse Loan.....................................................26
Super-Premium................................................................120
Swap.........................................................................164
Swap Agreement...............................................................164
tax matters person...........................................................138
Taxable Mortgage Pools.......................................................113
tenant-stockholder...........................................................101
Tiered REMICs................................................................117
Title V......................................................................111
Trust..........................................................................8
Trust Agreement................................................................8
Trust Assets..................................................................22
Trust Fund.....................................................................8
Trustee........................................................................8
U.S.  Person.................................................................135
UCC......................................................................78, 103
Unaffiliated Sellers..........................................................17
Underwriters.................................................................170
VA............................................................................11
VA Loans......................................................................11
Voidable Preference...........................................................87
Warehouse Loan Pool...........................................................25
Warehouse Loans...............................................................25
Warranty and Servicing Agreement..............................................35

                                       169

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                                  $869,914,000

                                 (APPROXIMATE)

                           DLJ MORTGAGE CAPITAL, INC.
                               Sponsor and Seller

                      ASSET BACKED SECURITIES CORPORATION
                                   Depositor

                        OPTION ONE MORTGAGE CORPORATION
                            Originator and Servicer

                      ASSET BACKED SECURITIES CORPORATION
                  HOME EQUITY LOAN TRUST, SERIES OOMC 2006-HE5
                                 Issuing Entity

          ASSET BACKED PASS-THROUGH CERTIFICATES, SERIES OOMC 2006-HE5

                             ---------------------
                             PROSPECTUS SUPPLEMENT

                             ---------------------
                                 CREDIT SUISSE

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